As filed with the Securities and Exchange Commission on September 15, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FDCTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	81-1265459
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Ground Floor, 10A Eleftheriou Venizelou Str.

3035 Limassol, Cyprus

(877) 445-6047

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mitchell M. Eaglstein

Chief Executive Officer

Ground Floor, 10A Eleftheriou Venizelou Str.

3035 Limassol, Cyprus

(877) 445-6047

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William B. Barnett, Esq.
Barnett & Linn
60 Kavenish Drive
Rancho Mirage, CA 92270
(442) 274-7571

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 15, 2026

2,500,000 Shares

Common Stock

FDCTech, Inc.

This prospectus relates to the resale, from time to time, of up to 2,500,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of FDCTech, Inc. by the selling shareholders identified under “Selling Shareholders.” The shares were issued by us in August 2026 to two consultants as compensation for consulting services rendered to the Company. We are not selling any shares of Common Stock under this prospectus, this offering does not involve the sale of any securities by us, and we will not receive any proceeds from the sale of shares by the selling shareholders. No underwriter or other person has been engaged by us to facilitate the sale of the shares, and this offering is not being made on a firm commitment or best efforts underwritten basis.

The selling shareholders may sell or otherwise dispose of the shares covered by this prospectus from time to time in one or more transactions at prevailing market prices, at prices related to prevailing market prices, at negotiated prices or at fixed prices. The selling shareholders will bear all brokerage commissions, discounts, concessions and similar selling expenses attributable to their sale of shares. We will bear the expenses of registering the shares. See “Plan of Distribution.”

All prices in this prospectus, give effect to a reverse stock split, effective July 10, 2026, on the basis of one share of the Company’s Common Stock for every 100 issued and outstanding shares of the Company’s Common Stock (the “Reverse Stock Split”). All share and per share information in this prospectus is presented after giving effect to the Reverse Stock Split retrospectively for all periods presented, unless otherwise stated or the context otherwise requires.

Our Common Stock is currently traded on the OTCID Basic Market under the symbol “FDCT”. On September 14, 2026, the last reported sale price of our Common Stock was $0.15 per share. The shares covered by this prospectus are not being listed on any national securities exchange. We may apply to list our Common Stock on any national securities exchange as per the discretion of the Board.

We are a “smaller reporting company” as defined in the federal securities laws and, accordingly, we may elect to comply with certain reduced public company reporting requirements for this prospectus and future filings. We ceased to qualify as an “emerging growth company” on December 31, 2022. See “Prospectus Summary – Implications of Being a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 18. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2026

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information other than that contained in this prospectus, and we do not take responsibility for any other information others may give you. We are offering to sell, and seeking offers to buy, common stock only in jurisdictions where such offers and sales are permitted.

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About this Prospectus

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you and which we have filed with the U.S. Securities and Exchange Commission (the “SEC”). We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus is an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Market and Industry Data

This prospectus contains estimates and other statistical data made by independent parties relating to our industry and the markets in which we operate, including estimates and statistical data about our market position, market opportunity, and other industry data. These data, to the extent they contain estimates or projections, involve a number of assumptions and limitations and are inherently imprecise, and you are cautioned not to give undue weight to such estimates or projections. Based on our industry experience, we believe that such data is reliable, the conclusions contained in the publications and reports are reasonable and the third-party information included in this prospectus and in our estimates is accurate and complete.

For investors outside the United States:

We have not done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside the United States.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Prospectus contains forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this Form S-1, including statements regarding future events, our future financial performance, business strategy, and plans and objectives for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the risks outlined under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to our ability to continue to generate cash from operations or obtain new investment, or elsewhere in this prospectus or discussed in our audited consolidated financial statements for the years ended December 31, 2025 and 2024, which may cause our or our industry’s actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time, and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and the related notes appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Common Stock discussed under “Risk Factors,” “Business,” and information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before deciding whether to buy the Common Stock.

All share and per share information in this prospectus are presented after giving effect to the Reverse Stock Split, effective July 10, 2026, on the basis of one share of the Company’s Common Stock for every 100 issued and outstanding shares of the Company’s Common Stock retrospectively for all periods presented, unless otherwise stated or the context otherwise requires.

Company Overview

FDCTech, Inc. (“FDCTech,” “Company,” “we,” “us,” or “our”) is a financial technology company specializing in developing and delivering innovative software solutions and business services to the over-the-counter (OTC) brokerage and financial services industries. The Company provides a range of proprietary and third-party technology solutions, including its flagship Condor Trading Technology, which supports multi-asset trading, risk management, and pricing for forex, equities, commodities, and digital assets. FDCTech is a U.S.-based, fully reporting public company and currently trades under the symbol OTC: FDCT.

Founded in January 2016 as a back-office technology solution provider, FDCTech has transformed into a diversified global fintech platform through strategic acquisitions. Our growth trajectory includes the acquisitions of AD Advisory Services Pty Ltd. (2021), Crestmark Trading Ltd. (formerly Alchemy Markets Ltd.) (2022-2023), Alchemy Prime Limited (2023), and, most recently, Alchemy International Ltd. (2025), expanding our global footprint across Australia, Malta, the United Kingdom, Cyprus, Seychelles, and Mauritius.

FDCTech, Inc. is the parent holding company with the following wholly-owned and majority-owned subsidiaries:

Subsidiary	Ownership	Jurisdiction	Primary Business	Markets	Technology
AD Advisory Services Pty Ltd. (ADS)	51.00%	Australia	Wealth Management	Australia	Third-party software

Crestmark Trading Ltd. (Crestmark)	100.00%	Malta	FX, CFDs, Stocks, Bonds	Europe (excl the United Kingdom)	Condor Trading & Third-party

Alchemy Prime Ltd. (APL)	100.00%	United Kingdom	FX, CFDs	United Kingdom	Condor Trading & Third-party

T.I.C.G. Integrated Solutions Ltd. (formerly Alchemytech Ltd.) (TICG)	100.00%	Cyprus	Technology Services	Europe	Condor Trading

Alchemy International Ltd. (AIL)	99.90%	Seychelles	FX, CFDs	Asia	Condor Trading & Third-party

XOALA (XOA)	100.00%	Mauritius	Payment Intermediary Services	Asia	Third-party

Prime Intermarket Group Eurasia (PIG)	100.00%	Mauritius	FX, CFDs	Asia	Condor Trading & Third-party

Alchemy Markets (Cayman) Ltd. (Crestmark, Cayman)	100.00%	Cayman Islands	Securities Investment Business	International	Condor Trading & Third-party

Xoala AP Cyprus Ltd. (XOA, Cyprus, held through XOALA)	100.00%	Cyprus	Payment Solutions	Europe	Third-party

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Our Business Segments

We operate through four complementary business segments:

Margin Brokerage: Through Crestmark Trading Ltd. (Malta, MFSA-regulated), Alchemy Prime Limited (UK, FCA-regulated), and Alchemy International Ltd. (Seychelles, FSA-regulated), we provide multi-asset trading services in forex, CFDs, equities, commodities, and digital assets to retail and institutional clients globally.

Wealth Management: Through AD Advisory Services Pty Ltd. (Australia, ASIC-regulated), we operate a wealth management business with 26 financial advisors managing and advising over $770 million in client assets under the aegis of our license, where we provide licensing solutions and financial planning services to these financial advisors.

Technology and Software Development: Through FDCTech and Alchemytech Ltd. (Cyprus), we develop and license our proprietary Condor Trading Technology suite, including the Condor Pro Multi-Asset Trading Platform and Condor Risk Management back-office system.

Payment Intermediary Services: Through XOALA (Mauritius, FSC-licensed), we are developing a payment gateway, merchant acquiring, and cross-border payment capabilities to complement our brokerage and wealth management operations. This segment is in the early stages of development.

For a more detailed description of our business, subsidiaries, industry, and market opportunity, competition, and business strategy, see “Business” beginning on page 43.

Industry and Market Opportunity

We operate at the intersection of several large and growing global markets: (i) foreign exchange (“FX”), contracts for difference (“CFDs”) and multi-asset online trading; (ii) wealth management and financial advisory services; (iii) trading technology and infrastructure; and (iv) digital payments and cross-border transaction services. Through our subsidiaries, we provide margin brokerage services in Europe, the United Kingdom, Seychelles, and Mauritius; wealth management services in Australia; proprietary trading technology and connectivity; and, through XOALA, we are building a regulated payment intermediary platform in Mauritius.

Global FX, CFD, and Online Trading Markets

The FX market is one of the largest and most liquid financial markets in the world. According to the Bank for International Settlements (“BIS”) 2025 triennial survey, average daily turnover in global FX markets reached approximately $9.6 trillion in April 2025, an increase of about 28% compared to April 2022(1). The BIS notes that its survey is the primary global source on the size and structure of OTC FX markets. This growth reflects the continued globalization of trade and capital flows, the increased use of electronic trading platforms, and rising participation from both institutional and retail traders.

Parallel to growth in underlying FX and derivatives volumes, the online trading platform market has expanded as investors migrate from traditional channels to mobile- and cloud-based brokerage solutions. Industry research from Grand View Research estimates that the global online trading platform market was approximately $9.6 billion in 2023 and is expected to reach $15.6 billion by 2030, representing a compound annual growth rate (“CAGR”) of approximately 7.3% from 2024 to 2030(2). Other industry analysts similarly forecast mid-single- to high-single-digit CAGRs(3) for online trading platforms over the next decade, driven by broader retail participation, declining trading fees, and increased product breadth, including derivatives and digital assets.

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Within this broader online trading segment, CFD brokers represent a sizeable niche. DataIntelo(4) estimates that the global CFD broker market generated approximately $12.5 billion of revenue in 2023 and could reach $22.4 billion by 2032, implying a CAGR of approximately 6.7%. Industry publications note that publicly traded CFD and leveraged trading brokers such as IG Group, Plus500, CMC Markets, and XTB have reported robust revenue trends supported by strong client trading activity and increased active accounts.

We believe our margin brokerage businesses—Crestmark Trading Ltd. (“Crestmark”) in Malta, Alchemy Prime Ltd. (“APL”) in the United Kingdom, and Alchemy International Ltd. (“AIL”) in Seychelles—are positioned to participate in these trends by offering leveraged FX, CFD and multi-asset trading solutions to retail and institutional clients across the European Union, the United Kingdom, selected offshore jurisdictions and other international markets. As regulatory reforms such as MiFID II in Europe and leverage caps in major markets have raised barriers to entry and increased compliance costs, we expect competitive differentiation to continue to shift toward technology, execution quality, and regulatory credibility, rather than purely marketing-led client acquisition.

Wealth Management and Financial Advisory Services

Our Australian subsidiary, AD Advisory Services Pty Ltd. (“ADS”), operates in the wealth management and financial advisory market, providing licensing solutions and financial planning services to a network of financial advisers and accountants, with more than $770 million in client assets under advice as of June 30, 2026.

The global asset and wealth management industry is significant and growing. A 2025 report by PwC projects that global assets under management could increase from approximately $139 trillion in 2024 to about $200 trillion by 2030(5), with wealth management for affluent individuals highlighted as a major growth area. Structural trends such as aging populations, the shift from defined-benefit to defined-contribution retirement systems, and increasing household participation in capital markets are driving demand for professional financial advice and administration.

Within Australia, superannuation (retirement) assets and self-managed superannuation funds have created a large addressable base for licensed advisers, tax professionals, and integrated financial planning practices. ADS competes in this environment as a mid-sized licensee and adviser network and, we believe, benefits from the broader trend toward outsourcing compliance, technology, and practice management functions by independent advisers seeking scale and regulatory support.

Trading Technology and Multi-Asset Infrastructure

FDCT began as a technology company and continues to invest in proprietary trading infrastructure, particularly our Condor Pro Multi-Asset Trading Platform, Condor Risk Management back office, and related pricing and connectivity tools. We license these systems to third-party brokers and financial institutions and also use them to power our own brokerage operations.

Industry analysts estimate that the digital banking platform market was approximately $20.8 billion in 2021 and may grow to approximately $107.1 billion by 2030, at a projected CAGR of roughly 20.5%(6). The broader digital banking market — including platforms and services — is expected to grow from about $35.3 billion in 2024 to $79.4 billion by 2030, a CAGR of approximately 14.5%(7). In parallel, the global AI trading platform market is forecast to grow from approximately $11.2 billion in 2024 to $33.5 billion by 2030, reflecting a CAGR of about 20% as firms deploy AI for execution, analytics, and risk management(8).

We believe the same forces that are driving banks and large brokerages to refresh their digital platforms—cloud migration, open-API architectures, real-time risk and regulatory reporting, and the need to support multiple asset classes and geographies—also create demand for modular trading technology such as ours. Our platform is designed to support FX, CFDs, equities, commodities, and other products, integrate with third-party customer relationship management (“CRM”) and banking systems, and meet regulatory requirements in multiple jurisdictions.

Digital Payments and Cross-Border Transactions

Through XOALA, we intend to build a payment intermediary services business that provides payment gateway, merchant acquiring, cross-border remittance, and card processing capabilities. The Financial Services Commission of Mauritius has granted XOALA a Payment Intermediary Services license.

The global cross-border payments market is sizeable and expanding. Grand View Research estimates that the cross-border payments market generated approximately $212.6 billion in revenue in 2024 and could reach $320.7 billion by 2030, representing a projected CAGR of approximately 7.1% over the period(9). Juniper Research projects that global cross-border business-to-business (“B2B”) payment transactions will increase from about 16.3 billion in 2025 to 18.3 billion in 2030, driven by globalization and new payment technologies, including digital wallets and stablecoins(10).

At the same time, the overall payments landscape is undergoing digital transformation. J.P. Morgan has estimated that global payments flows could reach approximately $290 trillion by 2030, supported by e-commerce, real-time payment systems, and open banking initiatives(11). Within this ecosystem, providers such as PayPal, Wise, Western Union, Visa, and Mastercard are identified as major players in cross-border payments, leveraging global networks and multi-currency capabilities(12).

We intend for XOALA to complement our brokerage and wealth management businesses by facilitating faster and more efficient client funding, withdrawals, and partner settlements, particularly in emerging markets where traditional banking access remains limited. There can be no assurance that we will successfully commercialize these services or capture a meaningful share of the cross-border payments market.

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Summary of Market Opportunity

Across these segments, our addressable markets are characterized by (i) large notional trading volumes in FX and CFDs, (ii) multi-billion-dollar annual revenues in online trading platforms, CFD brokerage, and digital banking technologies, (iii) trillions of dollars of assets under management in global wealth and retirement systems, and (iv) a growing cross-border payments market. We believe that our combination of regulated brokerage entities, proprietary technology, and emerging payments capabilities positions us to participate in these trends. However, our ability to grow within these markets is subject to significant risks and uncertainties, including intense competition, evolving regulation, cyclicality in trading volumes and capital markets, and our ability to raise capital and execute our strategy. See “Risk Factors—Risks Related to Our Business and Industry.”

(1)	“Triennial Central Bank Survey of Foreign Exchange and OTC Derivatives Markets”, Bank for International Settlements, April 2025
(2)	“Online Trading Platform Market Size & Share Report, 2030”, Grand View Research, January 2024
(3)	“Online Trading Platform Market Forecast & Analysis 2025-2030”, Next Move Strategy Consulting, March 2025
(4)	“Online Forex Trading Platform Market Report”, Dataintelo, September 2025
(5)	“The profitability paradox”, PwC, November 2025
(6)	“Foreign Exchange Market Size, Competitors & Forecast to 2033”, Grand View Research, March 2025
(7)	“Online Trading Platform Market Size Report”, Market Research Future, April 2023
(8)	“Digital Banking Market Size & Share Analysis Report, 2030”, Grand View Research, April 2025
(9)	“Online Trading Platform Market Size Report”, Yahoo Finance, July 2025
(10)	“Digital Wallets Market Report: Growth, Trends”, Juniper Research, July 2025
(11)	“Global E-Commerce Trends Report”, J.P. Morgan, August 2024
(12)	“Wealth Management Platform Market Size Report, 2030”, Grand View Research, July 2025

Competition

We operate in highly competitive markets across each of our business segments. Our ability to compete successfully depends on a number of factors, including our technology, regulatory capabilities, pricing, customer service, and brand recognition.

Margin Brokerage

Our margin brokerage subsidiaries—Crestmark Trading Ltd. (Malta), Alchemy Prime Limited (UK), and Alchemy International Ltd. (Seychelles)—compete in the global retail and institutional FX, CFD, and multi-asset trading markets. Competitors include:

● large global retail brokers and market makers such as IG Group, CMC Markets, Plus500, OANDA, and Saxo Bank, which have established brands, significant customer bases, and substantial financial resources;

● regional and offshore CFD and FX brokers operating in European, Asian, and emerging markets, many of which compete aggressively on spreads, leverage, and promotional incentives; and

● institutional prime-of-prime brokers and liquidity providers that serve professional traders, hedge funds, and smaller brokerages.

Competition in margin brokerage is driven by trading costs (spreads and commissions), execution quality and speed, range of tradable instruments, platform functionality and reliability, regulatory reputation and fund safety, customer service, and marketing reach. Many of our competitors have greater financial resources, broader product offerings, and more established brand recognition than we do.

Customers choose among FX/CFDs providers based on technology features (multi-asset support, latency, reliability, and risk tools), integration with CRM, compliance and banking systems, security and regulatory reporting capabilities, pricing and commercial terms, and quality of implementation and ongoing support. Our Condor Pro Multi-Asset Trading Platform and related technologies are designed to be regulatory-compliant, multi-jurisdictional, and modular, and we believe this approach allows us to address the needs of both our own brokerage operations and external B2B clients. Nevertheless, we compete against larger and better-capitalized technology providers with broader client bases and more extensive research and development resources.

Wealth Management

Our Australian subsidiary, AD Advisory Services Pty Ltd. (ADS), competes in the Australian wealth management and financial advisory market. Competitors include:

● large institutional wealth managers and dealer groups such as AMP, IOOF, and Insignia Financial, which operate extensive adviser networks and have significant assets under advice;

● mid-sized licensees and adviser networks, including self-licensed practices and boutique dealer groups that compete for advisers and clients; and

● emerging digital wealth platforms and robo-advisors that offer lower-cost, technology-driven financial planning solutions.

Competition in wealth management is driven by the quality and breadth of financial planning services, fee structures, compliance and regulatory support for advisers, technology platforms, investment product offerings, and brand trust. ADS competes as a mid-sized licensee and adviser network, and we believe it benefits from the broader trend toward outsourced compliance and licensing solutions following regulatory reforms in Australia.

Technology and Software Development

Through FDCTech and Alchemytech Ltd. (TICG), we license our proprietary Condor Trading Technology suite to brokerages and financial institutions. Competitors include:

● established trading platform providers such as MetaQuotes (MetaTrader 4/5), Spotware (cTrader), and Devexperts (DXtrade), which dominate the retail FX and CFD platform market globally;

● enterprise trading technology vendors serving institutional clients, including Trading Technologies, FlexTrade, and Refinitiv, which offer sophisticated multi-asset trading and risk management solutions; and

● emerging fintech companies and white-label solution providers offering modular, cloud-based trading infrastructure and back-office systems.

Customers choose among these providers based on technology features (multi-asset support, latency, reliability, and risk tools), integration with CRM, compliance and banking systems, security and regulatory reporting capabilities, pricing and commercial terms, and quality of implementation and ongoing support. Our Condor Pro Multi-Asset Trading Platform competes as a newer entrant, and we seek to differentiate through customization, vertical integration with our brokerage operations, and flexible licensing arrangements.

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Payments and Payment Intermediary Services

Once commercialized, XOALA will operate in the competitive payments and cross-border remittance market. Competitors include:

●	global payment networks, digital wallets, and remittance providers such as PayPal, Wise, Western Union, MoneyGram, Visa, Mastercard, and others, which industry research identifies as major players in cross-border payments(13);

●	regional payment processors, merchant acquirers, and gateway providers that serve e-commerce, retail, and small-business customers in key markets; and

●	emerging fintech and blockchain-based payment solutions that aim to reduce friction and cost in cross-border transactions.

Competition in payments is driven by transaction pricing and foreign exchange spreads, speed and reliability of settlement, geographic coverage and currency pairs supported, quality of technology and integration (including APIs and SDKs), user experience, fraud prevention and compliance capabilities, and brand trust. As a new market entrant, we expect XOALA to face significant competitive and regulatory challenges. There can be no assurance that we will be able to acquire and retain merchants and partners on attractive terms or achieve profitable scale in this segment.

(13)	“Cross-Border Payments Market Size & Share Report, 2030”, Grand View Research, July 2025

Business Strategy

Our strategy is to build an integrated, technology-driven financial services platform that solves the structural barriers faced by (i) existing FX/CFD and multi-asset brokerages and (ii) entrepreneurs who seek to launch new brokerage or proprietary trading businesses, while also improving outcomes for end-traders.

Solving Structural Problems for Existing Brokerages and New Entrants

We believe the current market structure is unfavorable to both average traders and smaller or emerging brokerages. The “current system” often features: (i) fragmented infrastructure from multiple vendors; (ii) slow and expensive client funding; (iii) opaque pricing and execution; (iv) high fixed costs and regulatory complexity; and (v) concerns around the safety of client assets and regulatory oversight. Entrepreneurs often never launch, and small brokerages rarely scale, due to the high cost of entry, technology barriers, liquidity and counterparty risks, and uncertainty about regulatory and banking relationships.

Our business strategy is to address these pain points by offering a full-stack solution that combines:

●	proprietary multi-asset trading technology;

●	regulated brokerage and wealth management licenses in key jurisdictions;

●	institutional liquidity and dealing capabilities; and

●	emerging digital payment and funding rails.

We seek to provide both existing brokerages and new entrants with a “plug-and-play” way to access technology, licensing, and liquidity that historically were available only to large institutions.

1. Deliver a Plug-and-Play Brokerage Stack for Entrepreneurs and New Firms

A core pillar of our strategy is to lower the cost, complexity, and time-to-market for entrepreneurs who want to start an FX/CFD brokerage, prime-of-prime broker, or proprietary trading firm.

Through FDCTech and our technology subsidiary, Alchemytech Ltd. (“TICG”), we offer turnkey solutions such as Start-Your-Own Brokerage (“SYOB”), Start-Your-Own Prime Brokerage (“SYOPB”), and FX/OTC liquidity solutions. These turnkey offerings are built around our proprietary Condor suite, including:

Condor Pro Multi-Asset Trading Platform, supporting FX, CFDs, equities, commodities, and digital assets across desktop, web, and mobile;

Condor Risk Management Back Office, providing dealing desk tools, risk analytics, margin calls, alerts, and exposure monitoring; and

Condor Back Office APIs to integrate third-party CRM and banking systems.

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We intend to position this stack as a “plug-and-play brokerage” for new entrants: entrepreneurs can leverage our technology, connectivity, and, where appropriate, our group’s regulated entities, rather than assembling their own technology, liquidity, compliance, and operational capabilities from scratch. Our goals for this segment include:

●	reducing the upfront capital expenditures and implementation risk for launching a brokerage or prop firm;

●	shortening the timeline from concept to live trading;

●	providing access to institutional-grade spreads and liquidity;

●	embedding risk management and regulatory-compliant reporting into the platform from day one; and

●	offering optional consulting, project management, and integration support for non-technology founders.

There can be no assurance that we will continue to attract new brokerage or prop firm clients at the pace we anticipate, or that these clients will achieve or maintain profitability.

2. Upgrade Existing Brokerages Through Technology, Liquidity, and Outsourcing

For existing brokerages and financial institutions already operating in FX/CFD or multi-asset markets, our strategy is to serve as a technology and liquidity partner that helps them modernize their infrastructure and scale efficiently.

In our Technology & Software Development segment, we generate revenues by licensing trading platforms, back-office systems, pricing engines, and integration technology to third-party brokers, prime brokers, prime-of-prime brokers and banks. Through TICG, we provide:

●	licensing of Condor trading and risk systems;

●	custom software development for clients with unique requirements; and

●	consulting services to design and implement end-to-end brokerage workflows.

We also intend to leverage our regulated brokerage entities—Crestmark Trading Ltd. (“Crestmark”), Alchemy Prime Limited (“APL”) and Alchemy International Ltd. (“AIL”)—to support existing brokerages with institutional liquidity, prime-of-prime services, and white-label or “broker-under-our-umbrella” models, where permitted by local regulation.

For existing brokers, our strategy focuses on:

●	replacing or complementing legacy trading and risk systems with modern, multi-asset platforms;

●	consolidating multiple technology and liquidity vendors into a more integrated solution;

●	offering back-office and risk tools that support regulatory reporting and client money controls; and

●	allowing management teams to focus on distribution and customer relationships while we support underlying technology and infrastructure.

3. Leverage a Regulated Global Footprint to Provide Licensing and Regulatory “Umbrella” Options

We are building a multi-jurisdictional regulatory footprint spanning wealth management (ADS in Australia), investment services and securities dealing (Crestmark in Malta, APL in the United Kingdom, AIL in Seychelles), and payment intermediary services (XOALA in Mauritius).

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Our strategy is to use this footprint to help solve a core problem for both existing and aspiring brokerages: regulatory complexity and access to reputable licenses. For appropriate counterparties and structures, we intend to:

●	offer “regulatory umbrella” arrangements where certain activities can be conducted under our licensed entities (subject to local law and regulator approval);

●	use EU, UK, and other licenses to support cross-border offerings where permissible; and

●	provide guidance, via our internal expertise and external advisors, on structuring businesses to meet local regulatory requirements.

While we do not present ourselves as a regulatory advisor or law firm, we believe our experience operating under ASIC, MFSA, FCA, FSA (Seychelles), and FSC (Mauritius) regimes enables us to design platforms and workflows that embed regulatory expectations such as client categorization, best execution, leverage limits, negative balance protection, and AML/CTF controls.

There can be no assurance that regulators will approve new products, cross-border arrangements, or licensing structures we may pursue, or that future regulatory changes will not increase our costs or restrict our business model.

4. Integrate Payments and Faster Funding to Address Funding and Trust Gaps

A recurring problem for both traders and brokerages is slow and expensive funding, including delays in deposits and withdrawals and difficulty accessing banking relationships, particularly in high-risk or emerging markets.

Through XOALA, our Mauritian Payment Intermediary Services licensee, we intend to develop a payments and funding layer that can support:

●	faster onboarding and funding of client accounts through payment gateways and merchant acquisition;

●	cross-border remittance capabilities to move funds between clients, brokers and liquidity providers; and

●	improved reconciliation and reporting for brokerage and wealth management flows.

Our strategy is to make payments infrastructure a core part of the value proposition for both new and existing broker clients, addressing funding frictions that can otherwise undermine trading activity and customer trust. Over time, we may integrate these payment capabilities into the Condor Investing & Trading App and other front-end experiences, subject to regulatory constraints.

There can be no assurance that we will successfully commercialize XOALA’s payment services or obtain the necessary banking and card network relationships to scale this business.

5. Continue to Invest in Product Innovation for Traders and Advisors

While our technology primarily targets B2B clients (brokers, financial institutions, advisors), our strategy also includes building front-end products for traders and wealth management clients to support our B2B2C model.

Key initiatives include:

Condor Investing & Trading App – a simplified, mobile-first platform designed for investors with varied levels of experience to trade stocks, ETFs, and other financial instruments. We expect this app to extend our technology directly to retail users and to be white-labelled by partner brokers and advisers.

Enhanced analytics, charting, and risk tools within Condor Pro, targeting professional day traders and active retail traders who demand institutional-grade functionality but are served by smaller or mid-sized brokers.

Digital tools for wealth advisers and accountants at ADS, including practice-management, reporting, and client-engagement features that can be integrated with our trading platforms and, where appropriate, payment solutions.

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By improving the end-user experience for traders and wealth clients, we aim to make our platform more attractive to brokerages and advisers seeking to differentiate themselves in the market.

6. Pursue Disciplined Acquisitions to Expand Our Platform and Unlock Valuation Upside

Since 2021, we have executed an acquisition-driven growth strategy, adding ADS (wealth management), Crestmark and APL (brokerage), and AIL (securities dealer), and establishing TICG and XOALA.

Our acquisition strategy is designed to:

●	expand our regulatory footprint (for example, electronic money institutions and additional securities dealer licenses);

●	add complementary capabilities (such as market making, digital wallets, or prop trading communities) that can be integrated into our technology and payments stack;

●	grow our revenue base and user count; and

●	capture potential “valuation arbitrage” between private acquisition multiples and public trading multiples for comparable businesses.

We intend to remain disciplined in our M&A strategy, focusing on targets that (i) are accretive to earnings over time, (ii) offer strategic synergies with our core platform, and (iii) can be integrated into our risk management and compliance framework. There can be no assurance that we will complete any of our contemplated transactions on favorable terms or at all, or that any acquisitions we complete will achieve the expected financial or strategic benefits.

7. Build a Diversified, Global, Multi-Revenue-Stream Platform

Finally, we aim to build a diversified global platform with multiple revenue streams—technology licensing, brokerage dealing and liquidity fees, advisory and administration fees, and, over time, payments and digital asset-related revenues.

Between 2021 and 2024, we transformed from a niche technology licensing business into a broader fintech platform with revenues from technology, wealth management, and brokerage trading, and we now serve more than 500,000 users worldwide. Our strategy is to continue to grow each of our segments while maintaining balance so that we are not overly dependent on any single product or geography.

We believe that, if executed successfully, this strategy will allow us to:

●	provide differentiated solutions to existing and aspiring brokerages;

●	deepen relationships with entrepreneurs and institutional partners;

●	improve outcomes for traders and wealth clients; and

●	enhance long-term shareholder value.

However, our ability to execute on our business strategy is subject to numerous risks and uncertainties, including competitive pressures, regulatory changes, integration risks related to acquisitions, our ability to raise capital, and broader macroeconomic conditions. See “Risk Factors—Risks Related to Our Business and Industry” and “Risks Related to Our Growth Strategy.”

Governmental Regulation

We operate in multiple jurisdictions and are subject to extensive regulation of our brokerage, wealth management, and payments activities. Our key regulated entities are AD Advisory Services Pty Ltd in Australia, Crestmark Trading Ltd in Malta, Alchemy Prime Limited in the United Kingdom, Alchemy International Ltd in Seychelles, and XOALA in Mauritius. Failure by any of these entities to comply with applicable laws and regulations could result in fines, business restrictions, license conditions, or the suspension or loss of licenses.

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Australia – Wealth Management (AD Advisory Services Pty Ltd)

Our wealth management business, AD Advisory Services Pty Ltd (“ADS”), is subject to enhanced regulatory scrutiny and is regulated by multiple authorities in Australia. ADS holds an Australian Financial Services License (“AFSL”) issued under the Corporations Act and is supervised by the Australian Securities and Investments Commission (“ASIC”). As an AFSL holder, ADS must provide financial services efficiently, honestly, and fairly; maintain adequate governance, risk management, and compliance systems; monitor its representatives; and meet disclosure and reporting obligations.

Where ADS or its authorized representatives provide personal advice to retail clients, they are subject to Australia’s “best interests” and related duties, as well as restrictions on conflicted remuneration. ADS must also maintain internal and external dispute resolution arrangements and participate in the Australian Financial Complaints Authority scheme. In addition, ADS is subject to Australia’s anti-money laundering and counter-terrorism financing regime and must maintain customer due diligence, transaction monitoring, and reporting controls.

Malta – Investment Services and CFDs (Crestmark Trading Ltd)

Crestmark Trading Ltd (“Crestmark”) is authorized and regulated by the Malta Financial Services Authority (“MFSA”) under the Investment Services Act as an investment firm. Malta has implemented the European Union’s MiFID II/MiFIR framework, and Crestmark is subject to MFSA investment services rules and conduct of business requirements, including client classification, best execution, conflicts of interest, safeguarding of client money and assets, capital adequacy, and systems and controls expectations.

Crestmark offers, among other products, contracts for difference (“CFDs”) and rolling spot FX. These products are subject to European product intervention measures that impose leverage caps, margin close-out rules, negative balance protection, and restrictions on marketing to retail clients. These rules limit the leverage that may be offered and require prominent risk warnings, affecting trading volumes, revenues, and the cost of compliance.

United Kingdom – Investment Services and CFDs (Alchemy Prime Limited)

Alchemy Prime Limited (“APL”) is incorporated in the United Kingdom and is authorized and regulated by the Financial Conduct Authority (“FCA”) under the Financial Services and Markets Act. APL is subject to the FCA Handbook, including organizational and systems and controls requirements, and the Conduct of Business Sourcebook, which sets out detailed rules on client communications, best execution, product governance, client money, conflicts of interest, and financial promotions.

The FCA has adopted permanent product intervention rules for CFDs and similar products sold to retail clients, including leverage limits, margin close-out at a percentage of required margin, negative balance protection, and restrictions on incentives. APL is also subject to the FCA’s Consumer Duty, which requires firms to deliver good outcomes for retail customers and to demonstrate that products, pricing, and customer support are consistent with that standard. Supervisory focus on CFD providers has increased in recent years.

Seychelles – Securities Dealing (Alchemy International Ltd)

Alchemy International Ltd (“AIL”) is regulated by the Financial Services Authority (“FSA”) in Seychelles as a securities dealer under the Securities Act and related regulations. AIL’s license permits it to deal in securities (including derivatives) as principal and agent, subject to license conditions and conduct of business rules.

AIL must comply with minimum capital and financial reporting requirements, maintain appropriate governance and risk management systems, and comply with conduct of business rules, including client asset protection and disclosure obligations. Regulatory reforms in Seychelles have increased minimum capital requirements for securities dealers and introduced additional conduct requirements for leveraged and speculative products. AIL is also subject to Seychelles’ anti-money laundering and counter-terrorist financing framework.

Mauritius – Payment Intermediary Services (XOALA)

Our payments business, XOALA (“Xoala”), is regulated by the Financial Services Commission of Mauritius (“FSC”) under the Financial Services Act as a Payment Intermediary Services (“PIS”) provider. The PIS regime covers services such as acquiring and executing payment transactions, acting as a payment gateway or merchant aggregator, and facilitating cross-border remittances, generally for transactions conducted outside Mauritius.

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As a PIS licensee, Xoala must comply with FSC requirements regarding capital, liquidity, governance, outsourcing, and operational resilience. It is also subject to Mauritius’ AML/CFT framework and FSC guidelines on customer due diligence, transaction monitoring, sanctions screening, and suspicious transaction reporting. Xoala must implement robust technology, security, and fraud-prevention controls in its payment systems.

Cross-Border Activities, Group-Wide Compliance and U.S. Securities Law

Because our brokerage and payments businesses serve clients across borders, we must also consider the rules of countries where clients are located, including restrictions on cross-border marketing of leveraged products and local investor protection and product intervention measures. All of our regulated entities are subject to anti-money laundering and counter-terrorist financing regimes that generally follow Financial Action Task Force standards.

As a U.S. public company, we are also subject to the U.S. federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission. These laws impose disclosure, reporting, internal control, and other obligations on us at the parent-company level, separate from the regulatory regimes applicable to our operating subsidiaries.

Recent Developments

Restatement of Previously Issued Financial Statements and Non-Reliance

On June 3, 2026, our Board of Directors, after consultation with management and LAO Professionals (“LAO”), our independent registered public accounting firm, concluded that the following previously issued financial statements should no longer be relied upon: our audited consolidated financial statements for the fiscal years ended December 31, 2024 and December 31, 2025; our unaudited condensed consolidated financial statements for the quarterly periods ended March 31, 2025, June 30, 2025, September 30, 2025 and March 31, 2026; the related audit report of Olayinka Oyebola & Co. (“Olayinka”) on our fiscal year 2024 financial statements; and related earnings releases and other communications describing our results for those periods. We reported this determination in a Current Report on Form 8-K filed under Item 4.02 of Form 8-K with respect to an event dated June 3, 2026. On June 23, 2026, after consultation with management and LAO, the Board expanded its non-reliance conclusion to include our unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2024, the three and six months ended June 30, 2024, and the three and nine months ended September 30, 2024, and we filed a Current Report on Form 8-K under Item 4.02 with respect to those interim periods.

The errors were identified principally in connection with LAO’s reaudit of our consolidated financial statements for the fiscal year ended December 31, 2024, which followed our dismissal of Olayinka effective April 3, 2025 after Olayinka’s designation as a Prohibited Service Provider by OTC Markets Group, and in connection with a comment letter we received on May 11, 2026 from the staff of the SEC’s Division of Corporation Finance regarding, among other things, the presentation of client funds held by our regulated brokerage subsidiaries. The principal errors related to the presentation of client funds held by our regulated brokerage subsidiaries, which are now segregated and presented as restricted cash with a corresponding client funds payable in accordance with ASC 230-10-50-8; the classification of an $8,200,000 subscription receivable as a current asset rather than as contra-equity under ASC 505-10-45-2; intercompany elimination and related party classification errors; errors in foreign currency translation adjustments and in the allocation of amounts between the controlling and noncontrolling interests; the omission of 500,000 shares of common stock issued in October 2021; and the reclassification of our acquisition of Alchemy International Ltd. from a business combination with a third party under ASC 805 to a transaction between entities under common control under ASC 805-50.

As restated, total assets as of December 31, 2024 were $33,768,927, compared to $41,839,408 as originally reported, and net income attributable to FDCTech, Inc. shareholders was $247,544, compared to $80,027 as originally reported. As restated, total assets as of December 31, 2025 were $64,051,886 and net income attributable to FDCTech, Inc. shareholders was $5,797,589, compared to $5,783,223 as originally reported. As restated, total assets as of March 31, 2026 were $72,807,161, compared to $72,195,266 as originally filed, and net income attributable to FDCTech, Inc. shareholders was $6,867,266, compared to $6,869,920 as originally filed. The restatements also reduced previously reported total assets as of June 30, 2025 and September 30, 2025 by $15,860,830 and $15,806,798, respectively, principally reflecting the reversal of the gross-up of client cash and the related client funds payable and the subscription receivable reclassification.

We have restated the affected periods in amendments to the affected Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and investors should rely on the financial information contained in those amendments rather than on the previously issued financial statements described above. In connection with the restatements, management identified material weaknesses in our internal control over financial reporting. See “Risk Factors—We have restated previously issued financial statements, our previously issued financial statements should no longer be relied upon, and we have identified material weaknesses in our internal control over financial reporting.”

Recent Corporate Actions

An Information Statement was made available by the Board of Directors of FDCTech, Inc., a Delaware corporation (the “Company”), to holders of record of the Company’s common stock at the close of business on September 4, 2025 (the “Record Date”). The purpose of this Information Statement was to inform our stockholders of the following actions taken by written consent of the holders of a majority of our voting stock, dated September 4, 2025:

On September 4, 2025, our Board unanimously approved corporate actions to:

1. To amend our certificate of incorporation, as amended (the “Certificate”), to increase the number of authorized shares of common stock from 500,000,000 to 750,000,000 (the “Authorized Share Increase”), and the number of authorized shares of Preferred Stock from 10,000,000 shares to 15,000,000 shares (together, the “Authorized Share Increase”). The Authorized Share Increase was effected in two steps: the increase in authorized shares of Common Stock was effected by the Certificate of Amendment of our Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 29, 2026, which also effected the Reverse Stock Split, and the increase in authorized shares of Preferred Stock was effected by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on August 17, 2026.

2. To authorize our Board of Directors, in its discretion, to amend our certificate of incorporation not later than June 30, 2026, to effect a Reverse Stock Split of all outstanding shares of our common stock in a ratio of not less than 1 for 10 and not more than 1 for 100, to be determined by the Board of Directors. The prospectus assumes a reverse split ratio of 1 for 100.

In connection with the above corporate actions, on September 4, 2025, we obtained the written consent of a majority of the Company’s voting power.

Pending Subsidiary Name Change

On June 1, 2026, the Malta Financial Services Authority (“MFSA”) confirmed its no objection to a change in the name of our wholly owned Maltese subsidiary, Alchemy Markets Ltd. (C 56519), to “Crestmark Trading Ltd.” (“Crestmark”) On August 24, 2026, the Malta Business Registry issued an altered certificate of registration under Article 80 of the Companies Act, 1995 reflecting the new name, effective that date. The subsidiary is referred to as Crestmark throughout this prospectus. The name change does not affect the subsidiary’s ownership, governance, capital position or regulated activities, and has no effect on the Company’s consolidated financial statements.

On August 26, 2026, the Registrar of Companies of the Republic of Mauritius issued a certificate of incorporation on change of name under sections 24(c) and 36(2) of the Companies Act certifying that Xoala Asia (Company No. C228154) had, by special resolution, changed its name to “XOALA.” The subsidiary is accordingly referred to as XOALA throughout this prospectus. The name change does not affect its ownership, governance, capital position or licensed activities, and has no effect on the Company’s consolidated financial statements.

Amendment to Series B Convertible Preferred Stock Conversion Terms

In January 2026, we filed a Certificate of Amendment to the Certificate of Designation of our Series B Convertible Preferred Stock (the “Series B Amendment”) with the Secretary of State of the State of Delaware. The Certificate of Designation was originally filed with the Secretary of State of the State of Delaware on December 4, 2023. To correct the record of certain administrative error, the Company refiled the Certificate of Designation on March 24, 2026. The refiled Certificate of Designation is substantively identical to the original and the rights, preferences, and privileges of the Series B Convertible Preferred Stock are unchanged with designated 3,000,000 shares of our preferred stock, par value $0.0001 per share, as Series B Convertible Preferred Stock. The Series B Amendment did not change the number of authorized or issued shares of Series B Convertible Preferred Stock or any of the other rights, preferences, or privileges of the Series B Convertible Preferred Stock, except with respect to its conversion rights.

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The Series B Amendment deleted and replaced Section 4(a) (Conversion Right) in its entirety. As further amended on August 17, 2026, the initial conversion rate is 100 shares of our Common Stock for each share of Series B Convertible Preferred Stock, the conversion rate is not automatically adjusted for stock splits, combinations, or other reclassifications of our Common Stock, and, upon a Rate Determination Event, our Board of Directors may determine and fix the conversion rate within a range of not more than 100 and not less than 10 shares of Common Stock for each share of Series B Convertible Preferred Stock. On July 13, 2026, the Board of Directors approved, and the Company effected, the conversion of all 2,371,844 outstanding shares of Series B Convertible Preferred Stock into 118,592,200 shares of Common Stock at a conversion ratio of 50 shares of Common Stock for each one share of Series B Convertible Preferred Stock.

The Series B Amendment was approved by our Board of Directors by unanimous written consent and by the written consent of the holders of at least 51% of the stockholders required under the Delaware General Corporation Law.

August 2026 Charter and Certificate of Designation Amendments

On August 17, 2026, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment of our Certificate of Incorporation, effective upon filing, increasing the number of shares of preferred stock we are authorized to issue from 10,000,000 shares to 15,000,000 shares, par value $0.0001 per share. Following that amendment, the total number of shares of capital stock we are authorized to issue is 765,000,000 shares, consisting of 750,000,000 shares of Common Stock, par value $0.0001 per share, and 15,000,000 shares of preferred stock, par value $0.0001 per share. This amendment completed the Authorized Share Increase approved by our Board of Directors and by the written consent of the holders of a majority of our voting power on September 4, 2025; the increase in authorized shares of Common Stock from 500,000,000 to 750,000,000 had previously been effected by the Certificate of Amendment filed on June 29, 2026. The number of authorized shares of preferred stock remained 10,000,000 as of June 30, 2026.

Also on August 17, 2026, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate of Designation of our Series A Convertible Preferred Stock, effective upon filing. The amendment (i) increased the number of shares designated as Series A Convertible Preferred Stock from 4,000,000 to 10,000,000; (ii) provided that each issued and outstanding share is entitled to fifty (50) non-cumulative votes per share and that such number of votes was not, and will not be, adjusted as a result of the 1-for-100 reverse stock split of our Common Stock; (iii) eliminated all conversion and exchange rights, so that the Series A Convertible Preferred Stock is not convertible into shares of our Common Stock or into shares of any other class or series of our capital stock, and the rights of the Series A Convertible Preferred Stock consist solely of the voting rights and the liquidation rights set forth in the Certificate of Designation; and (iv) provided that shares of Series A Convertible Preferred Stock acquired by us will be restored to the status of authorized but unissued shares of preferred stock, without designation as to class, and may thereafter be issued, but not as shares of Series A Convertible Preferred Stock.

Also on August 17, 2026, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate of Designation of our Series B Convertible Preferred Stock, effective upon filing. The number of shares designated as Series B Convertible Preferred Stock remains 3,000,000 and was not changed by the amendment. As amended, the initial conversion rate is one hundred (100) shares of Common Stock for each one (1) share of Series B Convertible Preferred Stock. Upon the occurrence of a “Rate Determination Event” — consisting of either (i) the completion of a public offering of our Common Stock resulting in gross proceeds of $10,000,000 or more that includes the listing of our Common Stock on The Nasdaq Stock Market or the New York Stock Exchange or (ii) any reverse stock split, combination, or similar reclassification of our outstanding Common Stock — our Board of Directors is authorized, in its sole discretion, to determine and fix the conversion rate within a range of not more than one hundred (100) and not less than ten (10) shares of Common Stock for each one (1) share of Series B Convertible Preferred Stock. The amendment further provides that the conversion rate is not automatically or proportionately adjusted by reason of any stock dividend or distribution, subdivision, combination, or reclassification of our Common Stock, and confirms that the conversion rate was not adjusted as a result of the 1-for-100 reverse stock split.

The reverse stock split of our Common Stock effected by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 29, 2026 constituted a Rate Determination Event for purposes of the Series B Certificate of Designation, as amended. Pursuant to the authority set forth therein, our Board of Directors determined and fixed the conversion rate at fifty (50) shares of Common Stock for each one (1) share of Series B Convertible Preferred Stock, effective as of July 13, 2026, and all conversions of Series B Convertible Preferred Stock effected at that rate were ratified, approved, and confirmed.

Reverse Stock Split

Our board of directors and the majority of our stockholders approved a 1-for-100 reverse stock split of our issued and outstanding shares of our Common Stock (the “Reverse Stock Split”). Based on the authorization by the majority stockholders on September 4, 2025, the Board approved to effect the Reverse Stock Split. We filed a Certificate of Amendment of our Certificate of Incorporation effecting the Reverse Stock Split with the Secretary of State of the State of Delaware on June 29, 2026. FINRA processed the Reverse Stock Split and published it to its Daily List on July 9, 2026, and the Reverse Stock Split took effect in the market at the open of business on July 10, 2026. All share and per share information in this prospectus is presented after giving effect to the Reverse Stock Split retrospectively for all periods presented, unless otherwise stated or the context otherwise requires. This prospectus reflects the Reverse Stock Split at a ratio of 1-for-100, which took effect at the open of market on July 10, 2026.

Acquisition of Alchemy International Ltd. (“AIL”)

On November 11, 2025, the Company announced it had finalized the acquisition of Alchemy International Ltd., a Seychelles-licensed securities dealer regulated under license number SD136 by the Financial Services Authority (FSA). The change of control was approved on October 29, 2025, by the FSA. Alchemy International becomes a key operational subsidiary within the Company’s expanding global architecture, enabling the Company to serve a broader base of offshore brokerages, high-frequency traders, and institutional clients seeking regulated access to foreign exchange and multi-asset markets.

Available financial information: AIL reported audited IFRS revenue, net profit, and net assets of $3.74 million, $0.48 million, and $2.16 million for the fiscal year ended December 31, 2024 (Revonti Limited, auditors). For the 2025 year-to-date through September 30, 2025 (unaudited management accounts dated November 5, 2025), AIL reported revenue, net profit, and net assets of $7.56 million, $3.91 million, and $6.07 million, respectively.

Establishment of XOALA

On November 6, 2025, XOALA was granted a Payment Intermediary Services (“PIS”) license by the Financial Services Commission of Mauritius (the “FSC”) (license no. GB25204956) pursuant to Section 14 of the Financial Services Act 2007 (Mauritius) and the Financial Services Rules 2008. The PIS license authorizes XOALA to operate as a payment intermediary in Mauritius and to build out the following activities consistent with its business plan:

●	facilitate payment transactions between payers and recipients, including initiation, processing, and settlement;

●	provide secure payment-gateway services for online and mobile card transactions;

●	acquire merchants and enable acceptance and processing across retail, e-commerce, and other channels;

●	facilitate cross-border payments and remittances for businesses and individuals; and

●	process credit and debit card payments, managing the full transaction lifecycle from authorization through settlement.

Management is in the process of implementing the compliance, technology, and operating framework required by the FSC (including AML/CFT, safeguarding of client funds where applicable, operational resilience, data protection, and reporting). Commencement of commercial operations will depend on the successful onboarding of merchants and partners and continuing adherence to FSC requirements.

Acquisition of The Millionaire’s Club Ltd.

On August 7, 2026, we entered into a Share Purchase Agreement with TMC Holdings Ltd to acquire 100% of the issued and outstanding share capital of The Millionaire’s Club Ltd, a Malta company holding Type 1, Type 2 and Type 3 business-to-consumer gaming licenses issued by the Malta Gaming Authority (the “MGA”), for a purchase price of €150,000. Closing is deemed to occur upon submission of the executed share transfer documentation to the Malta Business Registry, and we are responsible for obtaining the MGA’s approval of the change of ownership following closing. As of the date of this prospectus, closing has not occurred, and there can be no assurance that the acquisition will be completed or that the MGA will approve the change of ownership.

Proposed Acquisition of Larstal Limited

On August 3, 2026, we entered into a non-binding term sheet to acquire the entire issued share capital of Larstal Limited, a United Kingdom company authorized by the Financial Conduct Authority, and its Danish subsidiary, for aggregate consideration of $2,350,000. Amounts paid under the term sheet become non-refundable as paid, other than in limited circumstances, and the deposit will be forfeited if definitive share purchase agreements are not executed by September 15, 2026. Completion is subject to execution of definitive agreements and to change-in-control approvals in the United Kingdom and Denmark. Definitive agreements have not been executed, and there can be no assurance that either acquisition will be completed.

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Recent Developments — Vanquish Funding Group Note

On August 20, 2026, we entered into a Securities Purchase Agreement with Vanquish Funding Group Inc. (“Vanquish”) and issued a promissory note in the aggregate principal amount of $329,940, which includes $47,940 of original issue discount. The purchase price was $282,000, funded at closing on or about August 21, 2026. We are using the proceeds for general working capital purposes.

A one-time interest charge of 12% of principal, or $39,592, was applied at issuance. Principal and interest are payable in five installments — $184,766 on February 28, 2027, and $46,191.50 on each of March 30, 2027, April 30, 2027, May 30, 2027 and June 30, 2027 — for a total payback of $369,532. The Note matures on June 30, 2027 and may be prepaid in full at any time without penalty. Amounts not paid when due bear interest at 22% per annum, and a missed payment (subject to a five-day grace period) constitutes an event of default.

The Note is not convertible absent an event of default. Events of default include, among others, failure to pay, failure to comply with our reporting obligations under the Exchange Act, failure to maintain the quotation or listing of our Common Stock, failure to maintain the required share reserve with our transfer agent, and specified insolvency, liquidation and cross-default events. Upon an event of default, the outstanding balance becomes immediately due in an amount equal to 150% of the then-outstanding principal, accrued interest and default interest (increasing to 200% if we fail to honor a conversion), and, at any time beginning 180 days after the issue date, the holder may convert the outstanding balance into shares of our Common Stock at a conversion price equal to 65% of the lowest trading price during the ten trading days preceding the conversion date. Conversion is subject to a 4.99% beneficial ownership limitation that may not be waived by the holder.

We are required at all times to have authorized and reserved four times the number of shares issuable upon full conversion of the Note, and we have instructed Colonial Stock Transfer to reserve 1,147,118 shares for this purpose. Because the conversion price floats with the market price of our Common Stock, the number of shares issuable upon conversion following an event of default is indeterminate and could be substantial, and any such issuance would be dilutive to holders of our Common Stock. The shares issuable upon conversion of the Note are not included in this registration statement.

The Note and the Securities Purchase Agreement are governed by the laws of the Commonwealth of Virginia.

Relocation of Principal Executive Offices

Effective September 9, 2026, we relocated our principal executive offices from 200 Spectrum Center Drive, Suite 300, Irvine, California 92618 to Ground Floor, 10A Eleftheriou Venizelou Street, 3035 Limassol, Cyprus. The relocation was approved by our Board of Directors acting by unanimous written consent.

We relocated our principal executive offices in order to place our senior management in closer geographic proximity to our principal operating subsidiaries and to the regulators that supervise them, including Crestmark in Malta, APL in the United Kingdom, and our payments business. Substantially all of our revenue is generated by subsidiaries located outside the United States. We expect the relocation to improve day-to-day oversight of those operations and to reduce the time and travel expense associated with that oversight.

We remain incorporated under the laws of the State of Delaware and continue to maintain a registered office and registered agent in the State of Delaware. The relocation does not change our state of incorporation, our status as a domestic issuer under the U.S. federal securities laws, or our reporting obligations under the Securities Exchange Act of 1934, as amended. Our business, operations, subsidiaries, executive officers and Board of Directors are not otherwise changed by the relocation, and the relocation is not expected to have a material effect on our results of operations or financial condition. Our telephone number and our transfer agent are unchanged.

Series A Preferred Stock

All 4,500,000 outstanding shares of our Series A Preferred Stock are issued and outstanding. Our Series A Preferred Stock carries super voting rights of 50 votes per share and has no right to convert into shares of our Common Stock. As a result, the holders of our Series A Preferred Stock hold super voting rights.

Summary of Risk Factors

Investing in our Common Stock involves significant risks. You should carefully consider all of the information in this prospectus before investing in our Common Stock. Below, please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” beginning on page 18 of this prospectus.

Risks Related to Our Company and Business

●	We have a history of operating losses and, in prior periods, reported an accumulated deficit that raised substantial doubt about our ability to continue as a going concern.
●	We may need to obtain additional financing, which may not be available.
●	Our business strategy may result in increased volatility of revenues and earnings, resulting in uncertainty of profitability.
●	We will need additional capital to execute our growth strategy and may not be able to obtain it on acceptable terms, or at all.
●	Our revenues and profitability may be volatile and difficult to predict.
●	We are subject to extensive regulations in multiple jurisdictions, and failure to comply with applicable laws and regulations could harm our business.
●	Our investment and brokerage businesses expose us to market, liquidity, and credit risk, and our risk management policies and procedures may not be effective.
●	We operate globally and are exposed to foreign currency, geopolitical, and cross-border risks.
●	Our business strategy relies on acquisitions and strategic transactions, which may be difficult to consummate and integrate, and may not achieve the anticipated benefits.
●	We have significant customer concentration, and the loss of one or more key customers could adversely affect our results.
●	We have historically derived all of our revenue substantially from a small number of customers, and we could be adversely affected by the loss of a major customer or changes in the business or financial condition of our major customers.
●	Our business model may not be sufficient to ensure our success in our intended market.
●	We may not be able to compete effectively in the highly competitive markets in which we operate.
●	Our business model and products may be adversely affected by changes in the regulatory framework governing derivatives, CFDs, digital assets, and wealth management services.
●	We may not earn significant revenues from our digital asset and cryptocurrency-related products and services, and such activities may expose our customers and us to additional risks.
●	If regulators determine that our activities require money transmitter or other licenses, or registration under securities or commodities laws, we could be subject to high costs and regulatory consequences.
●	Rapid technological change could render our products and services less competitive or obsolete.
●	We rely on intellectual property and proprietary technology and may not be able to protect or enforce our rights adequately.
●	We have engaged in, and expect to continue to engage in, related party transactions, which may give rise to potential conflicts of interest.
●	We have recorded significant intangible assets, which are subject to impairment risk.
●	We are significantly influenced by our officers, directors, and entities affiliated with them.
●	We depend on our executive officers and other key personnel, and the loss of one or more key individuals could adversely affect our business.
●	Compromises, interruptions, or shutdowns of our systems, including those managed by third parties, could disrupt our business and harm our reputation.
●	We are exposed to cybersecurity risks and may experience data breaches or other cyber incidents.
●	Our business activities may be subject to the U.S. Foreign Corrupt Practices Act and similar anti-bribery and anti-corruption laws, as well as export controls, trade sanctions, and import laws and regulations
●	We may be subject to claims, litigation, and regulatory actions, which could be costly and time-consuming and adversely affect our business.

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Risks Related to Our Status as a Smaller Reporting Company

●	We no longer qualify as an “emerging growth company,” and the scaled disclosure we rely on as a smaller reporting company could make our Common Stock less attractive to investors.
●	We are a “smaller reporting company” and are subject to reduced disclosure requirements, which may limit the information available to stockholders.

Risks Related to Our Corporate Governance and Capital Structure

●	Certain provisions of Delaware law and our corporate documents could delay or prevent a change of control that stockholders may consider favorable.
●	Our capital structure, including the voting rights of our preferred stock, concentrates voting power in a small number of stockholders who can significantly influence or control major corporate decisions.
●	Our certificate of incorporation and bylaws provide for indemnification and limitation of liability for our directors and officers, which could reduce the remedies available to stockholders and increase our costs.
●	Our governing documents include an exclusive forum provision, which could limit a stockholder’s ability to bring claims in a judicial forum of its choosing.
●	Our board of directors can issue additional shares of preferred stock without stockholder approval, which could adversely affect the rights of holders of our Common Stock.

Risks Related to Our Common Stock and This Offering

●	Certain provisions of our Certificate of Incorporation and bylaws allow concentration of voting power in one individual, which may, among other things, delay or frustrate the removal of incumbent directors or a takeover attempt, even if such events may be beneficial to our stockholders.
●	We do not intend to pay cash dividends on our Common Stock for the foreseeable future, and any return on your investment will depend on appreciation in the price of our Common Stock
●	There is currently a limited public market for our Common Stock, and an active, liquid trading market may never develop or be sustained.
●	The market price of our Common Stock may be volatile and could decline significantly, causing you to lose all or part of your investment.
●	Our Common Stock has recently traded below our pro forma net tangible book value per share, and you will experience immediate dilution if you purchase shares from the selling shareholders at a price above that value.
●	Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales may occur, could depress the market price of our Common Stock.
●	Techniques employed by short sellers may drive down the market price of our Common Stock.
●	If securities or industry analysts do not publish research or publish unfavorable research about our business, the price and trading volume of our Common Stock could decline.
●	We will not receive any proceeds from the sale of shares by the selling shareholders.
●	We are subject to complex accounting rules and internal control requirements; failure to maintain effective internal control over financial reporting could harm our business and stock price.
●	Changes in accounting standards or interpretations and in tax laws or their application could adversely affect our results of operations and financial condition.
●	We may be subject to securities litigation, which could be expensive and divert management’s attention.

Implications of No Longer Being an Emerging Growth Company

We previously qualified as an “emerging growth company” as defined in the federal securities laws. Because our first sale of common equity securities pursuant to an effective registration statement occurred in May 2017, we ceased to qualify as an emerging growth company on December 31, 2022, and are no longer entitled to the reduced disclosure accommodations available to emerging growth companies, including:

●	the requirement that we provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
●	reduced disclosure about our executive compensation arrangements;
●	an exemption from the requirement that we hold a non-binding advisory vote on executive compensation or golden parachute arrangements; and
●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

An issuer ceases to be an emerging growth company on the earliest of (i) the last day of the fiscal year in which it has total annual gross revenues of $1.235 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of its initial sale of common equity securities pursuant to a registration statement declared effective under the Securities Act; (iii) the date on which it has issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which it is deemed to be a large accelerated filer under the rules of the SEC. Our initial sale of common equity securities pursuant to an effective registration statement occurred in May 2017, and we accordingly ceased to be an emerging growth company on December 31, 2022. We continue to rely on the reduced reporting requirements available to smaller reporting companies in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold securities.

Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act. Although we no longer qualify as an “emerging growth company,” certain of the accommodations previously available to us as an emerging growth company remain available to us as a smaller reporting company for so long as we continue to qualify as such, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

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THE OFFERING

Shares of Common Stock offered by the selling shareholders	2,500,000 shares of Common Stock issued to consultants as compensation for consulting services, comprising 1,500,000 shares issued on August 27, 2026 and 1,000,000 shares issued on August 28, 2026.

Offering price	The selling shareholders may sell the shares covered by this prospectus at prevailing market prices, at prices related to prevailing market prices, at negotiated prices or at fixed prices. We are not selling any shares, and no offering price has been fixed by us or by any underwriter. On September 14, 2026, the last reported sale price of our Common Stock on the OTCID Basic Market was $0.15 per share. The last reported sale price was $0.70 per share on August 27, 2026, and $0.78 per share on August 28, 2026, the respective dates on which the shares covered by this prospectus were issued. Trading in our Common Stock has historically been limited and sporadic, and these prices may not be indicative of the price at which the shares covered by this prospectus may be sold.

Shares of Common Stock outstanding as of the date of this prospectus (1)	125,323,068 shares of Common Stock.

Shares of Common Stock outstanding after this offering (1)	125,323,068 shares of Common Stock. The resale of the shares by the selling shareholders will not change the number of shares of Common Stock outstanding.

Series A Preferred	All 4,500,000 outstanding shares of our Series A Preferred Stock are issued and outstanding. Each share carries 50 non-cumulative votes and has no conversion rights, and no shares of Common Stock are issuable upon conversion of the Series A Preferred Stock.

Market for our Common Stock	Our Common Stock is quoted on the OTCID Basic Market under the symbol “FDCT.” The shares covered by this prospectus are not being listed on any national securities exchange. We may apply to list our Common Stock on any national securities exchange at the discretion of the Board.

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the selling shareholders. See “Use of Proceeds.”

Plan of distribution	The selling shareholders may sell the shares directly or through broker-dealers or agents in the manner described under “Plan of Distribution.” No underwriter or coordinating broker has been engaged in connection with the resale of the shares.

Risk factors	An investment in our Common Stock involves a high degree of risk. You should read the section of this prospectus “Risk Factors” beginning on page 18 for a discussion of factors to consider before deciding to invest in shares of our Common Stock.

(1)	The number of shares of our Common Stock issued and outstanding as shown is based on 125,323,068 shares of Common Stock issued and outstanding as of the date of this prospectus. Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	the conversion of all 2,371,844 outstanding shares of Series B Convertible Preferred Stock into 118,592,200 shares of Common Stock, which was effected on July 13, 2026; and the issuance of an aggregate of 2,500,000 shares of Common Stock to two consultants as compensation for services, comprising 1,500,000 shares issued on August 27, 2026 and 1,000,000 shares issued on August 28, 2026, all of which shares are covered by this prospectus;

●	the above-mentioned Reverse Stock Split at a ratio of 1-for-100, which took effect at the open of market on July 10, 2026;

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SELECTED FINANCIAL DATA

The following tables set forth selected historical statements of operations and balance sheet data for the fiscal years ended December 31, 2025, and 2024, which have been derived from our audited financial statements for those periods. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

Selected Statements of Operations Data

(In U.S. Dollars)

	Six Months Ended June 30, 2026 (Unaudited)	Six Months Ended June 30, 2025 (Unaudited, Restated)	Fiscal Year Ended December 31, 2025 (Audited)		Fiscal Year Ended December 31, 2024 (Audited, Restated)
Total Revenue	$32,687,028	$11,396,739	$34,959,399	(1)	$26,943,718	(2)
Cost of Sales	9,181,645	6,231,482	15,815,358		14,902,350
Gross Profit	23,505,383	5,165,257	19,144,041		12,041,368
Total Operating Expenses	9,262,607	4,923,957	13,076,467		12,676,807
Operating Income (Loss)	14,242,776	241,300	6,067,574		(635,439)
Total other income (expense)	306,736	(352,634)	(238,596)		872,025
Net Income (Loss)	14,549,512	(111,334)	5,828,978		236,586
Net Income (Loss), attributable to FDCTech’s shareholders	14,578,197	(145,111)	5,797,589		247,544
Basic EPS	3.45	(0.03)	1.37		0.06
Diluted EPS	0.06	(0.03)	0.02		0.001

Selected Balance Sheet Data

(In U.S. Dollars)

As of June 30, 2026	June 30, 2026 (Unaudited) Actual (3)	June 30, 2026 (Unaudited) Proforma (4)
Cash and Cash Equivalents	$18,184,787	$18,184,787
Total Current Assets	48,171,810	48,171,810
Total Assets	55,089,794	55,089,794
Total Current Liabilities	15,108,558	15,108,558
Total Liabilities	15,779,315	15,779,315
Working Capital (6)	33,063,252	33,063,252
FDC Stockholders’ Equity (7)	39,313,273	39,313,273
Non-controlling interest	(2,794)	(2,794)
Total Stockholders’ Equity	39,310,479	39,310,479

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Revenue by Segment

(In U.S. Dollars)

	Six Months Ended June 30, 2026 (Unaudited)	Six Months Ended June 30, 2025 (Unaudited, Restated)	Fiscal Year Ended December 31, 2025 (Audited, Restated)	Fiscal Year Ended December 31, 2024 (Audited, Restated)
Technology & Software Development	3,032,664	1,991,962	5,099,187	1,642,130
Wealth Management	3,379,956	3,188,522	6,430,897	6,498,404
Margin Brokerage	26,274,408	6,216,255	23,429,315	18,803,184
Total Revenue	32,687,028	11,396,739	34,959,399	26,943,718

Key Performance Metrics

	Six Months Ended June 30, 2026 (Unaudited)	Six Months Ended June 30, 2025 (Unaudited, Restated)	Fiscal Year Ended December 31, 2025 (Audited, Restated)	Fiscal Year Ended December 31, 2024 (Audited, Restated)
Gross Margin	71.91%	45.32%	54.76%	44.69%
Operating Margin	43.57%	2.12%	17.36%	-2.36%
Net Margin	44.51%	-0.98%	16.67%	0.88%
Margin Brokerage Gross Margin	77.26%	45.34%	57.06%	53.18%
Wealth Management Gross Margin	8.58%	11.13%	10.50%	8.81%
Technology Gross Margin	96.19%	100.00%	100.00%	89.42%

Notes to Selected Financial Data

(1)	For the fiscal year ended December 31, 2025, revenue includes full-period contributions from Crestmark, APL, ADS, and 2 months’ contributions from AIL from October 29, 2025, to December 31, 2025.
(2)	For the fiscal year ended December 31, 2024, revenue includes full-period contributions from Crestmark, APL, and AD Advisory Services Pty Ltd. (ADS).
(3)	Derived from the Company’s unaudited consolidated balance sheet as of June 30, 2026. Total assets were $55,089,794, total liabilities were $15,779,315, and total stockholders’ equity was $39,313,273, including a noncontrolling interest of $(2,794).
(4)	Gives effect, as of June 30, 2026, to (a) the 1-for-100 reverse stock split of our common stock; (b) the conversion of all 2,371,844 outstanding shares of Series B Convertible Preferred Stock into 118,592,200 shares of common stock at the stated conversion ratio of 50 shares of common stock per share of Series B Convertible Preferred Stock. These adjustments reclassify components of stockholders’ equity only and do not change cash and cash equivalents, total assets, total liabilities, or total stockholders’ equity, each of which remains $18,184,787, $55,089,794, $15,779,315, and $39,313,273, respectively.
(5)
(6)	Working capital is calculated as current assets less current liabilities.
(7)	FDC Stockholders’ Equity represents total stockholders’ equity attributable to FDCTech, Inc., excluding non-controlling interest.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occur, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our securities if you can bear the risk of loss of your entire investment.

Risks Related to Our Company and Business

We have a history of operating losses and, in prior periods, reported an accumulated deficit that raised substantial doubt about our ability to continue as a going concern.

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. We generated revenues of $32,687,028 and $11,396,739 for the six months ended June 30, 2026, and 2025, respectively. As of June 30, 2026, and December 31, 2025, we had an accumulated surplus of $17,979,684 and $3,401,487, respectively. Management has concluded that no conditions or events, considered in the aggregate, raise substantial doubt about our ability to continue as a going concern for at least twelve (12) months from the date these financial statements are issued. Our financial statements do not include any adjustments related to the recoverability or classification of asset carrying amounts or the amounts and classifications of liabilities that may result if we are unable to continue as a going concern.

If we are unable to achieve and sustain increased levels of revenues, maintain profitability, or obtain additional financing when needed on acceptable terms, we may be forced to delay, reduce, or eliminate our growth strategy, sell assets, seek bankruptcy protection, or cease operations. Any such actions could result in a loss of all or part of your investment.

We may need to obtain additional financing, which may not be available.

We intend to support our growth strategy, fund working capital, and expand our operations from our existing cash resources and cash generated from operations. We will not receive any proceeds from the sale of shares by the selling shareholders under this prospectus. As of June 30, 2026, we had total cash of $25,884,495, consisting of $18,184,787 of cash and cash equivalents and $7,699,708 of restricted cash representing segregated client funds, working capital of $33,063,252, total assets of $55,089,794, and total liabilities of $15,779,315. While we currently believe our cash resources and expected cash flows will be sufficient to fund our operations for at least the next twelve months, our growth strategy contemplates continued investment in technology, regulatory licenses, and acquisitions, which may require additional capital in the future.

From 2021 through 2025, we have generated aggregate revenues of approximately $81.6 million, growing from $0.5 million in 2021 to $35.0 million in 2025, reflecting our transition from a pure technology provider to a diversified fintech platform with brokerage and wealth management revenues. However, there is no assurance that our revenue growth will continue, that we will achieve or sustain profitability, or that our operations will generate sufficient cash flows to fund all of our strategic initiatives.

If additional funds are required, we may seek equity or debt financing, strategic partnerships, or other arrangements. Additional financing may not be available to us on favorable terms, or at all. If we raise additional capital through the sale of equity or convertible securities, your ownership interest may be diluted, and those securities may have rights senior to those of our Common Stock. If we raise additional capital through debt financing, such debt may involve restrictive covenants that limit our operating flexibility. If we cannot obtain sufficient financing when needed, we may have to scale back or delay the execution of our business plan, which could adversely affect our business, financial condition, and results of operations.

Our business strategy may result in increased volatility of revenues and earnings, resulting in uncertainty of profitability.

Our strategy is to operate a focused portfolio of business lines—margin brokerage, wealth management, and technology and software development—supported by our proprietary Condor trading technology and regulatory licenses. Because we operate in niche, highly competitive markets and concentrate our resources on a limited number of products and services, our revenues and earnings may be more volatile than those of more diversified companies.

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Our revenues and profitability may be adversely affected by economic conditions and changes in global financial markets, including foreign exchange, CFDs, and other over-the-counter (OTC) markets. Because of the evolving nature of our products and services and the pace of regulatory and technological change, it is not easy to forecast our revenues and operating results accurately. Our operating results may fluctuate from period to period due to several factors, including, among others:

●	our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses;
●	our ability to source attractive opportunities with sufficient risk-adjusted returns;
●	our ability to manage our capital and liquidity requirements based on changing market conditions and regulatory developments in the forex and OTC industries;
●	the acceptance by customers of our technology, services, pricing, and fee structures;
●	the amount and timing of operating and other costs and expenses, including technology investments and compliance costs;
●	the nature and extent of competition, which may reduce our market share and put pressure on pricing and margins;
●	adverse changes in national or regional economies and financial markets in which our customers and we operate;
●	performance and risk factors associated with the brokerages and wealth management businesses we acquire or support; and
●	changes in laws, regulations, accounting standards, and tax regimes affecting our operations and our customers.

As a result of these factors, our operating results may fluctuate significantly from period to period, and we may not achieve or sustain profitability in any given period.

We will need additional capital to execute our growth strategy and may not be able to obtain it on acceptable terms, or at all.

Our growth strategy, which we intend to fund from our existing cash resources and cash generated from operations, includes:

●	supporting regulatory capital and liquidity requirements at our operating subsidiaries;
●	investing in technology and product development, including our Condor Pro Multi-Asset Trading Platform and related applications; and
●	pursuing acquisitions and strategic partnerships in wealth management, brokerage, and financial technology.

At June 30, 2026, we had cash and cash equivalents of $18,184,787, in addition to $7,699,708 of restricted cash representing segregated client funds, and total liabilities of $15,779,315. Our existing cash resources may not be sufficient for us to achieve or sustain profitable operations or to fund our business plan as currently contemplated. We may need to raise additional equity or debt capital in the future, which could be dilutive to existing stockholders or impose significant restrictions on our operations.

There can be no assurance that additional financing will be available to us when needed, in the amounts required, or on acceptable terms. If we cannot raise additional capital as and when needed, we may have to reduce our operations, delay product development, limit regulatory capital support for our subsidiaries, forgo acquisition opportunities, or otherwise modify our business strategy, any of which could have a material adverse effect on our business, financial condition, and results of operations.

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We are subject to extensive regulations in multiple jurisdictions, and failure to comply with applicable laws and regulations could harm our business.

Through our subsidiaries, we operate in heavily regulated financial services markets. Our wealth management business, AD Advisory Services Pty Ltd (ADS), is regulated by the Australian Securities and Investments Commission (ASIC) and holds an Australian Financial Services License (AFSL). Our brokerage businesses, Crestmark Trading Ltd. (Crestmark) and Alchemy Prime Limited (APL), are regulated by the Malta Financial Services Authority (MFSA) and the UK Financial Conduct Authority (FCA), respectively. Our newly acquired subsidiary, Alchemy International Ltd. (AIL), is regulated by the Financial Services Authority of Seychelles (FSA), and Xoala is regulated by the Financial Services Commission of Mauritius (FSC). Each of these regulators imposes significant conduct, capital, reporting, governance, and compliance obligations.

Non-compliance—or perceived non-compliance—with applicable laws, regulations, and license conditions in these jurisdictions could result in investigations, enforcement actions, fines, penalties, customer remediation, restrictions on our activities, suspension or revocation of licenses, or requirements to increase capital. Regulatory expectations in areas such as consumer protection, leverage limits, product intervention measures (for example, ESMA measures impacting CFDs), suitability, best execution, cybersecurity, and anti-money laundering (AML) and counter-terrorist financing (CTF) continue to evolve and, in some cases, are becoming more stringent.

Changes in laws and regulations or in their interpretation—such as new rules applicable to retail derivatives, digital assets, marketing and promotions, or cross-border services—could require us to incur significant additional compliance costs, modify or discontinue certain products and services, adjust our operating model, or exit specific markets. Any of these outcomes could adversely affect our business, financial condition, and results of operations. See “Business—Regulation.”

Our investment and brokerage businesses expose us to market, liquidity, and credit risk, and our risk management policies and procedures may not be effective.

Our investment and brokerage subsidiaries act as principal and market maker for many client trades. In doing so, we assume market risk relating to movements in foreign exchange, equity, commodity, index, and digital asset prices; liquidity risk relating to our ability to hedge and manage positions; and credit risk relating to the ability of our counterparties and clients to meet their obligations.

Although we maintain risk management policies and procedures designed to monitor and manage these exposures, they may not be fully effective in all market conditions, particularly during periods of extreme volatility, illiquidity, or correlation breakdowns. We could incur significant trading losses if our hedging strategies fail, if markets move rapidly against our positions, if counterparties default, or if we are unable to liquidate or transfer positions on acceptable terms.

In addition, regulators may impose higher capital or margin requirements, restrict leverage available to clients, or limit certain products, which could reduce the profitability of our brokerage businesses or require additional capital contributions from us.

We operate globally and are exposed to foreign currency, geopolitical, and cross-border risks.

We generate a substantial portion of our revenues and operating income through non-U.S. subsidiaries and hold a significant amount of cash and other assets outside the United States. As a result, our business is subject to risks associated with cross-border operations, including:

●	fluctuations in foreign currency exchange rates and related translation effects;
●	local economic, political, regulatory, and tax conditions;
●	changes in exchange controls, capital requirements, and restrictions on repatriation of funds;
●	difficulties in staffing, managing, and integrating operations across multiple jurisdictions and time zones; and
●	geopolitical risks, such as the Russia-Ukraine conflict, regional instability, sanctions regimes, and other developments that may impact markets or our employees and operations.

Adverse developments in any of the countries in which we operate or intend to operate could negatively impact our revenues, costs, or ability to conduct business, and could have a material adverse effect on our consolidated financial statements.

Our business strategy relies on acquisitions and strategic transactions, which may be difficult to consummate and integrate, and may not achieve the anticipated benefits.

A core element of our strategy is to acquire, integrate, and scale legacy financial services companies and complementary technology businesses. We have completed several acquisitions in recent years and may pursue additional acquisitions, joint ventures, or other strategic transactions in the future. These transactions involve numerous risks, including:

●	difficulties identifying suitable targets at acceptable valuations;
●	challenges in obtaining regulatory and other approvals;

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●	difficulties integrating operations, systems, technology platforms, risk management frameworks, and corporate cultures;
●	diversion of management time and resources away from our existing operations;
●	the risk of inheriting undisclosed or contingent liabilities, regulatory issues, or deficiencies in controls; and
●	the potential need to issue equity securities, which could dilute existing stockholders, or to incur debt, which could increase our leverage and financial risk.

Even if we complete acquisitions, we may not achieve the expected synergies, cost savings, revenue growth, or strategic benefits on the anticipated timeline or at all. If we fail to successfully integrate acquired businesses, our business, financial condition, and results of operations could be adversely affected.

We have significant customer concentration, and the loss of one or more key customers could adversely affect our results.

Since inception, we have generated a substantial portion of our revenues from a relatively small number of customers, including key brokerage clients using our Condor platform and significant clients of our investment and brokerage subsidiaries. We cannot assure you that we will not have disputes with these customers, that they will continue to renew their agreements, or that they will maintain or expand their usage of our services.

We cannot assure you that there will be no disputes with our significant customers, who have historically contributed a large portion of our revenues, or that we will be able to maintain our existing customer relationships. If our current key customers cease to engage our services or materially reduce the scope of our relationship and we are unable to replace such revenues within a reasonable period or at similar margins, our business and profitability may be adversely affected.

If one or more of these major customers were to terminate or materially reduce their relationship with us and we were unable to replace the lost business with new customers of similar size and profitability within a reasonable period, our revenues and results of operations could be materially adversely affected.

We have historically derived all of our revenue substantially from a small number of customers, and we could be adversely affected by the loss of a major customer or changes in the business or financial condition of our major customers.

While our consolidated revenue is now derived principally from our brokerage and wealth management operations, revenue in our technology and software segment is generated from a limited number of third-party broker licensees. For the year ended December 31, 2025, our technology and software segment accounted for approximately 14.59% of consolidated revenue, and our top five customers in that segment accounted for approximately 69.77% of segment revenue.

In addition, a substantial portion of the trading and liquidity activity at AIL subsidiary is conducted with a limited number of counterparties, including affiliates of our controlling shareholder. If any of these customers materially reduces its business with us, fails to pay amounts due, experiences financial difficulties, or terminates its relationship with us, and we are unable to replace the associated revenues, our business, financial condition, and results of operations could be materially adversely affected.

Our business model may not be sufficient to ensure our success in our intended market.

Our business strategy depends on our ability to gain and maintain market acceptance for our products and services in key regions, including North America, Europe, and Asia. Regulatory changes—such as the implementation and continuing evolution of MiFID II and related European requirements for best execution, leverage limits on CFDs, margin rules, and product governance—may require our customers and us to invest significantly in trading, risk management, and reporting technology, and may limit the ability of retail and professional clients to use leveraged products. If we are unable to develop and adapt our products and services to meet changing regulatory requirements or customer preferences in a timely and cost-effective manner, our business and results of operations could be adversely affected.

We may not be able to compete effectively in the highly competitive markets in which we operate.

We face intense competition from well-established financial institutions, technology providers, brokerages, and wealth managers, as well as smaller, specialized firms. Many of our competitors have substantially greater financial, technical, marketing, and other resources; more established brand recognition; and larger customer bases than we do. As a result, they may be better positioned to obtain regulatory licenses, attract and retain key personnel, invest in technology and product development, and weather downturns in the financial markets.

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We may be at a competitive disadvantage in obtaining the facilities, technologies, employees, financing, and other resources required to provide the products and services demanded by existing and prospective customers. Our financial resources and other assets may limit our ability to acquire customers or counterparties. We also expect competition to intensify as new entrants and larger financial technology providers target similar markets and customers.

Our business model and products may be adversely affected by changes in the regulatory framework governing derivatives, CFDs, digital assets, and wealth management services.

Our target markets are subject to frequent regulatory changes and product intervention measures. For example, regulators in Europe and other regions have introduced leverage limits, negative balance protections, margin close-out rules, and marketing restrictions for CFDs and other complex retail products, and may impose additional measures in the future. Similar trends may develop in other jurisdictions in which we operate or intend to operate.

In our wealth management business, evolving rules regarding financial advice, best interest standards, product disclosure, and conflicts of interest may require ongoing changes to our business model, compliance framework, and product shelf. In the digital asset and crypto-derivative space, regulatory frameworks remain fragmented and subject to significant uncertainty, which could impact the viability and growth of products we support through our technology.

If we do not timely enhance our products, services, and compliance frameworks to address new and evolving regulatory requirements, or if regulators impose restrictions that materially limit the availability or attractiveness of our offerings, our business, financial condition, and results of operations could be adversely affected.

We may not earn significant revenues from our digital asset and cryptocurrency-related products and services, and such activities may expose our customers and us to additional risks.

We provide technology and connectivity that enable our broker clients to offer trading in certain digital asset-linked instruments and crypto-related products through our Condor Pro Multi-Asset Trading Platform. Although we believe the digital asset market represents a long-term opportunity, it is also characterized by extreme price volatility, evolving business models, and significant regulatory scrutiny in multiple jurisdictions.

The growth in cryptocurrencies and related products and services has attracted the attention of regulators in various jurisdictions in which our customers and we operate. Regulators may impose substantial investor protection requirements and safeguards regarding transparency of information, trading rules, liquidity, capital requirements, custodial services, valuation, and other matters. Cryptocurrency markets currently operate with less investor protection than traditional securities markets, which may create opportunities for fraud and market manipulation. These factors may limit the extent to which we can successfully monetize crypto-related solutions.

Our crypto-related solutions are still in the development and scaling stage and have not been extensively market-tested under our brand. We cannot be certain that these solutions will gain wide acceptance, generate meaningful revenues, or achieve profitability. Furthermore, this area is highly competitive and requires specialized technical talent; competition for qualified employees may increase our costs. If we are unable to develop and commercialize our crypto-related solutions successfully, our growth prospects could be adversely affected.

If regulators determine that our activities require money transmitter or other licenses, or registration under securities or commodities laws, we could be subject to high costs and regulatory consequences.

We are a technology provider and software developer in the cryptocurrency and digital asset space. We do not mine, trade, or act as counterparty in cryptocurrencies on our own account, and we do not hold client assets. Our current business model is to provide technology to regulated brokers and financial institutions rather than to operate as a money services business or exchange.

However, the legal and regulatory characterization of digital asset activities is still developing. If regulators in the United States or other jurisdictions were to determine that certain aspects of our activities—alone or in combination with our affiliates—constitute money transmission, securities brokerage, exchange operation, or another regulated activity, we could be required to register as a money services business (MSB), obtain money transmitter licenses in one or more states, register as a broker-dealer, alternative trading system, or exchange, or obtain other licenses or approvals.

Obtaining and maintaining such licenses would be costly and time-consuming, and there is no assurance that we would be able to obtain them or meet ongoing requirements. If we were required to register and failed to do so, or were found to have engaged in unlicensed activities, we could be subject to investigations, fines, penalties, or restrictions on our business, any of which could have a material adverse effect on our business, financial condition, and results of operations.

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Rapid technological change could render our products and services less competitive or obsolete.

Rapid technological change, frequent introductions of new products and services, evolving industry standards, and changing client preferences characterize the markets in which we operate. Our future success will depend in significant part on our ability to improve and enhance the functionality, performance, reliability, and scalability of our Condor platform and related offerings; to develop and successfully commercialize new products and services; and to address emerging technologies, including new trading interfaces, analytics tools, and, where applicable, artificial intelligence and machine learning capabilities.

We may experience delays or difficulties in developing, introducing, or marketing new or enhanced products and services. Our new offerings must meet the needs and expectations of existing and prospective clients and achieve sufficient market acceptance. We may also incur substantial costs if we need to modify our products, infrastructure, or architecture to adapt to new technologies or regulatory requirements.

In addition, new or existing competitors may develop products, platforms, or services that are more attractive to clients because they are more advanced, easier to use, better integrated with other systems, or offered at a lower cost. If our products and services do not keep pace with technological and regulatory changes, our competitive position could be impaired, and our revenue and profitability could decline.

We rely on intellectual property and proprietary technology and may not be able to protect or enforce our rights adequately.

Our competitive advantage depends in part on our proprietary Condor trading technology and related software, as well as on know-how and other intellectual property (IP). We currently rely primarily on copyrights, trade secrets, trademarks (registered or unregistered), confidentiality and invention assignment agreements, and other contractual protections to safeguard our technology and IP. We do not currently hold any issued patents.

These measures may not prevent misappropriation or unauthorized use of our technology and IP. Third parties may attempt to copy or reverse-engineer our software, develop similar technology independently, or register trademarks or domain names that are confusingly similar to our brands. Enforcement of IP rights is expensive, time-consuming, and uncertain, particularly in foreign jurisdictions where legal systems and enforcement mechanisms may be less developed.

Moreover, we have not conducted comprehensive freedom-to-operate analyses with respect to all aspects of our technology, and third parties may assert that we infringe their patents, copyrights, trademarks, or other IP rights. Any such claims, even if ultimately unsuccessful, could be costly to defend, divert management attention, require us to modify or cease offering certain products or services, or result in damages, settlements, or licensing arrangements that could negatively impact our business.

We have engaged in, and expect to continue to engage in, related party transactions, which may give rise to potential conflicts of interest.

We have entered into and may in the future enter into transactions with related parties, including our directors, executive officers, significant stockholders, and entities they control or in which they have an interest. For example, certain of our acquisitions and financing transactions have involved entities affiliated with one or more of our directors or significant stockholders. These transactions may not have been, and future related party transactions may not be, on terms as favorable to us as those we could obtain in arm’s-length dealings with unrelated third parties.

Although we have implemented related party transaction approval processes, potential conflicts of interest could arise in connection with decisions involving related parties, including with respect to strategic opportunities, allocation of business or investment opportunities, pricing and terms of transactions, or enforcement of rights. If we fail to manage and disclose related party transactions and conflicts appropriately, we could be subject to regulatory scrutiny, litigation, or claims from stockholders, and our reputation and business could be adversely affected.

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We have recorded significant intangible assets, which are subject to impairment risk.

Our acquisitions have resulted in the recognition of substantial goodwill and identifiable intangible assets, such as customer relationships, licenses, and technology. Goodwill and indefinite-lived intangible assets are not amortized but are tested annually, or more frequently if events or changes in circumstances indicate that they may be impaired. Finite-lived intangible assets are amortized over their estimated useful lives and are also subject to impairment review.

Factors that may adversely affect the estimated fair value of our reporting units or intangible assets include, among others, underperformance of acquired businesses relative to our expectations, deterioration in market conditions or regulatory environments, increased competition, or higher discount rates. If we determine that goodwill or intangible assets are impaired, we would be required to record non-cash impairment charges, which could be material and could adversely affect our results of operations and stockholders’ equity.

We are significantly influenced by our officers, directors, and entities affiliated with them.

In the aggregate, a significant portion of the voting power represented by our Common Stock and preferred stock is held by our executive officers, directors, and their affiliated entities. A group of two, including Gope S. Kundnani (Kundnani), Director and Controlling Shareholder, Mitchell Eaglstein (Eaglstein), CEO and Director, is expected to hold approximately 98.25% of the voting power of our issued and outstanding capital stock post-reverse split as a result of Series A Preferred 1-for-50 voting power. These shareholders, if acting together, will be able to significantly influence all matters requiring shareholder approval, including the election and removal of directors and approval of mergers or other business combinations.

We depend on our executive officers and other key personnel, and the loss of one or more key individuals could adversely affect our business.

Our performance and future success depend significantly on the continued service and expertise of our senior management team, including our Chief Executive Officer, Chief Financial Officer, and other key executives, as well as on our ability to attract and retain qualified personnel in technology, risk management, compliance, sales, and operations. The market for experienced professionals in our industry is highly competitive, and we may not be able to recruit, retain, and motivate the personnel we require.

The loss of one or more members of our senior management or other key employees, or our inability to attract and retain additional qualified personnel as our business grows, could impair our ability to execute our strategy, maintain regulatory compliance, manage our risk profile, and grow our business.

Compromises, interruptions, or shutdowns of our systems, including those managed by third parties, could disrupt our business and harm our reputation.

Our business depends on the efficient and uninterrupted operation of our information technology systems and those of our third-party service providers, including trading platforms, data centers, communication networks, and cloud infrastructure. From time to time, we must update or enhance these systems, integrate new applications or service providers, and address legacy systems or technical debt.

System failures, outages, slowdowns, capacity constraints, or performance issues—whether due to hardware or software defects, human error, natural disasters, power loss, cyber-attacks, or other causes—could impair our ability to provide services to clients, execute trades, or process data and transactions in a timely and accurate manner. Prolonged or repeated interruptions, or any material errors, could lead to regulatory scrutiny, financial losses, missed trading opportunities, increased costs, and damage to our reputation.

We are exposed to cybersecurity risks and may experience data breaches or other cyber incidents.

We collect, process, store, and transmit confidential and proprietary information, including client data, through our products and internal systems. We rely on a combination of internal controls, technical safeguards, and third-party security tools to protect this information. Nevertheless, our systems and those of our vendors and partners are subject to cyber-attacks and security incidents, including phishing and social engineering, malware, ransomware, denial-of-service attacks, insider threats, and other malicious activities.

As participants in the financial markets, we may be a particular target for sophisticated cyber-attacks, including those sponsored by nation-states, criminal organizations, or other actors seeking to steal sensitive data, disrupt operations, or extort payments. The use of mobile and cloud technologies also increases our attack surface and may introduce additional vulnerabilities.

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A successful cyber-attack or data breach could result in unauthorized access to or loss of sensitive information, disruption of our operations, financial losses, significant remediation costs, regulatory investigations and penalties, legal claims, and damage to our brand and reputation. While investing in cybersecurity and continuously enhancing our security posture, we cannot guarantee that our measures will be fully effective in preventing or detecting all cyber incidents.

Our business activities may be subject to the U.S. Foreign Corrupt Practices Act and similar anti-bribery and anti-corruption laws, as well as export controls, trade sanctions, and import laws and regulations.

We conduct business globally and may, in the future, expand into additional jurisdictions. Our activities are subject to the U.S. Foreign Corrupt Practices Act (FCPA), the UK Bribery Act, and similar anti-bribery and anti-corruption laws in other countries, as well as U.S. and foreign export control, trade sanctions, and import laws and regulations. These laws prohibit, among other things, the offering, promising, or giving of anything of value, directly or indirectly, to government officials or other persons to improperly influence official action or secure an improper advantage.

Because our business involves significant interaction with regulators and other public authorities, particularly in connection with licensing and supervision of our regulated subsidiaries, we face an increased risk of allegations of violations of anti-corruption or sanctions laws. We maintain policies and procedures designed to promote compliance with these laws, but there can be no assurance that our employees, agents, or partners will not take actions in violation of these laws or our policies.

Violations of anti-corruption, sanctions, or export control laws can result in severe civil and criminal penalties, disgorgement, injunctions, debarment from government contracts, restrictions on our ability to conduct business in certain jurisdictions, and significant reputational harm, any of which could have a material adverse effect on our business, financial condition, and results of operations.

We may be subject to claims, litigation, and regulatory actions, which could be costly and time-consuming and adversely affect our business.

From time to time, we may be involved in legal, regulatory, or administrative proceedings arising in the ordinary course of business, including matters relating to customer complaints, contractual disputes, employment issues, intellectual property, data protection, and compliance with laws and regulations. We may also be required to initiate litigation to protect our interests.

Litigation and regulatory actions are inherently uncertain, and their outcomes and costs can be difficult to predict. Even when we believe claims are without merit, defending them can be expensive, time-consuming, and distracting to management. In addition, our insurance may not provide coverage for all claims, may be subject to deductibles or limits, or may be disputed by insurers. Adverse judgments, settlements, fines, penalties, or other resolutions of legal or regulatory matters could result in high costs, harm our reputation, and have a material adverse effect on our business, financial condition, and results of operations.

Risks Related to Our Status as a Smaller Reporting Company

We no longer qualify as an “emerging growth company,” and the scaled disclosure we rely on as a smaller reporting company could make our Common Stock less attractive to investors.

We ceased to qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) on December 31, 2022. We no longer rely on the accommodations available to emerging growth companies. We continue to qualify as a smaller reporting company and, in that capacity, are not required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
●	obtain an auditor attestation concerning management’s report on the effectiveness of our internal control over financial reporting; and
●	disclose certain executive compensation-related items, such as the ratio of the Chief Executive Officer’s compensation to median employee compensation.

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Prior to December 31, 2022, we took advantage of the extended transition period provided by Section 107 of the JOBS Act for adopting new or revised accounting standards. We now apply the effective dates applicable to public companies.

Investors may find our securities less attractive as a result of these exemptions and the reduced disclosure, which could adversely affect the market price and liquidity of our Common Stock.

We are a “smaller reporting company” and are subject to reduced disclosure requirements, which may limit the information available to stockholders.

We are a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. As a smaller reporting company, we are permitted to provide scaled disclosures, including, among other things, only two years of audited financial statements and reduced executive compensation disclosure. We will remain a smaller reporting company until, among other criteria, the market value of our non-affiliate Common Stock equals or exceeds $250 million as of the last business day of our second fiscal quarter, or our annual revenues equal or exceed $100 million, and the market value of our non-affiliate Common Stock equals or exceeds $700 million.

To the extent we rely on these reduced disclosure obligations, the information we provide to stockholders may be less extensive than that provided by other public companies, which could make our securities less attractive to some investors and could adversely affect the market price and liquidity of our Common Stock.

Risks Related to Our Corporate Governance and Capital Structure

Certain provisions of Delaware law and our corporate documents could delay or prevent a change of control that stockholders may consider favorable.

We are incorporated under the laws of the State of Delaware and are subject to the provisions of the Delaware General Corporation Law (DGCL). Certain provisions of Delaware law and our certificate of incorporation and bylaws may have an anti-takeover effect and could delay, defer, or prevent a merger, acquisition, tender offer, takeover attempt, or other change of control transaction that a stockholder might consider in its best interests, including those that might result in a premium over the market price of our Common Stock. These provisions include, among others:

●	the ability of our board of directors, without further stockholder approval, to issue one or more series of preferred stock and determine the rights, preferences, and privileges of those shares;
●	advance notice requirements for stockholders to nominate directors or propose other business to be considered at stockholder meetings;
●	limitations on the ability of stockholders to call special meetings; and
●	the absence of cumulative voting in the election of directors.

These provisions could make it more difficult for a third party to acquire control of us, even if doing so would benefit our stockholders, and could limit the price investors are willing to pay for our Common Stock.

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Our capital structure, including the voting rights of our preferred stock, concentrates voting power in a small number of stockholders who can significantly influence or control major corporate decisions.

Our certificate of incorporation authorizes multiple series of preferred stock, including our Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is entitled to 50 non-cumulative votes per share on all matters submitted to a vote of our stockholders and, notwithstanding its designation, has no right to convert into shares of our Common Stock. Each share of Series B Convertible Preferred Stock is entitled to one (1) vote per share and is convertible into shares of our Common Stock at a conversion rate determined in accordance with the Certificate of Designation, as amended. The initial conversion rate is 100 shares of Common Stock for each share, the conversion rate is not automatically adjusted for stock splits, combinations, or other reclassifications of our Common Stock, and, upon a Rate Determination Event, our Board of Directors may fix the conversion rate within a range of not more than 100 and not less than 10 shares of Common Stock for each share. Our Board fixed the conversion rate at 50 shares of Common Stock for each share of Series B Convertible Preferred Stock, effective July 13, 2026. A substantial portion of our preferred stock and Common Stock is held by our directors, executive officers, and their affiliates.

As a result, these stockholders, acting individually or in concert, are able to exercise significant influence over all matters requiring stockholder approval, including the election and removal of directors, amendments to our certificate of incorporation and bylaws, and the approval of mergers, business combinations, or other extraordinary transactions. This concentration of voting power could have the effect of delaying or preventing a change in control of our company, may discourage potential acquisition proposals, and could adversely affect the market price of our Common Stock. It may also limit the ability of other stockholders to influence corporate matters.

Our certificate of incorporation and bylaws provide for indemnification and limitation of liability for our directors and officers, which could reduce the remedies available to stockholders and increase our costs.

Our certificate of incorporation and bylaws provide that we will fully indemnify our directors and officers permitted by Delaware law and fully limit the personal liability of our directors for monetary damages permitted by Section 102(b)(7) of the DGCL. These provisions may discourage stockholders from bringing suits against directors for breaches of fiduciary duty and may reduce the likelihood of derivative litigation against directors and officers, even when such actions might benefit our stockholders and us.

While these provisions do not eliminate the duty of care, duty of loyalty, or other fiduciary duties under Delaware law, and do not protect directors from liability in certain circumstances (such as for breach of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, and certain transactions from which the director derives an improper personal benefit), they may nevertheless make it more difficult for stockholders to obtain monetary damages from directors. We may also be required to expend significant funds to defend and indemnify directors and officers in actions brought against them, which could adversely affect our financial condition.

Our governing documents include an exclusive forum provision, which could limit a stockholder’s ability to bring claims in a judicial forum of its choosing.

Our bylaws provide that, unless we consent in writing to an alternative forum, the state courts of Delaware (or, if such courts lack jurisdiction, the federal courts located in the State of Delaware) shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, employees, or stockholders to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to the DGCL, our certificate of incorporation, or our bylaws; or (iv) any action asserting a claim that is governed by the internal affairs doctrine.

This exclusive forum provision may limit a stockholder’s ability to bring such claims in a forum that it finds favorable, may increase the costs of litigating such claims, and could discourage the filing of certain claims. The exclusive forum provision does not apply to claims under the Securities Exchange Act of 1934, for which federal courts have exclusive jurisdiction, and we do not believe it should be interpreted to apply to claims under the Securities Act of 1933. However, there is uncertainty as to whether courts will enforce provisions such as ours with respect to Securities Act claims. If a court were to find our exclusive forum provision inapplicable or unenforceable, we could incur additional costs associated with resolving actions in multiple jurisdictions.

Our board of directors can issue additional shares of preferred stock that may adversely affect the rights of holders of our Common Stock or deter a change of control.

Our certificate of incorporation authorizes the issuance of up to 15,000,000 shares of preferred stock in one or more series and authorizes our board of directors to fix the rights, preferences, and privileges of the preferred stock without stockholder approval. While a portion of this preferred stock has been designated and issued as Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, our board has the authority to issue additional preferred stock and to establish the rights and preferences of any new series, including dividend rates, conversion rights, voting rights, redemption provisions, and preferences over our Common Stock with respect to dividends or upon liquidation.

The issuance of additional preferred stock could:

●	adversely affect the voting power of holders of our Common Stock;
●	dilute the economic interests of existing stockholders;
●	delay, defer, or prevent a change in control; or
●	otherwise adversely affect the market price of our Common Stock.

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Risks Related to the Market for Our Common Stock and This Offering

Certain provisions of our Certificate of Incorporation and bylaws allow concentration of voting power in one individual, which may, among other things, delay or frustrate the removal of incumbent directors or a takeover attempt, even if such events may be beneficial to our stockholders.

Kundnani and Eaglstein hold 4,000,000 and 500,000 shares of our Series A Convertible Preferred Stock, representing 100.00% of all issued and outstanding Series A Convertible Preferred Stock. Under our Certificate of Incorporation, each share of Series A Convertible Preferred Stock is entitled to 50 non-cumulative votes per share on all matters presented to our stockholders and has no right to convert into shares of our Common Stock. As a result, Eaglstein and Gope have substantial voting power and may control the outcome of matters submitted to stockholders, including the election of directors, changes in the size or composition of the Board, and mergers or other business combinations involving the Company. These super voting rights continue in effect. These stockholders also beneficially own a significant percentage of our Common Stock. The Series A Convertible Preferred Stock has no conversion rights and no shares of Common Stock are issuable upon conversion of the Series A Convertible Preferred Stock.

Kundnani, Eaglstein, and Firoz hold 1,991,844, 150,000, and 150,000 Series B Convertible Preferred Stock, representing 96.63% of all issued and outstanding Series B Convertible Preferred Stock. Under our Certificate of Incorporation, each share of Series B Convertible Preferred Stock is entitled to 1 non-cumulative vote per share on all matters presented to our stockholders, and each share of Series B Convertible Preferred Stock is convertible into shares of our Common Stock at a conversion rate determined in accordance with the Certificate of Designation, as amended. The initial conversion rate is 100 shares of Common Stock for each share, the conversion rate is not automatically adjusted for stock splits, combinations, or other reclassifications of our Common Stock, and, upon a Rate Determination Event, our Board of Directors may fix the conversion rate within a range of not more than 100 and not less than 10 shares of Common Stock for each share. Our Board fixed the conversion rate at 50 shares of Common Stock for each share of Series B Convertible Preferred Stock, effective July 13, 2026. On July 13, 2026, the Board of Directors approved, and the Company effected, the conversion of all 2,371,844 outstanding shares of Series B Convertible Preferred Stock into 118,592,200 shares of Common Stock at a conversion ratio of 50 shares of Common Stock for each one share of Series B Convertible Preferred Stock.

As a result, Kundnani, Eaglstein, and Firoz have substantial voting power and may control the outcome of matters submitted to stockholders, including the election of directors, changes in the size or composition of the Board, and mergers or other business combinations involving the Company.

We do not intend to pay cash dividends on our Common Stock for the foreseeable future, and any return on your investment will depend on appreciation in the price of our Common Stock.

We have never declared or paid cash dividends on our Common Stock and do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain any future earnings to fund our operations, support regulatory capital at our subsidiaries, and finance the growth and development of our business. Any future determination to declare dividends will be at the discretion of our board of directors and will depend on a variety of factors, including our financial condition, results of operations, cash requirements, prospects, and other factors that our board of directors may deem relevant.

Accordingly, the return on your investment in our Common Stock will depend solely on any future appreciation in its market price, if any. There is no guarantee that our Common Stock will appreciate in value or even maintain the price at which you purchase shares.

There is currently a limited public market for our Common Stock, and an active, liquid trading market may never develop or be sustained.

Our Common Stock is currently quoted on the OTC Markets under the symbol “FDCT,” where trading in our shares has historically been limited and sporadic. The shares covered by this prospectus are not being listed on any national securities exchange. We may apply to list our Common Stock on any national securities exchange as per the discretion of the Board. There can be no assurance that an active and liquid trading market for our Common Stock will develop or be sustained, or that any listing application will be made or, if made, approved.

Securities traded on the OTC Markets or listed on smaller exchanges generally have less liquidity and greater price volatility than securities of larger, more established companies. As a result, investors may find it difficult to buy or sell our shares at desired times or prices, and the sale of a relatively small number of shares could significantly impact the market price.

The market price of our Common Stock may be volatile and could decline significantly, causing you to lose all or part of your investment.

The market price of our Common Stock is likely to be volatile and subject to wide fluctuations in response to various factors, many of which are beyond our control. These factors include, among others:

●	variations in our operating results and financial condition;
●	changes in trading volumes or volatility in the markets we serve;
●	announcements of acquisitions, strategic partnerships, or new product offerings by our competitors or us;
●	changes in estimates or recommendations by securities analysts or the failure of analysts to initiate or maintain coverage of our company;
●	regulatory developments affecting our company, our clients, or our industry;
●	changes in general economic, industry, or market conditions;
●	additions or departures of key personnel;
●	the expiration of lock-up agreements or other restrictions on the sale of our securities; and
●	the occurrence of major catastrophic events, geopolitical developments, or global health emergencies.

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In addition, broader stock market fluctuations and macroeconomic conditions may adversely impact the market price of our Common Stock, regardless of our actual operating performance. Volatility in our stock price could expose us to the risk of securities class action litigation, which, whether or not successful, could divert management’s attention and resources and result in high costs.

Our Common Stock has recently traded below our pro forma net tangible book value per share, and you will experience immediate dilution if you purchase shares from the selling shareholders at a price above that value.

Our pro forma net tangible book value was approximately $0.30 per share. On September 14, 2026, the last reported sale price of our Common Stock was $0.15 per share, or approximately one-half of that amount. A purchaser who acquires shares from a selling shareholder at $0.15 per share would not incur dilution in net tangible book value per share on that basis. However, the trading of our Common Stock below our pro forma net tangible book value per share may indicate that the market ascribes to our net assets a value materially below their carrying amount, and there can be no assurance that we would realize the carrying amount of those assets. A purchaser who acquires shares at any price above approximately $0.30 per share would incur immediate dilution equal to the amount by which the purchase price exceeds that value. The market price of our Common Stock has been volatile, and the actual dilution will depend on the price you pay. See “Dilution.”

At June 30, 2026, our capital structure was as follows: our authorized Common Stock consisted of 750,000,000 shares, of which 4,230,868 shares were issued and outstanding, and our authorized preferred stock consisted of 15,000,000 shares, of which 10,000,000 shares were designated as Series A Convertible Preferred Stock, of which 4,500,000 shares were issued and outstanding, and 3,000,000 shares of preferred stock designated as Series B Convertible Preferred Stock, of which 2,371,844 shares were issued and outstanding. See “Description of Our Securities.” After this offering, our management and Board will have broad discretion to issue additional shares of Common Stock, preferred stock, warrants, options, and other securities in various transactions, subject to applicable law and stock exchange rules, and any such issuances could result in further dilution to investors in this offering.

Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales may occur, could depress the market price of our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public market after this offering, or the perception that these sales could occur, could adversely affect the market price of our Common Stock and impair our ability to raise additional capital through the sale of equity securities.

We have 125,323,068 shares of Common Stock outstanding as of the date of this prospectus. The 2,500,000 shares covered by this prospectus represent approximately 1.99% of our outstanding Common Stock and, once sold under the registration statement of which this prospectus forms a part, will be freely tradable without restriction under the Securities Act, except for any shares held by our “affiliates,” as defined in Rule 144 under the Securities Act. Our Common Stock is thinly traded, and sales of even a small number of shares could depress the market price.

The shares covered by this prospectus are not subject to any lock-up or other contractual restriction on resale. Our officers, directors and significant stockholders have not entered into lock-up agreements in connection with this registration, and there is no underwriter that could waive or enforce any such restriction.

Techniques employed by short sellers may drive down the market price of our Common Stock.

Short selling involves the sale of securities that the seller does not own, but has borrowed, with the expectation of buying identical securities at a lower price in the future to return to the lender. Short sellers may engage in tactics that create negative publicity or otherwise attempt to drive down the market price of a company’s securities.

If our Common Stock becomes the target of short selling or “short attacks,” whether based on true, false, or misleading information, the resulting negative publicity and selling pressure could cause a decline in our stock price, increase volatility, and adversely affect the market for our shares. We may need to expend significant resources to respond to or rebut such activities, and we may be constrained in our ability to pursue legal remedies by considerations of free speech, jurisdiction, and other factors. Even if allegations are ultimately proven unfounded, the reputational and market damage could be significant.

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If securities or industry analysts do not publish research or publish unfavorable research about our business, the price and trading volume of our Common Stock could decline.

The trading market for our Common Stock will depend, in part, on the research and reports that securities and industry analysts publish about us, our competitors, and our industry. If one or more analysts initiate coverage and then downgrade our Common Stock, publish inaccurate or unfavorable research, or cease coverage of our company, the market price and trading volume of our Common Stock could decline.

If no analysts establish or maintain coverage of our company, the absence of such coverage could limit the visibility of our business in the financial markets, reduce trading volumes, and adversely affect the market price of our Common Stock.

We will not receive any proceeds from the sale of shares by the selling shareholders.

We will not receive any proceeds from the sale of the shares of Common Stock offered by the selling shareholders. Accordingly, purchasers of those shares will not be providing us with any capital, and our results of operations, liquidity and capital resources will not be improved as a result of sales made under this prospectus.

We are subject to complex accounting rules and internal control requirements; failure to maintain effective internal control over financial reporting could harm our business and stock price.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, and other applicable securities laws and regulations. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on the effectiveness of our internal control over financial reporting, and, if and when we cease to qualify as a non-accelerated filer, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting.

If we identify additional material weaknesses or significant deficiencies in our internal control over financial reporting, or if we are unable to maintain effective internal controls on an ongoing basis, we may be unable to report our financial results or prevent fraud accurately. This could result in further restatements of our financial statements, regulatory investigations, sanctions, or litigation, and could cause investors to lose confidence in our reported financial information, thereby negatively impacting the market price of our Common Stock. We have previously identified material weaknesses in our internal control over financial reporting and have restated previously issued financial statements, as described in the immediately following risk factor.

We have restated previously issued financial statements, our previously issued financial statements should no longer be relied upon, and we have identified material weaknesses in our internal control over financial reporting.

On June 3, 2026, our Board of Directors, after consultation with management and LAO Professionals (“LAO”), our independent registered public accounting firm, concluded that our previously issued audited consolidated financial statements for the fiscal years ended December 31, 2024 and December 31, 2025, our previously issued unaudited condensed consolidated financial statements for the quarterly periods ended March 31, 2025, June 30, 2025, September 30, 2025 and March 31, 2026, and the related audit report of Olayinka Oyebola & Co. on our fiscal year 2024 financial statements should no longer be relied upon. We have restated the affected periods in amendments to the affected Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. See “Prospectus Summary—Recent Developments—Restatement of Previously Issued Financial Statements and Non-Reliance.”

The errors giving rise to the restatements were identified principally in connection with LAO’s reaudit of our fiscal year 2024 consolidated financial statements, which followed our dismissal of our former independent registered public accounting firm after its designation as a Prohibited Service Provider by OTC Markets Group, and in connection with a comment letter we received from the staff of the SEC’s Division of Corporation Finance regarding, among other things, the presentation of client funds held by our regulated brokerage subsidiaries. In connection with the restatements, management identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Our remediation efforts are ongoing, and we cannot assure you that our remediation plan will be sufficient, that it will be completed on the timeline we expect, or that additional material weaknesses or errors will not be identified in the future.

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The restatements and the underlying control deficiencies expose us to a number of risks. We have incurred, and expect to continue to incur, significant professional fees and other costs, and our management has devoted, and expects to continue to devote, substantial time to the restatements and related remediation, in each case diverting resources from the operation of our business. We may become subject to further review or comment by the SEC staff, to SEC or other regulatory investigations, enforcement proceedings or sanctions, and to private litigation, including securities class action or stockholder derivative claims, any of which could result in substantial costs, damages or penalties and could further divert management’s attention. Our ability to access the capital markets or to complete future acquisitions on acceptable terms, or at all, could be impaired. Investors may lose confidence in the accuracy and completeness of our financial reports and in our management, and the market price of our Common Stock could decline significantly as a result.

In addition, because our previously issued financial statements for the periods described above should no longer be relied upon, investors should not rely on any historical financial information regarding those periods other than the restated financial information contained in the amendments and in this prospectus. Financial information for those periods that was previously disseminated, including in our earnings releases and investor communications, may differ materially from the restated financial information.

Changes in accounting standards or interpretations and in tax laws or their application could adversely affect our results of operations and financial condition.

We prepare our consolidated financial statements in accordance with U.S. generally accepted accounting principles (U.S. GAAP), which are subject to change over time. New accounting standards or interpretations, as well as changes in the application of existing standards, could materially affect how we report our financial condition and results of operations.

Similarly, we are subject to U.S. federal, state, local, and foreign tax laws, which are complex and subject to change. Changes in tax law, tax treaties, regulations, or their interpretation, as well as the outcome of tax audits or examinations, could materially affect our effective tax rate, the value of our deferred tax assets and liabilities, and our financial results.

Any of these changes—whether in accounting or tax rules—could result in unexpected volatility in our reported financial performance and may require significant management time and resources to implement.

We may be subject to securities litigation, which could be expensive and divert management’s attention.

The stock markets have experienced significant price and volume fluctuations that have affected the market prices of equity securities of many technology and financial services companies. In the past, class action litigation has often been instituted against companies following periods of volatility in their stock price. If we were to become involved in securities litigation, it could result in substantial costs, divert management’s attention and resources, and harm our reputation and business. Even if we prevail in such litigation, the costs and time associated with defending against it could be significant.

You should read the foregoing risk factors together with the other information contained in this prospectus, including our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Common Stock offered by the selling shareholders under this prospectus. All proceeds from the sale of those shares will be for the accounts of the selling shareholders.

We have agreed to bear the expenses of registering the shares under federal and state securities laws, including the SEC registration fee and legal, accounting and printing expenses. The selling shareholders will bear all brokerage commissions, discounts, concessions and similar selling expenses, and any transfer taxes, attributable to their sale of the shares.

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MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCID Basic Market under the symbol “FDCT.” Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions, and may not necessarily represent actual transactions.

We may apply to list our Common Stock on any national securities exchange at the discretion of the Board. On September 14, 2026, the last reported sale price of our Common Stock on the OTCID Basic Market was $0.15 per share.

As of the date of this prospectus, there were 199 holders of record of our Common Stock.

DETERMINATION OF OFFERING PRICE

We are not selling any shares of Common Stock under this prospectus, and no offering price has been determined by us or in negotiations with any underwriter. The selling shareholders may sell the shares covered by this prospectus at prevailing market prices, at prices related to prevailing market prices, at negotiated prices or at fixed prices. Our Common Stock is quoted on the OTCID Basic Market under the symbol “FDCT,” where trading has historically been limited and sporadic. The shares covered by this prospectus were issued in two tranches under two separate consulting agreements: 1,500,000 shares on August 27, 2026, when the last reported sale price of our Common Stock was $0.70 per share, and 1,000,000 shares on August 28, 2026, when the last reported sale price was $0.78 per share. No cash consideration was paid for these shares and no offering price was established; each tranche was measured separately at its grant-date fair value in accordance with ASC 718. For purposes of the dilution disclosure in this prospectus, we have used $0.15 per share, the last reported sale price of our Common Stock on September 14, 2026. There can be no assurance that an active trading market for our Common Stock will develop or be sustained, or that our Common Stock will trade at or above that price.

DIVIDEND POLICY

We have never declared any dividends on our Common Stock, and we do not anticipate paying any dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to declare dividends will be subject to the discretion of our board of directors and will depend on various factors, including applicable Delaware law, future earnings, capital requirements, results of operations, and any other relevant factors. In general, as a Delaware corporation, we may pay dividends out of surplus capital or, if there is no surplus capital, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year.

CAPITALIZATION

The following table sets forth our cash, cash equivalents, short-term investments, and capitalization at June 30, 2026:

●	On an actual basis; derived from the Company’s unaudited consolidated balance sheet as of June 30, 2026.

●	Pro Forma. Gives effect, as of June 30, 2026, to (a) the 1-for-100 reverse stock split of our common stock, which took effect on July 10, 2026; (b) the conversion on July 13, 2026 of all 2,371,844 outstanding shares of Series B Convertible Preferred Stock into 118,592,200 shares of common stock at the stated conversion ratio of 50 shares of common stock per share of Series B Convertible Preferred Stock; (c) the issuance in August 2026 of 2,500,000 shares of common stock to consultants as compensation for services, comprising 1,500,000 shares issued on August 27, 2026 at a fair value of $0.35 per share and 1,000,000 shares issued on August 28, 2026 at a fair value of $0.39 per share, or $915,000 in the aggregate; and (d) the elimination of the $5,500,000 common stock subscription receivable against additional paid-in capital. No effect is given to the Series A Preferred Stock, which remains outstanding.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Selected Consolidated Financial Data,” “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	At June 30, 2026
	Actual (1)	Proforma (2)
Cash and cash equivalents	$18,184,787	$18,184,787

Capitalization
Current liabilities:
Accounts payable and accrued liabilities	$1,510,624	$1,510,624
Short term loans	2,647,862	2,647,862
Customer funds	7,699,708	7,699,708
Other current liabilities	3,250,364	3,250,364
Total current liabilities	$15,108,558	$15,108,558
Accrued interest	39,609	39,609
Long term debt	101,426	101,426
Other non-current liabilities	529,722	529,722
Total liabilities	$15,779,315	$15,779,315
Stockholders’ Equity
Series A Preferred stock, par value $0.0001, 10,000,000 shares authorized, 4,500,000 issued and outstanding, as of June 30, 2026	450	450
Series B Convertible Preferred stock, par value $0.0001, 3,000,000 shares authorized, 2,371,844 issued and outstanding, as of June 30, 2026	237	—
Common stock, par value $0.0001, 750,000,000 shares authorized; 4,230,868 shares issued and outstanding as of June 30, 2026, as retroactively adjusted for the 1-for-100 reverse stock split effective July 10, 2026; 125,323,068 shares issued and outstanding on a pro forma basis	423	12,532
Additional paid-in capital, Series A preferred stock	2,499,550	2,499,550
Additional paid-in capital, Series B convertible preferred stock	3,344,063	—
Additional paid-in capital	23,410,545	22,157,736
Subscription receivable	(8,000,000)	(2,500,000)
Accumulated other comprehensive income	78,321	78,321
Accumulated surplus	17,979,684	17,064,684
Total FDCTech, Inc. stockholders’ equity	39,313,273	39,313,273
Noncontrolling Interest	(2,794)	(2,794)
Total Stockholders’ Equity	$39,310,479	$39,310,479
Total capitalization	$38,032,751	$38,032,751

(1)	The financial data for the fiscal year ended December 31, 2025, are derived from audited financial statements.
(2)	The pro forma column gives effect to the conversion of the Series B Convertible Preferred Stock, the issuance of shares for consulting services and the elimination of the common stock subscription receivable. On July 13, 2026, all 2,371,844 shares of Series B Convertible Preferred Stock outstanding were converted into 118,592,200 shares of common stock at a conversion ratio of 50:1 (fifty shares of common stock for each share of Series B Convertible Preferred Stock). The conversion has no net impact on total stockholders’ equity, as the aggregate carrying value of the Series B Convertible Preferred Stock of $3,344,300 is reclassified to common stock and additional paid-in capital – common stock. In August 2026, the Company issued 2,500,000 shares of common stock to consultants as compensation for services. The shares were issued in two tranches and measured separately under ASC 718. On August 27, 2026, 1,500,000 shares were recorded at a fair value of $0.35 per share, determined as the $0.70 last reported sale price of the Common Stock on that date less a 50% discount for lack of marketability, or $525,000 in the aggregate. On August 28, 2026, 1,000,000 shares were recorded at a fair value of $0.39 per share, determined as the $0.78 last reported sale price of the Common Stock on that date less a 50% discount for lack of marketability, or $390,000 in the aggregate. The two tranches resulted in $915,000 of stock-based consulting expense in the aggregate, of which $250 was recorded as common stock par value and $914,750 as additional paid-in capital. The $5,500,000 common stock subscription receivable is eliminated against additional paid-in capital. The Series A Preferred Stock and the related $2,500,000 subscription receivable are unchanged.
(3)

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DILUTION

We are not selling any shares of Common Stock under this prospectus. This prospectus covers the resale of 2,500,000 shares of Common Stock that were issued in August 2026 to two consultants as compensation for services. Those shares are already outstanding, and their resale will not increase the number of shares of Common Stock outstanding or change our net tangible book value. If you purchase shares from the selling shareholders at a price above our pro forma net tangible book value per share, your interest will be diluted to the extent of that difference. If you purchase shares at a price below our pro forma net tangible book value per share, you will not experience dilution in net tangible book value per share on that basis.

Our net tangible book value as of June 30, 2026, was $38,032,751, or approximately $0.31 per share. Net tangible book value represents total stockholders’ equity attributable to FDCTech, Inc. of $39,313,273, less acquired intangible assets of $1,280,522. Net tangible book value per share represents net tangible book value divided by the total number of shares of Common Stock outstanding. Our actual shares of Common Stock issued and outstanding at June 30, 2026 were 4,230,868, as reflected on our balance sheet and as retroactively adjusted for the 1-for-100 reverse stock split effective July 10, 2026. The $0.31 per share figure is calculated on 122,823,068 shares of Common Stock, which gives pro forma effect to the conversion on July 13, 2026, of all 2,371,844 outstanding shares of Series B Convertible Preferred Stock into 118,592,200 shares of Common Stock. Because that conversion occurred after June 30, 2026, it is treated as a non-recognized subsequent event and is not reflected in our historical balance sheet. Calculated on the 4,230,868 shares actually outstanding at June 30, 2026, our net tangible book value per share would have been approximately $8.99. Net tangible book value is not a measure calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), and our computation may not be comparable to similarly titled measures reported by other companies.

The following table reconciles our shares of Common Stock outstanding from the amount reported on our June 30, 2026, balance sheet to the pro forma amount used in this section:

Shares
Shares of Common Stock issued and outstanding at June 30, 2026, as retroactively adjusted for the 1-for-100 reverse stock split (per balance sheet)	4,230,868
Add: shares issued on conversion of all 2,371,844 outstanding shares of Series B Convertible Preferred Stock on July 13, 2026	118,592,200
Shares of Common Stock outstanding following the Series B conversion	122,823,068
Add: shares issued to two consultants for services in August 2026	2,500,000
Pro forma shares of Common Stock outstanding	125,323,068

On a pro forma basis, after giving effect to the issuance in August 2026 of 2,500,000 shares of Common Stock for consulting services, we had 125,323,068 shares of Common Stock outstanding and pro forma net tangible book value of $38,032,751, or approximately $0.30 per share. The consulting shares were issued for services rather than for cash; the $915,000 fair value recorded in additional paid-in capital is offset in full by the corresponding stock-based consulting expense, so aggregate net tangible book value is unchanged, and net tangible book value per share decreases by approximately $0.01 as a result of the increase in shares outstanding.

A purchaser who acquires shares from the selling shareholders at $0.15 per share, the last reported sale price of our Common Stock on September 14, 2026, would not incur dilution in net tangible book value per share. That price is approximately $0.15 per share below our pro forma net tangible book value of approximately $0.30 per share, and a purchaser at that price would instead realize an immediate increase in net tangible book value of approximately $0.15 per share. A purchaser who acquires shares at any price above approximately $0.30 per share would incur immediate dilution equal to the amount by which the purchase price exceeds that value. The shares covered by this prospectus were issued on August 27, 2026 and August 28, 2026, when the last reported sale prices of our Common Stock were $0.70 and $0.78 per share, respectively; those prices were used to measure the grant-date fair value of the shares under ASC 718 and are not the prices at which a purchaser would acquire shares in the market. Because we are not selling any shares, there is no increase in pro forma net tangible book value per share to existing stockholders. The actual dilution or accretion to any purchaser will depend on the price at which that purchaser acquires shares from a selling shareholder, which may be higher or lower than $0.15 per share.

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The following table illustrates the dilution on a per share basis:

Per Share
Price used for dilution purposes (last reported sale price on September 14, 2026)	$0.15
Net tangible book value per share, before the issuance of the consulting shares	$0.31
Pro forma net tangible book value per share, after the issuance of the consulting shares	$0.30
Decrease in net tangible book value per share to existing stockholders resulting from the issuance of the consulting shares	$(0.01)
Dilution (accretion) per share to purchasers acquiring shares from the selling shareholders at the price used above	$(0.15)

The pro forma information above is illustrative only. The dilution actually experienced by a purchaser will depend on the price paid to the selling shareholder.

The following table sets forth, as of the date of this prospectus, the number of shares of Common Stock held by our existing stockholders and the number of shares issued to the consultants for services, the total consideration paid or the value recorded, and the weighted average price or value per share.

	Shares Purchased		Total Consideration		Weighted Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders	122,823,068	98.01%	$38,032,751	97.65%	$0.310
Consulting shares issued for services	2,500,000	1.99%	$915,000	2.35%	$0.370
Total	125,323,068	100.00%	$38,947,751	100.00%	$0.310

To the extent that we issue additional shares of Common Stock or securities convertible into Common Stock in the future, there will be further dilution to purchasers of the shares covered by this prospectus.

We may choose to raise additional capital through the sale of equity or equity-linked securities. To the extent that any options are issued under our equity incentive plan or we issue additional shares of Common Stock or equity-linked securities in the future, there will be further dilution to purchasers of the shares covered by this prospectus.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This management discussion and analysis (“MD&A”) of the financial condition and results of operations of FDCTech, Inc. (the “Company,” “FDCTech,” “our” or “we”) is for the years ended December 31, 2025 and 2024 and our unaudited financial statements for the six months ended June 30, 2026 and June 30, 2025 included elsewhere in this prospectus. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Financial information presented in this MD&A is presented in United States dollars (“$” or “US$”), unless otherwise indicated. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. The following discussion contains forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Company Overview:

FDCTech, Inc. (“FDCTech,” “Company,” “we,” “us,” or “our”) is a U.S.-based, fully reporting public company trading under the symbol OTC: FDCT. The Company leads global financial markets by providing institutional liquidity and multi-asset trading solutions supported by advanced, regulatory-compliant proprietary technology.

Founded in January 2016 as a back-office technology solution provider, FDCTech has transformed into a comprehensive, end-to-end trading platform offering foreign exchange (FX), contracts for difference (CFDs), equities, bonds, and wealth management services.

FDCTech, Inc. is the parent holding company with the following wholly-owned and majority-owned subsidiaries:

Subsidiary	Ownership	Jurisdiction	Primary Business	Markets	Technology
AD Advisory Services Pty Ltd. (ADS)	51.00%	Australia	Wealth Management	Australia	Third-party software

Crestmark Trading Ltd. (Crestmark)	100.00%	Malta	FX, CFDs, Stocks, Bonds	Europe (excl the United Kingdom)	Condor Trading & Third-party

Alchemy Prime Ltd. (APL)	100.00%	United Kingdom	FX, CFDs	United Kingdom	Condor Trading & Third-party

T.I.C.G. Integrated Solutions Ltd. (formerly Alchemytech Ltd.) (TICG) (1)	100.00%	Cyprus	Technology Services	Europe	Condor Trading

Alchemy International Ltd. (AIL)	99.90%	Seychelles	FX, CFDs	Asia	Condor Trading & Third-party

XOALA (XOA)	100.00%	Mauritius	Payment Intermediary Services	Asia	Third-party

Prime Intermarket Group Eurasia (PIG)	100.00%	Mauritius	FX, CFDs	Asia	Condor Trading & Third-party

Alchemy Markets (Cayman) Ltd. (AML Cayman) (2)	100.00%	Cayman Islands	Securities Investment Business	International	Condor Trading & Third-party

Xoala AP Cyprus Ltd. (XOA, Cyprus) (3)	100.00%	Cyprus	Payment Solutions	Europe	Third-party

(1) “TICG” denotes T.I.C.G. Integrated Solutions Ltd. (formerly Alchemytech Ltd.).

(2) Alchemy Markets (Cayman) Ltd. (AML Cayman) is a direct, wholly-owned subsidiary of FDCTech, Inc.

(3) Xoala AP Cyprus Ltd. (XOA, Cyprus) is held 100% through XOALA (XOA).

All entities are wholly owned except ADS (51%) and AIL (99.90%); the remaining 0.10% of AIL is held by SYNC Capital Limited.

The Company is organized into complementary business segments to service its customers: Margin Brokerage, Wealth Management, and Technology and Software Development.

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AD Advisory Services Pty Ltd. (ADS) – An Australian-regulated wealth management firm regulated by the Australian Securities and Investments Commission (ASIC), managing over $770 million in client assets with a network of 26 financial advisors.

Crestmark Trading Ltd. (Crestmark) – A Malta-based investment firm regulated by the Malta Financial Services Authority (MFSA), offering trading services across multiple asset classes in various European markets.

Alchemy Prime Limited (APL) – A UK-based investment firm regulated by the Financial Conduct Authority (FCA), providing investment advisory and brokerage services.

T.I.C.G. Integrated Solutions Ltd. (TICG) – A Cyprus-based technology, sales, and marketing service provider supporting the Company’s subsidiaries and affiliated companies.

Alchemy International Ltd. (AIL) – A Seychelles-licensed securities dealer regulated under license number SD136 by the Financial Services Authority (FSA).

XOALA (XOA) – A Mauritian-based payment provider regulated by the Financial Services Commission of Mauritius (the “FSC”) to operate as a payment intermediary in Mauritius.

Prime Intermarket Group Eurasia (PIG) – A Mauritian-based company structured as a Private Company limited by shares and is regulated by the Financial Services Commission.

Alchemy Markets (Cayman) Ltd. (AML Cayman) – A Cayman Islands company licensed and regulated by the Cayman Islands Monetary Authority (CIMA) as a securities investment business licensee. Alchemy Cayman holds a Broker/Dealer license, which authorizes it to buy, sell, subscribe for, or underwrite securities, whether acting as principal for its own account or as agent on behalf of clients.

Xoala AP Cyprus Ltd. (XOA, Cyprus) – A Cyprus-based subsidiary of XOALA (XOA) providing intra-group treasury and payment-processing services. Under the intra-group exemption in Section 3(3)(n) of the Cyprus Payment Services Law, no Central Bank of Cyprus Payment Institution or EMI license is required for payments made on behalf of XOALA; Xoala Cyprus does not provide payment services to third parties.

The Company serves global financial markets by providing institutional liquidity and multi-asset trading solutions supported by advanced, regulatory-compliant proprietary technology. The Company is a financial technology company specializing in developing and delivering innovative software solutions and business services to the over-the-counter (OTC) brokerage and financial services industries.

Initially founded in January 2016 as a back-office and platform technology solution provider, FDCTech has transformed into a comprehensive, end-to-end trading platform offering foreign exchange (FX), contracts for difference (CFDs), equities, bonds, and wealth management services.

The company provides a range of proprietary and third-party technology solutions, including its flagship Condor Trading Technology, which supports multi-asset trading, risk management, and pricing for forex, equities, commodities, and digital assets. FDCTech follows a strategic growth model centered on acquiring, integrating, and scaling legacy financial services firms. Through its recent acquisitions, the company has expanded its global footprint in wealth management, brokerage, and financial advisory services.

FINANCIAL CONDITION AT JUNE 30, 2026

As of June 30, 2026, the accumulated surplus, total cash balance, and working capital surplus were $17,979,684, $25,884,495 (consisting of $18,184,787 of unrestricted cash and cash equivalents and $7,699,708 of restricted cash representing segregated client funds), and $33,063,252, respectively.

FINANCIAL CONDITION AT DECEMBER 31, 2025

As of December 31, 2025, the accumulated surplus, total cash balance, and working capital surplus were $3,401,487, $17,669,749 (consisting of $11,855,861 of unrestricted cash and cash equivalents and $5,813,888 of restricted cash representing segregated client funds), and $17,831,410, respectively.

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RESULTS OF OPERATIONS

Comparison of the Six Months Ended June 30, 2026 and June 30, 2025

The following table presents a summary of our consolidated results of operations for the six months ended June 30, 2026, and June 30, 2025 (restated), together with the dollar and percentage change between periods.

	Six Months Ended June 30, 2026 (Unaudited)	Six Months Ended June 30, 2025 (Unaudited, Restated)	Change ($)	Change (%)
REVENUES
Technology & software	$3,032,664	$1,991,962	$1,040,702	$52.2%
Wealth management	3,379,956	3,188,522	191,434	6.0%
Brokerage	26,274,408	6,216,255	20,058,153	322.7%
Total revenues	$32,687,028	$11,396,739	$21,290,289	$186.8%
COST OF SALES
Technology & software	$115,610	$-	$115,610	$—
Wealth management	3,090,053	2,833,598	256,455	9.1%
Brokerage	5,975,982	3,397,884	2,578,098	75.9%
Total cost of sales	9,181,645	6,231,482	2,950,163	47.3%
Gross profit	23,505,383	5,165,257	18,340,126	355.1%
Gross margin %	71.91%	45.32%	26.59%	—
OPERATING EXPENSES
General and administrative	$8,551,882	$4,271,708	$4,280,174	$100.2%
Sales and marketing	618,387	570,141	48,246	8.5%
Depreciation	92,338	82,108	10,230	12.5%
Total operating expenses	$9,262,607	$4,923,957	$4,338,650	$88.1%
Operating income (loss)	$14,242,776	$241,300	$14,001,476	$—
Operating margin %	43.57%	2.12%	41.45%	—
OTHER INCOME (EXPENSE)
Other interest income (expense)	$205,296	$15,469	$189,827	$—
Other income (expense)	101,440	(368,103)	469,543	—
Total other income (expense)	$306,736	$(352,634)	$659,370	$—
Income (loss) before income taxes	$14,549,512	$(111,334)	$14,660,846	$—
Provision for income taxes	-	-	-	—
Net income (loss)	$14,549,512	$(111,334)	$14,660,846	$—
Net income (loss) attributable to FDCTech shareholders	$14,578,197	$(145,111)	$14,723,308	$—
EPS — basic	3.45	(0.03)	—	—
EPS — diluted	0.06	(0.03)	—	—
Weighted avg shares outstanding, basic (post reverse split)	4,230,868	4,230,868	—	—

Revenues

Total revenues for the six months ended June 30, 2026, were $32,687,028, an increase of $21,290,289, or 186.8%, compared to $11,396,739 for the six months ended June 30, 2025 (restated). The increase was driven primarily by the Brokerage segment, together with continued growth in the Technology & Software segment.

Technology & Software

Technology & software revenues for the six months ended June 30, 2026 were $3,032,664, an increase of $1,040,702, or 52.2%, compared to $1,991,962 in the six months ended June 30, 2025, reflecting continued adoption of the Condor platform and additional licensing activity. Cost of sales attributable to this segment was $115,610 in the six months ended June 30, 2026, compared to $nil in the prior-year period, as a portion of related development costs was expensed rather than capitalized. Technology & Software revenues represented 9.3% of total revenues in the six months ended June 30, 2026 compared to 17.5% in the six months ended June 30, 2025.

Wealth Management

Wealth management revenues for the six months ended June 30, 2026 were $3,379,956, an increase of $191,434, or 6.0%, compared to $3,188,522 in the six months ended June 30, 2025. Cost of sales for this segment increased to $3,090,053 from $2,833,598, and segment gross margin was 8.6% compared to 11.1% in the prior-year period. Wealth management represented 10.3% of total revenues in the six months ended June 30, 2026 compared to 28.0% in the six months ended June 30, 2025, reflecting the relative growth of the Brokerage segment.

Brokerage

Brokerage revenues for the six months ended June 30, 2026 were $26,274,408, an increase of $20,058,153, or 322.7%, compared to $6,216,255 in the six months ended June 30, 2025. The increase reflects higher trading volumes across our regulated brokerage entities and the inclusion of Alchemy International Ltd. (Seychelles), acquired during fiscal year 2025. Cost of sales for this segment increased to $5,975,982 from $3,397,884, and segment gross margin increased to 77.3% from 45.3%, reflecting the higher revenue base relative to variable trading costs. Brokerage revenues represented 80.4% of total revenues in the six months ended June 30, 2026 compared to 54.5% in the six months ended June 30, 2025.

Gross Profit

Gross profit for the six months ended June 30, 2026 was $23,505,383, an increase of $18,340,126, or 355.1%, from $5,165,257 in the six months ended June 30, 2025. Consolidated gross margin expanded to 71.9% from 45.3%, driven primarily by the growth and improved margin of the Brokerage segment.

Operating Expenses

Total operating expenses for the six months ended June 30, 2026 were $9,262,607, an increase of $4,338,650, or 88.1%, compared to $4,923,957 in the six months ended June 30, 2025. As a percentage of total revenues, operating expenses declined to 28.3% from 43.2%. General and administrative expenses were $8,551,882, an increase of $4,280,174, or 100.2%, reflecting incremental compliance, personnel, and operational costs associated with the expanded scale of the business, including the addition of Alchemy International Ltd. Sales and marketing expenses were $618,387 (2025: $570,141), and depreciation was $92,338 (2025: $82,108).

Operating Income

Operating income for the six months ended June 30, 2026 was $14,242,776, compared to $241,300 in the six months ended June 30, 2025, an increase of $14,001,476. The operating margin improved to 43.6% from 2.1%, reflecting significant revenue growth, gross margin expansion, and operating leverage on the expense base.

Other Income (Expense)

Total other income for the six months ended June 30, 2026 was $306,736, compared to total other expense of $(352,634) in the six months ended June 30, 2025. Net other interest income was $205,296 (2025: $15,469), and other income was $101,440 (2025: other expense of $(368,103)), reflecting net foreign exchange and other miscellaneous items arising from the Company’s multi-currency operations.

Provision for Income Taxes

The provision for income taxes was $nil in each of the six-month periods ended June 30, 2026 and 2025, consistent with the Company’s available tax attributes and valuation allowance position.

Net Income Attributable to FDCTech Shareholders

Net income attributable to FDCTech shareholders for the six months ended June 30, 2026 was $14,578,197, or $3.45 per basic share and $0.06 per diluted share (post-reverse split), based on weighted average basic shares outstanding of 4,230,868 (and 241,415,268 diluted shares), compared to a net loss of $(145,111), or $(0.03) per basic and diluted share, in the six months ended June 30, 2025 (restated). Net loss attributable to the noncontrolling interest in AD Advisory Services Pty Ltd. was $(28,685) in the six months ended June 30, 2026 (2025: net income of $33,777).

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Comparison of the Years Ended December 31, 2025 and December 31, 2024

The following table presents a summary of our consolidated results of operations for the fiscal years ended December 31, 2025, and December 31, 2024 (restated), together with the dollar and percentage change between periods.

	Year Ended Dec 31, 2025 (Audited)	Year Ended Dec 31, 2024 (Restated, Audited)	Change ($)	Change (%)
REVENUES
Technology & software	$5,099,187	$1,642,130	$3,457,057	$210.52%
Wealth management	6,430,897	6,498,404	(67,507)	-1.04%
Brokerage	23,429,315	18,803,184	4,626,131	24.60%
Total revenues	$34,959,399	$26,943,718	$8,015,681	$29.75%
COST OF SALES
Technology & software	$-	$173,708	$(173,708)	$—
Wealth management	5,755,675	5,925,652	(169,977)	-2.87%
Brokerage	10,059,683	8,802,990	1,256,693	14.28%
Total cost of sales	15,815,358	14,902,350	913,008	6.13%
Gross profit	19,144,041	12,041,368	7,102,673	58.99%
Gross margin %	54.80%	44.70%	10.10%	—
OPERATING EXPENSES
General and administrative	$11,561,028	$11,023,841	$537,187	$4.87%
Sales and marketing	1,336,685	1,466,616	(129,931)	-8.86%
Depreciation	178,754	186,350	(7,596)	-4.08%
Total operating expenses	$13,076,467	$12,676,807	$399,660	$3.15%
Operating income (loss)	$6,067,574	$(635,439)	$6,703,013	$—
Operating margin %	17.36%	-2.36%	—	—
OTHER INCOME (EXPENSE)
Other interest income (expense)	$(106,089)	$(638,483)	$532,394	$—
Other income (expense)	(132,507)	1,510,507	(1,643,015)	—
Total other income (expense)	$(238,596)	$872,025	$(1,110,621)	$—
Income (loss) before income taxes	$5,828,978	$236,586	$5,592,392	$—
Provision for income taxes	-	-	-	—
Net income (loss)	$5,828,978	$236,586	$5,592,392	$—%
Net income (loss) attributable to FDCTech shareholders	$5,797,589	$247,544	$5,550,045	$—%
EPS — basic and diluted	1.37	0.06	—	—
Weighted avg shares outstanding (post reverse split)	4,230,868	3,903,779	—	—

Revenues

Total revenues for the fiscal year ended December 31, 2025, were $34,959,399, an increase of $8,015,681, or 29.8%, compared to $26,943,718 for the fiscal year ended December 31, 2024 (restated). Revenue growth was driven primarily by the Brokerage and Technology & Software segments and continued expansion of brokerage trading volumes, partially offset by a slight decline in Wealth Management revenues.

Technology & Software

Technology & software revenues for fiscal year 2025 were $5,099,187, an increase of $3,457,057, or 210.5%, compared to $1,642,130 in fiscal year 2024. This segment encompasses licensing and subscription revenues from our proprietary Condor Trading Technology suite, including the Condor Pro Multi-Asset Trading Platform and Condor Risk Management back-office system, as well as consulting and custom development services delivered through Alchemytech Ltd. (TICG) in Cyprus.

The increase reflects expanded adoption of the Condor platform by third-party brokerages and new licensing contracts executed during fiscal year 2025. During fiscal years 2025 and 2024, the Company had approximately fourteen to seventeen active technology and software development customers. Cost of sales for this segment was $nil in fiscal year 2025 (2024: $173,708), as development costs in 2025 were capitalized as software development costs. Technology & Software revenues represented 14.6% of total revenues in fiscal year 2025 compared to 6.1% in fiscal year 2024.

Wealth Management

Wealth management revenues for fiscal year 2025 were $6,430,897, a decrease of $67,507, or 1.0%, compared to $6,498,404 in fiscal year 2024. This segment is operated by AD Advisory Services Pty Ltd. (“ADS”), our 51%-owned Australian subsidiary regulated by ASIC, which provides licensing solutions and financial planning services to a network of approximately 28 financial advisers with more than $770 million in funds under advice.

The slight revenue decline reflects normal variability in adviser activity levels and does not indicate a structural deterioration of the segment. Cost of sales in this segment — principally payments to advisers, compliance costs, and platform fees — decreased to $5,755,675 from $5,925,652, contributing to a segment gross margin improvement to 10.5% from 8.8% in fiscal year 2024. Wealth management represented 18.4% of total revenues in fiscal year 2025 compared to 24.1% in fiscal year 2024, reflecting the relative growth of the Brokerage and Technology segments.

Brokerage

Brokerage revenues for fiscal year 2025 were $23,429,315, an increase of $4,626,131, or 24.6%, compared to $18,803,184 in fiscal year 2024. This segment encompasses trading commissions, spreads, and related revenues from our regulated brokerage entities: Crestmark Trading Ltd. (Malta, MFSA-regulated), Alchemy Prime Limited (United Kingdom, FCA-regulated), and Alchemy International Ltd. (Seychelles, FSA-regulated). The latter was acquired in fiscal year 2025, contributing incremental brokerage revenues not present in the prior year.

Brokerage revenues represented 67.0% of total revenues in fiscal year 2025 compared to 69.8% in fiscal year 2024. The segment gross margin increased slightly to 57.06% from 53.18%, reflecting a decrease in trading costs. Cost of sales in this segment principally consists of liquidity provider fees, introducing broker commissions, and direct trading infrastructure costs.

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Gross Profit

Gross profit for fiscal year 2025 was $19,144,041, an increase of $7,102,673, or 59.0%, from $12,041,368 in fiscal year 2024. Consolidated gross margin expanded to 54.8% in fiscal year 2025 from 44.7% in fiscal year 2024, an improvement of approximately 1,010 basis points. The margin expansion was driven by (i) elimination of technology cost of sales in fiscal year 2025 as development costs were fully capitalized, (ii) improved scale in the Brokerage segment as revenues grew faster than variable costs, and (iii) modest efficiency gains in the Wealth Management segment.

Operating Expenses

Total operating expenses for fiscal year 2025 were $13,076,467, an increase of $399,660, or 3.2%, compared to $12,676,807 in fiscal year 2024. Despite revenue growth of approximately 30%, total operating expenses grew only 3.2%, demonstrating meaningful operating leverage. As a percentage of total revenues, operating expenses declined to 37.4% in fiscal year 2025 from 47.0% in fiscal year 2024.

General and Administrative Expenses. General and administrative expenses (“G&A”) for fiscal year 2025 were $11,561,028, an increase of $537,187, or 4.9%, compared to $11,023,841 in fiscal year 2024 (restated). G&A as a percentage of revenues declined to 33.1% from 40.9%, reflecting the benefit of operating leverage on a largely fixed cost base. G&A principally includes employee compensation, professional fees (legal, accounting, and audit), regulatory compliance costs across our multiple licensed subsidiaries, office rent and occupancy, and other corporate overhead. The modest absolute increase reflects incremental compliance and operational costs associated with the addition of Alchemy International Ltd. and related regulatory obligations.

Sales and Marketing Expenses. Sales and marketing expenses for fiscal year 2025 were $1,336,685, a decrease of $129,931, or 8.9%, compared to $1,466,616 in fiscal year 2024. As a percentage of revenues, sales and marketing costs declined to 3.8% from 5.4%. These expenses primarily consist of trade show participation, client entertainment, online marketing, public relations, and related activities across our brokerage and technology businesses.

Depreciation. Depreciation expense for fiscal year 2025 was $178,754, a decrease of $7,596, or 4.1%, compared to $186,350 in fiscal year 2024, primarily reflecting the aging of the fixed asset base, partially offset by additions during the year.

Operating Income (Loss)

Operating income for fiscal year 2025 was $6,067,574, compared to an operating loss of ($635,439) in fiscal year 2024 (restated). The turnaround of $6,703,013 reflects the combination of significant revenue growth, gross margin expansion, and strong operating leverage on the expense base. The operating margin improved to 17.4% in fiscal year 2025 from a negative of 2.4% in fiscal year 2024.

Other Income (Expense)

Total other expense for fiscal year 2025 was $238,596, compared to other income of $872,025 in fiscal year 2024. The change of ($1,110,621) is primarily attributable to two items:

Other interest income (expense). Net interest expense was $106,089 in fiscal year 2025, compared to net interest expense of $638,483 in fiscal year 2024, an improvement of $532,394. The improvement reflects significantly reduced reliance on interest-bearing debt and improved cash management during fiscal year 2025.

Other income (expense). Other expense was ($132,507) in fiscal year 2025, compared to other income of $1,510,508 in fiscal year 2024. Fiscal year 2024 included a significant one-time other income item that did not recur in fiscal year 2025. The fiscal year 2025 amount reflects net foreign exchange transaction losses and other miscellaneous items arising from the Company’s multi-currency operations.

Provision for Income Taxes

The provision for income taxes was $nil for both fiscal years 2025 and 2024. The Company’s U.S. parent entity has historically generated operating losses and maintains a full valuation allowance against its domestic deferred tax assets. The Company’s foreign subsidiaries are subject to income taxes in their respective jurisdictions; however, taxable income has been offset by available deductions or existing tax attributes. See Note 15 to the consolidated financial statements for further discussion of income taxes.

Net income (loss) attributable to FDCTech Shareholders

Net income (loss) attributable to FDCTech shareholders for fiscal year 2025 was $5,797,589, or $1.37 (post-reverse split) per basic and diluted share based on weighted average shares outstanding of 4,230,868, compared to net income of $247,544, or $0.06 per share, in fiscal year 2024 (restated). The improvement reflects the factors described above: strong revenue growth, gross margin expansion, operating leverage, and the absence of significant non-recurring expenses in fiscal year 2025.

The noncontrolling interest in fiscal year 2025 represents the 49% minority interest held by third parties in AD Advisory Services Pty Ltd. Net income (loss) attributable to noncontrolling interest was $31,389 in fiscal year 2025 (2024: net loss attributable to NCI of $10,958).

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Liquidity and Capital Resources

Overview

Our primary sources of liquidity are cash generated from operations, proceeds from financing activities, including related party advances and equity issuances, and cash held at our regulated brokerage subsidiaries. As of June 30, 2026, we had total cash of $25,884,495, consisting of $18,184,787 of unrestricted cash and cash equivalents and $7,699,708 of restricted cash representing segregated client funds, of which $15,258,896 in aggregate was held at various liquidity providers. We have a positive working capital of $17,831,410, and total FDCTech, Inc. stockholders’ equity of $22,657,965 ($22,691,288 including non-controlling interests). We believe our current liquidity position is sufficient to fund our operating and capital requirements for at least twelve months from the date of this Prospectus.

While the Company achieved profitability in fiscal year 2025, we note that operating cash flows were negative $40.9 million due to a substantial increase in related party receivables of approximately $38.4 million, which represents intercompany funding arrangements expected to be settled during fiscal year 2026. Excluding this item, adjusted operating cash generation reflects the improved profitability of the business. Management continues to monitor working capital carefully, given the scale of related party balances.

Cash Flows

The following table summarizes our cash flows for the fiscal years ended December 31, 2025, and December 31, 2024 (restated):

	Year Ended Dec 31, 2025 (Audited)	Year Ended Dec 31, 2024 (Restated, Audited)
Net cash used in operating activities	$(40,984,998)	(13,621,417)
Net cash provided by investing activities	2,069,328	444,732
Net cash provided by financing activities	31,208,462	7,237,181
Net increase (decrease) in cash	$(7,707,208)	(5,939,504)
Cash at beginning of period	25,376,957	31,316,461
Cash at end of period	$17,669,749	25,376,957

Operating Activities

Net cash used in operating activities for fiscal year 2025 was ($40,984,998), compared to net cash used in operating activities of ($13,621,417) in fiscal year 2024. While fiscal year 2025 net income was $5,797,589, the primary driver of negative operating cash flow was a net increase in related party receivables of approximately $37.5 million, reflecting advances to affiliated entities as part of the Company’s intercompany funding structure. This is expected to be substantially settled during fiscal year 2026.

Other notable working capital changes in fiscal year 2025 included: (i) a decrease in customer funds of $5,712,901, held by our regulated brokerage entities; (ii) a decrease in other current liabilities of ($3,195,117); and (iii) recovery of accrued income of $1,793,304. Non-cash items included depreciation of $178,754. Cash paid for interest and income taxes was $nil in each year.

In fiscal year 2024, net cash used in operating activities was ($13,621,417), reflecting a net decrease in customer funds of ($18,693,481), partially offset by increases in other current liabilities of $4,557,126 and collections of accounts receivable of $981,618.

Investing Activities

Net cash provided by investing activities for fiscal year 2025 was $2,069,328, compared to $444,732 in fiscal year 2024. In fiscal year 2025, the Company received a credit of $2,000,000 in seller financing for the business acquisition seller’s note and capitalized $316,937 of software development costs. Foreign currency translation effects contributed $386,265.

In fiscal year 2024, investing activities primarily reflected changes in paid-in capital attributable to common control transactions of $1,338,592, partially offset by capitalized software development costs of $75,766 and foreign currency effects of ($298,009).

Financing Activities

Net cash provided by financing activities for fiscal year 2025 was $31,208,462, compared to $7,237,181 in fiscal year 2024. The fiscal year 2025 amount was primarily composed of: (i) related party advances received of $21,204,630, (ii) changes in additional paid-in capital of $9,969,735 related to equity transactions and intercompany adjustments, and (iii) common stock issued for cash of $35,200. These were partially offset by repayments of the Cares Act PPP advance of ($5,661) and SBA loan repayments of ($8,506).

In fiscal year 2024, financing activities consisted primarily of related party advances of $7,199,501 and common stock issued for cash of $20,000, partially offset by repayments of government-assistance loans.

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Sources of Liquidity

Cash and Cash Equivalents and Restricted Cash. As of December 31, 2025, we had cash and cash equivalents of $11,855,861 and restricted cash of $5,813,888, representing segregated client funds, of which $15,258,896 in aggregate was held at various liquidity providers. Our cash is held primarily in operating accounts of our subsidiaries across multiple jurisdictions and in segregated client money accounts at our regulated brokerage entities. Of the total cash balance, a portion is subject to regulatory minimum requirements and is not freely available for general corporate purposes.

Related Party Receivables and Advances. As of December 31, 2025, related party receivables totaled $40,090,051, representing amounts due from affiliated entities and related parties under intercompany funding arrangements. These are expected to be settled in the ordinary course of business during fiscal year 2026. Related party advances payable of $29,197,470 represent amounts received from related parties to support the Company’s operations, and these are expected to be repaid or converted during fiscal year 2026. The net related party position (receivable less payable) was approximately $10,892,581 at December 31, 2025.

Customer Funds. Our regulated brokerage subsidiaries hold customer funds of $5,813,888 at December 31, 2025 (2024: $11,526,789). These amounts are maintained in segregated client accounts pursuant to applicable regulatory requirements and are not available for general corporate purposes. Customer funds are recognized as both an asset (segregated cash) and a corresponding liability in our consolidated balance sheet.

Lines of Credit and Debt. As of December 31, 2025, our total outstanding debt obligations were approximately $2,567,030, consisting primarily of a business acquisition loan of $2,350,000, a line of credit balance of $111,352, and an SBA Economic Injury Disaster Loan of $105,678 (non-current). The SBA loan bears interest at 3.75% per annum.

Regulatory Capital Requirements

Our regulated subsidiaries are subject to minimum capital requirements imposed by their respective regulatory authorities. Crestmark Trading Ltd. (MFSA, Malta) and Alchemy Prime Limited (FCA, United Kingdom) are subject to European Union and UK capital adequacy requirements applicable to investment firms. Alchemy International Ltd. is subject to capital requirements under the laws of Seychelles. AD Advisory Services Pty Ltd. is subject to ASIC’s financial requirements for Australian financial services licensees. As of December 31, 2025, management believes that all regulated subsidiaries were in compliance with their respective minimum regulatory capital requirements. Regulatory capital requirements may limit the ability of subsidiaries to distribute cash upstream to the parent company.

Working Capital

As of December 31, 2025, working capital was $17,831,410, compared to working capital of $991,609 as of December 31, 2024 (restated). The improvement of approximately $16.8 million reflects primarily the growth in the related party receivable (classified as current), which increased by approximately $38.4 million, comprising primarily AIL’s current account receivable from Alchemy Capital Markets Ltd. (ACM) and related affiliates, which is partially offset by an increase in related party advances payable of approximately $36.9 million, primarily owed to Alchemy DMCC ($25.5M), a Kundnani-affiliated entity. Excluding related party receivables and advances, the Company’s underlying working capital remains modestly positive.

Contractual Obligations and Commitments

Our principal contractual obligations at December 31, 2025, consist of operating lease commitments, amounts outstanding under government-assistance loan programs, and the business acquisition loan. We have no material off-balance sheet arrangements.

Operating Leases. We lease office space for our subsidiary offices in Malta, the United Kingdom, Australia, Cyprus, and Seychelles. Our principal executive offices in Limassol, Cyprus are occupied under the TICG sublease described under “Business — Property.” Prior to September 9, 2026 our corporate headquarters were held under a month-to-month coworking membership in Irvine, California. As of December 31, 2025, right-of-use assets were $530,348, current operating lease liabilities were $501,236, and non-current operating lease liabilities were $29,112. The weighted-average remaining lease term for operating leases was approximately 1.1 years, and the weighted-average discount rate was approximately 5.5%.

SBA Loan. We have an outstanding Economic Injury Disaster Loan from the U.S. Small Business Administration with a non-current balance of $105,678 at December 31, 2025. The loan bears interest at 3.75% per annum with monthly principal and interest payments.

Business Acquisition Loan. We have a business acquisition loan with a current balance of $2,350,000 at December 31, 2025, an increase of $2,000,000 from the prior year’s balance of $350,000, reflecting additional amounts drawn to fund the acquisition of Alchemy International Ltd. during fiscal year 2025.

Future Funding Requirements

We believe that upon the successful completion of this offering, our existing cash and cash equivalents, the anticipated net proceeds from this offering, and cash generated from our operations will be sufficient to fund our operating and capital needs for at least the next twelve months following the date of this prospectus. Our future capital requirements will depend on many factors, including:

● the growth of our customer base and trading volumes;

● the timing and magnitude of regulatory capital requirements at our subsidiaries;

● the scope and timing of our technology development efforts;

● the timing and extent of our sales and marketing activities;

● the extent to which we pursue strategic acquisitions or other growth initiatives;

● general economic conditions and market conditions in the financial services industry; and

● fluctuations in foreign currency exchange rates affecting our international operations.

If additional funds are required, we may seek equity or debt financing, or a combination of both. Any equity financing could result in dilution to existing stockholders, and any debt financing could impose restrictive covenants or increase our interest expense. There can be no assurance that financing will be available on acceptable terms, or at all.

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Office Facility and Other Operating Leases

The rental expenses were $543,325 and $25,438 for the fiscal year ended December 31, 2025, and 2024. The increase in rental costs for the fiscal year ended December 31, 2024, was mainly due to the inclusion of rental of Crestmark, APL, and TICG, for the full year for the period ending December 31, 2024, compared to inclusion of such expenses from the transaction date of Crestmark (June 30, 2023), APL (November 30, 2023), and TICG (March 19, 2024).

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. We consider the following policies to be critical because they involve the most significant judgments and estimates used in the preparation of our financial statements.

Revenue Recognition. We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when, or as, control of promised goods or services is transferred to a customer in an amount that reflects the consideration we expect to receive. For technology and software licensing, revenue is generally recognized over the contract term on a straight-line basis. For brokerage commissions and spreads, revenue is recognized on a trade-date basis. For wealth management services, revenue is generally recognized as services are rendered. Management exercises judgment in determining the appropriate contract term, transaction price, and timing of revenue recognition for arrangements with variable consideration or multiple performance obligations.

Capitalized Software Development Costs. We capitalize internal and external costs incurred during the application development stage of internal-use software in accordance with ASC 350-40, Intangibles — Goodwill and Other — Internal-Use Software. Preliminary project stage and post-implementation costs are expensed as incurred. Management exercises judgment in determining the appropriate stage of development at which capitalization begins and ceases. Capitalized costs are amortized on a straight-line basis over the estimated useful life of the software, which we have generally estimated to be three to five years. Impairment of capitalized software is assessed whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Foreign Currency Translation. The functional currency of each of our foreign subsidiaries is the respective local currency. Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at exchange rates in effect at the balance sheet date, while revenues and expenses are translated at average exchange rates for the reporting period. Resulting translation adjustments are recorded as a component of accumulated other comprehensive income (loss) in stockholders’ equity and are not included in determining net income. Transaction gains and losses arising from transactions denominated in currencies other than the functional currency are recognized in other income (expense) in our consolidated statements of operations.

Fair Value of Financial Instruments. The Company’s brokerage subsidiaries carry trading positions at fair value, based on quoted market prices (Level 1) or observable inputs (Level 2 in the fair value hierarchy). As of December 31, 2025, the net fair value of trading positions held by the firm was $1,183,873 (asset). Management exercises judgment in classifying assets and liabilities within the fair value hierarchy and in determining whether observable inputs are available for valuation purposes.

Goodwill and Intangible Assets. Acquired intangible assets are recognized at fair value at the acquisition date and amortized over their estimated useful lives. Management exercises judgment in identifying and measuring intangible assets at acquisition, estimating their useful lives, and assessing them for impairment. As of December 31, 2025, acquired intangible assets, net, were $1,326,062. There were no impairment charges recognized in fiscal year 2025.

Income Taxes. We account for income taxes using the asset and liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of differences between the financial reporting and tax bases of assets and liabilities. We assess the likelihood that deferred tax assets will be realized and establish valuation allowances when, in management’s judgment, it is more likely than not that some or all of a deferred tax asset will not be realized. Our U.S. operations carry a full valuation allowance. The assessment of valuation allowances requires significant judgment regarding expected future taxable income, tax planning strategies, and the reversal of temporary differences.

Accounting Standards Adoption

We previously qualified as an “emerging growth company,” as defined in the JOBS Act, and relied on the extended transition period under Section 107 of the JOBS Act. That provision permitted us to delay adopting new or revised accounting standards until those standards applied to private companies. We ceased to qualify as an emerging growth company on December 31, 2022, and that extended transition period is no longer available to us. We apply new or revised accounting standards in accordance with the effective dates applicable to public companies.

Off-Balance Sheet Arrangements and Contractual Obligations

We have not engaged in any off-balance sheet arrangements as defined in 303 of Regulation S-K. We had no relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities that would have been established to facilitate off-balance sheet arrangements or other contractually narrow or limited purposes.

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BUSINESS

Company Overview

FDCTech, Inc. (“FDCTech,” “Company,” “we,” “us,” or “our”) is a financial technology company specializing in developing and delivering innovative software solutions and business services to the over-the-counter (OTC) brokerage and financial services industries. The Company provides a range of proprietary and third-party technology solutions, including its flagship Condor Trading Technology, which supports multi-asset trading, risk management, and pricing for forex, equities, commodities, and digital assets. FDCTech is a U.S.-based, fully reporting public company and currently trades under the symbol OTC: FDCT.

FDCTech follows a strategic growth model centered on acquiring, integrating, and scaling legacy financial services firms. Through its recent acquisitions, the company has expanded its global footprint in wealth management, brokerage, and financial advisory services.

Founded in January 2016 as a back-office technology solution provider, FDCTech has transformed into a comprehensive, end-to-end trading platform offering foreign exchange (FX), contracts for difference (CFDs), equities, bonds, and wealth management services.

FDCTech, Inc. is the parent holding company with the following wholly-owned and majority-owned subsidiaries:

Subsidiary	Ownership	Jurisdiction	Primary Business	Markets	Technology
AD Advisory Services Pty Ltd. (ADS)	51.00%	Australia	Wealth Management	Australia	Third-party software

Crestmark Trading Ltd. (Crestmark)	100.00%	Malta	FX, CFDs, Stocks, Bonds	Europe (excl the United Kingdom)	Condor Trading & Third-party

Alchemy Prime Ltd. (APL)	100.00%	United Kingdom	FX, CFDs	United Kingdom	Condor Trading & Third-party

T.I.C.G. Integrated Solutions Ltd. (formerly Alchemytech Ltd.) (TICG) (1)	100.00%	Cyprus	Technology Services	Europe	Condor Trading

Alchemy International Ltd. (AIL)	99.90%	Seychelles	FX, CFDs	Asia	Condor Trading & Third-party

XOALA (XOA)	100.00%	Mauritius	Payment Intermediary Services	Asia	Third-party

Prime Intermarket Group Eurasia (PIG)	100.00%	Mauritius	FX, CFDs	Asia	Condor Trading & Third-party

Alchemy Markets (Cayman) Ltd. (AML Cayman) (2)	100.00%	Cayman Islands	Securities Investment Business	International	Condor Trading & Third-party

Xoala AP Cyprus Ltd. (XOA, Cyprus) (3)	100.00%	Cyprus	Payment Solutions	Europe	Third-party

(1) “TICG” denotes T.I.C.G. Integrated Solutions Ltd. (formerly Alchemytech Ltd.).

(2) Alchemy Markets (Cayman) Ltd. (AML Cayman) is a direct, wholly-owned subsidiary of FDCTech, Inc.

(3) Xoala AP Cyprus Ltd. (XOA, Cyprus) is held 100% through XOALA (XOA).

All entities are wholly owned except ADS (51%) and AIL (99.90%); the remaining 0.10% of AIL is held by SYNC Capital Limited.

The Company is organized into complementary business segments to service its customers: Margin Brokerage, Wealth Management, and Technology and Software Development.

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AD Advisory Services Pty Ltd. (ADS) – An Australian-regulated wealth management firm regulated by the Australian Securities and Investments Commission (ASIC), managing over $770 million in client assets with a network of 26 financial advisors.

Crestmark Trading Ltd. (Crestmark) – A Malta-based investment firm regulated by the Malta Financial Services Authority (MFSA), offering trading services across multiple asset classes in various European markets.

Alchemy Prime Limited (APL) – A UK-based investment firm regulated by the Financial Conduct Authority (FCA), providing investment advisory and brokerage services.

T.I.C.G. Integrated Solutions Ltd. (TICG) – A Cyprus-based technology, sales, and marketing service provider supporting the Company’s subsidiaries and affiliated companies.

Alchemy International Ltd. (AIL) – A Seychelles-licensed securities dealer regulated under license number SD136 by the Financial Services Authority (FSA).

XOALA (XOA) – A Mauritian-based payment provider regulated by the Financial Services Commission of Mauritius (the “FSC”) to operate as a payment intermediary in Mauritius.

Prime Intermarket Group Eurasia (PIG) – A Mauritian-based company structured as a Private Company limited by shares and is regulated by the Financial Services Commission.

Alchemy Markets (Cayman) Ltd. (AML Cayman) – A Cayman Islands company licensed and regulated by the Cayman Islands Monetary Authority (CIMA) as a securities investment business licensee. Alchemy Cayman holds a Broker/Dealer license, which authorizes it to buy, sell, subscribe for, or underwrite securities, whether acting as principal for its own account or as agent on behalf of clients.

Xoala AP Cyprus Ltd. (XOA, Cyprus) – A Cyprus-based subsidiary of XOALA (XOA) providing intra-group treasury and payment-processing services. Under the intra-group exemption in Section 3(3)(n) of the Cyprus Payment Services Law, no Central Bank of Cyprus Payment Institution or EMI license is required for payments made on behalf of XOALA; Xoala Cyprus does not provide payment services to third parties.

Corporate History and Transformation

In 2021, the Company’s revenues came solely from technology licensing. By 2024 and during the fiscal year 2025, the Company had transformed into a diversified global fintech with revenues from technology, financial planning, and brokerage trading operations.

The Company has undergone a significant transformation since its inception to the present:

In December 2021, the Company acquired 51% of AD Advisory Services Pty Ltd. (ADS), an Australian wealth management firm. For fiscal year 2021, the Company reported revenue of $0.46 million and net assets of $1.41 million.

In June 2022, the Company acquired 51% of Crestmark Trading Ltd. (Crestmark), a Malta-based financial services firm regulated by the Malta Financial Services Authority. For fiscal year 2022, the Company reported revenue of $6.4 million and net assets of $1.60 million.

In November 2023, the Company acquired 100% of Crestmark and Alchemy Prime Ltd. (APL), a UK-based prime-of-prime brokerage regulated by the Financial Conduct Authority. For fiscal year 2023, the Company reported revenue of $12.8 million and net assets of $13.05 million.

In March 2024, the Company established Alchemytech Ltd. (TICG) in Cyprus as a technology, sales, and marketing service provider supporting the Company’s subsidiaries and affiliated companies.

Fiscal year 2024 represented the first full year of integration of ADS, Crestmark, and APL. For fiscal year 2024, the Company reported revenue of $26.9 million and net assets of $14.45 million.

In October 2025, the Company acquired AIL, a key operational subsidiary within the Company’s expanding global architecture, enabling the Company to serve a broader base of offshore brokerages, high-frequency traders, and institutional clients seeking regulated access to foreign exchange and multi-asset markets.

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In November 2025, the Company established XOALA, which was granted a Payment Intermediary Services (“PIS”) license by the Financial Services Commission of Mauritius (the “FSC”) to operate as a payment intermediary in Mauritius. In June 2026, Alchemytech Ltd. changed its name to T.I.C.G. Integrated Solutions Ltd. In July 2026, the Company acquired 100% of Alchemy Markets (Cayman) Ltd., a Cayman Islands company. XOALA holds 100% of Xoala AP Cyprus Ltd., a Cyprus company.

On June 1, 2026, the Malta Financial Services Authority (“MFSA”) confirmed its no objection to a change in the name of our wholly owned Maltese subsidiary, Alchemy Markets Ltd. (C 56519), to “Crestmark Trading Ltd.” (“Crestmark”) On August 24, 2026, the Malta Business Registry issued an altered certificate of registration under Article 80 of the Companies Act, 1995 reflecting the new name, effective that date. The subsidiary is referred to as Crestmark throughout this prospectus. The name change does not affect the subsidiary’s ownership, governance, capital position or regulated activities, and has no effect on the Company’s consolidated financial statements.

On August 26, 2026, the Registrar of Companies of the Republic of Mauritius issued a certificate of incorporation on change of name under sections 24(c) and 36(2) of the Companies Act certifying that Xoala Asia (Company No. C228154) had, by special resolution, changed its name to “XOALA.” The subsidiary is accordingly referred to as XOALA throughout this prospectus. The name change does not affect its ownership, governance, capital position or licensed activities, and has no effect on the Company’s consolidated financial statements.

Currently, we have three primary business segments: (1) Margin Brokerage, (2) Wealth Management, and (3) Technology and Software Development. We are in the process of establishing a payment processing business through our wholly owned subsidiary – XOALA.

(1) Margin Brokerage

Crestmark Trading Ltd. (Crestmark)

On December 31, 2022, the Company announced the sales purchase agreement (“Agreement”) under which the Company acquired a 50.10% equity interest in New Star Capital Trading Ltd., a British Virgin Island company (“New Star”) and its operating subsidiary Crestmark Trading Ltd. (“Crestmark”), formerly known as NSFX Ltd (“NSFX”). Crestmark is an investment firm regulated by the Malta Financial Services Authority (MFSA).

The Company assumed a business acquisition loan liability of $350,000 to purchase the controlling interest in Crestmark. The Company amended the Agreement on June 30, 2023, to comply with the BVI Companies Act requirement for the change of ownership. The Company closed the acquisition as of June 30, 2023, and consolidated the fair value of Crestmark’s assets and liabilities from June 30, 2023.

The Company completed the acquisition of the remaining 49.90% of the issued and outstanding shares of Alchemy Markets Holdings Ltd (Alchemy BVI), formerly known as New Star and its subsidiary Crestmark on November 30, 2023 (“Acquisition Date”), from Alchemy Prime Holdings Ltd. (APHL), now known as APSI Holdings Limited (APSI), through an exchange for 833,621 Series B Convertible Preferred convertible stocks (“Series B Convertible Preferred Stock”) valued at $1,175,406.

The MFSA authorizes Crestmark to deal with its account (market maker) as a Category 3 licensed entity by the MFSA, receive and transmit orders for retail and professional clients, and hold and control clients’ money and assets. Crestmark trading platform services in the English, French, German, Italian, and Arabic-speaking markets, whereby customers can trade in currency, commodity, equity, and digital assets-linked derivatives in real time. Crestmark is authorized in countries to do business, including Austria, Belgium, Bulgaria, Cyprus, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Liechtenstein, Malta, the Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, and Sweden.

In May 2024, Mitchell M. Eaglstein, CEO, was appointed as the CEO and COO of Crestmark Trading Ltd. (Crestmark) to oversee operations in Malta.

During the third quarter of the fiscal year ended December 31, 2024, Crestmark acquired approximately 2,631 clients from Next Markets, transferring €5.6 million in client equity. The newly acquired clients were primarily German retail investors trading Contracts for Difference (CFDs) and equities through the Gettex exchange. This acquisition marks the Company’s official entry into the German retail market.

Crestmark acquired 35 clients from a Cypriot-based brokerage, transferring over $800,000 in client equity. Most of these clients are French, helping the Company establish its foothold in the French market.

Crestmark has also secured authorization in terms of Article 6 of the Investment Services Act, Chapter 370 of the Laws of Malta, to offer equities and money market securities, enabling the Company to provide stocks and interest-yielding products. This authorization positions the Company to grow its asset base on deposits and expand its product portfolio.

Crestmark’s consolidated revenues for the fiscal year ended December 31, 2025, and 2024 were $4,874,820 and $4,351,474, respectively. For the fiscal year ended December 31, 2023, the Company consolidated revenue of Crestmark from December 1, 2023, to December 31, 2023, compared to the full year for fiscal 2024.

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Alchemy Prime Ltd. (APL)

APL is an investment firm regulated by the Financial Conduct Authority (FCA). It provides investment advice, acts as an agent and principal, safeguards and administers assets in forex, equity, commodities, spread bets, and other financial assets, and is authorized to do business in several countries, including England, Scotland, Wales, and Northern Ireland.

The Company completed the acquisition of 100.00% of the issued and outstanding shares of Alchemy Prime Limited (“APL”) on November 30, 2023 (“Acquisition Date”) from APSI, through an exchange for 966,379 Series B Convertible Preferred Stock valued at $1,362,594.

Mr. Gope S. Kundnani, who currently serves on our board of directors, is the sole controlling shareholder, holding one hundred percent (100%) shareholding in APSI.

Alchemy International Ltd. (AIL)

On November 11, 2025, the Company announced it had finalized the acquisition of Alchemy International Ltd., a Seychelles-licensed securities dealer regulated under license number SD136 by the Financial Services Authority (FSA). The change of control was approved on October 29, 2025, by the FSA. Alchemy International becomes a key operational subsidiary within the Company’s expanding global architecture, enabling the Company to serve a broader base of offshore brokerages, high-frequency traders, and institutional clients seeking regulated access to foreign exchange and multi-asset markets. Available financial information: AIL reported audited IFRS revenue, net profit, and net assets of $3.74 million, $0.48 million, and $2.16 million for the fiscal year ended December 31, 2024 (Revonti Limited, auditors). For the fiscal 2025 year-to-date through September 30, 2025 (unaudited management accounts dated November 5, 2025), AIL reported revenue, net profit, and net assets of $7.56 million, $3.91 million, and $6.07 million, respectively.

Alchemy Markets (Cayman) Ltd. (AML Cayman)

On May 1, 2026, FDCTech, Inc. entered into a Share Purchase Agreement (the “Cayman SPA”) with Raymond Yip (the “Seller”) to acquire all of the issued and outstanding shares of Alchemy Markets (Cayman) Ltd. (“Alchemy Cayman”), a Cayman Islands exempted company (registration no. CO-328910) that holds a securities investment business (broker-dealer) license issued by the Cayman Islands Monetary Authority (“CIMA”) (License No. 1612590). The aggregate purchase price is $250,000, payable in two instalments: $70,000 within thirty (30) days following execution, and $180,000 within five (5) business days following CIMA’s written approval of the change of control of Alchemy Cayman. In addition, the Company agreed to contribute $107,758 in regulatory (“own funds”) capital, payable together with the second instalment. Completion of the acquisition is conditioned upon, among other things, CIMA’s approval of the change of control, and either party may terminate the Cayman SPA if such approval is not obtained within 180 days of the effective date. The Cayman SPA is governed by the laws of the Cayman Islands. On May 19, 2026, CIMA granted conditional approval, pursuant to Section 8(1) of the Securities Investment Business Act (2020 Revision), of the change in the shareholding and control of Alchemy Cayman, whereby 100% of the issued shares of Alchemy Cayman will be transferred to the Company and the ultimate beneficial owner will change from the Seller to Mr. Gope S. Kundnani. CIMA’s approval is subject to conditions, including that Alchemy Cayman, within one month of the approval, (i) provide board resolutions or equivalent documentation evidencing the appointment of the proposed director and the resignation of the proposed outgoing director, (ii) submit due diligence documentation for the proposed directors, (iii) provide board resolutions and statutory documentation, including a certified copy of the updated register of members, evidencing the change in shareholding, and (iv) submit for CIMA’s approval an updated business plan, including the outsourcing arrangements for all material activities, and that satisfactory confirmation be received from overseas regulatory authorities that they are not aware of any adverse information in relation to the affiliated entities to which services have been delegated or their principals. On June 19, 2026, the transfer of 100% of the issued shares of Alchemy Cayman to the Company was completed, and Alchemy Cayman became a direct, wholly-owned subsidiary of the Company.The foregoing summary is qualified in its entirety by reference to the Cayman SPA, filed as an exhibit to the registration statement of which this prospectus forms a part.

(2) Wealth Management

AD Advisory Services Pty Ltd. (ADS)

On December 22, 2021, the Company entered into a Share Exchange Agreement (the “Agreement”) with AD Financial Services Pty Ltd, ACN 628 331 117 of Level 38/71 Eagle St, Brisbane, Queensland, Australia, 4000 (“ADFP” or “Target”). According to the Agreement, the Company acquired a controlling interest of fifty-one percent (51.00%) of ADFP’s issued and outstanding shares of capital stock in exchange for 45,000,000 (the “Consideration”) newly issued “restricted” common shares. The operating and licensed entity of ADFP is AD Advisory Services Pty Ltd. (“ADS”). ADFP owns one hundred percent (100.00%) equity interest in ADS. As a result, the Company owns 51.00% of ADS. The Company closed the acquisition on December 22, 2021, and combined the financial statements of ADS in its annual report, 10-K, filed with the SEC on March 28, 2022.

AD Advisory Services Pty Ltd. (ADS) is an Australian-regulated wealth management company with 26 financial advisors and $770+ million in funds under advice. The advisors manage and advise clients under the aegis of our license. ADS also provides licensing solutions for financial advisers and accountants in Australia and offers financial planners different licensing, compliance, and education solutions to meet their practice’s specific needs.

ADS’ consolidated revenues for the fiscal year ended December 31, 2025, and 2024 were $6,430,897 and $6,498,404, respectively.

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(3) Technology & Software Development

The Company, and through its wholly owned subsidiary, Alchemytech Ltd. (TICG), provides technology and software development for digital assets. In the retail foreign exchange trading space, where individuals speculate on the exchange rate between different currencies, our customers are forex brokerages, prime of prime (POP) brokers, prime brokers, and banks. The Company generates revenues by licensing its trading technology infrastructure, including but not limited to trading platforms (desktop, web, mobile), back office, and CRM and banking integration technology.

The Company has three sources of revenue in this segment.

●	Technology Solutions – The Company licenses its proprietary and sometimes resells third-party technologies to customers. Our proprietary technology includes, but is not limited to, Condor Risk Management Back Office (“Condor Risk Management”), Condor Pro Multi-Asset Trading Platform (previously known as Condor FX Pro Trading Terminal), Condor Pricing Engine, Digital Assets Web Trader Platform, and other digital assets-related solutions.

●	Customized Software Development – The Company develops software for Customers with unique requirements outlined in the Software Development Agreement (“Agreement”).

●	Consulting Services – The Company’s turnkey business solutions include Start-Your-Own brokerage (“SYOB”), Start-Your-Own Prime Brokerage (“SYOPB”), and FX/OTC liquidity solutions.

The Company’s Condor Pro Multi-Asset Trading Platform is a regulatory-compliant trading platform targeted at day traders and retail investors. The industry characterized such platforms by their ease of use and helpful features, such as the simplified front-end (user interface/user experience), back-end (reporting system), news feeds, and charting system. The Condor Pro Multi-Asset Trading Platform includes risk management (dealing desk, alert system, margin calls, etc.), a pricing engine (best bid/ask), and connectivity to multiple liquidity providers or market makers. We have tailored the Condor Pro Multi-Asset Trading Platform to markets such as forex, stocks, commodities, digital assets, and other financial products.

The Company released, marketed, and distributed its Condor Pro Multi-Asset Trading Platform in the second quarter of the fiscal year ended December 31, 2019. The Company has also developed the Condor Back Office API to integrate third-party CRM and banking systems into Condor Back Office. The Company’s upgraded Condor Back Office (Risk Management) meets various jurisdictions’ regulatory requirements. Condor Back Office meets the directives under the Markets in Financial Instruments Directive (MiFID II/MiFIR), legislation by the European Securities and Markets Authority (ESMA) implemented across the European Union on January 3, 2018.

The Company is developing the Condor Investing & Trading App, a simplified trading platform for traders with varied experiences in trading stocks, ETFs, and other financial markets from their mobile phones. The Company expects to commercialize the Condor Investing & Trading App by the end of the fourth quarter of the fiscal year ended June 30, 2026.

Summary of Technology by Subsidiary:

Subsidiary	Segment	Proprietary Technology	Third-Party Technology	Proprietary Licenses to 3rd Parties (B2B Customers)
Crestmark (Malta)	Margin Brokerage	Condor Risk Management Back Office; Condor Pro FX Trading Terminal	MT4, MT5*	Yes
APL (UK)	Margin Brokerage	Condor Risk Management Back Office; Condor Pro FX Trading Terminal	MT4, MT5	Yes
AIL (Seychelles)	Margin Brokerage	Condor Risk Management Back Office; Condor Pro FX Trading Terminal	MT4, MT5	Yes
ADS (Australia)	Wealth Management	None	Third-party financial planning software	N/A
TICG (Cyprus)	Technology	Condor Trading Technology suite	N/A	Yes
XOA (Mauritius, Cyprus)	Payments	Xoala/Steven AB (adapted)	Third-party payment gateway software	N/A

* MetaTrader 4/5

T.I.C.G. Integrated Solutions Ltd. (TICG)

On March 19, 2024, the Company established T.I.C.G. Integrated Solutions Ltd. Formerly known as Alchemytech Ltd. (TICG), a Cypriot company. TICG provides the Company’s subsidiaries and affiliate companies with information technology, sales, and marketing services. The Company has mandated TICG to develop, market, and distribute the Condor Pro Multi-Asset Trading Platform to qualified market participants, including brokers, professional traders, hedge funds, and other financial institutions.

The Company acts as an adviser/strategic consultant and reseller of its proprietary technologies in the digital assets and blockchain space. The Company expects to generate additional revenue from its digital asset-related solutions. Such solutions include revenues from the development of a custom digital assets exchange platform for customers, the sale of the non-exclusive source code of the digital assets exchange platform to third parties, white-label fees of digital assets exchange platforms, and the sale of aggregated digital assets data price feeds from various digital assets exchanges to OTC brokers. The Company initially plans to develop the technology architecture of the digital assets exchange platform for its customers. The initial capital required to produce such technologies comes from our customers, as the Company takes on design-build software development projects for customers. The Company develops these projects to meet the customer’s design criteria and performance requirements.

The Company does not mine any digital assets or trade or act as a counterparty in digital assets in the United States. Consequently, the Company does not intend to register as a custodian with state or federal regulators, including but not limited to obtaining a money service business or money transmitter license with the Financial Crimes Enforcement Network (FinCEN) and respective states’ money transmission laws. The Company also does not need to register under the Securities Exchange Act of 1934, as amended, as a national securities exchange, an alternative trading system, or a broker-dealer since the Company is not a broker-dealer, nor does it intend to become a broker-dealer. Customers sometimes compensate us in Bitcoin through our custodian, Gemini Trust Company, LLC (“Gemini”). Gemini is a licensed New York trust company that undergoes regular bank exams and is subject to cybersecurity audits conducted by the New York Department of Financial Services.

The Company continuously negotiates additional licensing agreements with several retail online brokers to use the Condor Pro Multi-Asset Trading Platform. Condor Pro Multi-Asset Trading Platform is available in desktop, web, and mobile versions.

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(4) Payment Intermediary Services

XOALA

On November 6, 2025, XOALA was granted a Payment Intermediary Services (“PIS”) license by the Financial Services Commission of Mauritius (the “FSC”) (license no. GB25204956) pursuant to Section 14 of the Financial Services Act 2007 (Mauritius) and the Financial Services Rules 2008. The PIS license authorizes XOALA to operate as a payment intermediary in Mauritius and to build out the following activities consistent with its business plan:

●	facilitate payment transactions between payers and recipients, including initiation, processing, and settlement;

●	provide secure payment-gateway services for online and mobile card transactions;

●	acquire merchants and enable acceptance and processing across retail, e-commerce, and other channels;

●	facilitate cross-border payments and remittances for businesses and individuals; and

●	process credit and debit card payments, managing the full transaction lifecycle from authorization through settlement.

Target Markets and Customer Focus

XOALA intends to provide payment initiation services designed primarily for e-commerce businesses and their customers. The Company plans to focus on approximately 85% corporate clients (online merchants and marketplaces) and approximately 15% retail users (consumers). By focusing on e-commerce, XOALA intends to help merchants improve cash flow and customer experience while offering consumers a faster and safer way to pay online.

XOALA’s core service offerings include:

● Money Transfers: Cross-border remittance capabilities for businesses and individuals;

● Mass Payments: Batch payment processing for merchants, marketplaces, and platforms requiring high-volume disbursements;

● Direct Bank Payments: Simple and secure bank-to-bank transfers, providing merchants with quicker settlements at lower fees compared to traditional card processing;

● Merchant Tools: Easy integration into websites and applications via a single API, with clear reporting and automated reconciliation; and

● Subscription Services: Recurring payment processing for subscription-based business models.

The platform is designed to be fast, secure, and reliable, helping merchants reduce costs and improve their checkout process.

Target Geographies

Mauritius is strategically located at the crossroads of Asia and Africa, providing an advantageous position for expanding our reach into these high-growth markets. We selected Mauritius as the domicile for XOALA because of its robust and progressive regulatory framework designed to foster innovation and support fintech companies, making it an ideal hub for cross-border payment operations. Additionally, Mauritius offers a business-friendly environment with favorable policies, political stability, and a well-developed financial infrastructure.

XOALA’s initial target markets include:

● Sub-Saharan Africa: Mauritius is part of the African Continental Free Trade Area (ACFTA) and the Southern African Development Community (SADC), enhancing market access and trade benefits across the African continent. The region presents significant opportunities for cross-border payment services due to growing e-commerce adoption, large remittance corridors, and underbanked populations seeking digital payment alternatives.

● South Asia and Southeast Asia: The Asia-Pacific region represents a high-growth market for digital payments, with increasing e-commerce penetration, mobile payment adoption, and demand for cross-border remittance services. Mauritius’ geographic position and bilateral relationships provide a gateway to serve merchants and consumers in these markets.

● Middle East: The region offers opportunities for cross-border payment services, particularly for remittances and e-commerce transactions, leveraging Mauritius’ established financial services infrastructure.

Mauritius has established an extensive network of Double Taxation Avoidance Agreements (“DTAAs”), providing greater tax certainty and potential relief from double taxation for businesses conducting cross-border operations. The Mauritius Revenue Authority currently lists approximately 45 concluded tax treaties. The Finance (Miscellaneous Provisions) Act 2024 extended the 80% partial-exemption regime to income derived by companies holding a Payment Intermediary Services license issued by the Financial Services Commission, subject to satisfying prescribed economic-substance requirements, including carrying out core income-generating activities in Mauritius, employing an adequate number of suitably qualified personnel, and incurring expenditure proportionate to the company’s activities.

As a result, only 20% of qualifying income is subject to Mauritius’s standard 15% corporate income-tax rate, producing an effective corporate income-tax rate of 3.0%. Where the company’s annual turnover exceeds MUR 50 million and the 2% Corporate Climate Responsibility Levy applies to its chargeable income, the additional levy is effectively 0.4% of qualifying income—2% applied to the remaining 20% taxable portion—resulting in a combined effective tax burden of approximately 3.4%. The 3.4% rate is therefore conditional and may vary depending on the company’s turnover, eligibility for the partial exemption, compliance with substance requirements, available foreign-tax credits, and the composition of its income.

We intend for XOALA to complement our brokerage and wealth management businesses by facilitating faster and more efficient client funding, withdrawals, and partner settlements, particularly in emerging markets where traditional banking access remains limited or where cross-border payment infrastructure is underdeveloped.

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Regulatory Framework and Compliance

As a PIS licensee, XOALA must comply with FSC requirements regarding capital, liquidity, governance, outsourcing, and operational resilience. XOALA is subject to Mauritius’ comprehensive AML/CFT framework, including:

● The Financial Intelligence and Anti-Money Laundering Act 2002 (FIAMLA) and its subsequent amendments;

● The Prevention of Corruption Act 2002 (POCA);

● The Prevention of Terrorism Act 2002;

● The Convention for the Suppression of the Financing of Terrorism Act 2003;

● The Asset Recovery Act 2011;

● The Financial Services Act 2007;

● FSC Guidelines on Anti-Money Laundering and Combatting the Financing of Terrorism (AML/CFT);

● Bank of Mauritius (BoM) Guidelines on Anti-Money Laundering and Combatting the Financing of Terrorism (AML/CFT); and

● Various sanctions legislations in Mauritius.

Mauritius’ adherence to Financial Action Task Force (FATF) recommendations and EU Tax Good Governance Principles enhances its credibility as an international financial services jurisdiction. The progressive regulatory framework aligns with global supervision standards, which we believe strengthens our appeal to partners and clients across regions.

XOALA must implement robust technology, security, and fraud-prevention controls in its payment systems, including customer due diligence, transaction monitoring, sanctions screening, and suspicious transaction reporting.

Regulatory Considerations for Cross-Border Operations

The Mauritius PIS license permits XOALA to conduct payment intermediary services generally for transactions conducted outside Mauritius. However, to provide payment services to customers or merchants located in other jurisdictions, XOALA may be required to:

● Obtain additional licenses or registrations in target jurisdictions. Many countries require payment service providers, money transmitters, or electronic money institutions to obtain local licenses before serving customers in that jurisdiction. The licensing requirements, timelines, and capital requirements vary significantly by country;

● Partner with locally licensed entities. In jurisdictions where direct licensing is impractical or unavailable, we may seek to operate through partnerships, agency arrangements, or white-label agreements with locally licensed banks, payment institutions, or money transfer operators;

● Establish correspondent banking and card network relationships. To process payments and settle funds across borders, XOALA will need to establish relationships with correspondent banks, payment processors, and card networks. There can be no assurance that we will be able to obtain such relationships on favorable terms, or at all;

● Comply with local AML/CFT and sanctions requirements. Each jurisdiction in which we operate or serve customers will have its own anti-money laundering, counter-terrorism financing, and sanctions compliance requirements, which may impose additional operational burdens and costs; and

● Navigate foreign exchange and capital controls. Certain target markets may impose restrictions on cross-border payments, foreign currency transactions, or repatriation of funds, which could limit our ability to offer services or affect our pricing and settlement capabilities.

Technology Platform and Banking Infrastructure

XOALA’s platform is built around ISO Standards and is designed to provide a simple interface for merchants to access payment services via a single API. The platform infrastructure utilizes AWS and Google Cloud services which are intended to support scalability and security.

White-Label Banking-as-a-Service (BaaS) Solution

XOALA utilizes Crassula (a trading name of CRATECH LTD), a Latvia-based fintech software platform, as its white-label Banking-as-a-Service (BaaS) solution. Crassula provides a no-code, API-driven banking infrastructure platform that enables XOALA to offer digital banking and payment services without building the underlying banking technology from scratch. Crassula was founded in 2015 and is headquartered in Riga, Latvia.

Through the Crassula white-label platform, XOALA gains access to:

● Virtual IBAN Account Issuance: The ability to issue virtual bank accounts (IBANs) for clients, enabling receipt and disbursement of funds across multiple currencies and jurisdictions;

● Payment Rails Integration: Pre-built integrations with banking partners and payment networks, including SEPA, SWIFT, and local payment schemes, reducing the need to establish direct banking relationships in each target market;

● Mobile Banking Applications: Fully branded iOS and Android mobile applications that enable customers to access banking services, view balances, initiate transfers, and manage accounts;

● Card Issuing and Management: Virtual and physical card issuance capabilities with authorization server integration, enabling XOALA to offer branded payment cards to merchants and consumers;

● Merchant Payment Processing: Online payment processing tools for e-commerce, including payment gateway functionality, merchant onboarding, and transaction management;

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● Decoupled Ledger System: A programmable ledger infrastructure that enables XOALA to manage and extend account-related financial operations, including sub-accounts, transaction flows, and fund segregation;

● Multi-Provider Redundancy: Crassula’s platform supports integrations with multiple BaaS providers and banks (including Banking Circle, ClearBank, Currencycloud, and Modulr), enabling XOALA to add, switch, or remove banking providers, reducing the risk of service disruption if any single banking partner relationship is terminated;

● Regulatory Compliance Infrastructure: Built-in compliance tools and workflows that support KYC/AML requirements, transaction monitoring, and regulatory reporting; and

● Scalable Architecture: Cloud-based infrastructure designed to handle high transaction volumes with enterprise-grade security and disaster recovery capabilities.

By leveraging the Crassula white-label BaaS solution, XOALA can focus on customer acquisition, product development, and market expansion while relying on Crassula’s established banking infrastructure and regulatory integrations. This approach significantly reduces time-to-market and upfront capital expenditure compared to building proprietary banking integrations. Crassula’s platform is designed to enable launch of digital banking products in weeks rather than months.

AML/CFT Technology

XOALA utilizes ComplyAdvantage for automated transaction monitoring and AML/CFT compliance. ComplyAdvantage incorporates machine learning and artificial intelligence capabilities with rules defined by the Company’s Money Laundering Reporting Officer (MLRO) to flag transactions that require exception handling. Key features include:

● Real-Time Screening: Continuous monitoring throughout the day for PEPs (Politically Exposed Persons) and sanctions changes;

● Comprehensive Transaction Monitoring: All inbound and outbound transactions and payments are monitored and checked for suspicious activity;

● Flexible Rules Engine: A robust rules engine containing a catalogue of rules and scenarios for detecting suspicious activity, flexibly segmented by client type, payment type, and product type; and

● Real-Time Payment Freezing: The ability to freeze payments that trigger high-risk rules before they are processed, improving our ability to prevent financial crime.

Proprietary and Third-Party Technology

In addition to the Crassula BaaS platform and ComplyAdvantage AML tools, XOALA will utilize:

● Proprietary Technology: The Company’s Condor Risk Management Back Office (adapted for payment operations) for internal risk management, reporting, and operational oversight; and

● Third-Party Software: Additional payment gateway software, card processing systems, and banking integration tools as required to support specific payment products and geographic markets.

Implementation Status and Timeline

Management is currently in the process of implementing the compliance, technology, and operating framework required by the FSC, including AML/CFT controls, safeguarding of client funds where applicable, operational resilience measures, and reporting systems. The Company has appointed local resident directors and compliance personnel, including a Money Laundering Reporting Officer (MLRO) and Deputy MLRO registered with the FSC.

XOALA has not yet commenced commercial operations and has not generated any revenue to date. The granting of the PIS license occurred after September 30, 2025, and does not provide additional evidence of conditions that existed at that date.

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There can be no assurance that we will successfully commercialize XOALA’s payment services, obtain the necessary banking and card network relationships, secure additional licenses in target jurisdictions, or capture a meaningful share of the cross-border payments market.

Xoala Cyprus

The Company’s wholly-owned Mauritian subsidiary, established Xoala AP Cyprus Ltd. (“Xoala Cyprus”), a private company limited by shares incorporated in the Republic of Cyprus under the Companies Law, Cap. 113 (registration number HE 493072) on May 22, 2026, with its registered office at Eleftheriou Venizelou, 10A, Agia Zoni, 3035, Limassol, Cyprus. Xoala Cyprus has an issued share capital of €1,000, divided into 1,000 ordinary shares of €1.00 each, all of which are held by XOALA The Company therefore indirectly owns 100% of Xoala Cyprus through XOALA. Xoala Cyprus provides intra-group treasury and payment-processing services in support of XOALA. Under the intra-group exemption in Section 3(3)(n) of the Cyprus Payment Services Law, payments made between a parent and its subsidiaries (or among subsidiaries of the same parent) are excluded from the definition of regulated “payment services.” Accordingly, Xoala Cyprus is not required to hold a Central Bank of Cyprus Payment Institution or Electronic Money Institution (EMI) license to receive and make payments on behalf of XOALA, and it does not provide payment services to third parties.

Industry and Market Opportunity

We operate at the intersection of several large and growing global markets: (i) foreign exchange (“FX”), contracts for difference (“CFDs”) and multi-asset online trading; (ii) wealth management and financial advisory services; (iii) trading technology and infrastructure; and (iv) digital payments and cross-border transaction services. Through our subsidiaries, we provide margin brokerage services in Europe, the United Kingdom, Seychelles, and Mauritius; wealth management services in Australia; proprietary trading technology and connectivity; and, through XOALA, we are building a regulated payment intermediary platform in Mauritius.

Global FX, CFD, and Online Trading Markets

The FX market is one of the largest and most liquid financial markets in the world. According to the Bank for International Settlements (“BIS”) 2025 triennial survey, average daily turnover in global FX markets reached approximately $9.6 trillion in April 2025, an increase of about 28% compared to April 2022(1). The BIS notes that its survey is the primary global source on the size and structure of OTC FX markets. This growth reflects the continued globalization of trade and capital flows, the increased use of electronic trading platforms, and rising participation from both institutional and retail traders.

Parallel to growth in underlying FX and derivatives volumes, the online trading platform market has expanded as investors migrate from traditional channels to mobile- and cloud-based brokerage solutions. Industry research from Grand View Research estimates that the global online trading platform market was approximately $9.6 billion in 2023 and is expected to reach $15.6 billion by 2030, representing a compound annual growth rate (“CAGR”) of approximately 7.3% from 2024 to 2030(2). Other industry analysts similarly forecast mid-single- to high-single-digit CAGRs(3) for online trading platforms over the next decade, driven by broader retail participation, declining trading fees, and increased product breadth, including derivatives and digital assets.

Within this broader online trading segment, CFD brokers represent a sizeable niche. DataIntelo(4) estimates that the global CFD broker market generated approximately $12.5 billion of revenue in 2023 and could reach $22.4 billion by 2032, implying a CAGR of approximately 6.7%. Industry publications note that publicly traded CFD and leveraged trading brokers such as IG Group, Plus500, CMC Markets, and XTB have reported robust revenue trends supported by strong client trading activity and increased active accounts.

We believe our margin brokerage businesses—Crestmark Trading Ltd. (“Crestmark”) in Malta, Alchemy Prime Ltd. (“APL”) in the United Kingdom, and Alchemy International Ltd. (“AIL”) in Seychelles—are positioned to participate in these trends by offering leveraged FX, CFD and multi-asset trading solutions to retail and institutional clients across the European Union, the United Kingdom, selected offshore jurisdictions and other international markets. As regulatory reforms such as MiFID II in Europe and leverage caps in major markets have raised barriers to entry and increased compliance costs, we expect competitive differentiation to continue to shift toward technology, execution quality, and regulatory credibility, rather than purely marketing-led client acquisition.

Wealth Management and Financial Advisory Services

Our Australian subsidiary, AD Advisory Services Pty Ltd. (“ADS”), operates in the wealth management and financial advisory market, providing licensing solutions and financial planning services to a network of financial advisers and accountants, with more than $770 million in client assets under advice as of June 30, 2026.

The global asset and wealth management industry is significant and growing. A 2025 report by PwC projects that global assets under management could increase from approximately $139 trillion in 2024 to about $200 trillion by 2030(5), with wealth management for affluent individuals highlighted as a major growth area. Structural trends such as aging populations, the shift from defined-benefit to defined-contribution retirement systems, and increasing household participation in capital markets are driving demand for professional financial advice and administration.

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Within Australia, superannuation (retirement) assets and self-managed superannuation funds have created a large addressable base for licensed advisers, tax professionals, and integrated financial planning practices. ADS competes in this environment as a mid-sized licensee and adviser network and, we believe, benefits from the broader trend toward outsourcing compliance, technology, and practice management functions by independent advisers seeking scale and regulatory support.

Trading Technology and Multi-Asset Infrastructure

FDCT began as a technology company and continues to invest in proprietary trading infrastructure, particularly our Condor Pro Multi-Asset Trading Platform, Condor Risk Management back office, and related pricing and connectivity tools. We license these systems to third-party brokers and financial institutions and also use them to power our own brokerage operations.

Industry analysts estimate that the digital banking platform market was approximately $20.8 billion in 2021 and may grow to approximately $107.1 billion by 2030, at a projected CAGR of roughly 20.5%(6). The broader digital banking market — including platforms and services — is expected to grow from about $35.3 billion in 2024 to $79.4 billion by 2030, a CAGR of approximately 14.5%(7). In parallel, the global AI trading platform market is forecast to grow from approximately $11.2 billion in 2024 to $33.5 billion by 2030, reflecting a CAGR of about 20% as firms deploy AI for execution, analytics, and risk management(8).

We believe the same forces that are driving banks and large brokerages to refresh their digital platforms—cloud migration, open-API architectures, real-time risk and regulatory reporting, and the need to support multiple asset classes and geographies—also create demand for modular trading technology such as ours. Our platform is designed to support FX, CFDs, equities, commodities, and other products, integrate with third-party customer relationship management (“CRM”) and banking systems, and meet regulatory requirements in multiple jurisdictions.

Digital Payments and Cross-Border Transactions

Through XOALA, we intend to build a payment intermediary services business that provides payment gateway, merchant acquiring, cross-border remittance, and card processing capabilities. The Financial Services Commission of Mauritius has granted XOALA a Payment Intermediary Services license.

The global cross-border payments market is sizeable and expanding. Grand View Research estimates that the cross-border payments market generated approximately $212.6 billion in revenue in 2024 and could reach $320.7 billion by 2030, representing a projected CAGR of approximately 7.1% over the period(9). Juniper Research projects that global cross-border business-to-business (“B2B”) payment transactions will increase from about 16.3 billion in 2025 to 18.3 billion in 2030, driven by globalization and new payment technologies, including digital wallets and stablecoins(10).

At the same time, the overall payments landscape is undergoing digital transformation. J.P. Morgan has estimated that global payments flows could reach approximately $290 trillion by 2030, supported by e-commerce, real-time payment systems, and open banking initiatives(11). Within this ecosystem, providers such as PayPal, Wise, Western Union, Visa, and Mastercard are identified as major players in cross-border payments, leveraging global networks and multi-currency capabilities(12).

We intend for XOALA to complement our brokerage and wealth management businesses by facilitating faster and more efficient client funding, withdrawals, and partner settlements, particularly in emerging markets where traditional banking access remains limited. There can be no assurance that we will successfully commercialize these services or capture a meaningful share of the cross-border payments market.

Summary of Market Opportunity

Across these segments, our addressable markets are characterized by (i) large notional trading volumes in FX and CFDs, (ii) multi-billion-dollar annual revenues in online trading platforms, CFD brokerage, and digital banking technologies, (iii) trillions of dollars of assets under management in global wealth and retirement systems, and (iv) a growing cross-border payments market. We believe that our combination of regulated brokerage entities, proprietary technology, and emerging payments capabilities positions us to participate in these trends. However, our ability to grow within these markets is subject to significant risks and uncertainties, including intense competition, evolving regulation, cyclicality in trading volumes and capital markets, and our ability to raise capital and execute our strategy. See “Risk Factors—Risks Related to Our Business and Industry.”

(1) “Triennial Central Bank Survey of Foreign Exchange and OTC Derivatives Markets”, Bank for International Settlements, April 2025

(2) “Online Trading Platform Market Size & Share Report, 2030”, Grand View Research, January 2024

(3) “Online Trading Platform Market Forecast & Analysis 2025-2030”, Next Move Strategy Consulting, March 2025

(4) “Online Forex Trading Platform Market Report”, Dataintelo, September 2025

(5) “The profitability paradox”, PwC, November 2025

(6) “Foreign Exchange Market Size, Competitors & Forecast to 2033”, Grand View Research, March 2025

(7) “Online Trading Platform Market Size Report”, Market Research Future, April 2023

(8) “Digital Banking Market Size & Share Analysis Report, 2030”, Grand View Research, April 2025

(9) “Online Trading Platform Market Size Report”, Yahoo Finance, July 2025

(10) “Digital Wallets Market Report: Growth, Trends”, Juniper Research, July 2025

(11) “Global E-Commerce Trends Report”, J.P. Morgan, August 2024

(12) “Wealth Management Platform Market Size Report, 2030”, Grand View Research, July 2025

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Competition

We operate in highly competitive markets across each of our business segments. Our ability to compete successfully depends on a number of factors, including our technology, regulatory capabilities, pricing, customer service, and brand recognition.

Margin Brokerage

Our margin brokerage subsidiaries—Crestmark Trading Ltd. (Malta), Alchemy Prime Limited (UK), and Alchemy International Ltd. (Seychelles)—compete in the global retail and institutional FX, CFD, and multi-asset trading markets. Competitors include:

● large global retail brokers and market makers such as IG Group, CMC Markets, Plus500, OANDA, and Saxo Bank, which have established brands, significant customer bases, and substantial financial resources;

● regional and offshore CFD and FX brokers operating in European, Asian, and emerging markets, many of which compete aggressively on spreads, leverage, and promotional incentives; and

● institutional prime-of-prime brokers and liquidity providers that serve professional traders, hedge funds, and smaller brokerages.

Competition in margin brokerage is driven by trading costs (spreads and commissions), execution quality and speed, range of tradable instruments, platform functionality and reliability, regulatory reputation and fund safety, customer service, and marketing reach. Many of our competitors have greater financial resources, broader product offerings, and more established brand recognition than we do.

Customers choose among FX/CFDs providers based on technology features (multi-asset support, latency, reliability, and risk tools), integration with CRM, compliance and banking systems, security and regulatory reporting capabilities, pricing and commercial terms, and quality of implementation and ongoing support. Our Condor Pro Multi-Asset Trading Platform and related technologies are designed to be regulatory-compliant, multi-jurisdictional, and modular, and we believe this approach allows us to address the needs of both our own brokerage operations and external B2B clients. Nevertheless, we compete against larger and better-capitalized technology providers with broader client bases and more extensive research and development resources.

Wealth Management

Our Australian subsidiary, AD Advisory Services Pty Ltd. (ADS), competes in the Australian wealth management and financial advisory market. Competitors include:

● large institutional wealth managers and dealer groups such as AMP, IOOF, and Insignia Financial, which operate extensive adviser networks and have significant assets under advice;

● mid-sized licensees and adviser networks, including self-licensed practices and boutique dealer groups that compete for advisers and clients; and

● emerging digital wealth platforms and robo-advisors that offer lower-cost, technology-driven financial planning solutions.

Competition in wealth management is driven by the quality and breadth of financial planning services, fee structures, compliance and regulatory support for advisers, technology platforms, investment product offerings, and brand trust. ADS competes as a mid-sized licensee and adviser network, and we believe it benefits from the broader trend toward outsourced compliance and licensing solutions following regulatory reforms in Australia.

Technology and Software Development

Through FDCTech and Alchemytech Ltd. (TICG), we license our proprietary Condor Trading Technology suite to brokerages and financial institutions. Competitors include:

● established trading platform providers such as MetaQuotes (MetaTrader 4/5), Spotware (cTrader), and Devexperts (DXtrade), which dominate the retail FX and CFD platform market globally;

● enterprise trading technology vendors serving institutional clients, including Trading Technologies, FlexTrade, and Refinitiv, which offer sophisticated multi-asset trading and risk management solutions; and

● emerging fintech companies and white-label solution providers offering modular, cloud-based trading infrastructure and back-office systems.

Customers choose among these providers based on technology features (multi-asset support, latency, reliability, and risk tools), integration with CRM, compliance and banking systems, security and regulatory reporting capabilities, pricing and commercial terms, and quality of implementation and ongoing support. Our Condor Pro Multi-Asset Trading Platform competes as a newer entrant, and we seek to differentiate through customization, vertical integration with our brokerage operations, and flexible licensing arrangements.

Payments and Payment Intermediary Services

Once commercialized, XOALA will operate in the competitive payments and cross-border remittance market. Competitors include:

●	global payment networks, digital wallets, and remittance providers such as PayPal, Wise, Western Union, MoneyGram, Visa, Mastercard, and others, which industry research identifies as major players in cross-border payments (13);
●	regional payment processors, merchant acquirers, and gateway providers that serve e-commerce, retail, and small-business customers in key markets; and
●	emerging fintech and blockchain-based payment solutions that aim to reduce friction and cost in cross-border transactions.

Competition in payments is driven by transaction pricing and foreign exchange spreads, speed and reliability of settlement, geographic coverage and currency pairs supported, quality of technology and integration (including APIs and SDKs), user experience, fraud prevention and compliance capabilities, and brand trust. As a new market entrant, we expect XOALA to face significant competitive and regulatory challenges. There can be no assurance that we will be able to acquire and retain merchants and partners on attractive terms or achieve profitable scale in this segment.

(13)	“Cross-Border Payments Market Size & Share Report, 2030”, Grand View Research, July 2025

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Business Strategy

Our strategy is to build an integrated, technology-driven financial services platform that solves the structural barriers faced by (i) existing FX/CFD and multi-asset brokerages and (ii) entrepreneurs who seek to launch new brokerage or proprietary trading businesses, while also improving outcomes for end-traders.

Solving Structural Problems for Existing Brokerages and New Entrants

We believe the current market structure is unfavorable to both average traders and smaller or emerging brokerages. The “current system” often features: (i) fragmented infrastructure from multiple vendors; (ii) slow and expensive client funding; (iii) opaque pricing and execution; (iv) high fixed costs and regulatory complexity; and (v) concerns around the safety of client assets and regulatory oversight. Entrepreneurs often never launch, and small brokerages rarely scale, due to the high cost of entry, technology barriers, liquidity and counterparty risks, and uncertainty about regulatory and banking relationships.

Our business strategy is to address these pain points by offering a full-stack solution that combines:

●	proprietary multi-asset trading technology;

●	regulated brokerage and wealth management licenses in key jurisdictions;

●	institutional liquidity and dealing capabilities; and

●	emerging digital payment and funding rails.

We seek to provide both existing brokerages and new entrants with a “plug-and-play” way to access technology, licensing, and liquidity that historically were available only to large institutions.

1. Deliver a Plug-and-Play Brokerage Stack for Entrepreneurs and New Firms

A core pillar of our strategy is to lower the cost, complexity, and time-to-market for entrepreneurs who want to start an FX/CFD brokerage, prime-of-prime broker, or proprietary trading firm.

Current Market Challenges for New Entrants

Entrepreneurs seeking to launch an FX/CFD brokerage or proprietary trading firm face significant structural barriers that historically have favored large, well-capitalized incumbents:

● High upfront capital requirements: New entrants typically must invest $500,000 to $2 million or more in technology infrastructure before accepting their first client, including trading platforms, risk management systems, back-office software, CRM integration, and website development—often sourced from multiple vendors with incompatible systems.

● Fragmented vendor relationships: A typical new brokerage must contract separately with a platform provider (e.g., MetaTrader license), a liquidity provider, a risk management system vendor, a CRM provider, payment processors, and compliance consultants, resulting in integration complexity, finger-pointing when issues arise, and ongoing coordination overhead.

● Extended time-to-market: From concept to live trading, a new brokerage using the traditional multi-vendor approach typically requires 12 to 24 months to assemble technology, obtain regulatory approvals, establish banking relationships, and integrate all systems—during which time market conditions and competitive dynamics may shift.

● Regulatory complexity and licensing costs: Obtaining a standalone regulatory license (such as an FCA, CySEC, or ASIC authorization) can take 12 to 18 months and cost $300,000 to $1 million or more in legal, compliance, and capital adequacy requirements, creating a significant barrier for entrepreneurs without deep pockets or regulatory expertise.

● Limited access to institutional liquidity: New and smaller brokerages often struggle to obtain competitive pricing from top-tier liquidity providers, who prefer to deal with established counterparties, resulting in wider spreads that make it difficult to compete with larger brokers.

● Lack of operational expertise: Many entrepreneurs have trading or sales backgrounds but lack experience in compliance, risk management, technology implementation, or back-office operations, increasing the risk of regulatory violations, operational failures, or client disputes.

Our Solution: Turnkey “Start-Your-Own-Brokerage” Offerings

Through FDCTech and our technology subsidiary, Alchemytech Ltd. (“TICG”), we offer turnkey solutions such as Start-Your-Own Brokerage (“SYOB”), Start-Your-Own Prime Brokerage (“SYOPB”), and FX/OTC liquidity solutions designed to address each of these barriers. These turnkey offerings are built around our proprietary Condor suite, including:

● Condor Pro Multi-Asset Trading Platform, supporting FX, CFDs, equities, commodities, and digital assets across desktop, web, and mobile;

● Condor Risk Management Back Office, providing dealing desk tools, risk analytics, margin calls, alerts, and exposure monitoring; and

● Condor Back Office APIs to integrate third-party CRM and banking systems.

We intend to position this stack as a “plug-and-play brokerage” for new entrants: entrepreneurs can leverage our technology, connectivity, and, where appropriate, our group’s regulated entities, rather than assembling their own technology, liquidity, compliance, and operational capabilities from scratch. Our goals for this segment include:

● reducing the upfront capital expenditures and implementation risk for launching a brokerage or prop firm—our clients can access a complete technology stack for a fraction of the cost of building or licensing components separately, with predictable monthly fees rather than large upfront capital outlays;

● shortening the timeline from concept to live trading—our turnkey solutions are designed to enable clients to launch within 60 to 120 days rather than 12 to 24 months, using pre-integrated, battle-tested technology;

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● providing access to institutional-grade spreads and liquidity—through our regulated brokerage entities (Crestmark, APL, AIL) and relationships with tier-one liquidity providers, we can offer new entrants pricing and execution quality that would otherwise be unavailable to them directly;

● embedding risk management and regulatory-compliant reporting into the platform from day one—our Condor Risk Management Back Office includes built-in tools for leverage controls, margin monitoring, negative balance protection, client categorization, transaction reporting, and AML/CFT screening, reducing the compliance burden and regulatory risk for new brokerages;

● offering optional “broker-under-umbrella” or white-label arrangements—for entrepreneurs who do not wish to obtain their own regulatory license, we can, where permitted by local regulation, provide access to our group’s licenses (MFSA, FCA, FSA Seychelles) through introducing broker, white-label, or similar arrangements, enabling faster market entry with lower regulatory costs; and

● offering optional consulting, project management, and integration support for non-technology founders—our team can assist with branding, website development, compliance documentation, and operational setup, providing a true end-to-end solution for entrepreneurs without in-house technical expertise.

Competitive Differentiation

We believe our SYOB and SYOPB offerings are differentiated from competitors in several key respects:

● Vertical integration: Unlike standalone platform providers (such as MetaQuotes or Spotware) that only provide front-end trading software, or standalone liquidity providers that only provide pricing and execution, we offer an integrated stack combining technology, liquidity, risk management, and optional regulatory access under one roof. This reduces integration complexity, provides a single point of accountability, and enables faster deployment.

● Flexible commercial models: We offer clients the choice of licensing our technology on a standalone basis, accessing our liquidity as an independent broker, or operating under our regulatory umbrella—allowing entrepreneurs to select the level of support that matches their capital, expertise, and strategic objectives.

● Proprietary technology ownership: Unlike brokers who rely entirely on third-party platforms such as MetaTrader, we own and control our Condor technology stack, enabling us to customize features, respond to client requests, and differentiate our offering rather than competing solely on price for commoditized platform licenses.

● Operational experience: As operators of our own regulated brokerages (Crestmark, APL, AIL) and wealth management business (ADS), we understand the day-to-day challenges of compliance, client onboarding, risk management, and customer service—experience that informs our technology development and enables us to provide practical guidance to our SYOB/SYOPB clients.

● Multi-jurisdictional regulatory footprint: Our licenses in Malta (MFSA), the United Kingdom (FCA), Seychelles (FSA), Australia (ASIC), and Mauritius (FSC) provide optionality for clients seeking to access different markets or client segments, and demonstrate our ability to operate within established regulatory frameworks.

There can be no assurance that we will continue to attract new brokerage or prop firm clients at the pace we anticipate, or that these clients will achieve or maintain profitability.

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2. Upgrade Existing Brokerages Through Technology, Liquidity, and Outsourcing

For existing brokerages and financial institutions already operating in FX/CFD or multi-asset markets, our strategy is to serve as a technology and liquidity partner that helps them modernize their infrastructure and scale efficiently.

In our Technology & Software Development segment, we generate revenues by licensing trading platforms, back-office systems, pricing engines, and integration technology to third-party brokers, prime brokers, prime-of-prime brokers, and banks. Through TICG, we provide:

●	licensing of Condor trading and risk systems;

●	custom software development for clients with unique requirements; and

●	consulting services to design and implement end-to-end brokerage workflows.

We also intend to leverage our regulated brokerage entities—Crestmark Trading Ltd. (“Crestmark”), Alchemy Prime Limited (“APL”), and Alchemy International Ltd. (“AIL”)—to support existing brokerages with institutional liquidity, prime-of-prime services, and white-label or “broker-under-our-umbrella” models, where permitted by local regulation.

For existing brokers, our strategy focuses on:

●	replacing or complementing legacy trading and risk systems with modern, multi-asset platforms;

●	consolidating multiple technology and liquidity vendors into a more integrated solution;

●	offering back-office and risk tools that support regulatory reporting and client money controls; and

●	allowing management teams to focus on distribution and customer relationships while we support underlying technology and infrastructure.

3. Leverage a Regulated Global Footprint to Provide Licensing and Regulatory “Umbrella” Options

We are building a multi-jurisdictional regulatory footprint spanning wealth management (ADS in Australia), investment services and securities dealing (Crestmark in Malta, APL in the United Kingdom, AIL in Seychelles), and payment intermediary services (XOALA in Mauritius).

Our strategy is to use this footprint to help solve a core problem for both existing and aspiring brokerages: regulatory complexity and access to reputable licenses. For appropriate counterparties and structures, we intend to:

●	offer “regulatory umbrella” arrangements where certain activities can be conducted under our licensed entities (subject to local law and regulator approval);

●	use EU, UK, and other licenses to support cross-border offerings where permissible; and

●	provide guidance, via our internal expertise and external advisors, on structuring businesses to meet local regulatory requirements.

While we do not present ourselves as a regulatory advisor or law firm, we believe our experience operating under ASIC, MFSA, FCA, FSA (Seychelles), and FSC (Mauritius) regimes enables us to design platforms and workflows that embed regulatory expectations such as client categorization, best execution, leverage limits, negative balance protection, and AML/CTF controls.

There can be no assurance that regulators will approve new products, cross-border arrangements, or licensing structures we may pursue, or that future regulatory changes will not increase our costs or restrict our business model.

4. Integrate Payments and Faster Funding to Address Funding and Trust Gaps

A recurring problem for both traders and brokerages is slow and expensive funding, including delays in deposits and withdrawals and difficulty accessing banking relationships, particularly in high-risk or emerging markets.

Through XOALA, our Mauritian Payment Intermediary Services licensee, we intend to develop a payments and funding layer that can support:

●	faster onboarding and funding of client accounts through payment gateways and merchant acquisition;

●	cross-border remittance capabilities to move funds between clients, brokers, and liquidity providers; and

●	improved reconciliation and reporting for brokerage and wealth management flows.

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Our strategy is to make payments infrastructure a core part of the value proposition for both new and existing broker clients, addressing funding frictions that can otherwise undermine trading activity and customer trust. Over time, we may integrate these payment capabilities into the Condor Investing & Trading App and other front-end experiences, subject to regulatory constraints.

There can be no assurance that we will successfully commercialize XOALA’s payment services or obtain the necessary banking and card network relationships to scale this business.

5. Continue to Invest in Product Innovation for Traders and Advisors

While our technology primarily targets B2B clients (brokers, financial institutions, advisors), our strategy also includes building front-end products for traders and wealth management clients to support our B2B2C model.

Key initiatives include:

Condor Investing & Trading App – a simplified, mobile-first platform designed for investors with varied levels of experience to trade stocks, ETFs, and other financial instruments. We expect this app to extend our technology directly to retail users and to be white-labelled by partner brokers and advisers.

Enhanced analytics, charting, and risk tools within Condor Pro, targeting professional day traders and active retail traders who demand institutional-grade functionality but are served by smaller or mid-sized brokers.

Digital tools for wealth advisers and accountants at ADS, including practice-management, reporting, and client-engagement features that can be integrated with our trading platforms and, where appropriate, payment solutions.

By improving the end-user experience for traders and wealth clients, we aim to make our platform more attractive to brokerages and advisers seeking to differentiate themselves in the market.

6. Pursue Disciplined Acquisitions to Expand Our Platform and Unlock Valuation Upside

Since 2021, we have executed an acquisition-driven growth strategy, adding ADS (wealth management), Crestmark and APL (brokerage), and AIL (securities dealer), and establishing TICG and XOALA. Our investor materials highlight a pipeline of additional targets in market making, digital banking, proprietary trading, and financial services, with a focus on businesses we believe we can acquire at attractive valuations relative to public market multiples.

Our acquisition strategy is designed to:

●	expand our regulatory footprint (for example, electronic money institutions and additional securities dealer licenses);

●	add complementary capabilities (such as market making, digital wallets, or prop trading communities) that can be integrated into our technology and payments stack;

●	grow our revenue base and user count; and

●	capture potential “valuation arbitrage” between private acquisition multiples and public trading multiples for comparable businesses.

We intend to remain disciplined in our M&A strategy, focusing on targets that (i) are accretive to earnings over time, (ii) offer strategic synergies with our core platform, and (iii) can be integrated into our risk management and compliance framework. There can be no assurance that we will complete any of our contemplated transactions on favorable terms or at all, or that any acquisitions we complete will achieve the expected financial or strategic benefits.

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7. Build a Diversified, Global, Multi-Revenue-Stream Platform

Finally, we aim to build a diversified global platform with multiple revenue streams—technology licensing, brokerage dealing and liquidity fees, advisory and administration fees, and, over time, payments and digital asset-related revenues.

Between 2021 and 2024, we transformed from a niche technology licensing business into a broader fintech platform with revenues from technology, wealth management, and brokerage trading, and we now serve more than 500,000 users worldwide. Our strategy is to continue to grow each of our segments while maintaining balance so that we are not overly dependent on any single product or geography.

We believe that, if executed successfully, this strategy will allow us to:

●	provide differentiated solutions to existing and aspiring brokerages;

●	deepen relationships with entrepreneurs and institutional partners;

●	improve outcomes for traders and wealth clients; and

●	enhance long-term shareholder value.

However, our ability to execute on our business strategy is subject to numerous risks and uncertainties, including competitive pressures, regulatory changes, integration risks related to acquisitions, our ability to raise capital, and broader macroeconomic conditions. See “Risk Factors—Risks Related to Our Business and Industry” and “Risks Related to Our Growth Strategy.”

Governmental Regulation

We operate in multiple jurisdictions and are subject to extensive regulation of our brokerage, wealth management, and payments activities. Our key regulated entities are AD Advisory Services Pty Ltd in Australia, Crestmark Trading Ltd in Malta, Alchemy Prime Limited in the United Kingdom, Alchemy International Ltd in Seychelles, and XOALA in Mauritius. Failure by any of these entities to comply with applicable laws and regulations could result in fines, business restrictions, license conditions, or the suspension or loss of licenses.

Australia – Wealth Management (AD Advisory Services Pty Ltd)

Our wealth management business, AD Advisory Services Pty Ltd (“ADS”), is subject to enhanced regulatory scrutiny and is regulated by multiple authorities in Australia. ADS holds an Australian Financial Services License (“AFSL”) issued under the Corporations Act and is supervised by the Australian Securities and Investments Commission (“ASIC”). As an AFSL holder, ADS must provide financial services efficiently, honestly, and fairly; maintain adequate governance, risk management, and compliance systems; monitor its representatives; and meet disclosure and reporting obligations.

Where ADS or its authorized representatives provide personal advice to retail clients, they are subject to Australia’s “best interests” and related duties, as well as restrictions on conflicted remuneration. ADS must also maintain internal and external dispute resolution arrangements and participate in the Australian Financial Complaints Authority scheme. In addition, ADS is subject to Australia’s anti-money laundering and counter-terrorism financing regime and must maintain customer due diligence, transaction monitoring, and reporting controls.

Malta – Investment Services and CFDs (Crestmark Trading Ltd)

Crestmark Trading Ltd (“Crestmark”) is authorized and regulated by the Malta Financial Services Authority (“MFSA”) under the Investment Services Act as an investment firm. Malta has implemented the European Union’s MiFID II/MiFIR framework, and Crestmark is subject to MFSA investment services rules and conduct of business requirements, including client classification, best execution, conflicts of interest, safeguarding of client money and assets, capital adequacy, and systems and controls expectations.

Crestmark offers, among other products, contracts for difference (“CFDs”) and rolling spot FX. These products are subject to European product intervention measures that impose leverage caps, margin close-out rules, negative balance protection, and restrictions on marketing to retail clients. These rules limit the leverage that may be offered and require prominent risk warnings, affecting trading volumes, revenues, and the cost of compliance.

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United Kingdom – Investment Services and CFDs (Alchemy Prime Limited)

Alchemy Prime Limited (“APL”) is incorporated in the United Kingdom and is authorized and regulated by the Financial Conduct Authority (“FCA”) under the Financial Services and Markets Act. APL is subject to the FCA Handbook, including organizational and systems and controls requirements, and the Conduct of Business Sourcebook, which sets out detailed rules on client communications, best execution, product governance, client money, conflicts of interest, and financial promotions.

The FCA has adopted permanent product intervention rules for CFDs and similar products sold to retail clients, including leverage limits, margin close-out at a percentage of required margin, negative balance protection, and restrictions on incentives. APL is also subject to the FCA’s Consumer Duty, which requires firms to deliver good outcomes for retail customers and to demonstrate that products, pricing, and customer support are consistent with that standard. Supervisory focus on CFD providers has increased in recent years.

Seychelles – Securities Dealing (Alchemy International Ltd)

Alchemy International Ltd (“AIL”) is regulated by the Financial Services Authority (“FSA”) in Seychelles as a securities dealer under the Securities Act and related regulations. AIL’s license permits it to deal in securities (including derivatives) as principal and agent, subject to license conditions and conduct of business rules.

AIL must comply with minimum capital and financial reporting requirements, maintain appropriate governance and risk management systems, and comply with conduct of business rules, including client asset protection and disclosure obligations. Regulatory reforms in Seychelles have increased minimum capital requirements for securities dealers and introduced additional conduct requirements for leveraged and speculative products. AIL is also subject to Seychelles’ anti-money laundering and counter-terrorist financing framework.

Cayman – Securities Dealing (Alchemy Markets (Cayman) Ltd)

Alchemy Markets (Cayman) Ltd. (“Alchemy Cayman”) is a Cayman Islands exempted company (registration number CO-328910) that is licensed and regulated by the Cayman Islands Monetary Authority (“CIMA”) under the Securities Investment Business Act (As Revised) (“SIBA”). Alchemy Cayman holds a securities investment business license (License No. 1612590), which authorizes it to carry on the business of dealing in securities. Under this license, Alchemy Cayman is permitted to buy, sell, subscribe for, or underwrite securities, whether acting as principal for its own account or as agent on behalf of clients. Alchemy Cayman holds only this dealing (broker-dealer) authorization and is not licensed to conduct other categories of securities investment business, such as securities investment management or advisory services, except to the extent incidental to or permitted under its license.

As a CIMA licensee, Alchemy Cayman is subject to ongoing regulatory supervision and to the requirements of SIBA and CIMA’s rules, statements of guidance and regulatory measures, including requirements relating to minimum net worth and regulatory capital, the “fit and proper” qualification of its directors, senior officers and controllers, the maintenance of adequate systems and controls, periodic regulatory reporting, and the filing of annual audited financial statements with CIMA. Alchemy Cayman is also subject to the Cayman Islands anti-money laundering and counter-terrorist financing regime, including the Proceeds of Crime Act (As Revised) and the Anti-Money Laundering Regulations (As Revised), which require the appointment of compliance officers and the maintenance of customer due diligence, monitoring and reporting procedures.

Any change in the ownership or control of a CIMA licensee requires the prior approval of CIMA. Accordingly, the Company’s acquisition of Alchemy Cayman is conditioned upon CIMA’s written approval of the resulting change of control, and Alchemy Cayman’s continued operation following the acquisition will remain subject to CIMA’s ongoing supervision and to its maintenance of the license in good standing. The revocation, suspension or material modification of Alchemy Cayman’s license, or a failure to satisfy applicable regulatory capital or compliance requirements, could have a material adverse effect on this portion of the Company’s business.

Mauritius – Payment Intermediary Services (XOALA)

Our payments business, XOALA (“Xoala”), is regulated by the Financial Services Commission of Mauritius (“FSC”) under the Financial Services Act as a Payment Intermediary Services (“PIS”) provider. The PIS regime covers services such as acquiring and executing payment transactions, acting as a payment gateway or merchant aggregator, and facilitating cross-border remittances, generally for transactions conducted outside Mauritius.

As a PIS licensee, Xoala must comply with FSC requirements regarding capital, liquidity, governance, outsourcing, and operational resilience. It is also subject to Mauritius’ AML/CFT framework and FSC guidelines on customer due diligence, transaction monitoring, sanctions screening, and suspicious transaction reporting. Xoala must implement robust technology, security, and fraud-prevention controls in its payment systems.

Cyprus – Payment Intermediary Services (Xoala Cyprus)

Xoala Cyprus provides intra-group treasury and payment-processing services in support of XOALA. Under the intra-group exemption in Section 3(3)(n) of the Cyprus Payment Services Law, payments made between a parent and its subsidiaries (or among subsidiaries of the same parent) are excluded from the definition of regulated “payment services.” Accordingly, Xoala Cyprus is not required to hold a Central Bank of Cyprus Payment Institution or Electronic Money Institution (EMI) license to receive and make payments on behalf of XOALA, and it does not provide payment services to third parties.

Cross-Border Activities, Group-Wide Compliance and U.S. Securities Law

Because our brokerage and payments businesses serve clients across borders, we must also consider the rules of countries where clients are located, including restrictions on cross-border marketing of leveraged products and local investor protection and product intervention measures. All of our regulated entities are subject to anti-money laundering and counter-terrorist financing regimes that generally follow Financial Action Task Force standards.

As a U.S. public company, we are also subject to the U.S. federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission. These laws impose disclosure, reporting, internal control, and other obligations on us at the parent-company level, separate from the regulatory regimes applicable to our operating subsidiaries.

Intellectual Property

Our competitive advantage depends in part on our proprietary Condor trading technology and related software, as well as on know-how and other intellectual property (IP). We currently rely primarily on confidentiality and invention assignment agreements, and other contractual protections to safeguard our technology and IP. We do not currently hold any issued patents.

As of the date of the prospectus, we own over 265 domain names related to our subsidiaries and brands, as described in detail in Exhibit 10.6.

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Employees

As of the date of the prospectus, we had the following full-time employees, including those in our subsidiaries:

Company Level

FDCTech	2
ADS	2
Crestmark	9
APL	21
TICG	45
AIL	1
Xoala	-
PIG	-

Total	80

We believe that we maintain good relationships with our employees and have not experienced any strikes or shutdowns and have not been involved in any labor disputes.

Property

Limassol, Cyprus (Company’s Headquarters) and Irvine, California, USA (Former Headquarters)

Effective September 9, 2026, the Company’s principal executive offices are located at Ground Floor, 10A Eleftheriou Venizelou Str., 3035 Limassol, Cyprus. The Company relocated its principal executive offices to Cyprus because all of its operations are directed from the Cyprus office, which is closer to its subsidiaries in Malta, the United Kingdom and Cyprus. The Cyprus premises are occupied under the sublease described below under “Limassol, Cyprus Lease, Europe (TICG Office).” From October 29, 2019 until September [   ], 2026, the Company held a coworking membership for office space at 200 Spectrum Center Drive, Suite 300, Irvine, CA 92618 on a month-to-month basis at a membership fee of $95 per month. The Company did not lease a dedicated area at that location and used office and conference space on an as-needed basis. The membership was terminated effective September [   ], 2026 in accordance with its terms.

Brisbane, Australia (ADS Office)

Effective January 1, 2024, to the present, the Company has leased office space at Level 38/71 Eagle St, Brisbane City QLD 4000, Australia. This lease will continue on a month-to-month basis. ADS may terminate this Agreement by delivering to the lessor at least one (1) whole calendar month before the month in which ADS intends to terminate the lease. ADS is entitled to use the office and conference space if needed. The new rent payment or membership fee for the ADS Office is around $125 per month and is included as general and administrative expenses. The Company does not lease a dedicated area at this location; under its membership arrangement, the Company uses office and conference space on an as-needed basis.

Limassol, Cyprus Lease (Company’s Executive Rental)

From July 2023 to the present, the Company has leased office and residential space in the Limassol District, Cyprus, from an unrelated party, at a monthly rent of approximately $3,500, included in General and Administrative expenses. This agreement is classified as a residential rental contract rather than a commercial lease and does not create an ROU asset under ASC 842. The leased premises comprise approximately 158 square meters (approximately 1,700 square feet), of which approximately 46 square meters (approximately 500 square feet) is designated for office use and the remaining approximately 112 square meters (approximately 1,200 square feet) serves as the residence of a Company executive.

Limassol, Cyprus Lease, Europe (TICG Office)

Effective August 26, 2024, T.I.C.G. Integrated Solutions Ltd. (formerly Alchemytech Ltd.) (“TICG”) entered into a Sublease Agreement for office premises located at 10A-10C Eleftheriou Venizelou Street, Limassol, Cyprus, with Aldeon Property Partners Ltd. as Sublessor, and FDCTech, Inc. acting as Guarantor. The leased premises are designated strictly for office use. The lease term is twenty-four (24) months, commencing November 1, 2024, and expiring October 31, 2026, with options to extend for up to two additional two-year terms. Monthly rent is €8,000 (approximately $8,600) plus VAT, for a total lease commitment of €192,000. Each option period is exercisable on three months’ written notice, and the sublease provides for the monthly rent to increase by up to five percent (5%), rounded up to the nearest €50, during each option period. The Company paid a deposit of €16,000, equal to two months’ rent. This agreement qualifies as a lease under ASC 842, and the Company has recognized an ROU asset and corresponding lease liability on its consolidated balance sheet. The leased premises comprise approximately 2,624 square feet. On July 30, 2026, the parties executed a First Addendum exercising the first renewal option, extending the sublease for a further two-year period commencing November 1, 2026 and expiring October 31, 2028, with monthly rent remaining at €8,000 plus VAT and aggregate rent for the renewal period of €192,000 plus VAT; the rent increase contemplated by the sublease for the option period was not applied. Because the addendum was executed after June 30, 2026, it is a non-recognized subsequent event under ASC 855-10, and the right-of-use asset and lease liability at June 30, 2026 do not reflect the renewal term.

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St. Julian, Malta (Crestmark Office)

Effective July 11, 2024, to the present, Crestmark leases office space with Regus Malta at Portomaso Business Centre, Portomaso, St. Julian, PTM01, Malta, on a month-to-month basis. The monthly membership fee is €1,659. This agreement is classified as a service contract rather than a lease under ASC 842, and payments are recognized as operating expenses. The allocated workspace comprises approximately 338 square feet.

London, United Kingdom (APL Office)

Effective December 20, 2024, Alchemy Prime Limited (“APL”) entered into a lease agreement for office space at the Fifth Floor, 142 Central Street, Clerkenwell, London, EC1V 8AR, with Agop Tanielian and Hourig Mercedes Tanielian as landlords. The lease has a fixed term of five years, expiring in 2029, with an annual rent of £112,500 (approximately $12,000 per month), payable in quarterly installments. The lease includes a Break Clause exercisable on or after 2026, subject to four months’ prior written notice. APL is liable for service charges, insurance rent, and reinstatement obligations upon termination. This agreement qualifies as a lease under ASC 842, and the Company has recognized an ROU asset and corresponding lease liability on its consolidated balance sheet. The leased premises comprise approximately 3,750 square feet.

The total rental payment for the period ending June 30, 2026, was $83,753. Rental expenses for all operating leases and service contracts are included in General and Administrative expenses.

Terminated Leases

Limassol, Cyprus (Ecastica). From October 2023 to August 2024, the Company leased office space in the Limassol District, Cyprus, for the intended establishment of TICG. The monthly rent was approximately $1,000, and the down payment was approximately $6,300, included in General and Administrative expenses. The lease was terminated in August 2024.

Chelyabinsk, Russia. From April 2019 to August 2022, the Company leased office space in Chelyabinsk, Russia, at $500 per month for software development and technical support. The Company closed its Russian offices in August 2022 and relocated the team to Turkey, and subsequently to Kazakhstan in April 2023. This lease has been fully terminated.

Tel Aviv, Israel (Crestmark Sales Office). From July 1, 2023 to June 30, 2026, Crestmark held a service agreement with Mindspace Ltd. for office space and related services at Menachem Begin 11, Ramat Gan, Israel, on a monthly auto-renewing basis. The monthly fee was $4,500 (including VAT). Mindspace retained discretion over space allocation and could relocate Crestmark within the premises upon prior notice, and Crestmark did not have exclusive control over a specific unit. This agreement did not create a lease under ASC 842 and was accounted for as a service contract, with payments recognized as operating expenses. The Company terminated this agreement effective June 30, 2026, due to geopolitical conditions, and relocated all sales activities to the TICG office in Limassol, Cyprus.

Legal Proceedings

The Company and its subsidiaries are involved in the following legal proceedings:

Asher Alkoby, et al. v. FDCTech

This action is pending in the London Circuit Commercial Court under Claim Number LM-2024-000330 as of December 9, 2024. The claimants are Asher Alkoby and other former shareholders of Crestmark Trading Ltd. (“Crestmark”), a Malta-incorporated broker that FDCTech purchased in June 2023. Following completion of the acquisition, the Company discovered that in 2019, the target company had anti-money laundering deficiencies and was fined by the Financial Intelligence Analysis Unit.

An external audit also revealed that the previous shareholders had taken loans from the company that were never repaid, resulting in the net capital of the company being lower than disclosed during negotiations. Based on these findings, FDCTech withheld the final payment to the sellers.

The claimants are seeking approximately $1.02 million in amounts they allege are owing under the Share Sale Agreement, which they are seeking to rectify to make it legally enforceable. The Company has counterclaimed for a declaration that the Share Sale Agreement is ineffective and unenforceable and seeks repayment of $915,000 paid to the sellers. On October 17, 2025, the Court granted the claimants permission to amend their claim to include a third claimant. The Company has prepared an Amended Defense and Counterclaim through Counsel, which was served May 9, 2025. A Costs and Case Management Conference took place on November 17, 2025, at which directions will be given to the trial, which will take place during November 2026.

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FDCTech, Inc. v. Intelligenceline.com, Fintelegram.com, et al.

This action is pending in the Superior Court of California, County of Orange. FDCTech alleges that the defendants, through their websites Intelligenceline.com, Fintelegram.com, and Criticalintel.com, published false and defamatory statements accusing the Company of fraud, illegal conduct, and regulatory violations. The Company claims these statements have caused significant reputational and financial harm, including lost business opportunities. FDCTech further alleges that the defendants engaged in an extortion scheme by demanding payment for the removal of defamatory content.

The complaint asserts claims for defamation per se, defamation per quod, trade libel, and false light, seeking damages and injunctive relief. The complaint was filed in 2025 but had not yet been served As of December 31, 2025. A hearing took place on December 15, 2025, at the Company’s motion. Following the hearing, the court instructed FDCTech to conduct an inadequate investigation as to the beneficial owner of Intelligenceline.com.

Alchemy Markets Ltd. v. Il-Korp għall-Analizi ta’ Informazzjoni Finanzjarja (Ref: 104/2023)

This appeal is pending before the Court of Appeal (Inferior Jurisdiction) in Malta. On September 23, 2023, the Financial Intelligence Analysis Unit (FIAU) imposed an administrative penalty of €419,997 and a follow-up directive on Crestmark Trading Ltd. (formerly NSFX Limited), a subsidiary of the Company, based on a compliance examination conducted between November 25, 2019, and December 5, 2019. The examination occurred approximately four years prior to the decision and under a different ownership and control of the subsidiary.

The Company filed this appeal on October 19, 2023, challenging the decision-making process that led to the imposition of the penalty as well as the law on which it was based, asserting that the penalty is arbitrary and excessive, and claiming that certain aspects of the decision are unfounded both by law and in fact. The Company seeks to overturn the administrative penalty and the follow-up directive imposed by FIAU. The case is in the evidentiary production stage pertaining to the Company as appellant. On October 24, 2025, a hearing was held for the Company to continue presenting evidence. The Court scheduled an additional hearing for the FIAU to cross-examine the Company’s witnesses for July 17, 2026, to be heard before Madam Justice Rachel Montebello, following which the matter will be adjourned for final legal submissions.

Alchemy Markets Ltd. v. L-Avukat tal-Istat u Il-Korp għall-Analizi ta’ Informazzjoni Finanzjarja (Ref: 159/2024)

This constitutional challenge is pending before the First Hall Civil Court (Constitutional Jurisdiction) in Malta and relates to the same September 23, 2023, FIAU decision described above. The Company filed this application on April 2, 2024, challenging: (i) the composition of the FIAU and its enabling law; (ii) the decision-making processes which allegedly breach the Company’s fundamental human right to a fair hearing; and (iii) that given the penal nature of the penalty, in breach of the Constitution of Malta, the Company was not adjudged by an independent court. The Company requests the Constitutional Court to set aside the FIAU decision in its entirety.

A first procedural hearing took place on May 7, 2024, and the Company has brought its evidence in support of the claim. The First Hall Civil Court (Constitutional Jurisdiction) has, in various instances, pronounced that administrative penalties being imposed by the FIAU are more akin to a penal sanction and that, therefore, subject persons should be afforded the full rights afforded to an accused under criminal law, and has consistently quashed FIAU decisions on this basis. While these judgments are, in most part, subject to further appeal before the Constitutional Court of Appeal and have, in two instances, been overturned by the Constitutional Court of Appeal, the Company considers that the principles underpinning such previous judgments are applicable to the Company. The case remains pending as of January 21, 2026; the next hearing in the matter is set for January 28, 2026. On July 12, 2026, the First Hall Civil Court (Constitutional Jurisdiction) delivered its judgment, rejecting the Company’s constitutional claims and determining that the FIAU decision did not breach the Company’s right to a fair hearing. The Company retains the right to appeal the judgment within twenty statutory running days from the date of judgment.

The Company believes it has meritorious defenses and counterclaims in the above matters and intends to defend them vigorously. However, litigation is inherently uncertain, and the Company cannot predict the outcome of these proceedings with certainty.

Corporate Information

Our principal executive office is located at Ground Floor, 10A Eleftheriou Venizelou Str., 3035 Limassol, Cyprus. Our telephone number at that address is (877) 445-6047, and our website address is www.fdctech.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth the names, ages and positions of our current executive officers and directors.

Name	Age	Position
Mitchell M. Eaglstein	41	President, Chief Executive Officer, and Director
Imran Firoz	54	Chief Financial Officer, Secretary, and Director
Brian Platt	45	Chief Technology Officer
Jonathan Baumgart	41	Director
Gope S. Kundnani	67	Director

Mitchell Eaglstein, Co-Founder, President, CEO, and Director

Mr. Eaglstein, our Co-Founder, President, Chief Executive Officer, and Director, combines over nine (9) years of experience in financial technology and FX brokerage senior management. Previously, he had been involved in companies in the financial services and technology industries, holding positions including Chief Executive Officer, President, and Chief Operating Officer.

From January 2016 to present, Mr. Eaglstein has served as the Founder, Chief Executive Officer, President, and Director of FDCTech, Inc., a financial technology company specializing in developing and delivering innovative software solutions and business services to the over-the-counter (OTC) brokerage and financial services industries. In this role, Mr. Eaglstein is responsible for leading the development and execution of the Company’s long-term strategy, primarily focusing on enhancing shareholder value. He oversees the Company’s infrastructure, manages capital expenditure deployment, and approves budgets. From May 2024 to present, Mr. Eaglstein has also served as the Chief Executive Officer and Chief Operating Officer of Crestmark Trading Ltd. (Crestmark), the Company’s Malta-based subsidiary regulated by the Malta Financial Services Authority (MFSA), where he oversees European operations.

Mr. Eaglstein has experience managing FX brokerage and FinTech software companies at an executive level. Mr. Eaglstein has participated in several panel discussions as a distinguished industry expert at various forex-related conferences and tradeshows.

We believe Mr. Eaglstein is qualified to serve on our board of directors as a result of his experience founding and leading our Company since 2016, his extensive background managing FX brokerage and FinTech software companies at the executive level, his deep knowledge of the forex and financial technology industries, and his demonstrated expertise as a distinguished industry speaker at various forex-related conferences and tradeshows.

Imran Firoz, Co-Founder, CFO, and Director

Mr. Firoz, our Co-Founder, Chief Financial Officer, Secretary, and Director, combines over twenty-four (24) years of experience in financial services, technology, and risk management senior management. Previously, he had been involved in multiple companies in the financial services, technology, and consulting industries, holding positions including Chief Financial Officer, Co-Founder, Director, and management consultant.

From January 2016 to present, Mr. Firoz has served as the Co-Founder, Chief Financial Officer, Secretary, and Director of FDCTech, Inc., a financial technology company specializing in developing and delivering innovative software solutions and business services to the over-the-counter (OTC) brokerage and financial services industries. In this role, Mr. Firoz is responsible for strategic planning and corporate development, mergers and acquisitions (M&A), financial restructuring, and risk management. He has guided due diligence efforts, implemented financial controls, practiced compliance guidelines, and planned disaster recovery strategies. From January 2019 to present, Mr. Firoz has owned Spark Capital Investments, LLC, a management consulting firm that assists small-sized private and public companies. From July 2024 to present, Mr. Firoz has served as the Co-Founder and Director of Boumarang Inc., a hydrogen-powered autonomous aerial and marine drone company. From September 2025 to present, Mr. Firoz has served as the interim Chief Financial Officer of Eva Live, Inc., an AI-driven ad-tech company.

Mr. Firoz holds a Bachelor of Engineering (Chemical) from Aligarh University, India (July 1993) and an MBA from the Richard Ivey School of Business, University of Western Ontario, Canada (April 2001). Mr. Firoz has been a Certified Financial Risk Manager (FRM) from the Global Association of Risk Professionals (GARP), New Jersey, since January 2003.

We believe Mr. Firoz is qualified to serve on our board of directors as a result of his experience in strategic planning, corporate development, mergers and acquisitions, financial restructuring, and risk management, combined with his credentials as a Certified Financial Risk Manager (FRM) from the Global Association of Risk Professionals, his MBA from the Richard Ivey School of Business, and his extensive experience providing management consulting services to public and private companies through his ownership of Spark Capital Investments, LLC.

Brian Platt, Chief Technology Officer

Mr. Platt, our Chief Technology Officer, combines over ten (10) years of experience in forex and financial technology senior management. His expertise includes advanced technical knowledge of databases, programming, product development lifecycles, and a clear understanding of business needs. Mr. Platt combines his business and technological know-how to ensure quality products, client satisfaction, and optimization of human resources.

From May 2016 to present, Mr. Platt has served as the Chief Technology Officer of FDCTech, Inc., a financial technology company specializing in developing and delivering innovative software solutions and business services to the over-the-counter (OTC) brokerage and financial services industries. In this role, Mr. Platt manages complex technology and business operations.

Mr. Platt holds a degree in Information Systems from Yeshiva University. He completed computer science training at New York University and Oracle DBA training at Fairleigh Dickinson University.

Jonathan Baumgart, Director

Mr. Baumgart, an Independent Director, combines over twenty (20) years of experience in forex and financial services. Mr. Baumgart is considered independent under the independence standards the Company applies to its board of directors.

From June 2021 to present, Mr. Baumgart has served as a non-executive Independent Director of FDCTech, Inc., a financial technology company specializing in developing and delivering innovative software solutions and business services to the over-the-counter (OTC) brokerage and financial services industries. From May 2014 to present, Mr. Baumgart has served as the Founder and Chief Executive Officer of Atomiq Consulting, a consulting firm specializing in the retail forex industry and the trading of other high-growth financial assets.

Mr. Baumgart holds an undergraduate degree in International Affairs and Economics from the Whittemore School of Business and Economics, University of New Hampshire, Durham (2004).

We believe Mr. Baumgart is qualified to serve on our board of directors as a result of his experience founding and serving as Chief Executive Officer of Atomiq Consulting since 2014, his specialized expertise in the retail forex industry and trading of high-growth financial assets, and his educational background in International Affairs and Economics from the University of New Hampshire.

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Gope S. Kundnani, Director

Mr. Kundnani, a Director, combines over twenty-six (26) years of experience in entrepreneurial and financial services senior management, building successful businesses in the United States, the Middle East, and the United Kingdom. Previously, he had been involved in multiple companies in the financial brokerage, payments, and manufacturing industries, holding positions including Founder, Director, Partner, and Chief Executive Officer.

From September 2022 to present, Mr. Kundnani has served as a Director of FDCTech, Inc., a financial technology company specializing in developing and delivering innovative software solutions and business services to the over-the-counter (OTC) brokerage and financial services industries. From May 2018 to present, Mr. Kundnani has served as the Founder and Director of Alchemy Prime Markets (operating through Alchemy Prime Limited), a financial brokerage services company regulated by the Financial Conduct Authority (FCA) in the United Kingdom. From December 2018 to present, Mr. Kundnani has served as the Founder and Director of Blackthorn Finance Limited, an authorized payments financial services company regulated by the FCA. From February 1999 to present, Mr. Kundnani has served as a Partner and Chief Executive Officer of Flexo Pack, a polyethylene product manufacturer with a global customer base.

Mr. Kundnani holds an undergraduate business degree from Mulund College of Commerce, Mumbai, India.

We believe Mr. Kundnani is qualified to serve on our board of directors as a result of his experience as a seasoned entrepreneur with several decades of experience building successful businesses across the United States, the Middle East, and the United Kingdom, including founding and serving as Director of Alchemy Prime Markets, an FCA-regulated financial brokerage services company, and Blackthorn Finance Limited, an FCA-regulated authorized payments financial services company, as well as his role as Partner and CEO of Flexo Pack, a global polyethylene products manufacturer.

Family Relationships

There are no family relationships among any of our directors, director nominees, or executive officers.

Terms of Directors and Executive Officers

All directors serve until the next annual meeting; their successors are elected and qualified. Officers are appointed to serve for one year until the board of directors’ meeting, followed by the stockholders’ annual meeting, and until the directors’ successors have been elected and qualified.

Our officers are elected by and serve at the discretion of the board of directors.

Board of Directors and Board Committees

Our board of directors currently consists of four directors, three of whom are executive directors and one of whom is independent. We have determined that Jonathan Baumgart satisfies the “independence” requirements under the Rules.

Board Committees

We will establish three committees under the board of directors: an audit committee, a compensation committee, and a nomination and corporate governance committee, and adopt a charter for each of the three committees. Copies of our committee charters are posted on our corporate investor relations website.

Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of three directors. We will appoint one independent director with the required finance and accounting expertise to be the chair of our audit committee. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures, and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

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Compensation Committee. Our compensation committee will consist of three directors. We will appoint Jonathan Baumgart to be the chair of our compensation committee. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultants, legal counsel, or other advisers only after taking into consideration all factors relevant to that person’s independence from management.

Nominations and Corporate Governance Committee. Our Nominations and Corporate Governance committee will consist of three independent directors. We will appoint one independent director to be the chair of our Nominations and Corporate Governance committee. The nominating and corporate governance committee will be responsible for, among other things, (i) determining the qualifications, qualities and skills required to be a director of the Company and evaluating, selecting and approving nominees to serve as directors, (ii) periodically reviewing, assessing and making recommendations for changes to the Board of Directors and its committees and (iii) overseeing the process for evaluation of the Board of Directors. Pursuant to the nominating and corporate governance committee charter, the nominating and corporate governance committee has the authority to delegate all or a portion of its duties and responsibilities to a subcommittee of the nominating and corporate governance committee. In addition, the nominating and corporate governance committee will also have unrestricted access to and assistance from our officers, employees and independent auditors and the authority to employ experts, consultants and professionals to assist with performance of their duties. The nominating and corporate governance committee will also be responsible for establishing procedures regarding director nominees put forward by stockholders. The committee will also be responsible for establishing procedures for shareholder communications with the Board of Directors.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, significant employees or control persons has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics which is applicable to all of our directors, executive officers and employees. A copy of the code of business conduct and ethics is posted on our corporate investor relations website.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table summarizes all compensation recorded by us in the past two fiscal years for:

●	our principal executive officer or other individual acting in a similar capacity during the fiscal year ended December 31, 2025 and December 31, 2024.

2025 and 2024 Summary Executive Compensation Table

Name and Principal Position	Year	Salary(3) ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Mitchell M. Eaglstein, CEO (1)	2025	180,000	-0-	-0-	-0-	-0-	-0-	-0-	180,000
	2024	180,000	-0-	211,500	-0-	-0-	-0-	-0-	391,500
Imran Firoz, CFO (2)	2025	180,000	-0-	-0-	-0-	-0-	-0-	-0-	180,000
	2024	180,000	-0-	211,500	-0-	-0-	-0-	-0-	391,500
Brian Platt, CTO (3)	2025	82,500	-0-	-0-	-0-	-0-	-0-	-0-	82,500
	2024	60,000	-0-	-0-	-0-	-0-	-0-	-0-	60,000

(1) Appointed CEO, President, and Director on January 21, 2016. The Company issued 30,000,000 Common Stock on January 21, 2016, and 2,600,000 preferred stock on March 24, 2017, at par value as the founder in consideration of services rendered to the Company.

(2) Appointed Chief Financial Officer, Secretary, and Director on January 21, 2016. The Company issued 53,100 shares of Common Stock (as retroactively adjusted for the 1-for-100 Reverse Stock Split) on January 21, 2016, and 400,000 preferred stocks on March 24, 2017, at par value for services rendered to the Company.

(3) On March 15, 2016, the Company issued 500,000 restricted common shares to Platt for services valued at $25,000.

The Company gave all salary compensation to key executives as independent contractors, where Eaglstein, Firoz, and Platt commit one hundred percent (100%) of their time to the Company. The Company has not formalized performance bonuses and other incentive plans. Each executive is paid every month at the beginning of the month. From September 2018 to September 30, 2020, the Company is paying monthly compensation of $5,000 to its CEO and CFO, respectively, with increases each succeeding year, should the agreement be approved annually. Effective October 1, 2020, the Company will pay $12,000 monthly to its CEO and CFO. Effective January 1, 2023, the Company will pay $15,000 monthly to its CEO and CFO.

Messrs. Eaglstein, Firoz, and Platt are independent contractors performing as the CEO, CFO, CTO, and COO, respectively. The Company intends to convert all such officers to employee status during the third quarter of 2026. The Company has not issued any bonuses or stock option awards to its officers. The Company intends to provide these incentives to meet specific sales criteria, which will be reviewed quarterly and annually.

On December 12, 2022, the Board of Directors issued 10,000,000 Common Stocks with total value of $83,000 each to Eaglstein and Firoz for services rendered concerning the acquisition of Crestmark Ltd and the integration of AD Advisory Services Pty Ltd.

On January 4, 2024, the Board of Directors issued 150,000 Series B Convertible Preferred Stock valued at $211,500 each to Eaglstein and Firoz for services rendered concerning the acquisition and integration of Crestmark, APL, and TICG.

Employment Agreements

The Company is not currently a party to any employment agreement and has no compensation agreement with any officer or director. The Company plans to enter into employment agreements with its officers.

Outstanding Equity Awards at Fiscal Year-Ended December 31, 2025

We have not granted any stock options to our executive officers since our incorporation.

Employee Benefit and Stock Plans

2023 Stock Incentive Plan

In November 2023, our board of directors and, in February 2024, our stockholders approved the FDCTech, Inc. 2023 Stock Incentive Plan (the “2023 Plan”). The 2023 Plan is designed to increase stockholder value and advance the interests of the Company by providing equity-based incentives to attract, retain, and motivate employees, consultants, and directors of the Company.

Administration

The 2023 Plan is administered by our board of directors or a compensation committee of the board of directors (the “Committee”). The Committee consists of not less than two directors, each of whom must be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Committee has complete authority to award incentives under the 2023 Plan, interpret the Plan, and make any other determinations it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions relating to the 2023 Plan are final and conclusive on the Company and all participants.

Eligibility

Officers of the Company, employees of the Company or its subsidiaries, members of the board of directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries are eligible to receive incentives under the 2023 Plan when designated by the Committee. Participants may be designated individually or by groups or categories as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation is entirely at the discretion of the Committee and is not automatically continued after an initial period of participation.

Vesting

Each stock option granted under the 2023 Plan becomes exercisable at such time or times during its term as determined by the Committee at the time of grant. The Committee has discretion to accelerate the exercisability of any stock option. In the case of restricted stock awards, the restrictions imposed by the Committee may include prohibitions against sale, transfer, pledge, or other encumbrance of the shares, with such prohibitions lapsing at such time or times as the Committee determines, whether in annual or more frequent installments, at the time of the death, disability, or retirement of the holder, or otherwise. Stock appreciation rights become exercisable upon such conditions as the stock option, if any, to which they relate is exercisable.

Shares of Stock Available for Issuance

The Company has reserved a total of 50,000,000 shares of its authorized common stock for issuance under the 2023 Plan. Shares of common stock that are issued under the 2023 Plan or are subject to outstanding incentives will be applied to reduce the maximum number of shares remaining available for issuance. Shares subject to a participant’s exercise of either an option or a stock appreciation right (but not both, in the case of a tandem SAR) shall be counted only once. To the extent that a stock option or SAR granted under the 2023 Plan expires or is terminated or canceled unexercised as to any shares of common stock, such shares may again be issued under the 2023 Plan. Similarly, shares of restricted stock that are forfeited or reacquired by the Company pursuant to rights reserved upon issuance may again be issued under the 2023 Plan.

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The authorized number of shares under the 2023 Plan are non-dilutive and will not be affected by reverse or forward stock splits, dividends, or other distributions of the Company’s common stock.

Types of Awards

The 2023 Plan authorizes the Committee to grant the following types of equity-based incentive awards:

Incentive Stock Options and Non-Qualified Stock Options. Stock options granted under the 2023 Plan entitle the grantee, upon exercise, to purchase a specified number of shares of common stock from the Company at a specified exercise price per share. The exercise price cannot be less than the fair market value of the common stock on the date of grant (or 110% of fair market value for incentive stock options granted to any employee who owns more than 10% of the combined voting power of the Company). No option may be exercised more than 10 years after the date of grant (or five years for 10% stockholders receiving incentive stock options). Options may not be repriced without stockholder approval.

Stock Appreciation Rights (SARs). A SAR is a right to receive, without payment to the Company, a number of shares of common stock, cash, or any combination thereof, the amount of which is determined based on the appreciation in the value of the shares subject to the SAR. SARs may be granted in tandem with non-qualified stock options or as free-standing awards. The term of a SAR cannot exceed ten years and one day from the date of grant. SARs may not be repriced without stockholder approval.

Stock Awards and Restricted Stock. A stock award consists of the transfer by the Company to a participant of shares of common stock, without other payment, as additional compensation for services. Restricted stock consists of shares of common stock sold or transferred to a participant at a price determined by the Committee, subject to restrictions on their sale or other transfer. The Committee determines the restrictions applicable to restricted stock, including prohibitions against transfer and requirements to forfeit shares upon termination of employment.

Performance Shares. Performance shares consist of awards that are paid in shares of common stock, subject to the achievement of performance objectives for the Company or one of its operating units by the end of a specified period. If the performance objectives are achieved, each participant will be paid in shares of common stock or cash. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

Change in Control

Upon a Change in Control, any stock option or restricted stock award granted to any participant under the 2023 Plan that would have become vested upon continued employment shall immediately vest in full and become exercisable. A “Change in Control” is generally defined under the 2023 Plan to include: (i) the acquisition by any person or group of beneficial ownership of 33% or more of either the outstanding shares of common stock or the combined voting power of the Company’s outstanding voting securities; (ii) the incumbent board ceasing to constitute at least a majority of the board; or (iii) approval by stockholders of a reorganization, merger, consolidation, liquidation, or sale of substantially all assets of the Company, unless the stockholders of the Company immediately prior to such transaction continue to hold more than 50% of the combined voting power of the surviving entity.

In the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization, or liquidation, the Committee is authorized to take any action it deems equitable, including: (a) providing that all outstanding vested options be exchanged for stock, securities, or assets that would have been paid to participants if their options had been exercised immediately prior to the transaction; (b) providing that participants holding outstanding vested common stock-based incentives receive cash, securities, or other property equal to the excess of fair market value over the exercise price; (c) continuing the Plan with respect to incentives not cancelled and providing participants the right to earn their respective incentives with respect to the equity of the successor entity; or (d) declaring that all unvested or restricted incentives shall be void and terminated, or alternatively, accelerating vesting.

Repricing

Under the 2023 Plan, other than in connection with a change in the Company’s capitalization, stock options and SARs may not be repriced without stockholder approval. This prohibition applies to both direct repricing (lowering the exercise price of an option or SAR) and indirect repricing (canceling an outstanding option or SAR and granting a replacement option or SAR with a lower exercise price, or exchanging an underwater option or SAR for cash or other awards).

Transferability

Incentive stock options may not be transferred or exercised by another person except by will or by the laws of descent and distribution and must be exercisable during the individual’s lifetime only by the individual. Non-qualified stock options may, in the sole discretion of the Committee, be transferrable to permitted transferees, including the participant’s spouse, children, grandchildren, or parents (collectively, “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code.

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Amendment and Termination

The board of directors may amend or discontinue the 2023 Plan at any time; however, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an incentive previously granted. Further, no such amendment shall, without approval of the stockholders: (a) increase the maximum number of shares of common stock which may be issued under the Plan; (b) change or expand the types of incentives that may be granted; (c) change the class of persons eligible to receive incentives; or (d) materially increase the benefits accruing to participants. The 2023 Plan will remain in effect until all incentives granted have either been satisfied by the issuance of shares or payment of cash, or been terminated, and all restrictions on shares issued under the Plan have lapsed. No incentives may be granted after the tenth anniversary of the date the Plan was approved by stockholders.

Federal Income Tax Consequences

The following is a general summary of the current U.S. federal income tax treatment of awards authorized to be granted under the 2023 Plan:

Incentive Stock Options. A participant will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the common stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. Generally, gain or loss from the sale or exchange of shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss if certain holding period requirements are satisfied.

Non-Qualified Stock Options and SARs. A participant generally is not required to recognize income on the grant of a non-qualified stock option or SAR. Instead, ordinary income generally is required to be recognized on the date the option or SAR is exercised. The amount of ordinary income is equal to the excess of the fair market value of the shares on the exercise date over the exercise price (in the case of options) or the amount of cash and/or fair market value of shares received (in the case of SARs).

Company Deduction. The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option (unless a disqualifying disposition occurs). In the case of non-qualified stock options, SARs, restricted stock, and performance shares, the Company will generally be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, subject to certain income tax reporting requirements and the limitations of Section 162(m) of the Internal Revenue Code.

Plan Benefits

The terms and number of stock options or other awards to be granted in the future under the 2023 Plan are to be determined in the discretion of the Committee. Since no determinations regarding specific future awards or grants have yet been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers, other eligible employees, non-employee directors, or consultants in the future cannot be determined at this time. As of the date of this prospectus, we have not issued any shares under the 2023 Plan.

Compensation Policies and Practices as They Relate to Risk Management

We believe that the design and objectives of our compensation policies and practices for our employees, including our executive officers, do not encourage excessive or unnecessary risk-taking that is reasonably likely to have a material adverse effect on the Company. Our compensation policies and practices are designed to attract, retain, and motivate qualified employees while aligning their interests with those of our stockholders and the long-term success of our business.

The following elements of our compensation programs are designed to reduce the likelihood of excessive risk-taking:

Balanced Compensation Structure. Our compensation programs include a mix of fixed base salary and variable compensation components, including short-term cash incentives and long-term equity awards. This balanced approach helps ensure that employees are not overly incentivized to pursue short-term results at the expense of long-term value creation.

Long-Term Equity Incentives. A significant portion of our executive compensation is delivered through equity awards that vest over multi-year periods. This design aligns the interests of our executives with those of our stockholders and encourages a focus on long-term Company performance rather than short-term results. The use of time-based vesting and performance-based awards further discourages excessive risk-taking by requiring sustained performance over time.

Board and Committee Oversight. Our board of directors and compensation committee maintain oversight of our executive compensation programs and have the discretion to adjust awards as appropriate based on company performance, market conditions, and individual performance. This oversight provides a check on potential risk-taking behavior.

Prohibition on Hedging and Pledging. Our insider trading policy prohibits our directors and executive officers from engaging in hedging transactions with respect to the Company’s securities, including short sales, puts, calls, or other derivative transactions. This policy ensures that our executives maintain meaningful stock ownership that aligns their interests with those of our stockholders.

Anti-Repricing Provisions. The 2023 Plan prohibits the repricing of stock options and SARs without stockholder approval. This provision prevents the Committee from reducing exercise prices to reward executives when the Company’s stock price declines, which helps ensure that executives remain focused on creating long-term stockholder value.

Regulatory Capital Considerations. Given the nature of our business as a financial services company with regulated subsidiaries in multiple jurisdictions, we are subject to regulatory capital requirements that impose constraints on our risk-taking activities. Our compensation practices are designed to complement these regulatory requirements and to encourage prudent risk management throughout the organization.

Based on the foregoing, we have concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

We attempt to make our compensation programs discretionary, balanced, and focused on the long term. We believe the goals and objectives of our compensation programs reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Our approach to compensation practices and policies applicable to employees and consultants is consistent with that followed for its executives. Based on these factors, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information, as of the date of this prospectus, concerning, except as indicated by the footnotes below, (i) each person whom we know beneficially owns more than 5% of our Common Stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. Applicable percentage ownership is based on 122,823,068 shares of Common Stock (post-reverse split) outstanding as of the date of this prospectus, giving effect to the Reverse Stock Split and the conversion of all outstanding Series B Convertible Preferred Stock into 118,592,200 shares of Common Stock. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days as of the date of this prospectus. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, stock options and warrants referenced in the footnotes below are currently fully vested and exercisable.

Common Stock (after giving effect to the 1-for-100 reverse stock split and conversion of all outstanding shares of Series B Convertible Preferred Stock into Common Stock)

The percentages below are calculated based on 122,823,068 shares of our Common Stock issued and outstanding as of the date of this prospectus, after giving effect to the 1-for-100 reverse stock split effective July 10, 2026 and the conversion of all Series B Convertible Preferred Stock on July 13, 2026.

Name and Address(1)	Title of Class	Number of Shares Beneficially Owned	Percent of Class (before offering)	Percent of Class (after offering)
Mitchell M. Eaglstein, CEO, Director (2)	Common	7,708,181	6.28%	6.06%
Imran Firoz, CFO, Director (3)	Common	7,743,100	6.30%	6.08%
Brian Platt, CTO (4)	Common	10,000	* %	* %
Jonathan Baumgart, Director (5)	Common	6,450	* %	* %
Gope S. Kundnani, Director (6)	Common	101,392,200	82.55%	80.06%
Officers and Directors as a group (5 persons) (7)	Common	116,859,931	95.14%	91.82%

* Less than 1%

In the fiscal year ended December 31, 2016, the Company collectively issued 300,000 and 53,100 shares of Common Stock (as retroactively adjusted for the 1-for-100 Reverse Stock Split) at par value to Mitchell Eaglstein and Imran Firoz, respectively, as the founders, in consideration of services rendered to the Company. Further, the Company agreed to issue 2,600,000, 400,000, and 1,000,000 shares of Preferred Stock to Mitchell Eaglstein, Imran Firoz, and FRH Group, respectively, as the founders, in consideration of services rendered to the Company.

(1) Unless otherwise indicated, the business address of each beneficial owner is c/o FDCTech, Inc., Ground Floor, 10A Eleftheriou Venizelou Str., 3035 Limassol, Cyprus. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Share amounts give effect to the 1-for-100 Reverse Stock Split and to the conversion of all outstanding shares of Series B Convertible Preferred Stock into Common Stock at a ratio of 50 shares of Common Stock for each share of Series B Convertible Preferred Stock. The Series A Preferred Stock has no conversion rights; accordingly, no shares of Common Stock are issuable upon conversion of Series A Preferred Stock. There are no convertible promissory notes outstanding, and no holder listed in the table holds any option, warrant or other security exercisable or convertible into Common Stock within 60 days of the date of this prospectus.

(2) Consists of (a) 208,181 shares of common stock and (b) 7,500,000 shares of common stock issuable upon the conversion of 150,000 shares of Series B Convertible Preferred Stock. Does not include 600,000 shares beneficially owned by Susan E. Eaglstein, mother of Mr. Eaglstein, as to which Mr. Eaglstein disclaims beneficial ownership.

(3) Consists of (a) 243,100 shares of common stock and (b) 7,500,000 shares of common stock issuable upon the conversion of 150,000 shares of Series B Convertible Preferred Stock.

(4) Consists of 10,000 shares of common stock. Mr. Platt holds no shares of Series B Convertible Preferred Stock and no convertible promissory notes.

(5) Consists of 6,450 shares of common stock. Mr. Baumgart holds no shares of Series B Convertible Preferred Stock and no convertible promissory notes.

(6) Consists of (a) 1,500,000 shares of common stock held directly by Mr. Kundnani, (b) 9,592,200 shares of common stock issuable upon the conversion of 191,844 shares of Series B Convertible Preferred Stock held directly by Mr. Kundnani, (c) 300,000 shares of common stock held by APSI Holdings Limited and (d) 90,000,000 shares of common stock issuable upon the conversion of 1,800,000 shares of Series B Convertible Preferred Stock held by APSI Holdings Limited. Mr. Kundnani is the director and sole shareholder of APSI Holdings Limited and may be deemed to beneficially own the securities held by it. Investment and voting decisions with respect to the securities held by APSI Holdings Limited are made by Mr. Kundnani. The business address of APSI Holdings Limited is 74 Back Church Lane, Unit 8, London E1 1LX, United Kingdom. Mr. Kundnani disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. Does not include 500,000 shares beneficially owned by Nicky G. Kundnani, son of Mr. Kundnani, who serves as a director of APL and in the role of its Chief Executive Officer.

(7) Consists of (a) 2,267,731 shares of common stock and (b) 114,592,200 shares of common stock issuable upon the conversion of 2,291,844 shares of Series B Convertible Preferred Stock, in each case held by our four (4) directors and one (1) executive officer (five persons in total), and includes the securities held by APSI Holdings Limited described in footnote (6).

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Series A Convertible Preferred Stock

The percentages below are calculated based on 4,500,000 shares of our Series A Convertible Preferred Stock issued and outstanding for the fiscal year ended December 31, 2025.

Name and Address(1)	Title of Class (4)	Number of Shares Beneficially Owned	Percent of Class (before offering)	Percent of Class (after offering)
Mitchell M. Eaglstein, CEO, Director	Series A Convertible Preferred	500,000	11.11%	-%
Gope S. Kundnani, Director (5)	Series A Convertible Preferred	4,000,000	88.89%	-%
Officers and Directors as a group (2 persons)	Series A Convertible Preferred	4,500,000	100.00%	-%

(4) Series A Convertible Preferred stock is entitled to fifty (50) non-cumulative votes per share on all matters presented to stockholders for action and has no right to convert into the Company’s common stock. On December 12, 2016, the Board agreed to issue 2,600,000, 400,000, and 1,000,000 shares of Preferred Stock to Mitchell Eaglstein, Imran Firoz, and Felix R. Hong, respectively, as the founders in consideration of services rendered to the Company. As of December 31, 2022, the Company had 4,000,000 preferred shares issued and outstanding.

(5) In January 2023, Eaglstein and Firoz transferred 1,100,000 and 400,000 shares to Gope S. Kundnani, the Director of the Company. As of September 30, 2023, the Company had 4,000,000 preferred shares issued and outstanding, with Eaglstein, Kundnani, and Hong holding 1,500,000, 1,500,000, and 1,000,000 shares, respectively.

On November 30, 2023, the Company issued 2,500,000 Series A Convertible Preferred Stock to Kundnani, valued at $2,500,000. The Company will receive $2,500,000 in direct investment from APSI Holdings Limited (previously known as Alchemy Prime Holdings Ltd.) Shareholder for Series A Convertible Preferred, valued at $1.00 per share.

On January 30, 2024, the Company’s board of directors adopted and approved the rescission and cancellation of (i) 1,000,000 shares of Series A Convertible Preferred Stock of the Company issued to Mitchell M. Eaglstein and (ii) 1,000,000 shares of Series A Convertible Preferred Stock of the Company issued to Felix R Hong.

The 4,500,000 outstanding shares of Series A Convertible Preferred Stock are issued and outstanding. No shares of Common Stock are issuable upon conversion of the Series A Convertible Preferred Stock.

Series B Convertible Preferred Stock

All 2,371,844 shares of Series B Convertible Preferred Stock were converted on July 13, 2026, at a ratio of 50:1 into 118,592,200 shares of Common Stock, which are reflected in the Common Stock beneficial ownership table above. No shares of Series B Convertible Preferred Stock remain outstanding.

On November 30, 2023, the Company issued 1,800,000 Series B Preferred Stock to Kundnani, valued at $2,538,000 for the purchase of 49.90% of Crestmark and 100% of APL.

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On January 4, 2024, the Company issued 150,000 Series B preferred stock to Mitchell M. Eaglstein, CEO and Director, for services valued at $1.41 per share.

On January 4, 2024, the Company issued 150,000 Series B preferred stock to Imran Firoz, CFO and Director, for services valued at $1.41 per share.

On January 4, 2024, the Company issued 50,000 Series B preferred stock to FRH Group for services valued at $1.41 per share.

On January 4, 2024, the Company issued 10,000 Series B preferred stock to William B. Barnett, Esq, for services valued at $1.41 per share.

On January 4, 2024, the Company issued 10,000 Series B preferred stock to Susan E. Eaglstein for services valued at $1.41 per share.

On January 4, 2024, the Company issued 50,000 Series B preferred stock to Gope S. Kundnani for services valued at $1.41 per share.

On January 30, 2024, the Company issued 141,844 Series B preferred stock to Gope S. Kundnani for cash valued at $1.41 per share.

On February 07, 2025, the Company issued 10,000 Series B preferred stock to Nicky G. Kundnani for services valued at $1.41 per share.

Unless otherwise indicated below, the address for each beneficial owner is c/o Ground Floor, 10A Eleftheriou Venizelou Str., 3035 Limassol, Cyprus.

(1) Gope S. Kundnani controls APSI Holdings Limited. Gope S. Kundnani and APSI Holdings Limited’s address is at 74 Back Church Lane, Unit 8, London, E11LX, UK.

(2) FRH Group Corporation is located at 555 Anton Boulevard, Suite 150, Costa Mesa, CA 92626.

(3) William B. Barnett, Esq. resides at 60 Kavenish Drive, Rancho Mirage, CA 92270.

(4) Susan E. Eaglstein Resides at 2661 Riverport Dr North, Jacksonville, Florida, 32223.

(5) Nicky G. Kundnani resides at 9 Prins Hendrikkade 132E, Amsterdam 1011, Netherlands.

Common Stock on an As-Converted Basis

122,823,068 shares outstanding as of the date of this prospectus, after giving effect to the 1-for-100 Reverse Stock Split and the conversion of all Series B Convertible Preferred Stock into 118,592,200 shares of Common Stock. At June 30, 2026, there were 4,230,868 shares of Common Stock outstanding, as retroactively adjusted for the Reverse Stock Split. No Series A Preferred Stock outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (As-Converted)	Percentage of Class

Directors and Named Executive Officers
Mitchell M. Eaglstein, Chief Executive Officer and Director (2) 167 Sea Hammock Way, Ponte Vedra Beach, FL 32082	7,708,181	6.28%
Imran Firoz, Chief Financial Officer and Director (3) 129 Hemisphere, Irvine, CA 92618	7,743,100	6.30%
Brian Platt, Chief Technology Officer (4) 573 Green Place, Woodmere, NY 11598	10,000	0.01%
Jonathan Baumgart, Director (5) Peremohy Ave. 121A, Apt. 28, Kyiv 03115, Ukraine	6,450	0.01%
Gope S. Kundnani, Director (6) 228A Wythenshawe Road, Manchester M23 0PH, United Kingdom	101,392,200	82.55%
All directors and executive officers as a group (5 persons) (7)	116,859,931	95.14%

5% Stockholders
APSI Holdings Limited (8) 74 Back Church Lane, Unit 8, London E1 1LX, United Kingdom	90,300,000	73.52%

Other Holders (Less Than 5%)
FRH Group Corporation (9) c/o Felix Hong, 555 Anton Boulevard, Suite 150, Costa Mesa, CA 92626	2,763,724	2.25%
Robert J. Winters (10) Sentral Residence, Unit B-38-3A, Jalan Stesen Sentral 2, Kuala Lumpur, Malaysia	300,500	0.24%
William B. Barnett (11) 60 Kavenish Drive, Rancho Mirage, CA 92270	502,000	0.41%
Susan E. Eaglstein (12) 2661 Riverport Drive North, Jacksonville, FL 32223	600,000	0.49%
Nicky G. Kundnani (13) 9 Prins Hendrikkade 132E, The Netherlands	500,000	0.41%
Total shares of Common Stock outstanding on an as-converted basis	122,823,068	100.00%

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Footnotes

(1) Unless otherwise indicated, the business address of each beneficial owner is c/o FDCTech, Inc., Ground Floor, 10A Eleftheriou Venizelou Str., 3035 Limassol, Cyprus. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Share amounts give effect to the 1-for-100 Reverse Stock Split and to the conversion of all outstanding shares of Series B Convertible Preferred Stock into Common Stock at a ratio of 50 shares of Common Stock for each share of Series B Convertible Preferred Stock. The Series A Preferred Stock has no conversion rights; accordingly, no shares of Common Stock are issuable upon conversion of Series A Preferred Stock. Any fractional share resulting from the Reverse Stock Split was rounded up to the nearest whole share. There are no convertible promissory notes outstanding, and no holder listed in the table holds any option, warrant or other security exercisable or convertible into Common Stock within 60 days of the date of this prospectus.

(2) Consists of (a) 208,181 shares of common stock and (b) 7,500,000 shares of common stock issuable upon the conversion of 150,000 shares of Series B Convertible Preferred Stock. Does not include 600,000 shares beneficially owned by Susan E. Eaglstein, mother of Mr. Eaglstein, as to which Mr. Eaglstein disclaims beneficial ownership.

(3) Consists of (a) 243,100 shares of common stock and (b) 7,500,000 shares of common stock issuable upon the conversion of 150,000 shares of Series B Convertible Preferred Stock.

(4) Consists of 10,000 shares of common stock. Mr. Platt holds no shares of Series B Convertible Preferred Stock and no convertible promissory notes.

(5) Consists of 6,450 shares of common stock. Mr. Baumgart holds no shares of Series B Convertible Preferred Stock and no convertible promissory notes.

(6) Consists of (a) 1,500,000 shares of common stock held directly by Mr. Kundnani, (b) 9,592,200 shares of common stock issuable upon the conversion of 191,844 shares of Series B Convertible Preferred Stock held directly by Mr. Kundnani, (c) 300,000 shares of common stock held by APSI Holdings Limited and (d) 90,000,000 shares of common stock issuable upon the conversion of 1,800,000 shares of Series B Convertible Preferred Stock held by APSI Holdings Limited. Mr. Kundnani is the sole shareholder and sole director of APSI Holdings Limited (formerly Alchemy Prime Holdings Limited) and may be deemed to beneficially own the securities held by it. Investment and voting decisions with respect to the securities held by APSI Holdings Limited are made solely by Mr. Kundnani. The business address of APSI Holdings Limited is 74 Back Church Lane, Unit 8, London E1 1LX, United Kingdom. Mr. Kundnani disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. Does not include 500,000 shares beneficially owned by Nicky G. Kundnani, son of Mr. Kundnani, who serves as a director of APL and in the role of its Chief Executive Officer, as to which Mr. Kundnani disclaims beneficial ownership.

(7) Consists of (a) 2,267,731 shares of common stock and (b) 114,592,200 shares of common stock issuable upon the conversion of 2,291,844 shares of Series B Convertible Preferred Stock, in each case held by our four (4) directors and one (1) executive officer (five persons in total), and includes the securities held by APSI Holdings Limited described in footnote (6).

(8) Consists of (a) 300,000 shares of common stock and (b) 90,000,000 shares of common stock issuable upon the conversion of 1,800,000 shares of Series B Convertible Preferred Stock. Investment and voting decisions with respect to the securities held by APSI Holdings Limited are made by Mr. Gope S. Kundnani, its sole shareholder and sole director. APSI Holdings Limited was formerly known as Alchemy Prime Holdings Limited. The business address of APSI Holdings Limited is 74 Back Church Lane, Unit 8, London E1 1LX, United Kingdom. These securities are also reported as beneficially owned by Mr. Gope S. Kundnani, our director, in footnote (6).

(9) Consists of (a) 263,724 shares of common stock and (b) 2,500,000 shares of common stock issuable upon the conversion of 50,000 shares of Series B Convertible Preferred Stock. Investment and voting decisions with respect to the securities held by FRH Group Corporation are made by Mr. Felix Hong. The business address of FRH Group Corporation is 555 Anton Boulevard, Suite 150, Costa Mesa, CA 92626. All four FRH Group convertible promissory notes were eliminated on February 22, 2021 pursuant to an Assignment of Debt Agreement, and no FRH Group convertible promissory notes remain outstanding.

(10) Consists of 300,500 shares of common stock. Mr. Winters holds no shares of Series B Convertible Preferred Stock and no convertible promissory notes.

(11) Consists of (a) 2,000 shares of common stock and (b) 500,000 shares of common stock issuable upon the conversion of 10,000 shares of Series B Convertible Preferred Stock.

(12) Consists of (a) 100,000 shares of common stock and (b) 500,000 shares of common stock issuable upon the conversion of 10,000 shares of Series B Convertible Preferred Stock. Ms. Susan E. Eaglstein is the mother of Mitchell M. Eaglstein, our Chief Executive Officer, President, and a director. Ms. Eaglstein maintains a separate household from Mr. Eaglstein and holds sole voting and investment power over these securities. Mr. Eaglstein disclaims beneficial ownership of these securities, and their inclusion in this table shall not be deemed an admission that Mr. Eaglstein is the beneficial owner of them for purposes of Section 16 of the Exchange Act or for any other purpose.

(13) Consists of 500,000 shares of common stock issuable upon the conversion of 10,000 shares of Series B Convertible Preferred Stock. Mr. Nicky G. Kundnani holds no shares of common stock directly. Mr. Nicky G. Kundnani is the son of Gope S. Kundnani, our director and controlling shareholder, and serves as a director of our subsidiary Alchemy Prime Limited and in the role of its Chief Executive Officer, as described under “Certain Relationships and Related Party Transactions.” Mr. Nicky G. Kundnani maintains a separate household from Mr. Gope S. Kundnani and holds sole voting and investment power over these securities. Mr. Gope S. Kundnani disclaims beneficial ownership of these securities, and their inclusion in this table shall not be deemed an admission that Mr. Gope S. Kundnani is the beneficial owner of them for purposes of Section 16 of the Exchange Act or for any other purpose.

Voting Rights

Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Our Series A Convertible Preferred Stock remains outstanding and entitles the holders to 50 non-cumulative votes per share, and accordingly we have outstanding shares of capital stock with super voting rights.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS SECTION

The following is a description of transactions since January 1, 2022 to which we were a party in which (i) the amount involved exceeded or will exceed the lesser of $120,000 of one percent (1%) of our average total assets at year-end for the last two completed fiscal years and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, any of the foregoing persons, who had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other similar arrangements, which are described under “Executive and Director Compensation.”

Between February 22, 2016, and April 24, 2017, the Company borrowed $1,000,000 from FRH Group, a founder and principal shareholder (“FRH Group”). The Company executed Convertible Promissory Notes due between April 24, 2019, and June 30, 2019. The Notes are convertible into Common Stock initially at $0.10 per share but may be discounted under certain circumstances, but in no event will the conversion price be less than $0.05 per share. The Notes carry an interest rate of 6% per annum, which is due and payable at maturity.

Between March 15 and 21, 2017, subject to the terms and conditions of the Stock Purchase Agreement, the Company issued 1,000,000 shares to Susan Eaglstein and 400,000 shares to Brent Eaglstein at $0.05 per share, a cumulative cash amount of $70,000. Ms. Eaglstein and Mr. Eaglstein are the mother and brother of Mitchell Eaglstein, the Company’s CEO and director.

On February 22, 2021, the Company entered into an Assignment of Debt Agreement (the “Agreement”) with FRH and FRH Group Corporation. The Company eliminated all four FRH Group convertible notes, including interest, of $1,256,908 in return for issuing 12,569,080 of unregistered Common Stock of the Company (the “Shares”) to FRH. Following the Agreement, FRH assigned the Shares to FRH Group Corporation, also owned by Mr. Hong.

In September 2022, the Company issued 30 million Common Stock for $300,000 to Alchemy Prime Limited (APL) and appointed Gope S. Kundnani as the director of the Company. As director’s compensation, the Company issued 5,000,000 Common Stock, valued at $60,000. Mr. Kundnani is the director and owner of APL.

In January 2023, the Company sold 1,150,000 shares of Common Stock (as retroactively adjusted for the 1-for-100 Reverse Stock Split) to its director, Kundnani, for $550,000.

In January 2023, Eaglstein and Firoz transferred 1,100,000 and 400,000 shares to Kundnani, the Director of the Company. As of September 30, 2023, the Company had 4,000,000 preferred shares issued and outstanding, with Eaglstein, Kundnani, and Hong holding 1,500,000, 1,500,000, and 1,000,000 shares, respectively.

On September 30, 2023, the Company signed the definitive agreement with Alchemy Group, where the Company acquired 100% of Alchemy Markets DMCC (Alchemy UAE), 100% of APL, and 49.90% of Crestmark. The Company terminated the acquisition of Alchemy UAE in October 2023.

On November 30, 2023, the Company purchased 499 shares of Alchemy Markets Holdings Ltd (Alchemy BVI) from APSI Holdings Limited (APSI), previously known as Alchemy Prime Holdings Ltd (APHL), in exchange for 833,621 Series B Convertible Preferred Stock. The Company did not exchange cash in the transaction. The Company has issued the Series B Convertible Preferred Stock to APSI. Kundnani, a related party, is the sole shareholder of APSI, a related party. As a result, the Company now owns one hundred percent (100.00%) of Crestmark, an operating entity of Alchemy BVI.

On November 30, 2023, the Company purchased one hundred percent (100.00%) of all the issued and outstanding shares of APL, an FCA-regulated brokerage, from APSI in exchange for 966,379 Series B Convertible Preferred Stock. The Company did not exchange cash in the transaction. The Company has issued the Series B Convertible Preferred Stock APSI. Kundnani, a related party, is the sole shareholder of APSI.

Kundnani, a related party, purchased 2,500,000 Series A Convertible Preferred stock of FDCTech for $2.5 million. FDCTech has issued the Series A Convertible Preferred stock to Kundnani.

Kundnani, a related party, purchased 50,000,000 Common stock of FDCTech for $5.5 million. FDCTech has issued the Common stock to Kundnani.

In December 2023, Susan Eaglstein, mother of Mitchell M. Eaglstein, the Company’s CEO, provided $20,000 as a related party advance for working capital. The Company has not formalized the agreement. As part of the consideration, the Company issued Ms. Eaglstein 10,000 Series B Convertible Preferred Shares in January 2024.

On January 4, 2024, the Company issued 150,000 Series B Convertible Preferred Stock to Imran Firoz, CFO and Director, for services valued at $1.41 per share.

On January 4, 2024, the Company issued 50,000 Series B Convertible Preferred Stock to Gope S. Kundnani for services valued at $1.41 per share.

On January 4, 2024, the Company issued 150,000 Series B Convertible Preferred Stock to Mitchell M. Eaglstein, CEO and Director, for services valued at $1.41 per share.

On January 4, 2024, the Company issued 50,000 Series B Convertible Preferred Stock to FRH Group for services valued at $1.41 per share.

On January 4, 2024, the Company issued 10,000 Series B Convertible Preferred Stock to William B. Barnett, Esq., for services valued at $1.41 per share.

On January 4, 2024, the Company issued 10,000 Series B Convertible Preferred Stock to Susan E. Eaglstein for services valued at $1.41 per share.

On January 30, 2024, the Company’s board of directors adopted and approved the rescission and cancellation of (i) 1,000,000 shares of Series A Convertible Preferred Stock of the Company issued to Mitchell M. Eaglstein and (ii) 1,000,000 shares of Series A Convertible Preferred Stock of the Company issued to Felix R Hong.

On February 7, 2025, the Company issued 10,000 Series B Convertible Preferred Stock to Nicky G. Kundnani for services valued at $1.41 per share. Mr. Nicky G. Kundnani is the son of Gope S. Kundnani, our director and controlling shareholder. He was appointed a director of our subsidiary Alchemy Prime Limited on January 30, 2025 and also serves in the role of its Chief Executive Officer.

On October 29, 2025, the Company completed the acquisition of 99.9% of the issued and outstanding shares of Alchemy International Ltd. (“AIL”), a securities dealer licensed by the Financial Services Authority of Seychelles (License SD136), from SYNC Capital Limited, an entity wholly owned by Gope S. Kundnani, our director and controlling shareholder. The consideration was $2,000,000, and the maturity of the related $2,000,000 seller’s note obligation has been extended to September 30, 2026. Because the transaction was between entities under common control, it was accounted for at the historical carrying amounts of AIL’s assets and liabilities, and the $8,933,118 difference between the consideration paid and the net book value of AIL attributable to the Company was credited to additional paid-in capital as a capital contribution from the controlling shareholder. The transaction was identified as a related-party transaction under Section 10.5 of the share purchase agreement and was reviewed and approved by an audit committee composed solely of independent, disinterested directors, with Mr. Kundnani and his affiliates recused, in accordance with Section 10.6 of that agreement.

Following the acquisition, AIL’s pre-existing trading relationships with Alchemy Capital Markets Ltd. and Alchemy DMCC, each an affiliate of Mr. Kundnani, gave rise to related-party balances. At December 31, 2025, AIL carried a receivable of $37,579,900 due from Alchemy Capital Markets Ltd. and related affiliates and a payable of $25,512,642 due to Alchemy DMCC, and the Company carried a parent-level payable of $536,504 to Alchemy DMCC.

Kundnani and Eaglstein hold 4,000,000 and 500,000 shares of our Series A Convertible Preferred Stock, representing 100.00% of all issued and outstanding Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock remains outstanding.

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DESCRIPTION OF OUR SECURITIES

The following descriptions are summaries of the material terms of our amended certificate of incorporation and amended and restated bylaws, and of the DGCL. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is part.

Common Stock

Outstanding and Authorized Shares

The Company’s outstanding shares of Common Stock have a par value of $0.0001 per share. The Company’s certificate of incorporation, as amended by the Certificates of Amendment filed on June 29, 2026 and August 17, 2026, authorizes a total of 765,000,000 shares of capital stock, consisting of 750,000,000 shares of Common Stock and 15,000,000 shares of preferred stock. As of the date of this prospectus, we had 4,230,868 shares of our Common Stock issued and outstanding, of which approximately 49,250 are in the public float.

Voting

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of Common Stock do not have cumulative voting rights. Persons who hold a majority of the outstanding shares of our Common Stock entitled to vote on the election of directors can elect all of the directors who are eligible for election.

Dividends

Holders of our Common Stock are entitled to share equally in dividends, if any, as may be declared from time to time by our Board of Directors.

Liquidation

In the event of liquidation, dissolution, or winding up of our Company, subject to the preferential liquidation rights of any series of preferred stock that we may from time to time designate, the holders of our Common Stock are entitled to share ratably in all of our assets remaining after payment of all liabilities and preferential liquidation rights.

Other Rights and Preferences

Holders of our Common Stock have no conversion, exchange, sinking fund, redemption, or appraisal rights (other than such as may be determined by the Board of Directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

Preferred Stock

Following the Certificate of Amendment of our Certificate of Incorporation filed on August 17, 2026, we are authorized to issue up to 15,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which 10,000,000 shares have been designated as Series A Convertible Preferred Stock and 3,000,000 shares have been designated as Series B Convertible Preferred Stock. As of the date of this prospectus, we had 4,500,000 shares of Series A Convertible Preferred Stock and 2,371,844 shares of Series B Convertible Preferred Stock issued and outstanding.

Series A Convertible Preferred Stock

On March 24, 2017, we (then operating under our prior name, Forex Development Corporation) filed a Certificate of Designation with the Secretary of State of the State of Delaware designating 4,000,000 shares of our authorized preferred stock, par value $0.0001 per share, as “Series A Convertible Preferred Stock” (the “Series A Convertible Preferred Stock”). The following summary describes the material terms of the Series A Convertible Preferred Stock and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Authorized Shares; Outstanding. The Certificate of Designation, as amended by the Certificate of Amendment filed on August 17, 2026, which increased the number of designated shares from 4,000,000, authorizes 10,000,000 shares of Series A Convertible Preferred Stock. As of the date of this prospectus, 4,500,000 shares of Series A Convertible Preferred Stock were issued and outstanding.

Dividends. Holders of Series A Convertible Preferred Stock have no dividend rights except as may be declared by our Board of Directors in its sole and absolute discretion, out of funds legally available for that purpose.

Voting Rights. Each outstanding share of Series A Convertible Preferred Stock is entitled to fifty (50) votes per share on all matters submitted to a vote of our stockholders and, except as otherwise required by law or the Certificate of Designation, votes together with the holders of our Common Stock as a single class. The number of votes to which each share is entitled is not adjusted by reason of any stock dividend or distribution, subdivision, combination, reverse stock split, or reclassification of our Common Stock, and was not adjusted as a result of the 1-for-100 reverse stock split. As a result, the Series A Convertible Preferred Stock carries voting power substantially disproportionate to its economic ownership, and the holders of the outstanding Series A Convertible Preferred Stock hold significant voting influence over matters submitted to our stockholders. See “Risk Factors.” In addition, the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate class, is required to approve: (i) any matter requiring class approval under Delaware law; (ii) any amendment or change to the rights, preferences, privileges, or powers of, or restrictions applicable to, the Series A Convertible Preferred Stock that results in a material adverse effect to such series; (iii) any increase in the authorized number of shares of Series A Convertible Preferred Stock; (iv) any reclassification of outstanding shares into shares having priority as to dividends or assets senior to the Series A Convertible Preferred Stock; and (v) any amendment to our charter that materially and adversely affects the rights of the Series A Convertible Preferred Stock.

No Conversion Rights. The shares of Series A Convertible Preferred Stock are not convertible into shares of our Common Stock or into shares of any other class or series of our capital stock, and the holders have no right, at their option or otherwise, to convert or exchange any shares of Series A Convertible Preferred Stock for shares of Common Stock or any other security of the Company. The rights of the Series A Convertible Preferred Stock consist of the voting rights described above and the liquidation rights described below, and no other conversion, exchange, preemptive, or redemption rights.

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Liquidation. In the event of our dissolution, liquidation, or winding up, whether voluntary or involuntary, holders of Series A Convertible Preferred Stock are entitled to participate in any distribution of our assets on an equal per-share basis with the holders of our Common Stock. The Series A Convertible Preferred Stock therefore does not carry a preferential liquidation right over the Common Stock.

Change in Control. A sale of all or substantially all of our assets, or an acquisition of the Company by another entity by means of any transaction or series of related transactions (including any reorganization, consolidation, or merger) resulting in the transfer of 50% or more of our outstanding voting power, will not be deemed a liquidation for purposes of the Certificate of Designation.

Transfer Restrictions. Certificates representing shares of Series A Convertible Preferred Stock bear a customary restrictive legend providing that the securities may be offered, resold, pledged, or otherwise transferred only in transactions exempt from, or registered under, the Securities Act of 1933, as amended (the “Securities Act”), and in compliance with applicable state securities laws. Holders are also restricted from engaging in hedging transactions with respect to the Series A Convertible Preferred Stock except as permitted under the Securities Act. See “Shares Eligible for Future Sale” for information regarding resale under Rule 144.

Amendments. No provision of the Certificate of Designation may be amended, modified, or waived without the written consent or affirmative vote of the holders of a majority of the then-outstanding shares of Series A Convertible Preferred Stock.

Status of Acquired Shares. Any shares of Series A Convertible Preferred Stock acquired by us will be restored to the status of authorized but unissued shares of preferred stock, without designation as to class, and may thereafter be issued, but not as shares of Series A Convertible Preferred Stock.

Series B Convertible Preferred Stock

The Certificate of Designation was originally filed with the Secretary of State of the State of Delaware on December 4, 2023. To correct the record of certain administrative error, the Company refiled the Certificate of Designation on March 24, 2026. The refiled Certificate of Designation is substantively identical to the original and the rights, preferences, and privileges of the Series B Convertible Preferred Stock are unchanged, designating 3,000,000 shares of our authorized preferred stock, par value $0.0001 per share, as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”). The following summary describes the material terms of the Series B Preferred Stock and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Authorized Shares. Outstanding. The Certificate of Designation, as amended by the Certificate of Amendment filed on August 17, 2026, authorizes 3,000,000 shares of Series B Preferred Stock, which number was not changed by that amendment. On July 13, 2026, all 2,371,844 outstanding shares of Series B Preferred Stock were converted, in accordance with their terms, into 118,592,200 shares of Common Stock. As of the date of this prospectus, no shares of Series B Preferred Stock are issued or outstanding.

Dividends. Holders of Series B Preferred Stock have no dividend rights except as may be declared by our Board of Directors in its sole and absolute discretion, out of funds legally available for that purpose.

Voting Rights. Each outstanding share of Series B Preferred Stock is entitled to one vote per share on all matters submitted to a vote of our stockholders, and, except as otherwise required by law or the Certificate of Designation, votes together with the holders of our Common Stock as a single class. In addition, the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a separate class, is required to approve: (i) any matter requiring class approval under Delaware law; (ii) any amendment or change to the rights, preferences, privileges, or powers of, or restrictions applicable to, the Series B Preferred Stock that results in a material adverse effect to such series; (iii) any increase in the authorized number of shares of Series B Preferred Stock; (iv) any reclassification of outstanding shares into shares having priority as to dividends or assets senior to the Series B Preferred Stock; and (v) any amendment to our charter that materially and adversely affects the rights of the Series B Preferred Stock.

Conversion. The initial conversion rate is one hundred (100) shares of Common Stock for each one (1) share of Series B Preferred Stock. Upon the occurrence of a Rate Determination Event — consisting of either (i) the completion of a public offering of our Common Stock resulting in gross proceeds of $10,000,000 or more that includes the listing of our Common Stock on The Nasdaq Stock Market or the New York Stock Exchange or (ii) any reverse stock split, combination, or similar reclassification of our outstanding Common Stock — our Board of Directors is authorized, in its sole discretion, to determine and fix the conversion rate within a range of not more than one hundred (100) and not less than ten (10) shares of Common Stock for each one (1) share of Series B Preferred Stock. The reverse stock split of our Common Stock constituted a Rate Determination Event, and our Board of Directors fixed the conversion rate at fifty (50) shares of Common Stock for each one (1) share of Series B Preferred Stock, effective as of July 13, 2026.

Adjustments. The conversion rate is not automatically or proportionately adjusted by reason of any stock dividend or distribution payable in securities, any subdivision or combination of our outstanding Common Stock, or any reclassification of our Common Stock, including in connection with a merger, consolidation, or other business combination in which we are the continuing entity. The conversion rate was accordingly not adjusted as a result of the 1-for-100 reverse stock split; instead, the reverse stock split constituted a Rate Determination Event and the conversion rate applicable following the reverse stock split was determined and fixed by our Board of Directors as described above.

No Fractional Shares. No fractional shares of Common Stock will be issued upon conversion; any fractional share otherwise issuable will be rounded up to the nearest whole share.

Reservation of Shares. We are required at all times to reserve and keep available, out of our authorized but unissued Common Stock, a sufficient number of shares to effect the conversion of all outstanding shares of Series B Preferred Stock.

Liquidation, Redemption, and Ranking. The Certificate of Designation does not provide the Series B Preferred Stock with a stated liquidation preference, redemption rights, or a specified rank relative to our Common Stock or any other series of our preferred stock. Accordingly, in the event of our liquidation, dissolution, or winding up, holders of Series B Preferred Stock would not be entitled to any preferential distribution.

Amendments. No provision of the Certificate of Designation may be amended, modified, or waived without the written consent or affirmative vote of the holders of a majority of the then-outstanding shares of Series B Preferred Stock.

Status of Converted or Reacquired Shares. Any shares of Series B Preferred Stock converted into Common Stock or otherwise acquired by us will be restored to the status of authorized but unissued shares of preferred stock, without designation as to class, and may thereafter be issued, but not as shares of Series B Preferred Stock.

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SHARES ELIGIBLE FOR FUTURE SALE

Our Common Stock is quoted on the OTCID Basic Market under the symbol “FDCT,” where trading has historically been limited and sporadic. We cannot predict what effect, if any, market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales could occur, could materially and adversely affect the market price of our Common Stock and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate. See “Risk Factors — Risks Related to Ownership of Our Common Stock.”

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is effected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S) and subject to certain other conditions. In general, this means that shares of our Common Stock may be sold in some manner outside the United States without requiring registration in the United States.

Rule 144

In general, under Rule 144 as currently in effect, persons who became the beneficial owner of restricted shares of our Common Stock may sell their shares upon the earlier of (i) the expiration of a six-month holding period, if we have been subject to the reporting requirements of the Exchange Act for at least 90 days prior to the date of the sale and have filed all reports required thereunder or (ii) the expiration of a one-year holding period.

At the expiration of the six-month holding period (assuming we have been subject to the reporting requirements of the Exchange Act for at least 90 days and have filed all reports required thereunder), a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our Common Stock, and a person who was one of our affiliates at any time during the three months preceding a sale would be entitled to sell, within any three-month period, a number of shares of our Common Stock that does not exceed 1% of the number of shares of our Common Stock then outstanding, which equals approximately 1,253,231 shares as of the date of this prospectus. Because our Common Stock is not listed on a national securities exchange, the alternative average-weekly-trading-volume limitation under Rule 144(e) is not available to our affiliates.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our Common Stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our Common Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Common Stock.

This discussion is limited to Non-U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

● U.S. expatriates and former citizens or long-term residents of the United States;

● persons subject to the alternative minimum tax;

● persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction, or other integrated investment;

● banks, insurance companies, and other financial institutions;

● brokers, dealers, or traders in securities;

● “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

● partnerships, other entities, or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

● tax-exempt organizations or governmental organizations;

● persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

● persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

● tax-qualified retirement plans;

● “qualified foreign pension funds” and entities, all of the interests of which are held by qualified foreign pension funds; and

● persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships (and entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

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Definition of a Non-U.S. holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Common Stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation or entity treated as a corporation that is created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section titled “Dividend Policy,” we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, if we make distributions of cash or property on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “- Sale or Other Taxable Disposition.”

Subject to the discussions below on effectively connected income, backup withholding and the Foreign Account Tax Compliance Act, or FATCA, dividends paid to a Non-U.S. Holder of our Common Stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also generally will be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussions below regarding backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our Common Stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

78

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also generally will be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Common Stock will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we are a USRPHC and either our Common Stock is not regularly traded on an established securities market or a Non-U.S. Holder holds more than 5% of our Common Stock, actually or constructively, during the applicable testing period, such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Common Stock will not be subject to backup withholding, provided the holder either certifies its non-U.S. status by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Common Stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS also may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless such Non-U.S. Holder provides a properly completed IRS Form W-8BEN-E or W-8BEN-IMY claiming an exemption from FATCA withholding.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies currently to payments of dividends on our Common Stock. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of our Common Stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Common Stock.

79

SELLING SHAREHOLDERS

The 2,500,000 shares of Common Stock covered by this prospectus were issued by us in August 2026 to the two consultants named below as compensation for consulting services rendered to the Company. The shares were issued in private placements exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and were measured separately under ASC 718 as of their respective grant dates. On August 27, 2026, 1,500,000 shares were issued to Lux Limited and recorded at a fair value of $0.35 per share, determined as the $0.70 last reported sale price of our Common Stock on the OTCID Basic Market on that date less a 50% discount for lack of marketability. On August 28, 2026, 1,000,000 shares were issued to Global Alliance Consulting Group and recorded at a fair value of $0.39 per share, determined as the $0.78 last reported sale price of our Common Stock on the OTCID Basic Market on that date less a 50% discount for lack of marketability. The discount was applied in each case because the shares were restricted securities on the date of issuance and could not then be freely resold. The aggregate fair value of $915,000 was recorded as stock-based consulting expense in accordance with ASC 718.

We are registering the sale of the shares to permit each of the selling shareholders identified below to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” in this prospectus, as it may be supplemented and amended. The term “selling shareholders” includes donees, pledgees, assignees, transferees and other successors-in-interest who receive shares from a selling shareholder after the date of this prospectus as a gift, pledge, partnership distribution or other transfer not involving a sale.

The selling shareholders may sell some, all or none of their shares. We do not know how long the selling shareholders will hold the shares before selling them. We currently have no agreement, arrangement or understanding with any selling shareholder regarding the sale or other disposition of any of the shares. The shares covered by this prospectus may be offered from time to time by the selling shareholders.

The following table sets forth the name of each selling shareholder, the natural person or persons having voting and dispositive power over the shares held, the number of shares of Common Stock beneficially owned by each selling shareholder as of the date of this prospectus, the number of shares that may be offered under this prospectus, and the number and percentage of shares of Common Stock beneficially owned by each selling shareholder assuming all of the shares covered by this prospectus are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person beneficially owns Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or has the right to acquire voting or disposition rights within 60 days. The column captioned “Shares Being Offered” represents all of the shares that a selling shareholder may offer and sell from time to time under this prospectus.

All information contained in the table below and the footnotes to it is based upon information provided to us by the selling shareholders. The selling shareholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the date on which that information was provided, and information about the selling shareholders may change over time. The percentages of shares owned before and after the offering are based on 125,323,068 shares of Common Stock outstanding as of the date of this prospectus.

Name of Selling Shareholder	Beneficial Owner	Shares Owned Prior to the Offering(a)		Percent	Shares Being Offered		Shares Owned After the Offering(b)	Percent
Global Alliance Consulting Group(c)	Javanshir Khazali	1,000,000		0.80%	1,000,000		—	0%
Lux Limited(d)	Jonathan Shkedi	1,500,000		1.20%	1,500,000		—	0%
Total		2,500,000	*	2.00%	2,500,000	*	—	0%

* Due to rounding, the numbers presented in the table above may not add up precisely to the totals provided, and the percentages may not precisely reflect the absolute figures.

(a) Based on 125,323,068 shares of Common Stock outstanding as of the date of this prospectus.

(b) Assumes that all of the shares covered by this prospectus are sold and that no selling shareholder acquires or disposes of any other shares of Common Stock.

(c) Global Alliance Consulting Group is a corporation organized under the laws of the State of California. Javanshir Khazali, the Chief Executive Officer of Global Alliance Consulting Group, has sole voting and dispositive power over the shares it holds.

(d) Lux Limited is an entity organized under the laws of the Republic of the Marshall Islands. Jonathan Shkedi, a director of Lux Limited, has sole voting and dispositive power over the shares it holds.

None of the selling shareholders has held any position or office with us or any of our affiliates, or had any other material relationship with us or any of our affiliates, within the past three years, other than as a consultant to the Company and as a holder of the shares registered hereby. None of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth in a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part, to the extent required.

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PLAN OF DISTRIBUTION

We are registering the shares of Common Stock covered by this prospectus to permit the resale of those shares by the selling shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares. We will bear all fees and expenses incident to our obligation to register the shares. No underwriter or coordinating broker has been engaged by us in connection with the resale of the shares, and this offering is not being conducted on a firm commitment or best efforts underwritten basis.

The selling shareholders may sell all or a portion of the shares held by them and offered hereby from time to time directly or through one or more broker-dealers or agents. If the shares are sold through broker-dealers or agents, the selling shareholders will be responsible for commissions. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

● in the over-the-counter market, or on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

● in transactions otherwise than in the over-the-counter market or on such exchanges or quotation services;

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● privately negotiated transactions;

● short sales entered into after the effective date of the registration statement of which this prospectus is a part;

● through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

● broker-dealers may agree with a selling shareholder to sell a specified number of shares at a stipulated price per share;

● a combination of any of these methods of sale; and

● any other method permitted under applicable law.

The selling shareholders may also sell shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. In connection with sales of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholders may also sell shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales, may loan or pledge shares to broker-dealers that in turn may sell such shares, and may enter into option or other transactions with broker-dealers or other financial institutions that require the delivery of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In that event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has advised us that it has not entered into any written or oral agreement, understanding or arrangement with any underwriter or broker-dealer regarding the sale of the shares. Because the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

The selling shareholders and any other person participating in the sale of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Once sold under the registration statement of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

OFFER RESTRICTIONS OUTSIDE THE UNITED STATES

Other than in the United States, no action has been taken by us that would permit a public offering of the shares of Common Stock covered by this prospectus in any jurisdiction where action for that purpose is required. The shares covered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisement in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock in any jurisdiction in which such an offer or solicitation is unlawful.

81

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Barnett & Linn, Rancho Mirage, California. William B. Barnett, Esq., a principal of Barnett & Linn, beneficially owns 502,000 shares of our Common Stock, representing approximately 0.40% of our outstanding Common Stock, consisting of 2,000 shares of Common Stock issued to him in 2017 (as retroactively adjusted for the 1-for-100 reverse stock split) and 500,000 shares of Common Stock issued upon the conversion of 10,000 shares of Series B Convertible Preferred Stock that were issued to him in January 2024 as compensation for legal services.

EXPERTS

The financial statements of FDCTech, Inc. at December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 included in this Registration Statement have been so included in reliance on the report of LAO Professionals, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act that registers the securities covered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information contained in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our securities, we refer to you the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copies of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file our annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.

The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Our website address is https://fdctech.com. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

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FDCTECH, INC.

F-1

FDCTECH, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2026	December 31, 2025
	(Unaudited)	(Audited; Restated)

Assets
Current assets:
Cash and cash equivalents	$18,184,787	$11,855,861
Restricted cash (client funds, segregated)	7,699,708	5,813,888
Accounts receivable, net of allowance for doubtful accounts of $0 and $22,382, respectively	177,775	188,415
Prepaid – current	326,047	353,089
Related party receivable	21,783,493	40,090,051
Total Current assets	48,171,810	58,301,304
Fixed assets, net	180,424	199,058
Other Non-Current Assets
Prepaid – non-current	215,178	244,008
Capitalized software, net	1,879,461	1,480,246
Investment through subsidiary	35,745	36,062
Accrued income	2,297,095	279,889
Acquired intangible assets	1,280,522	1,326,062
Tax receivable	85,119	190,346
Other trade and tax receivable	88,986	-
Fair value of trading positions for the firm, profit	89,116	1,183,873
Right of use (lease)	766,338	811,038
Total assets	$55,089,794	$64,051,886

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$357,840	$166,212
Line of credit	297,862	111,352
Accrued expenses, related party	1,152,784	532,287
Business acquisition loan	2,350,000	2,350,000
Related party advances	1,931,797	29,197,470
Client funds payable	7,699,708	5,813,888
Operating lease liability, current	143,802	165,692
Other current liabilities	831,415	2,132,993
Financial liability at fair value through profit and loss	172,968	-
Income tax payable	170,382	-
Total Current liabilities	15,108,558	40,469,894
Deferred tax liabilities	191,469	377,975
SBA loan – non-current	101,426	105,678
Operating lease liability – non-current	338,253	364,655
Accrued interest – non-current	39,609	42,396
Total liabilities	15,779,315	41,360,598
Commitments and Contingencies (Note 8)

Stockholders’ Equity:
Series A Preferred stock, par value $0.0001, 10,000,000 shares authorized, 4,500,000 and 4,500,000 issued and outstanding, as of June 30, 2026 and December 31, 2025	450	450
Series B Preferred stock, par value $0.0001, 3,000,000 shares authorized, 2,371,844 and 2,371,844 issued and outstanding, as of June 30, 2026 and December 31, 2025	237	237
Common stock, par value $0.0001, 750,000,000 and 500,000,000 shares authorized as of June 30, 2026 and December 31, 2025, respectively; 4,230,868 and 4,230,868 shares issued and outstanding, as of June 30, 2026 and December 31, 2025	423	423
Additional paid-in capital, Common Series A, Series B	29,254,158	26,959,111
Subscription receivable	(8,000,000)	(8,000,000)
Accumulated other comprehensive income	78,321	296,257
Accumulated surplus (deficit)	17,979,684	3,401,487
Total FDCTech, Inc. stockholders’ equity	39,313,273	22,657,965
Noncontrolling interest	(2,794)	33,323
Total Stockholders’ Equity	39,310,479	22,691,288
Total liabilities and stockholders’ equity	$55,089,794	$64,051,886

See accompanying notes to the financial statements.

F-2

FDCTECH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	(Unaudited)	(Restated, Unaudited)	(Unaudited)	(Restated, Unaudited)
Revenues
Technology & software	$1,393,442	$1,178,215	$3,032,664	$1,991,962
Wealth management	1,814,104	1,653,670	3,379,956	3,188,522
Brokerage (Trading)	14,264,990	2,587,906	26,274,408	6,216,255
Total revenue	17,472,536	5,419,791	32,687,028	11,396,739
Cost of sales
Technology & software	115,610	-	115,610	-
Wealth management	1,654,803	1,483,771	3,090,053	2,833,598
Brokerage (Trading)	3,827,894	1,630,322	5,975,982	3,397,884
Total cost of sales	5,598,307	3,114,093	9,181,645	6,231,482
Gross Profit	11,874,229	2,305,698	23,505,383	5,165,257
Operating expenses:
General and administrative	4,230,569	2,135,030	8,551,882	4,271,708
Sales and marketing	214,085	293,937	618,387	570,141
Depreciation	45,695	43,276	92,338	82,108
Total operating expenses	4,490,349	2,472,243	9,262,607	4,923,957
Operating income (loss)	7,383,880	(166,545)	14,242,776	241,300
Other income (expense):
Other interest income (expense)	72,848	10,986	205,296	15,469
Other income (expense)	219,277	(269,897)	101,440	(368,103)
Total other income (expense)	292,125	(258,911)	306,736	(352,634)
Income (loss) before provision for income taxes	7,676,005	(425,456)	14,549,512	(111,334)
Provision (benefit) for income taxes	-	-	-	-
Net income (loss)	7,676,005	(425,456)	14,549,512	(111,334)
Less: Net income (loss) attributable to noncontrolling interest	(34,926)	12,467	(28,685)	33,777
Net income attributable to FDCTech’s shareholders	7,710,931	(437,923)	14,578,197	(145,111)
Net income (loss) per common share, basic	1.82	(0.10)	3.45	(0.03)
Net income (loss) per common share, diluted	0.03	(0.10)	0.06	(0.03)
Weighted average number of common shares outstanding, basic	4,230,868	4,230,868	4,230,868	4,230,868
Weighted average number of common shares outstanding, diluted	241,415,268	4,230,868	241,415,268	4,230,868
Other comprehensive income (loss):
Change in foreign currency translation	(108,751)	144,028	(217,936)	337,435
Total other comprehensive income (loss)	(108,751)	144,028	(217,936)	337,435
Total comprehensive income (loss)	7,567,254	(281,428)	14,331,576	226,101
Comprehensive income (loss) attributable to noncontrolling interests	(43,385)	27,409	(36,117)	24,788
Comprehensive income (loss) attributable to FDCTech stockholders	7,610,639	(308,837)	14,367,693	201,313

See accompanying notes to the financial statements

F-3

FDCTECH, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

	Preferred stock		Common stock		Additional Paid-in	Accumulated other comprehensive income	Subscription	Noncontrolling	Accumulated Surplus	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	(loss)	Receivable	Interest	(Deficit)	Equity
Three months ended June 30, 2025 (Restated)
Balance, March 31, 2025 (Restated)	6,871,844	$687	4,230,868	$423	$17,648,393	$120,626	$(8,000,000)	$14,199	$(2,103,290)	$7,681,038
Three months ended June 30, 2025 (Restated)
Change in APIC due to common control	-	-	-	-	853,095	-	-	-	-	853,095
FX gain (loss)	-	-	-	-	-	144,028	-		-	144,028
Net (income) loss attributable to noncontrolling interest	-	-	-	-	-	-	-	12,467	-	12,467
Foreign currency translation — noncontrolling interest	-	-	-	-	-	-	-	14,942	-	14,942
Net income (loss) attributable to FDCTech shareholders	-	-	-	-	-	-	-		(437,923)	(437,923)
Balance, June 30, 2025 (Restated)	6,871,844	$687	4,230,868	$423	$18,501,488	$264,654	$(8,000,000)	$41,608	$(2,541,213)	$8,267,647
Three months ended June 30, 2026
Balance, March 31, 2026 (Restated)	6,871,844	$687	4,230,868	$423	$31,389,761	$186,045	$(8,000,000)	$40,591	$10,268,751	$33,886,258
Three months ended June 30, 2026
Change in APIC due to common control	-	-	-	-	(2,279,584)	-	-	-	-	(2,279,584)
Capital contribution from shareholder	-	-	-	-	250,000	-	-	-	-	250,000
Deemed distribution to shareholder	-	-	-	-	(106,019)	-	-	-	-	(106,019)
FX gain (loss)	-	-	-	-	-	(107,724)	-		-	(107,724)
Net (income) loss attributable to noncontrolling interest	-	-	-	-	-	-	-	(34,926)	-	(34,926)
Foreign currency translation — noncontrolling interest	-	-	-	-	-	-	-	(8,459)	-	(8,459)
Rounding	-	-	-	-	-	-	-	-	2	2
Net income (loss) attributable to FDCTech shareholders	-	-	-	-	-	-	-	-	7,710,931	7,710,931
Balance, June 30, 2026	6,871,844	$687	4,230,868	$423	$29,254,158	$78,321	$(8,000,000)	$(2,794)	$17,979,684	$39,310,479

F-4

FDCTECH, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

	Preferred stock		Common stock		Additional Paid-in	Accumulated other comprehensive income	Subscription	Noncontrolling	Accumulated Surplus	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	(loss)	Receivable	Interest	(Deficit)	Equity
Six months ended June 30, 2025 (Restated)
Balance, December 31, 2024 (Restated)	6,861,844	$686	3,910,868	$391	$16,922,337	$(72,781)	$(8,000,000)	$16,820	$(2,396,102)	$6,471,351
Six months ended June 30, 2025
Common stock issued for services	-	-	320,000	32	35,168	-	-		-	35,200
Series B issuances at $1.41 per share	10,000	1	-	-	14,099	-	-		-	14,100
Change in APIC due to common control	-	-	-	-	1,529,884	-	-	-	-	1,529,884
FX gain (loss)	-	-	-	-	-	337,435	-		-	337,435
Net income (loss) attributable to noncontrolling interest	-	-	-	-	-	-	-	33,777	-	33,777
Foreign currency translation — noncontrolling interest	-	-	-	-	-	-	-	(8,989)	-	(8,989)
Net income (loss) attributable to FDCTech shareholders	-	-	-	-	-	-	-	-	(145,111)	(145,111)
Balance, June 30, 2025 (Restated)	6,871,844	$687	4,230,868	$423	$18,501,488	$264,654	$(8,000,000)	$41,608	$(2,541,213)	$8,267,647
Six months ended June 30, 2026
Balance, December 31, 2025 (Restated)	6,871,844	$687	4,230,868	$423	$26,959,111	$296,257	$(8,000,000)	$33,323	$3,401,487	$22,691,288
Six months ended June 30, 2026
Change in APIC due to common control	-	-	-	-	2,151,066	-	-	-	-	2,151,066
Capital contribution from shareholder	-	-	-	-	250,000	-	-	-	-	250,000
Deemed distribution to shareholder	-	-	-	-	(106,019)	-	-	-	-	(106,019)
FX gain (loss)	-	-	-	-	-	(217,936)	-		-	(217,936)
Net (income) loss attributable to noncontrolling interest	-	-	-	-	-	-	-	(28,685)	-	(28,685)
Foreign currency translation — noncontrolling interest	-	-	-	-	-	-	-	(7,432)	-	(7,432)
Net income (loss) attributable to FDCTech shareholders	-	-	-	-	-	-	-	-	14,578,197	14,578,197
Balance, June 30, 2026	6,871,844	$687	4,230,868	$423	$29,254,158	$78,321	$(8,000,000)	$(2,794)	$17,979,684	$39,310,479

See accompanying notes to the financial statements

F-5

FDCTECH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 30, 2026	June 30, 2025
	(Unaudited)	(Unaudited; Restated)
Net income (loss)	$14,549,512	$(111,334)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	92,338	82,108
Common stock issued for services	-	35,200
Series B Preferred issued for services	-	14,100
Accounts receivable allowance	22,382	22,382
Acquired intangible assets	45,540	(9,357)
Change in assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	(11,742)	(88,202)
Prepaid – current and non-current	55,872	(364,395)
Related party receivable	(36,532,537)	(5,172,027)
Accounts payable	191,628	291,278
Other current liabilities	(1,301,578)	(4,272,323)
Accrued interest – non-current	(2,787)	39,612
Client funds payable	1,885,820	5,219,961
Fair value of trading positions, net of financial liability at fair value	1,267,725	(59,718)
Operating lease liabilities, current and non-current	(48,292)	(88,531)
Deferred tax liabilities	(186,506)	46,294
Trade and Tax receivable and income tax payable	275,609	(23,314)
Trade receivables	(88,986)	-
Accrued income	(2,017,206)	1,529,901
Right of use (lease)	44,700	81,348
Accrued expenses, related party	620,497	7,500
Net cash provided by (used in) operating activities	$(21,138,011)	$(2,819,517)
Investing Activities:
Capitalized software, net	(464,777)	(127,987)
Purchases of fixed assets	(8,142)	(74,721)
Investment in private entities	317	-
Net cash provided by (used in) investing activities	$(472,602)	$(202,708)
Financing Activities:
Borrowing from (payments to) line of credit	186,510	66,494
Net proceeds from cares act - paycheck protection program	-	(4,771)
Net proceeds from SBA loan	(4,252)	(4,253)
Related party advances	32,831,092	(5,207,274)
Changes in paid-in capital, common control	2,295,047	1,529,884
Net cash provided by (used in) financing activities	$35,308,397	$(3,619,920)
Effect of exchange rates on cash	(217,936)	337,435
Change in noncontrolling interest share of subsidiary net assets	(7,432)	(8,989)
Non-cash assignment of liquidity-provider balance included within cash and cash equivalents	(5,257,670)	-
Net increase (decrease) in cash	8,214,746	(6,313,699)
Cash and cash equivalents, and restricted cash at beginning of the period	17,669,749	25,376,957
Cash and cash equivalents, and restricted cash at end of the period	$25,884,495	$19,063,258
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-
Non - cash investing and financing activities:
Common-control combination — Alchemy Markets (Cayman) Ltd.:
Consideration paid directly by principal shareholder on behalf of the Company	$250,000	$-
Less: carryover book value of net assets acquired	(143,981)	-
Deemed distribution to principal shareholder	106,019	-
Common-control adjustment to additional paid-in capital	2,151,066	1,529,884
Excess consideration allocated to acquired intangible assets on consolidation of ADS	1,280,522	-
Supplemental non-cash disclosures:
Cash and cash equivalents acquired in the common-control combination	99,198	-
Noncontrolling interest movements recognized directly in equity	(36,117)	(8,989)

See accompanying notes to the financial statements

F-6

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS

Organization and General

FDCTech, Inc. (“FDCTech,” “the Company,” “we,” “us,” or “our”) is a financial technology company incorporated in the State of Delaware, United States of America, specializing in developing and delivering innovative software solutions and business services to the over-the-counter (“OTC”) brokerage and financial services industries. The Company provides a range of proprietary and third-party technology solutions, including its flagship Condor Trading Technology, which supports multi-asset trading, risk management, and pricing for foreign exchange, equities, commodities, and digital assets. The Company is publicly traded on the OTC markets under the ticker symbol OTC: FDCT and is a fully reporting public company subject to the reporting obligations of the Securities Exchange Act of 1934, as amended.

The Company was founded in January 2016 as a back-office technology solution provider to the OTC brokerage and financial services industries and has transformed into a comprehensive, end-to-end trading platform offering foreign exchange (“FX”), contracts for difference (“CFDs”), equities, bonds, and wealth management services. The Company follows a strategic growth model centered on acquiring, integrating, and scaling legacy financial services firms, and through its acquisitions has expanded its global footprint in wealth management, brokerage, and financial advisory services. These acquisitions and formations include AD Advisory Services Pty Ltd. (2021), Alchemy Markets Ltd. (2022–2023), Alchemy Prime Limited (2023), Alchemytech Ltd., now T.I.C.G. Integrated Solutions Ltd. (2024), Alchemy International Ltd. (2025), Xoala Asia (2025), and Alchemy Markets (Cayman) Ltd. (2026), collectively expanding the Company’s operational footprint across Australia, Malta, the United Kingdom, Cyprus, Seychelles, Mauritius, and the Cayman Islands.

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries (collectively, the “Company”) for the three and six months ended June 30, 2026. All intercompany balances and transactions have been eliminated in consolidation.

Corporate Structure and Subsidiaries

FDCTech, Inc. serves as the parent holding company. The following table presents the Company’s consolidated subsidiaries as of June 30, 2026:

Subsidiary	Ownership	Jurisdiction	Primary Business	Markets Served	Technology
AD Advisory Services Ltd. (ADS)	51.00%	Australia	Wealth Management	Australia	Third-party software
Alchemy Markets Ltd. (AML)	100.00%	Malta	FX, CFDs, Stocks, Bonds	Europe (excl. UK)	Condor Trading & Third-party
Alchemy Prime Ltd. (APL)	100.00%	United Kingdom	FX, CFDs	United Kingdom	Condor Trading & Third-party
T.I.C.G. Integrated Solutions Ltd. (ATECH)	100.00%	Cyprus	Technology Services	Europe	Condor Trading
Alchemy International Ltd. (AIL)	99.90%	Seychelles	FX, CFDs	Asia	Condor Trading & Third-party
Xoala Asia (XOA)	100.00%	Mauritius	Payment Intermediary Services	Asia	Third-party
Prime Intermarket Group Eurasia (PIG)	100.00%	Mauritius	FX, CFDs	Asia	Condor Trading & Third-party
Alchemy Markets (Cayman) Ltd. (AML Cayman)	100.00%	Cayman Islands	Securities Investment Business (Broker/Dealer)	International	Condor Trading & Third-party
Xoala AP Cyprus Ltd. (XOA, Cyprus)	100.00%	Cyprus	Intra-group Treasury and Payment Processing	Europe	Third-party

The Company consolidates all subsidiaries in which it holds a controlling financial interest. AD Advisory Services Ltd. (ADS) is consolidated as a majority-owned subsidiary (51.00% ownership), with the remaining 49.00% recognized as a noncontrolling interest in the consolidated balance sheet and statements of operations. Alchemy International Ltd. (AIL) is consolidated at 99.90% ownership, with the remaining 0.10% recognized as a noncontrolling interest. All other subsidiaries are wholly owned (100%) and fully consolidated. Xoala AP Cyprus Ltd. is held 100% through Xoala Asia.

F-7

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Nature of Operations

The Company operates through four complementary business segments, as follows:

(a) Margin Brokerage

Through Alchemy Markets Ltd. (Malta, regulated by the Malta Financial Services Authority (“MFSA”), Alchemy Prime Limited (United Kingdom, regulated by the Financial Conduct Authority (“FCA”)), and Alchemy International Ltd. (Seychelles, regulated by the Financial Services Authority (“FSA”)), the Company provides multi-asset online trading services—including foreign exchange (“FX”), contracts for difference (“CFDs”), equities, commodities, and digital assets—to retail and institutional clients globally.

(b) Wealth Management

Through AD Advisory Services Pty Ltd. (Australia, regulated by the Australian Securities and Investments Commission (“ASIC”)), the Company operates a wealth management business with 26 financial advisors collectively managing and advising on approximately $770 million in funds under advice as of June 30, 2026. This segment provides licensing solutions and financial planning services to independent financial advisors operating under the Company’s Australian Financial Services license.

(c) Technology and Software Development

Through FDCTech, Inc. and T.I.C.G. Integrated Solutions Ltd. (Cyprus), a technology, sales, and marketing service provider supporting the Company’s subsidiaries and affiliated companies, the Company develops, licenses, and supports its proprietary Condor Trading Technology suite, which includes the Condor Pro Multi-Asset Trading Platform and the Condor Risk Management back-office system. This technology supports multi-asset trading, risk management, and pricing across FX, equities, commodities, and digital assets and is utilized both internally across the Company’s brokerage subsidiaries and licensed to third-party brokerage firms.

(d) Payment Intermediary Services

Through Xoala Asia (Mauritius, licensed by the Financial Services Commission (“FSC”)), the Company is developing a payment gateway, merchant acquiring, and cross-border payment capabilities to complement its brokerage and wealth management operations. As of June 30, 2026, this segment remains in the development stages and has not yet generated material revenue.

Regulatory Environment

The Company’s brokerage and wealth management subsidiaries operate under licenses and regulatory oversight from multiple international financial regulatory authorities, including the MFSA (Malta), FCA (United Kingdom), FSA (Seychelles), ASIC (Australia), FSC (Mauritius), and, following the acquisition of AML Cayman in June 2026 described below, CIMA (Cayman Islands). The Company’s Cyprus subsidiaries, T.I.C.G. Integrated Solutions Ltd. and Xoala AP Cyprus Ltd., provide intra-group technology, treasury, and payment-processing services; XOA, Cyprus operates under the intra-group exemption in Section 3(3)(n) of the Cyprus Payment Services Law and does not hold a Central Bank of Cyprus payment institution or electronic money institution license. The Company is required to maintain minimum regulatory capital levels and comply with ongoing reporting, conduct-of-business, and anti-money-laundering obligations in each of its operating jurisdictions. Regulatory compliance and capital adequacy are monitored by management on an ongoing basis.

Going Concern Consideration

These consolidated financial statements have been prepared on a going concern basis, which assumes the Company will continue its operations for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. Management has evaluated the Company’s ability to continue as a going concern in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 205-40, Presentation of Financial Statements—Going Concern. The Company’s assessment of going concern, including any identified conditions or events that may raise substantial doubt, and management’s plans to mitigate such conditions, are further described in Note 3.

Fiscal Year

The Company’s fiscal year ends on December 31. The consolidated financial statements presented herein are as of and for the three and six months ended June 30, 2026.

Reverse Stock Split

On June 29, 2026, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware effecting the reverse stock split, with any resulting fractional share rounded up to the nearest whole share for each holder of record. The Financial Industry Regulatory Authority announced the reverse stock split on its Daily List on July 9, 2026, and the reverse stock split became effective, and the Company’s Common Stock began trading on a post-split basis, at the open of business on July 10, 2026. The number of authorized shares of Common Stock was not affected by the reverse stock split.

In accordance with ASC 260-10-55-12 and SEC Staff Accounting Bulletin Topic 4C, because the reverse stock split became effective after June 30, 2026 but before these consolidated financial statements were issued, all share and per-share amounts in these consolidated financial statements and the accompanying notes have been retroactively adjusted to reflect the reverse stock split for all periods presented. The retroactive adjustment reduced the number of shares of Common Stock issued and outstanding at June 30, 2026 and December 31, 2025 from 423,084,729 to 4,230,868, after rounding fractional shares up to the nearest whole share for each holder of record, reduced the par value of Common Stock from $42,308 to $423 with the difference of $41,885 reclassified to additional paid-in capital, and correspondingly adjusted weighted average shares outstanding and earnings per share for each period presented. The reverse stock split had no effect on total stockholders’ equity, total assets, total liabilities, net income (loss), or cash flows for any period presented.

Board of Directors

At present, the Company has four members of the Board of Directors. Mitchell M. Eaglstein is the acting Chairman of the Company. Mitchell M. Eaglstein and Imran Firoz are the Company’s executive directors and officers. Gope S. Kundnani is not an independent director because he beneficially owns more than 10% of the Company’s outstanding stock. Jonathan Baumgart is an independent director under NYSE and NASDAQ listing standards.

Mitchell M. Eaglstein and Imran Firoz have been Executive Directors of the Company since January 21, 2016.

On June 15, 2021, the Company appointed Jonathan Baumgart as the Director of the Company.

On September 30, 2022, the Company appointed Gope S. Kundnani as the Director of the Company.

F-8

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Recent Acquisitions and Developments

Acquisition of Alchemy International Ltd.

On November 11, 2025, the Company finalized the acquisition of Alchemy International Ltd., a Seychelles-licensed securities dealer regulated under license number SD136 by the Financial Services Authority (FSA). The change of control was approved on October 29, 2025, by the FSA.

Establishment of Xoala Asia

On November 6, 2025, Xoala Asia was granted a Payment Intermediary Services license by the Financial Services Commission of Mauritius (license no. GB25204956). Management is in the process of implementing the compliance, technology, and operating framework required by the FSC (including AML/CFT, safeguarding of client funds where applicable, operational resilience, data protection, and reporting). There has been no activity in Xoala Asia for the three and six months ended June 30, 2026.

Establishment of Prime Intermarket Group Eurasia

Effective January 1, 2026, we commenced start-up work under Prime Intermarket Group Eurasia (FXPIG), a Mauritius-based private limited company under Section 24 of the Companies Act. The company was originally established in May 2025, with no operations.

Name Change of Alchemytech Ltd.

In June 2026, Alchemytech Ltd. changed its name to T.I.C.G. Integrated Solutions Ltd. (“ATECH”). The name change did not affect the Company’s ownership of, or the nature of the services provided by, that subsidiary.

Xoala AP Cyprus Ltd.

Xoala Asia holds 100% of Xoala AP Cyprus Ltd. (“XOA, Cyprus”), a Cyprus-incorporated subsidiary that provides intra-group treasury and payment-processing services. Under the intra-group exemption in Section 3(3)(n) of the Cyprus Payment Services Law, no Central Bank of Cyprus payment institution or electronic money institution license is required for XOA, Cyprus.

Acquisition of Alchemy Markets (Cayman) Ltd.

On May 1, 2026, the Company entered into a Share Purchase Agreement with Mr. Raymond Yip, who held the shares subject to the direction of Mr. Gope S. Kundnani, a Director and majority shareholder of the Company, to acquire all 100 issued and outstanding shares of Alchemy Markets (Cayman) Ltd. (“AML Cayman”), a Cayman Islands company incorporated on November 7, 2017 and licensed and regulated by the Cayman Islands Monetary Authority (“CIMA”) under License No. 1612590 to conduct securities investment business. AML Cayman holds a Broker/Dealer license, which authorizes it to buy, sell, subscribe for, or underwrite securities.

The aggregate purchase price is $250,000, payable in two installments: a closing payment of $70,000 due within thirty (30) days of execution of the Share Purchase Agreement, and a regulatory payment of $180,000 due within five (5) business days following receipt of CIMA approval of the change of control. In addition, the Company agreed to pay the seller $107,758 in respect of the regulatory own funds capital of AML Cayman.

On May 19, 2026, CIMA granted conditional approval under Section 8(1) of the Securities Investment Business Act (2020 Revision) for the change in the shareholding and control of AML Cayman, resulting in a change of the ultimate beneficial owner from Mr. Raymond Yip to Mr. Gope Shyamdas Kundnani. The conditional approval requires the licensee to deliver specified board resolutions, director due diligence documentation, an updated register of members, and an updated business plan including outsourcing arrangements, in each case within one (1) month of approval. The transfer of the 100 shares from Mr. Yip to the Company was entered in AML Cayman’s register of members on June 19, 2026, from which date the Company became the sole legal and beneficial owner of AML Cayman.

Because AML Cayman was under the control of Mr. Kundnani both before and after the transfer, the transaction is a transfer of an entity under common control and has been accounted for in accordance with ASC 805-50, Business Combinations — Related Issues. The assets and liabilities of AML Cayman have accordingly been recorded at the transferor’s historical carrying values, applied prospectively from the date of transfer, consistent with the Company’s treatment of its other transfers of entities under common control described in Note 2. No goodwill or intangible asset was recognized in connection with the transfer, and no fair value measurement of the assets acquired or liabilities assumed was performed. AML Cayman conducted no material operations during the period, and its results of operations for the six months ended June 30, 2026 have been included in the consolidated statements of operations; the amounts attributable to the period prior to the transfer are not material to the Company’s consolidated results of operations for any period presented.

Consideration for the acquisition was $250,000. The consideration was paid directly to the seller by Mr. Gope S. Kundnani, a Director and majority shareholder of the Company, on the Company’s behalf, and has been recorded as a capital contribution to additional paid-in capital. The Company made no cash payment in respect of the acquisition, and accordingly the acquisition is reflected as a non-cash transaction and is not presented within investing activities in the condensed consolidated statement of cash flows. The seller has been settled in full. The Company is in the process of finalizing its determination of the fair values of the assets acquired and liabilities assumed as of the acquisition date. Accordingly, the amounts recognized in respect of the acquisition are provisional and may be adjusted during the measurement period in accordance with ASC 805-10-25-13 through 25-19, which may not exceed one year from the acquisition date. The Company expects to complete the purchase price allocation, including the determination of any goodwill or intangible assets recognized, prior to the filing of its Annual Report on Form 10-K for the fiscal year ending December 31, 2026.

F-9

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

AML Cayman is licensed to conduct securities investment business and, in the period from the acquisition date through June 30, 2026, did not conduct material brokerage operations. For the six months ended June 30, 2026, AML Cayman contributed revenue of $149,769, general and administrative expenses of $107,846, and net income of $41,195, representing approximately 0.6% of consolidated total revenue, 1.3% of consolidated general and administrative expenses, and 0.3% of consolidated net income, respectively.

Name Change of Alchemy Markets Ltd.

On June 1, 2026, the Malta Financial Services Authority (“MFSA”) confirmed its no objection to a change in the name of the Company’s wholly owned Maltese subsidiary, Alchemy Markets Ltd. (C 56519) (“AML”), to “Crestmark Trading Ltd.” The no objection takes effect from the date on which the altered certificate reflecting the new name is issued by the Malta Business Registry (“MBR”), following which the MFSA will issue a revised authorization certificate and annex. The name change does not affect AML’s ownership, governance, capital position, or regulated activities, and has no effect on the Company’s consolidated financial statements. AML is referred to by its current registered name throughout this Report.

Recent Corporate Actions

On September 4, 2025, our Board of Directors unanimously approved, and we obtained the written consent of holders of a majority of our voting power for, corporate actions to (i) amend our Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 750,000,000 and the number of authorized shares of preferred stock from 10,000,000 to 15,000,000; and (ii) authorize our Board of Directors, in its discretion, to amend our Certificate of Incorporation not later than June 30, 2026, to effect a reverse stock split of all outstanding shares of common stock in a ratio of not less than 1-for-10 and not more than 1-for-100, to be determined by the Board. The amendment effecting the increase in authorized shares has been filed with the Secretary of State of the State of Delaware and is in effect as of June 30, 2026.

Certificate of Designation of Series B Convertible Preferred Stock

On December 4, 2023, the Company filed a Certificate of Designation of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series B Certificate of Designation designates 3,000,000 shares of the Company’s authorized preferred stock (par value $0.0001 per share) as “Series B Convertible Preferred Stock” and establishes the rights, preferences, privileges, and restrictions of such shares, including a conversion rate of one hundred (100) shares of Common Stock for each one share of Series B Convertible Preferred Stock. Section 4(f) of the Series B Certificate of Designation provides that the conversion rate is not adjusted for stock dividends, splits, combinations or reclassifications of the Common Stock. The principal terms of the Series B Convertible Preferred Stock are described further in Note 9.

Reorganization of Alchemy Markets Ltd. Shareholding

On June 16, 2026, the MFSA confirmed, in terms of Article 10 of the Investment Services Act (Malta), its no objection to the transfer of 1,629,999 ordinary A shares in Alchemy Markets Ltd. (“AML”) from Alchemy Markets Holdings Ltd. to FDCTech, Inc. Alchemy Markets Holdings Ltd. formed part of a prior ownership structure that the Company inherited on its acquisition of AML and no longer serves a functional purpose within the group; the transfer removes it from the ownership chain so that AML is held directly by FDCTech, Inc. The consideration for the transfer is €100, reflecting its character as an internal corporate reorganization. There is no change to the ultimate beneficial ownership of AML and no change or impact to AML’s governance, capital position, or regulated activities. Because both entities were under the common control of the Company both before and after the transfer, the reorganization has no effect on the Company’s consolidated financial position, results of operations, or cash flows for any period presented. The MFSA’s no objection was provided solely from a regulatory viewpoint. The relevant statutory forms have since been filed with the Malta Business Registry and the transfer has been completed.

U.S.-Iran Military Conflict

On February 28, 2026, the United States and Israel launched coordinated joint military strikes against Iran, targeting military, governmental, and nuclear-related sites. Iran subsequently responded with missile and drone attacks targeting Israel, U.S. military bases in the region, and Gulf state infrastructure, and has sought to restrict commercial shipping traffic through the Strait of Hormuz. The Company maintains a sales office in Tel Aviv, Israel. As of the date of this report, the Tel Aviv office has not experienced any material disruption to its operations as a direct result of the conflict, and the safety of the Company’s personnel located there has not been compromised. The Company’s operating subsidiaries are located in the United Kingdom, Malta, Cyprus, Australia, Seychelles, and Mauritius, none of which are in the directly affected region. The conflict has contributed to significant volatility in global energy prices and financial markets, which may affect client trading volumes, foreign currency exchange rates, and the general business environment in which the Company operates. As of the date of this report, the Company has not experienced any material disruption to its business operations as a direct result of the conflict.

Ukraine-Russia Conflict

The geopolitical situation in Eastern Europe intensified on February 24, 2022, with Russia’s invasion of Ukraine. By the end of August 2022, the Company closed its technical support and development office in Russia and relocated its personnel to Turkey, currently considered a neutral zone. No individual associated with the Company is on the Specially Designated Nationals (SDN) and Blocked Persons list. As of the date of this report, there has been no disruption to our operations.

Description of Company’s Securities to be Registered

Effective September 3, 2021, the Company’s description of its common stock, par value $0.0001 per share, to be registered hereunder is contained under the heading “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333-221726), as initially filed with the Securities and Exchange Commission on November 22, 2017, as subsequently amended (the “Registration Statement”). Since the Registration Statement filing, the Company has made all required filings pursuant to Section 15(d) and has continued to file all reports voluntarily.

As of June 30, 2026, the Company had 4,230,868 shares of Common Stock, 4,500,000 shares of Series A Preferred Stock, and 2,371,844 shares of Series B Preferred Stock issued and outstanding. Holders of Series A Preferred Stock are entitled to fifty (50) non-cumulative votes per share on all matters presented to stockholders for action and have no right to convert into the Company’s common stock. The Series B Preferred Stock is non-dilutive and is not subject to stock splits or any other adjustments to the Company’s common stock. Each share of Series B Preferred Stock can be converted into 100 shares of the Company’s common stock at any time by the holder of such shares, subject to the conversion-rate adjustment described above in connection with a qualifying public offering. Series B Preferred Stock is entitled to one (1) vote per share on all matters presented to stockholders for action.

F-10

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of FDCTech, Inc. and its subsidiaries, including subsidiaries in which the Company holds a controlling but less-than-wholly-owned interest. We have eliminated all intercompany balances and transactions. The Company has prepared the consolidated financial statements consistent with the Company’s accounting policies in its financial statements. The Company has measured and presented the Company’s consolidated financial statements in US Dollars, which is the currency of the primary economic environment in which the Company operates (also known as its functional currency).

Consolidated Financial Statement Preparation and Use of Estimates

The Company prepared the consolidated financial statements according to accounting principles generally accepted in the United States of America (“GAAP”). The preparation of the consolidated financial statements in conformity with GAAP requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the periods presented. Estimates include revenue recognition, the allowance for doubtful accounts, website and internal-use software development costs, recoverability of intangible assets with finite lives, and other long-lived assets. Actual results could materially differ from these estimates.

Defined Terms

In these consolidated financial statements and the related notes, the terms “Restricted cash — client funds (segregated),” “client funds,” and “client money” are used interchangeably to refer to amounts held by the Company’s regulated brokerage subsidiaries on behalf of clients in segregated accounts pursuant to applicable regulatory requirements, presented on the consolidated balance sheets as a separately captioned restricted cash line item with an equal and offsetting client funds payable liability.

Restatement of Previously Issued Financial Statements

Subsequent to the issuance of its unaudited condensed consolidated financial statements for the three months ended March 31, 2026 (originally filed on Form 10-Q on May 15, 2026, and restated by Amendment No. 1 on Form 10-Q/A filed June 8, 2026), management of the Company identified errors in those financial statements. As previously disclosed in a Current Report on Form 8-K filed under Item 4.02 on June 8, 2026, the Board of Directors, after consultation with management and LAO Professionals (“LAO”), the Company’s independent registered public accounting firm, concluded that the Company’s previously issued unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2026 should no longer be relied upon. The Company has restated the accompanying condensed consolidated financial statements in accordance with ASC Topic 250, “Accounting Changes and Error Corrections.” The restatement reflects the following adjustments:

(a) General and administrative expense — consolidated general and administrative expense was reduced from $4,324,900 as originally filed to $4,321,313 as restated, a decrease of $3,587, arising from an update to the parent company operating lease. The correction increases operating income, income before provision for income taxes, and net income by $3,587.

(b) Sign and footing error within total other income (expense) — the net interest and recharge line was reported as expense of $(132,492) as originally filed. This line is properly net income of $132,448, as it is dominated by income items, principally AML recharge income and bank and note interest income across APL, AML, and ADS, which exceed gross interest expense. As originally filed, the components of other income (expense) did not foot to the reported total; correcting the sign causes the restated components to foot to the total, which is unchanged at $14,611. There is no effect on net income.

(c) Net income attributable to noncontrolling interest (ASC 810-10) — net income attributable to the noncontrolling interest of $6,241, reflecting the noncontrolling holders’ share of subsidiary results (principally the 49% noncontrolling interest in AD Advisory Services Pty Ltd.), was $0 as originally filed. Combined with the $3,587 increase in consolidated net income described in (a), net income attributable to FDCTech, Inc. changes from $6,869,920 as originally filed to $6,867,266 as restated, a decrease of $2,654.

(d) Balance sheet corrections and reclassifications — the principal adjustments are: cash and cash equivalents $(4,429,781), reflecting the elimination of an intercompany cash position; related party receivable +$4,865,084, reflecting a one-sided intercompany residual reclassified to related party receivable; right of use (lease) +$98,124 and operating lease liabilities (current, $(42,356); non-current, $(143,803)), reflecting the parent operating lease update; trade receivable of $88,986 presented separately; and related adjustments to acquired intangible assets, related party advances, accrued expenses, accrued interest, additional paid-in capital, accumulated other comprehensive income (loss), and accumulated surplus (deficit), as set forth in the reconciliation below. Total assets and total liabilities and stockholders’ equity each increased by $611,895, and the balance sheet remains in balance.

(e) Intercompany rebate revenue (presentation) — rebate income of $804,664 (€687,311) earned by Alchemy Markets Ltd. from Alchemy International Ltd. continues to be presented as external revenue, consistent with prior filings. This presentation has no effect on total revenue, operating income, net income, or the balance sheet as restated.

F-11

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following tables reconcile the amounts as originally filed (Form 10-Q, filed May 15, 2026) to the amounts as restated. The share and per-share amounts in the reconciliation tables below are presented on a pre-reverse-stock-split basis, consistent with the amounts as previously reported, and have not been retroactively adjusted for the reverse stock split described in Note 1:

Consolidated Balance Sheet — March 31, 2026

	As Originally Filed	Adjustment	As Restated
Cash and cash equivalents (including restricted cash)	36,891,541	(4,429,781)	32,461,760
Accounts receivable, net	358,932	-	358,932
Prepaid – current	345,612	-	345,612
Related party receivable	30,154,645	4,865,084	35,019,729
Prepaid – non-current	189,796	-	189,796
Fixed assets, net	187,657	-	187,657
Capitalized software, net	1,578,353	-	1,578,353
Investment through subsidiary	34,510	-	34,510
Accrued income	275,715	-	275,715
Acquired intangible assets	1,250,397	(10,518)	1,239,879
Tax receivable	187,508	-	187,508
Other trade and tax receivable	-	88,986	88,986
Fair value of trading positions for the firm, profit	72,386	-	72,386
Right of use (lease)	668,214	98,124	766,338
Total assets	72,195,266	611,895	72,807,161
Accounts payable	502,087	-	502,087
Line of credit	266,926	-	266,926
Accrued expenses, related party	997,259	5,287	1,002,546
Business acquisition loan	2,350,000	-	2,350,000
Related party advances	3,296,890	524,289	3,821,179
Client funds payable	28,339,255	-	28,339,255
Operating lease liability, current	186,158	(42,356)	143,802
Other current liabilities	1,642,601	-	1,642,601
Deferred tax liabilities	372,339	-	372,339
SBA loan – non-current	103,552	-	103,552
Operating lease liability – non-current	482,056	(143,803)	338,253
Accrued interest – non-current	43,650	(5,287)	38,363
Total liabilities	38,582,773	338,130	38,920,903
Series A Preferred stock	450	-	450
Series B Preferred stock	237	-	237
Common stock*	423	-	423
Additional paid-in capital, Common and Series A Preferred	28,241,475	(195,777)	28,045,698
Subscription receivable	(8,000,000)	-	(8,000,000)
Additional paid-in capital, Series B Preferred stock	3,344,063	-	3,344,063
Accumulated other comprehensive income (loss)	(2,427)	188,472	186,045
Accumulated surplus (deficit)	9,984,473	284,278	10,268,751
Total FDCTech, Inc. stockholders’ equity (deficit)	33,568,694	276,973	33,845,667
Noncontrolling interest	43,799	(3,208)	40,591
Total liabilities and stockholders’ equity (deficit)	72,195,266	611,895	72,807,161

F-12

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Consolidated Statement of Operations — Three Months Ended March 31, 2026

	As Originally Filed	Adjustment	As Restated
Total revenue	15,214,492	-	15,214,492
Total cost of sales	3,583,338	-	3,583,338
Gross profit	11,631,154	-	11,631,154
Total operating expenses	4,775,845	(3,587)	4,772,258
Operating income (loss)	6,855,309	3,587	6,858,896
Total other income (expense)	14,611	-	14,611
Income (loss) before provision for income taxes	6,869,920	3,587	6,873,507
Provision for income taxes	-	-	-
Net income (loss)	6,869,920	3,587	6,873,507
Net income (loss) attributable to noncontrolling interest	-	6,241	6,241
Net income (loss) attributable to FDCTech, Inc.	6,869,920	(2,654)	6,867,266

In the reconciliation above, cash and cash equivalents is presented inclusive of restricted cash; as restated at March 31, 2026, the $32,461,760 comprises cash and cash equivalents of $4,122,505 and restricted cash (client funds, segregated) of $28,339,255, presented as separate line items on the consolidated balance sheet, with a corresponding client funds payable of $28,339,255.

*	$42,308 (before reverse split) to $423 (after reverse split).

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, bank deposits, and other short-term, highly liquid investments with three months or less of original maturities. The Company maintains its cash balances at multiple financial institutions, both domestic and foreign. For US financial institutions, the balances do not exceed Federal Deposit Insurance Corporation (FDIC) limits as of June 30, 2026. However, as of December 31, 2025, the majority of the cash balance was held with non-FDIC financial institutions in Malta, the UK, and other countries. As of June 30, 2026, and December 31, 2025, the Company had $25,884,495 and $17,669,749 in total cash, cash equivalents, and restricted cash (client funds segregated) held at financial institutions.

Restricted Cash — Client Funds Segregated

The Company’s regulated brokerage subsidiaries — Alchemy Markets Ltd. (Malta, MFSA-licensed), Alchemy Prime Limited (United Kingdom, FCA-licensed), and Alchemy International Ltd. (Seychelles, FSA-licensed) — hold cash on behalf of clients in segregated bank accounts in accordance with the client-money rules of their respective regulators. These segregated client funds are not available for general corporate use and are matched by a corresponding liability presented as “Client funds payable” on the consolidated balance sheets. In accordance with ASC 230-10-50-8 and SEC Staff Accounting Bulletin Topic 11.M, these balances are classified as restricted cash and presented as a separate line item on the consolidated balance sheets under the caption “Restricted cash (client funds, segregated).”

The following table reconciles the components of cash, cash equivalents, and restricted cash reported on the consolidated balance sheets to the total amounts shown in the consolidated statements of cash flows:

	June 30, 2026	December 31, 2025
Cash and cash equivalents	$18,184,787	$11,855,861
Restricted cash (client funds, segregated)	7,699,708	5,813,888
Total cash, cash equivalents, and restricted cash	$25,884,495	$17,669,749

F-13

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company’s accounts receivable arise principally from brokerage commissions, rebates, and technology service fees earned from counterparties and customers in the ordinary course of business. Receivables are generally short-term in nature and are typically settled within thirty days of the invoice date.

The Company evaluates the collectability of its accounts receivable on an ongoing basis and maintains an allowance for doubtful accounts at a level management believes to be sufficient to absorb estimated losses inherent in the receivable portfolio as of the balance sheet date. The allowance is determined based on a review of specific accounts considered to be at risk, taking into consideration the age of the receivable, the financial condition and payment history of the counterparty, current economic conditions, and other relevant factors. Account balances are charged against the allowance after all reasonable means of collection have been exhausted and the potential for recovery is considered remote. Recoveries of receivables previously written off are recorded as a reduction to bad debt expense in the period the amounts are received.

As of June 30, 2026 and December 31, 2025, accounts receivable were $177,775 and $188,415, respectively, in each case net of an allowance for doubtful accounts of $22,382 and $22,382. No provision for doubtful accounts was recorded during the three and six months ended June 30, 2026 or June 30, 2025, and management believes the allowance is adequate to cover expected credit losses as of June 30, 2026.

Sales, Marketing, and Advertising

The Company recognizes sales, marketing, and advertising expenses when incurred.

The Company incurred $214,085 and $293,937 in sales, marketing, and advertising costs (“sales and marketing”) for the three months ended June 30, 2026, and 2025, respectively, and $618,387 and $570,141 for the six months ended June 30, 2026, and 2025, respectively. Sales and marketing costs primarily consisted of travel costs for tradeshows and customer meetings, online marketing on industry websites, press releases, and public relations activities. Sales and marketing expense decreased for the three months ended June 30, 2026, reflecting a shift toward lower-cost digital channels, while the six-month increase is primarily attributable to expanded promotional and marketing activities supporting the Company’s broader brokerage and technology client base.

Sales, marketing, and advertising expenses represented approximately 1.23% and 5.42% of revenues for the three months ended June 30, 2026, and 2025, respectively, and approximately 1.89% and 5.00% of revenues for the six months ended June 30, 2026, and 2025, respectively.

Revenue Recognition

On January 1, 2019, the Company adopted ASU 2014-09 Revenue from Contracts with Customers. The majority of the Company’s revenues come from two contracts – IT support and maintenance (‘IT Agreement’) and software development (‘Second Amendment’) that fall within the scope of ASC 606.

The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services as per the contract with the customer. As a result, the Company accounts for revenue contracts with customers by applying the requirements of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (Topic 606), which includes the following steps:

●	Identify the contract or contracts and subsequent amendments with the customer.
●	Identify all the performance obligations in the contract and subsequent amendments.
●	Determine the transaction price for completing performance obligations.
●	Allocate the transaction price to the performance obligations in the contract.
●	Recognize the revenue when, or as, the Company satisfies a performance obligation.

F-14

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company adopted ASC 606 using the modified retrospective method applied to all contracts not completed as of January 1, 2019. The Company presents results for reporting periods beginning after January 1, 2019, under ASC 606, while prior period amounts are reported following legacy GAAP. In addition to the above guidelines, the Company also considers implementing guidance on warranties, customer options, licensing, and other topics. The Company considers revenue collectability, methods for measuring progress toward complete satisfaction of a performance obligation, warranties, customer options for additional goods or services, non-refundable upfront fees, licensing, customer acceptance, and other relevant categories.

The Company accounts for a contract when the Company and the customer (‘parties’) have approved of the contract and are committed to performing their respective obligations. Each party can identify its rights, obligations, and payment terms; the contract has commercial substance. The Company will collect all of the considerations. Revenue is recognized when performance obligations are satisfied by transferring control of the promised service to a customer. The Company fixes the transaction price for goods and services at contract inception. The Company’s standard payment terms are net 30 days and, in some cases, due upon receipt of the invoice.

The Company considers the change in scope, price, or both as contract modifications. The parties describe contract modification as a change order, a variation, or an amendment. A contract modification exists when the parties approve a modification that either creates new or changes existing enforceable rights and obligations. The Company assumes a contract modification by oral agreement or implied by the customer’s customary business practice when agreed in writing. If the parties to the contract have not approved a contract modification, the Company continues to apply the existing contract’s guidance until the contract modification is approved. The Company recognizes contract modification in various forms –partial termination, an extension of the contract term with a corresponding price increase, adding new goods or services to the contract, with or without a corresponding price change, and reducing the contract price without a change in goods/services promised.

At contract inception, the Company assesses the solutions or services, or bundles of solutions and services, obligated in the contract with a customer to identify each performance obligation within the contract and then evaluate whether the performance obligations are capable of being distinct and distinct within the context of the agreement. Solutions and services that are not capable of being distinct and distinct within the contract context are combined and treated as a single performance obligation in determining the allocation and recognition of revenue. For multi-element transactions, the Company allocates the transaction price to each performance obligation on a relative stand-alone selling price basis. The Company determines the stand-alone selling price for each item at the transaction’s inception, involving these multiple elements.

Since January 21, 2016 (‘Inception’), the Company has derived its revenues mainly from consulting services, technology solutions, and customized software development. The Company recognizes revenue when it has satisfied a performance obligation by transferring control over a product or delivering a service to a customer. We measure revenue based on the consideration outlined in an arrangement or contract with a customer.

F-15

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company’s standard performance obligations include the following:

Performance Obligation	Types of Deliverables	When Performance Obligation is Typically Satisfied
Consulting Services	Consulting related to Start-Your-Own-Brokerage (“SYOB”), Start-Your-Own-Prime Brokerage (“SYOPB”), Start-Your-Own-Crypto Exchange (“SYOC”), FX/OTC liquidity solutions and lead generations.	The Company recognizes the consulting revenues when the customer receives services over the contract length. If the customer pays the Company in advance for these services, the Company records such payment as deferred revenue until the Company completes the services.

Technology Services	Licensing of Condor Risk Management Back Office (“Condor Risk Management”), Condor FX Pro Trading Terminal, Condor Pricing Engine, Crypto Trading Platform (“Crypto Web Trader Platform”), and other cryptocurrency-related solutions.	The Company recognizes ratably over the contractual period that the services are delivered, beginning on the date such service is made available to the customer. Licensing agreements are typically one year in length with an option to cancel by giving notice; customers have the right to terminate their agreements if the Company materially breaches its obligations under the agreement. Licensing agreements do not provide customers with the right to take possession of the software. The Company charges the customers a set-up fee for installing the platform, and implementation activities are insignificant and not subject to a separate fee.

Software Development	Design and build development software projects for customers, where the Company develops the project to meet the design criteria and performance requirements as specified in the contract.	The Company recognizes the software development revenues when the Customer obtains control of the deliverables as stated in the Statement-of-Work contract.

The Company assumes that the goods or services promised in the existing contract will be transferred to the customer to determine the transaction price. The Company believes that the contract will not be canceled, renewed, or modified; therefore, the transaction price includes only those amounts to which the Company has rights under the present contract. For example, suppose the Company enters a contract with a customer with an original term of one year and expects the customer to renew it for a second year. In that case, the Company will determine the transaction price based on the initial one-year period. When choosing the transaction price, the company first identifies the fixed consideration, including non-refundable upfront payment amounts.

To allocate the transaction price, the Company gives the amount that best represents the consideration that the entity expects to receive for transferring each promised good or service to the customer. The Company allocates the transaction price to each performance obligation identified in the contract on a relatively standalone selling price basis to meet the allocation objective. In determining the standalone selling price, the Company uses the best evidence of the stand-alone selling price that the Company charges to similar customers in similar circumstances. The Company sometimes uses the adjusted market assessment approach to determine the standalone selling price. It evaluates the market in which it sells the goods or services and estimates the price that customers in that market would pay for those goods or services when sold separately.

The Company recognizes revenue when or as it transfers the promised goods or services into the contract. The Company considers the “transfers” of the promised goods or services when the customer obtains control of the goods or services. The Company believes a customer “obtains control” of an asset when it can directly use and substantially obtain all the remaining benefits from an asset. The Company recognizes deferred revenue related to services it will deliver within one year as a current liability. The Company presents deferred revenue related to services that the Company will provide more than one year into the future as a non-current liability.

According to the contract’s terms and conditions, the Company invoices the customer at the beginning of the month for the month’s services. The invoice amount is due upon receipt. The Company recognizes the revenue at the end of each month, equal to the invoice amount.

F-16

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Wealth Management

AD Advisory Services Pty (ADS), the Company’s wealth management revenue, primarily consists of advisory revenue, commission revenue from insurance products, fees to prepare the statement of advice, rebalancing portfolio, and other financial planning activities. ADS is authorized and regulated by the Australian Securities & Investments Commission (ASIC) to conduct licensing activities in Australia.

ASC 606 establishes a five-step model for revenue recognition aimed at enhancing comparability and transparency across entities, industries, and capital markets. The Company only recognizes revenue that reflects the transfer of promised goods or services to customers in exchange for the consideration to which the entity expects to be entitled.

For ADS, a contract is an agreement between ADS and a client that creates enforceable rights and obligations, encompassing advisory services, insurance product commissions, and other financial planning activities. Contracts may be written, oral, or implied by customary business practices and are identified when both parties approve the agreement; each party can identify rights regarding the goods or services to be transferred, establish payment terms, the contract has commercial substance, and collection of payment is probable.

A performance obligation is a promise in a contract to transfer a distinct good or service to the Customer. For ADS, performance obligations may include:

●	Providing ongoing financial advisory services,
●	Preparing statements of advice,
●	Executing portfolio rebalancing,
●	Facilitating the purchase of insurance products, and
●	Offering other specialized financial and estate planning services.

We evaluate these services to determine if they are distinct, considering whether the Customer can benefit from the service on its own or with other readily available resources, and if the promise to transfer the service is separately identifiable from other promises in the contract.

The transaction price is the amount of consideration ADS expects to receive in exchange for transferring the promised goods or services to the Customer. These services include fixed fees, commissions from insurance products, and variable consideration for performance-based fees. ADS estimates the amount of variable consideration to which it will be entitled in a manner that reflects the likelihood and magnitude of a revenue reversal.

If a contract includes more than one performance obligation, ADS allocates the transaction price to each performance obligation based on its standalone selling price. When standalone selling prices are not directly observable, ADS estimates them using methods that may include cost-plus margin, market assessment, or residual approach, considering the Customer’s perceived value of each service.

ADS recognizes revenue when (or as) a performance obligation is satisfied, i.e., when the control of the promised good or service is transferred to the Customer. For ongoing services, revenue is recognized over time, reflecting the continuous transfer of services. For services performed at a specific point in time, revenue is recognized upon completion of the service. The pattern of revenue recognition is determined based on when the Customer obtains control of the promised good or service, which, for advisory services, is typically throughout the contract, and for transaction-based services (like insurance commissions or fees for specific planning activities), is at the point in time when the transaction is executed, or the service is rendered. If we receive payments before services, we defer and recognize them as revenue when we are satisfied with our performance obligation. Advisory revenue includes fees charged to clients in advisory accounts for which we are the licensed investment advisor. We bill advisory fees weekly.

F-17

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Investment and Margin Brokerage Business

Alchemy Markets Ltd (Alchemy Malta) and Alchemy Prime Ltd (Alchemy UK) are providers of trading services and solutions specializing in over-the-counter (“OTC”) and exchange-traded markets for European markets. Malta Financial Services Authority (MFSA) regulates Alchemy Malta in authorized countries, including Austria, Belgium, Bulgaria, Cyprus, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Liechtenstein, the Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, and Sweden. The Financial Conduct Authority (FCA) regulates Alchemy UK in authorized countries, including England, Scotland, Wales, and Northern Ireland.

The Company serves two client channels within its brokerage business: retail and institutional (“clients” or “customers”). Through its retail and institutional segment, the Company provides its customers (individuals) around the world with access to a diverse range of global financial markets, including spot forex, precious metals, spread bets, and contracts for difference (“CFDs”) on currencies, commodities, indices, individual equities, cryptocurrencies, bonds, and interest rate products, as well as OTC options. The FCA defines a retail customer as a client who is not a professional or an eligible counterparty. A professional client is an entity that must be authorized or regulated to operate in the financial markets. According to the MFSA, a retail client is a client who is not a professional client or an eligible counterparty. A professional client possesses the knowledge, experience, and expertise to assess risks and make informed investment decisions.

We recognize Investment and Brokerage revenue through the principal model following the guidance outlined in ASC 606, Revenues from Contracts with Customers. The Company primarily generates revenue through market-making and trading execution services for its clients, known as Investment and Brokerage Revenues. The Investment and Brokerage revenue is the Company’s largest source of revenue. Investment and Brokerage revenue comprises revenue from the retail OTC business and the advisory business. OTC trading includes forex trading (“forex”), precious metals trading, CFDs, and spread betting (in markets that do not prohibit such transactions), as well as other financial products.

We realize gains or losses when we liquidate customer transactions. We revalue unrealized gains or losses on trading positions at prevailing market rates at the date of the balance sheet. We include them in Receivables from brokers, Payables to customers, and Payables to brokers on the Consolidated Balance Sheets. We record changes in net unrealized gains or losses in Investment and Brokerage revenue on the Consolidated Statements of Operations and Comprehensive (Loss)/Income. We record Investment and Brokerage revenue on a trade date basis.

We also generate business through an agency model by earning commissions and spreads for executing customer trades. We book these revenues on a trade-date basis. The Company acts as an agent concerning clearing trades, but is the principal on fees paid to introducing brokers. The Company does not assume any market-making risk related to customer trades in this business.

Net interest revenue consists primarily of the revenue generated by the Company’s cash and customer cash held at banks, as well as funds on deposit as collateral with the Company’s liquidity providers, less interest paid to the Company’s customers.

We record interest revenue and interest expense when earned and incurred, respectively.

F-18

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk

Cash

Cash and cash equivalents include cash on hand, bank deposits, and other short-term, highly liquid investments with original maturities of three months or less at the date of acquisition. The Company maintains its cash balances at multiple financial institutions, both domestic and foreign. For balances held at U.S. financial institutions, such balances did not exceed Federal Deposit Insurance Corporation (“FDIC”) limits as of June 30, 2026. As of June 30, 2026, and December 31, 2025, the majority of the Company’s cash was held with non-FDIC financial institutions located in Malta, the United Kingdom, and other foreign jurisdictions. As of June 30, 2026, and December 31, 2025, the Company had $25,884,495 and $17,669,749 of total cash, cash equivalents, and restricted cash (client funds segregated) held at financial institutions.

Revenues

For the three months ended June 30, 2026, and 2025, the Company generated $17,472,536 and $5,419,791 in revenues, respectively, representing an increase of approximately 222.4% over the prior-year period. For the six months ended June 30, 2026, and 2025, the Company generated $32,687,028 and $11,396,739 in revenues, respectively, representing an increase of approximately 186.8% over the prior-year period. The Company’s revenues are derived from four operating segments: Margin Brokerage, Wealth Management, Technology and Software Development, and Payment Intermediary Services. The Payment Intermediary Services segment is in the start-up phase and did not generate revenues during the three and six months ended June 30, 2026, or 2025. The increase in revenues during the three and six months ended June 30, 2026, was primarily attributable to trading revenues generated by AIL.

Research and Development (R and D) Cost

The Company acknowledges that future benefits from research and development (R and D) are uncertain; therefore, we cannot capitalize on R and D expenditures. The GAAP accounting standards require us to expense all research and development expenditures as incurred. For the three and six months ended June 30, 2026, and 2025, the Company incurred R and D costs of $0 and $0. The R and D costs in the previous period were based on an evaluation of the technological feasibility costs of the Condor Investing and Trading App.

Legal Proceedings

The Company discloses a loss contingency if there is at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of loss related to pending legal proceedings when the loss is probable, and the amount can be reasonably estimated. The Company can reasonably estimate a range of losses with no best estimate in the range; the Company records the minimum estimated liability. As additional information becomes available, the Company assesses the potential liability related to pending legal proceedings, revises its estimates, and updates its disclosures accordingly. The Company’s legal costs associated with defending itself are recorded as expenses when incurred.

For a description of the legal proceedings to which the Company and its subsidiaries are a party, see Note 8, Commitments and Contingencies — Pending Litigation.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment in accordance with FASB ASC 360, Property, Plant, and Equipment. Under the standard, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized when the asset’s carrying value exceeds the fair value. There were no impairment charges as of June 30, 2026, and December 31, 2025.

Provision for Income Taxes

The provision for income taxes is determined using the asset and liability method. This method calculates deferred tax assets and liabilities based on the temporary differences between the consolidated financial statement and income tax bases of assets and liabilities using the enacted tax rates applicable each year.

F-19

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions (“tax contingencies”). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount, exceeding 50%, that is likely to be realized upon ultimate settlement. The Company considers various factors when evaluating and estimating its tax positions and benefits, which necessitate periodic adjustments that may not accurately predict actual outcomes. The Company includes interest and penalties related to tax contingencies in the provision for income taxes in the consolidated statements of its operations. The Company’s management does not expect the total amount of unrecognized tax benefits to change significantly in the next twelve (12) months. See Note 14 for more details.

Software Development Costs

In accordance with ASC 985-20, Costs of Software to Be Sold, Leased, or Marketed, software development costs, including expenses incurred to develop software that is sold, leased, or otherwise marketed, are capitalized after the establishment of technological feasibility, to the extent such costs are significant. The Company amortizes capitalized software development costs using the straight-line method over the estimated useful life of the application software. Costs incurred prior to the establishment of technological feasibility are expensed as research and development costs in the period incurred.

The Company established the technological feasibility of the Condor FX Back Office, the Condor Pro Multi-Asset Trading Platform Version, and the Condor Pricing Engine by the end of February 2016. The Company established the technological feasibility of the Digital Assets Web Trader Platform in February 2018 and of the Condor Investing and Trading App in January 2021. The Company estimates the useful life of each application software to be three (3) years.

The Company is continuing to develop the Condor Investing and Trading App and is currently capitalizing the costs associated with such development in accordance with the Company’s software development cost policy. Research and development costs incurred during the period ended September 30, 2022, were incurred in connection with evaluating the technological feasibility of the Robo Advice Platform, and research and development costs incurred during the period ended December 31, 2022, were incurred in connection with evaluating the technological feasibility of the Condor Investing and Trading App. There were no research and development costs incurred during the three and six months ended June 30, 2026, or 2025.

The Company also capitalizes major costs incurred during the application development stage for internal-use software in accordance with ASC 350-40, Internal-Use Software. Costs incurred during the preliminary project stage and post-implementation stage are expensed as incurred.

As of June 30, 2026, and December 31, 2025, capitalized software, net of accumulated amortization, was $1,879,461 and $1,480,246, respectively.

Property and Equipment, Net; Depreciation

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to five years for computer equipment, furniture, and office equipment. Leasehold improvements, if any, are amortized over the shorter of the estimated useful life of the asset or the remaining lease term. Expenditures for repairs and maintenance that do not extend the useful life of the related asset are charged to expense as incurred, while expenditures that materially extend the useful life or improve the functionality of an asset are capitalized. Upon retirement or disposal, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in the consolidated statements of operations.

As of June 30, 2026, and December 31, 2025, property and equipment, net of accumulated depreciation, were $180,424 and $199,058, respectively. Depreciation expense was $45,695 and $43,276 for the three months ended June 30, 2026, and 2025, respectively, and $92,338 and $82,108 for the six months ended June 30, 2026, and 2025, respectively, and is included in operating expenses in the consolidated statements of operations.

Convertible Debentures

The cash conversion guidance in ASC 470-20, Debt with Conversion and Other Options, is considered when evaluating the accounting for convertible debt instruments, including certain convertible preferred stock classified as a liability, to determine whether the conversion feature should be recognized as a separate component of equity. The cash conversion guidance applies to all convertible debt instruments that, upon conversion, may be settled entirely or partially in cash or other assets where the conversion option is not bifurcated and separately accounted for pursuant to ASC 815.

If the conversion features of conventional convertible debt provide a conversion rate below market value, this feature is characterized as a beneficial conversion feature (“BCF”). The Company records BCF as a debt discount in accordance with ASC Topic 470-20, Debt with Conversion and Other Options. In such circumstances, the convertible debt is recorded net of the discount related to the Black-Scholes formula. The Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

F-20

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation and Re-measurement

The Company translates its foreign operations into US dollars in accordance with ASC 830, “Foreign Currency Matters.” Gains or losses resulting from translating the foreign currency financial statements are accumulated as a separate component of accumulated other comprehensive income (“AOCI”) in the Company’s stockholders’ equity and noncontrolling interests. Transaction gains and losses resulting from exchange rate changes on transactions denominated in currencies other than the functional currency of the applicable subsidiary are included in the Consolidated Statements of Income, within “Other (income) expense, net”, in the year in which the change occurs.

The functional currency of ADS is the Australian Dollar (AUD), the functional currency of AML and ATECH is the Euro (EUR), and the functional currency of APL is the British Pound (GBP). The Company’s remaining subsidiaries are U.S. dollar functional and accordingly give rise to no translation adjustment. We have translated AUD, EUR, and GBP into US$1.00 at the following exchange rates for the respective dates:

The exchange rate at the reporting end date:

	June 30, 2026	December 31, 2025
USD: AUD	$1.4459	1.4888
USD: EUR	$0.8484	0.8523
USD: GBP	$0.7543	0.7436

Average exchange rate for the period:

	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
USD: AUD	$1.4241	1.5605
USD: EUR	$0.8675	0.8814
USD: GBP	$0.7437	0.7489

ADS’ functional currency is AUD, and the reporting currency is the US dollar. AML’s functional currency is the EUR, and its reporting currency is the US dollar. APL’s functional currency is GBP, and its reporting currency is US dollars.

The Company translates its records into USD as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date
●	Equities at the historical rate
●	Revenue and expense items at the average rate of exchange prevailing during the period

F-21

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value

The Company uses current market values to recognize certain assets and liabilities at a fair value. The fair value is the estimated price at which the Company can sell the asset or settle a liability in an orderly transaction to a third party under current market conditions. The Company uses the following methods and valuation techniques for deriving fair values:

Market Approach – The market approach uses the prices associated with actual market transactions for similar or identical assets and liabilities to derive a fair value.

Income Approach – The income approach utilizes estimated future cash flows or earnings, adjusted by a discount rate that reflects the time value of money and the risk of not achieving the cash flows, to derive a discounted present value.

Cost Approach – The cost approach uses the estimated cost to replace an asset, adjusted for the obsolescence of the existing asset.

The Company ranks the fair value hierarchy of information sources from Level 1 (the best) to Level 3 (the worst). The Company uses these three levels to select inputs for valuation techniques:

Level 1	Level 2	Level 3
Level 1 is a quoted price for an identical item in an active market on the measurement date. Level 1 is the most reliable evidence of fair value and is used whenever this information is available.	Level 2 is directly or indirectly observable inputs other than quoted prices. An example of a Level 2 input is a valuation multiple for a business unit, based on the sales, EBITDA, or net income of comparable companies.	Level 3 is an unobservable input. It may include the company’s data, adjusted for other reasonably available information. Examples of a Level 3 input are an internally generated financial forecast.

Basic and Diluted Income (Loss) per Share

The Company computes earnings per share in accordance with ASC 260, Earnings Per Share. Basic earnings per share (“EPS”) is computed by dividing net income (loss) attributable to the Company’s common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income (loss) attributable to the Company’s common stockholders by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the period. Common stock equivalents are excluded from the computation of diluted earnings per share when their effect would be antidilutive.

For the three and six months ended June 30, 2026 and 2025, the weighted average number of shares of common stock outstanding, used to compute basic earnings per share, was 4,230,868 for each period presented. See Note 13 — Earnings Per Share for the computation of, and the reconciliation of the numerators and denominators used in, basic and diluted earnings per share for the periods presented.

Reclassifications

We have reclassified certain amounts from the prior period to conform to the current year’s presentation. None of these classifications impacted reported operating or net loss for any presented period.

F-22

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

The Company evaluates all Accounting Standards Updates (“ASUs”) issued by the Financial Accounting Standards Board (“FASB”) for applicability and impact on its consolidated financial statements. Because the Company ceased to qualify as an emerging growth company effective December 31, 2022, the Company applies the effective dates applicable to public business entities. The Company’s accounting policy for revenue recognition under ASC 606, Revenue from Contracts with Customers, which the Company adopted effective January 1, 2019 using the modified retrospective method, is described under Revenue from Major Contracts with Customers above.

Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires public entities to disclose significant segment expenses regularly provided to the chief operating decision maker, an amount and description of other segment items, and additional segment information. The Company adopted ASU 2023-07 effective January 1, 2024, on a retrospective basis. The adoption did not have a material impact on the Company’s consolidated financial statements but expanded the Company’s segment disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires enhanced disclosures about a reporting entity’s effective tax rate and its income taxes paid (refunded). ASU 2023-09 is effective for public business entities for annual periods beginning after December 15, 2024. The Company adopted ASU 2023-09 effective January 1, 2025, on a prospective basis. The adoption expanded the Company’s annual income tax disclosures and did not affect the Company’s consolidated financial position, results of operations, or cash flows.

In December 2023, the FASB issued ASU 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets, which is effective for all entities for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. The Company adopted ASU 2023-08 effective January 1, 2025. The adoption did not have a material impact on the Company’s consolidated financial statements because the Company does not hold crypto assets within the scope of the ASU.

In March 2024, the FASB issued ASU 2024-01, Compensation—Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards, which provides guidance on determining the appropriate accounting treatment for the issuance of profits interest units and similar awards. The ASU is effective for public business entities for interim and annual periods for fiscal years beginning after December 15, 2024. The Company adopted ASU 2024-01 effective January 1, 2025. The adoption did not have a material impact on the Company’s consolidated financial statements because the Company has not issued profits interest or similar awards.

In March 2024, the FASB issued ASU 2024-02, Codification Improvements—Amendments to Remove References to the Concepts Statements, which removes various references to the FASB’s Concepts Statements from the Codification. The amendments are effective for public business entities for fiscal years beginning after December 15, 2024. The Company adopted ASU 2024-02 effective January 1, 2025, and the adoption did not have a material impact on the Company’s consolidated financial statements.

In March 2025, the FASB issued ASU 2025-02, Liabilities (Topic 405): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 122, which removed Codification references related to SAB 121 following its rescission by SAB 122. The amendments were effective upon issuance on a fully retrospective basis to annual periods beginning after December 15, 2024. The Company adopted ASU 2025-02 during 2025, and the adoption did not have a material impact on the Company’s consolidated financial statements because the Company does not safeguard crypto assets for platform users.

In November 2024, the FASB issued ASU 2024-04, Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments, which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. The ASU is effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. The Company adopted ASU 2024-04 effective January 1, 2026. The adoption did not have a material impact on the Company’s consolidated financial statements because the Company had no induced conversions of convertible debt instruments during the periods presented.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires public business entities to disclose, in tabular format, disaggregated information about specified categories of expenses, along with a qualitative reconciliation to the captions on the face of the financial statements. In January 2025, the FASB issued ASU 2025-01, which clarified that ASU 2024-03 is effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is evaluating the effect that ASU 2024-03, as clarified by ASU 2025-01, will have on its disclosures and does not expect the ASU to affect its consolidated financial position, results of operations, or cash flows.

F-23

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity, which is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted. The Company is evaluating the impact of ASU 2025-03 on its consolidated financial statements.

In July 2025, the FASB issued ASU 2025-04, Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer, which is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted. The Company does not currently have share-based consideration payable to customers within the scope of the ASU and does not expect adoption to have a material impact on its consolidated financial statements.

In September 2025, the FASB issued ASU 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software, which modernizes the recognition guidance for internal-use software costs by removing references to project-stage concepts and providing updated capitalization guidance. The Company is evaluating the impact of ASU 2025-06 on its capitalization policies for internally developed software and related disclosures.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements, which improves the navigability of ASC 270 and clarifies when it applies. Early adoption is permitted, and the ASU permits retrospective or prospective transition. The Company is evaluating the impact of ASU 2025-11 on its interim disclosures.

In December 2025, the FASB issued ASU 2025-12, Codification Improvements, which includes 33 targeted improvements to U.S. GAAP across multiple topics, including clarifications to diluted earnings per share calculations when a loss from continuing operations exists. The Company is evaluating the impact of ASU 2025-12 on its consolidated financial statements and disclosures.

NOTE 3. MANAGEMENT’S PLANS

The Company has prepared its consolidated financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business. As of June 30, 2026, and December 31, 2025, the Company had an accumulated surplus of $17,979,684 and $3,401,487, respectively, and a working capital surplus of $33,063,252 and $17,831,410, respectively.

For the three months ended June 30, 2026, and 2025, the Company generated net income (loss) of $7,676,005 and $(425,456), respectively, and total revenues of $17,472,536 and $5,419,791, respectively, representing an increase in revenues of approximately 222.4% over the prior-year period. For the six months ended June 30, 2026, and 2025, the Company generated net income (loss) of $14,549,512 and $(111,334), respectively, and total revenues of $32,687,028 and $11,396,739, respectively, representing an increase in revenues of approximately 186.8% over the prior-year period. The improvement in the Company’s results of operations reflects strong revenue growth across the Margin Brokerage and Technology and Software Development segments, contributions from the Company’s recently acquired subsidiaries, and continued operating leverage on a largely fixed cost base. The accumulated surplus increased from $3,401,487 as of December 31, 2025, to $17,979,684 as of June 30, 2026, and the working capital surplus increased from $17,831,410 as of December 31, 2025, to $33,063,252 as of June 30, 2026.

Management has evaluated the Company’s ability to continue as a going concern in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 205-40, Presentation of Financial Statements—Going Concern. In performing this evaluation as of the date these consolidated financial statements are issued, management considered, among other factors, the Company’s significantly improved results of operations during the three and six months ended June 30, 2026, including the revenue growth, profitability, and strengthened liquidity position described above, together with management’s continued execution of its strategic plan to streamline and integrate the Company’s recently acquired subsidiaries into a unified operating platform. Based on this evaluation, management has concluded that no conditions or events, considered in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern for at least twelve (12) months from the date these consolidated financial statements are issued. Accordingly, these consolidated financial statements have been prepared on a going concern basis, and no adjustments have been made to the carrying values of assets or liabilities that might result if the Company were unable to continue as a going concern.

As of June 30, 2026, the Company had a cash and restricted cash balance of $25,884,495 (inclusive of segregated client funds of $7,699,708), which management believes, together with cash expected to be generated from operations, is sufficient to support its ongoing operations and to meet its current obligations as they become due in the ordinary course of business for at least twelve (12) months from the date these consolidated financial statements are issued. While management believes the Company has adequate liquidity to sustain its existing business activities, the Company’s strategic growth initiatives, particularly the continued development of its financial technology platforms, may require additional capital investment. In order to accelerate expansion and enhance its technology offerings, the Company may seek external financing through private placements of equity, public offerings, or credit facilities. There can be no assurance, however, that such financing will be available on acceptable terms, if at all.

Management remains focused on strengthening the Company’s financial position by expanding its global customer base, increasing revenue from its diversified portfolio of technology solutions, realizing operating synergies from the continued integration of its acquired subsidiaries, and working toward sustainable positive cash flow from operations. To support long-term growth, the Company also intends to invest in long-lived assets that are expected to generate economic benefits beyond fiscal year 2026. In addition, the Company is pursuing a potential listing of its common stock on a national securities exchange in connection with a proposed public offering. If completed, the proceeds of such offering would meaningfully enhance the Company’s liquidity position and capital resources; however, the completion, timing, and terms of any such offering are subject to market conditions and other factors, and there can be no assurance that the offering will be consummated.

F-24

NOTE 4. CAPITALIZED SOFTWARE COSTS

The Company’s capitalized software consists of internally developed software and software development costs capitalized in accordance with ASC 985-20, Costs of Software to Be Sold, Leased, or Marketed, and ASC 350-40, Internal-Use Software. The estimated useful life of the Company’s capitalized software is three (3) years, and amortization is recognized on a straight-line basis over such estimated useful life commencing when the underlying software is placed in service.

As of June 30, 2026, and December 31, 2025, the unamortized balance of capitalized software, including capitalized software of the Company’s subsidiaries, was $1,879,461 and $1,480,246, respectively. During the six months ended June 30, 2026, the Company capitalized $399,215 of software development costs. No software amortization expense was recognized during the three and six months ended June 30, 2026, or 2025, as the underlying software assets had not yet been placed in service.

A substantial portion of the $1,879,461 capitalized software balance as of June 30, 2026 relates to (i) software assets added in connection with, or shortly after, the acquisition of Alchemy International Ltd. (the change of control of which was approved on October 29, 2025, and which closed on November 11, 2025), and (ii) the ongoing development of the Condor Investing and Trading App. As of June 30, 2026, the related software assets had not yet been placed in service, and accordingly, the Company has not commenced amortization. Amortization will be recognized on a straight-line basis over the estimated three (3) year useful life upon the date each underlying software asset is placed in service.

The Company has estimated aggregate amortization expense for each of the succeeding fiscal years based on the estimated three (3) year useful life of the underlying software assets, commencing in the fiscal period in which such assets are placed in service.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company has, from time to time, entered into transactions with related parties, including its founders, directors, principal shareholders, and entities controlled by them. The following describes related party balances and transactions as of and for the periods presented.

Nature of Relationships

The Company’s principal related parties are:

(i) Mr. Gope S. Kundnani, a Director of the Company and, as of June 30, 2026, the beneficial owner of 1,800,000 shares of common stock (42.54%), 4,000,000 shares of Series A Preferred Stock (88.89%), and, through APSI Holdings Limited (a United Kingdom entity), 1,800,000 shares of Series B Convertible Preferred Stock (75.90%);

(ii) Mitchell M. Eaglstein and Imran Firoz, Co-Founders, Executive Officers, and Directors of the Company; and

(iii) certain non-consolidated affiliated entities controlled directly or indirectly by Mr. Kundnani, including Alchemy DMCC (United Arab Emirates), Alchemy Capital Markets (“ACM”) (United Kingdom), FXIFY Markets Ltd. (Labuan, Malaysia), and other Kundnani-affiliated sister entities, all of which are sister entities to the Company and not part of the consolidated group; and (iv) Sync Capital Limited (Seychelles), a shareholding company controlled and owned by Mr. Kundnani, which holds the seller financing obligation described below and in Note 7.

Related Party Receivables

Related party receivables totaled $21,783,493 as of June 30, 2026, compared to $40,090,051 as of December 31, 2025, a net decrease of $18,306,558 during the six months ended June 30, 2026.

The largest counterparty is ACM, with $15,294,937 at June 30, 2026, compared with $30,918,736 at March 31, 2026, the reduction reflecting the June 30, 2026 settlement of intercompany balances. Other counterparties at June 30, 2026 are FXIFY at $3,171,275, FXPig Vanuatu at $1,894,365, Alchemy Global at $1,602,724, Alchemy DMCC at $(1,219,344), shareholders and directors at $307,788, Sync Capital at $212,641, Steven FS / BTFS at $146,691, Xoala Digital Poland at $(116,000) and Next Markets Limited at $98,224. Other related-party balances, together with intercompany differences and amounts pending reclassification that are not yet allocated to a counterparty, totaled $390,192.

F-25

NOTE 5. RELATED PARTY TRANSACTIONS (continued)

As of December 31, 2025, the related party receivable balance was comprised primarily of approximately $35.8 million carried by AIL representing current account receivables from ACM and related affiliates, as further described in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025, supplemented by the loan receivable from FXIFY Markets Ltd. described above at FDCTech, Inc.

Related Party Advances Payable

Related party advances payable totaled $1,931,797 as of June 30, 2026, compared to $29,197,470 as of December 31, 2025, a net decrease of $27,265,673 during the six months ended June 30, 2026. As of June 30, 2026, the $1,931,797 balance was comprised of approximately $1.1 million owed to Alchemy DMCC and approximately $0.5 million owed to Alchemy Capital Markets, in each case Kundnani-affiliated sister entities, approximately $0.2 million owed to Sync Capital, a shareholding company, and other smaller balances at the Company’s subsidiaries. The December 31, 2025 balance was comprised primarily of amounts owed by AIL to Alchemy DMCC, together with amounts owed at the FDCTech, Inc. parent level and across other subsidiaries, and other smaller balances.

During the three and six months ended June 30, 2026, related party advances payable decreased by a net $27,265,673. That movement comprised non-cash extinguishments of $60,096,765, effected through the set-off and assignment arrangements described below, partially offset by $32,831,092 of net cash advances received from related-party counterparties, which is presented within financing activities in the condensed consolidated statements of cash flows. The non-cash arrangements included the transfer back to AIL of certain trading positions previously held with Alchemy DMCC and other liquidity arrangements designed to manage AIL’s counterparty risk exposures. As a result of these arrangements, AIL’s net advance payable to Alchemy DMCC was substantially reduced during the period, and the Company’s aggregate net payable to Alchemy DMCC decreased from approximately $29.1 million as of March 31, 2026 to approximately $1.2 million as of June 30, 2026. The Company held no net receivable from Alchemy DMCC as of June 30, 2026.

Supplemental Disclosure of Non-Cash Investing and Financing Activities

The settlement of the related party balances described above was effected without any payment or receipt of cash. During the three and six months ended June 30, 2026, the Company extinguished a net payable to Alchemy DMCC of $28,148,711, of which $5,257,670 was extinguished by assignment of the Company’s liquidity-provider balance with B2B Prime and $22,891,041 by offset against related party receivables. The Company also extinguished a non-trading payable to Alchemy Capital Markets Ltd. of $31,948,054 by offset, applied $54,839,095 against the client-trading receivable due from Alchemy Capital Markets Ltd., and applied rebates due to Alchemy Capital Markets Ltd. of $3,422,378 against the same balances. No cash was paid or received in connection with any of these arrangements, and accordingly they are excluded from the condensed consolidated statements of cash flows.

Accrued Expenses to Related Parties

Accrued expenses to related parties totaled $1,152,784 as of June 30, 2026, compared to $532,287 as of December 31, 2025. These amounts primarily represent accrued executive compensation owed to Mr. Eaglstein, the Company’s Chief Executive Officer, and Mr. Firoz, the Company’s Chief Financial Officer (through Thinkatalyst LLC, a Delaware limited liability company controlled by Mr. Firoz), each compensated at $15,000 per month under independent-contractor arrangements.

Other Related Party Transactions

Other than the settlements and accruals described above, the principal related party transactions during the three and six months ended June 30, 2026 consisted of (i) the continued accrual of executive compensation to Messrs. Eaglstein and Firoz at $15,000 per month each on an independent-contractor basis; (ii) the continuing obligation in the amount of $2,000,000 under non-interest bearing seller financing provided by Sync Capital Limited (a Seychelles entity controlled and owned by Mr. Gope S. Kundnani, a Director and majority shareholder of the Company), in connection with the Company’s acquisition of Alchemy International Ltd., which obligation matures on September 30, 2026 and is repayable from the proceeds of the Company’s contemplated listing of its common stock on a national securities exchange, and is presented as a component of Business acquisition loan on the consolidated balance sheets (see Note 7); and (iii) net activity in intercompany trading and rebate balances among the Company’s regulated subsidiaries (AML, APL, and AIL), all of which were eliminated in consolidation in accordance with ASC 810-10-45-1. There were no material new equity issuances, loans, or guarantees to or from related parties during the three and six months ended June 30, 2026.

Cross-Reference to Form 10-K/A

For additional historical background on related party transactions, including transactions prior to fiscal year 2025, refer to Item 13 (Certain Relationships and Related Transactions) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (as most recently amended by Amendment No. 4 on Form 10-K/A filed July 1, 2026).

F-26

NOTE 6. LINE OF CREDIT

In June 2016, the Company obtained an unsecured revolving line of credit of $40,000 from Bank of America to fund various business purchases and travel expenses. The interest rates applicable to cash advances and other drawn amounts under this line of credit are 12% and 25%, respectively. In October 2024, the Company obtained an additional unsecured revolving line of credit with a flexible spending limit, under which no preset borrowing limit applies. The additional line of credit bears interest on purchases at an average rate of approximately 28% per annum.

As of June 30, 2026, the Company was in compliance with the terms and conditions of each of its lines of credit. As of June 30, 2026, and December 31, 2025, the aggregate outstanding balances under the lines of credit were $297,862 and $111,352, respectively.

NOTE 7. NOTES PAYABLE

CARES Act – Paycheck Protection Program (PPP Note)

On May 1, 2020, the Company received proceeds of $50,632 from a promissory note (the “PPP Note”) issued under the Paycheck Protection Program of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Note bears interest at a rate of 1.00% per annum. The PPP Note was not forgiven, and the Company commenced repayment of the PPP Note in August 2022. The PPP Note was repaid in full during the fiscal year ended December 31, 2025. As of June 30, 2026, and December 31, 2025, the outstanding balance of the PPP Note was $0 and $0, respectively.

SBA Loan

On May 22, 2020, the Company received proceeds of $144,900 under the U.S. Small Business Administration’s Economic Injury Disaster Loan (“EIDL”) program. The loan bears interest at a rate of 3.75% per annum on funds advanced. Installment payments of $707 per month, consisting of both principal and interest, are required, with the remaining principal and interest balance payable thirty (30) years from the date of the promissory note. As of June 30, 2026, and December 31, 2025, the non-current balance outstanding under the SBA loan was $101,426 and $105,678, respectively.

Business Acquisition Loan

As of June 30, 2026, and December 31, 2025, the Company had outstanding seller financing obligations incurred in connection with prior business acquisitions in the aggregate amount of $2,350,000 and $2,350,000, respectively, presented as Business acquisition loan on the consolidated balance sheets.

The $2,350,000 aggregate balance is comprised of:

(i) $350,000 representing the unpaid portion of the purchase consideration owed to the former shareholders of Alchemy Markets Ltd. (“AML”) in connection with the Company’s June 2023 acquisition of AML, which amount is currently the subject of litigation as described below; and

(ii) $2,000,000 representing seller financing provided by Sync Capital Limited, a Seychelles entity controlled and owned by Mr. Gope S. Kundnani, a Director and majority shareholder of the Company, in connection with the Company’s acquisition of Alchemy International Ltd. (“AIL”).

The $2,000,000 obligation to Sync Capital Limited is non-interest-bearing. Pursuant to the terms of the seller financing arrangement, the obligation, as extended, matures on September 30, 2026 and is expected to be repaid from the proceeds of the Company’s contemplated listing of its common stock on a national securities exchange (the “Uplisting”). The Company has not imputed interest on this obligation, as the lender is a controlling shareholder of the Company, and any imputed interest, if material, would be recognized as a deemed capital contribution from the controlling shareholder with no net effect on stockholders’ equity. No payments were made under this obligation during the three and six months ended June 30, 2026, or 2025. The $2,000,000 obligation to Sync Capital Limited is also disclosed as a related party transaction in Note 5. There can be no assurance as to the timing or consummation of the Uplisting, and the Company’s obligation to repay the $2,000,000 to Sync Capital Limited will remain outstanding until the earlier of repayment at its September 30, 2026 maturity or the completion of the Uplisting, unless the parties otherwise agree to alternative repayment terms.

As of June 30, 2026, the Company has accrued the $350,000 withheld final payment within Business acquisition loan on the consolidated balance sheets. Management, after consultation with legal counsel, is unable to predict the ultimate outcome of the AML Litigation or to estimate the range of possible additional loss, if any, beyond the amount currently accrued. Accordingly, no additional accrual has been recorded as of June 30, 2026. An adverse outcome in the AML Litigation could result in the Company being required to pay additional amounts to the Claimants, which could have a material adverse effect on the Company’s results of operations and financial condition in the period of resolution.

The $2,000,000 obligation to Sync Capital Limited is also disclosed as a related party transaction in Note 5.

F-27

NOTE 8. COMMITMENTS AND CONTINGENCIES

The Company is subject to various commitments and contingencies arising in the ordinary course of business. The following discussion summarizes the Company’s significant commitments and contingencies as of June 30, 2026.

At June 30, 2026, the Company and its subsidiaries operate offices across multiple jurisdictions. Leases that qualify under ASC 842 are recognized on the consolidated balance sheet as Right-of-Use (“ROU”) assets and corresponding lease liabilities. At June 30, 2026, the ROU asset was $766,338, current operating lease liabilities were $143,802, and non-current operating lease liabilities were $338,253, compared to $811,038, $165,692, and $364,655, respectively, at December 31, 2025. The weighted-average discount rate for qualifying operating leases was approximately 5.5%. Service contracts and month-to-month arrangements that do not qualify as leases under ASC 842 are expensed as incurred and included in General and Administrative expenses.

Office Facility and Other Operating Leases

Irvine, California, USA (Company’s Headquarters)

Effective October 29, 2019, to the present, the Company holds a coworking membership for office space at 200 Spectrum Center Drive, Suite 300, Irvine, CA 92618, on a month-to-month basis. The membership provides access to shared office and meeting facilities on an as-needed basis rather than a dedicated, exclusively controlled space. The Company may terminate the agreement by delivering an exit form at least one calendar month prior to the intended termination month. The monthly membership fee is $95. This agreement is classified as a service contract rather than a lease under ASC 842, and payments are recognized as operating expenses.

Brisbane, Australia (ADS Office)

Effective January 1, 2024, to the present, ADS holds a coworking membership for office space at Level 38/71 Eagle St, Brisbane City, QLD 4000, Australia, on a month-to-month basis. The membership provides access to shared office and meeting facilities on an as-needed basis rather than a dedicated, exclusively controlled space. The monthly membership fee is approximately $125. This agreement is classified as a service contract rather than a lease under ASC 842, and payments are recognized as operating expenses.

Limassol, Cyprus Lease (Company’s Executive Rental)

From July 2023 to the present, the Company has leased office and residential space in the Limassol District, Cyprus, from an unrelated party, at a monthly rent of approximately $3,500, included in General and Administrative expenses. This agreement is classified as a residential rental contract rather than a commercial lease and does not create an ROU asset under ASC 842. The leased premises comprise approximately 158 square meters (approximately 1,700 square feet), of which approximately 46 square meters (approximately 500 square feet) is designated for office use and the remaining approximately 112 square meters (approximately 1,200 square feet) serves as the residence of a Company executive.

Limassol, Cyprus Lease, Europe (ATECH Office)

Effective August 26, 2024, T.I.C.G. Integrated Solutions Ltd. (formerly Alchemytech Ltd.) (“ATECH”) entered into a Sublease Agreement for office premises located at 10A-10C Eleftheriou Venizelou Street, Limassol, Cyprus, with Aldeon Property Partners Ltd. as Sublessor, and FDCTech, Inc. acting as Guarantor. The leased premises are designated strictly for office use. The lease term is twenty-four (24) months, commencing November 1, 2024, and expiring October 31, 2026, with options to extend for up to two additional two-year terms. Monthly rent is €8,000 (approximately $8,600) plus VAT, for a total lease commitment of €192,000. Each option period is exercisable on three months’ written notice, and the sublease provides for the monthly rent to increase by up to five percent (5%), rounded up to the nearest €50, during each option period. The Company paid a deposit of €16,000, equal to two months’ rent. This agreement qualifies as a lease under ASC 842, and the Company has recognized an ROU asset and corresponding lease liability on its consolidated balance sheet. The leased premises comprise approximately 2,624 square feet. On July 30, 2026, the parties executed a First Addendum exercising the first renewal option, extending the sublease for a further two-year period commencing November 1, 2026 and expiring October 31, 2028, with monthly rent remaining at €8,000 plus VAT and aggregate rent for the renewal period of €192,000 plus VAT; the rent increase contemplated by the sublease for the option period was not applied. Because the addendum was executed after June 30, 2026, it is a non-recognized subsequent event under ASC 855-10, and the right-of-use asset and lease liability at June 30, 2026 do not reflect the renewal term.

F-28

NOTE 8. COMMITMENTS AND CONTINGENCIES (continued)

St. Julian, Malta (AML Office)

Effective July 11, 2024, to the present, AML leases office space with Regus Malta at Portomaso Business Centre, Portomaso, St. Julian, PTM01, Malta, on a month-to-month basis. The monthly membership fee is €1,659. This agreement is classified as a service contract rather than a lease under ASC 842, and payments are recognized as operating expenses. The allocated workspace comprises approximately 338 square feet.

London, United Kingdom (APL Office)

Effective December 20, 2024, Alchemy Prime Limited (“APL”) entered into a lease agreement for office space at the Fifth Floor, 142 Central Street, Clerkenwell, London, EC1V 8AR, with Agop Tanielian and Hourig Mercedes Tanielian as landlords. The lease has a fixed term of five years, expiring in 2029, with an annual rent of £112,500 (approximately $12,000 per month), payable in quarterly installments. The lease includes a Break Clause exercisable on or after 2026, subject to four months’ prior written notice. APL is liable for service charges, insurance rent, and reinstatement obligations upon termination. This agreement qualifies as a lease under ASC 842, and the Company has recognized an ROU asset and corresponding lease liability on its consolidated balance sheet. The leased premises comprise approximately 3,750 square feet.

The total rental payment for the period ending June 30, 2026, was $83,753. Rental expenses for all operating leases and service contracts are included in General and Administrative expenses.

Terminated Leases

Limassol, Cyprus (Ecastica). From October 2023 to August 2024, the Company leased office space in the Limassol District, Cyprus, for the intended establishment of ATECH. The monthly rent was approximately $1,000, and the down payment was approximately $6,300, included in General and Administrative expenses. The lease was terminated in August 2024.

Chelyabinsk, Russia. From April 2019 to August 2022, the Company leased office space in Chelyabinsk, Russia, at $500 per month for software development and technical support. The Company closed its Russian offices in August 2022 and relocated the team to Turkey, and subsequently to Kazakhstan in April 2023. This lease has been fully terminated.

Tel Aviv, Israel (AML Sales Office). From July 1, 2023 to June 30, 2026, AML held a service agreement with Mindspace Ltd. for office space and related services at Menachem Begin 11, Ramat Gan, Israel, on a monthly auto-renewing basis. The monthly fee was $4,500 (including VAT). Mindspace retained discretion over space allocation and could relocate AML within the premises upon prior notice, and AML did not have exclusive control over a specific unit. This agreement did not create a lease under ASC 842 and was accounted for as a service contract, with payments recognized as operating expenses. The Company terminated this agreement effective June 30, 2026, due to geopolitical conditions, and relocated all sales activities to the ATECH office in Limassol, Cyprus.

Employment Agreement

The Company compensates its key executives as independent contractors. Eaglstein and Firoz commit one hundred percent (100%) of their time to the Company. The Company has not formalized performance bonuses or other incentive plans. Each executive is paid at the beginning of each month. From September 2018 through September 30, 2020, the Company paid monthly compensation of $5,000 to its CEO and CFO, respectively. Effective October 1, 2020, the Company increased the monthly compensation to $12,000. Effective January 1, 2023, the Company pays $15,000 monthly to its CEO and CFO (see Note 5, Related Party Transactions – Accrued Expenses to Related Parties).

The Company is not currently a party to any formal employment agreement and has no compensation agreement with any officer or director. The Company plans to enter into employment agreements with its officers in connection with the planned uplisting to a senior national securities exchange. For additional information regarding executive compensation, refer to Item 11 (Executive Compensation) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as most recently amended by Amendment No. 4 on Form 10-K/A filed with the SEC on July 1, 2026.

Accrued Interest

At June 30, 2026, and December 31, 2025, the cumulative accrued interest for the SBA loan and other non-current loans was $39,609 and $42,396, respectively.

F-29

NOTE 8. COMMITMENTS AND CONTINGENCIES (continued)

Pending Litigation

The Company and its subsidiaries are involved in the following legal proceedings:

Asher Alkoby, et al. v. FDCTech

This action is pending in the London Circuit Commercial Court under Claim Number LM-2024-000330, filed December 9, 2024. The claimants are Asher Alkoby and other former shareholders of Alchemy Markets Ltd. (“AML”), a Malta-incorporated broker that the Company purchased in June 2023. Following completion of the acquisition, the Company discovered that in 2019, the target company had anti-money laundering deficiencies and was fined by the Financial Intelligence Analysis Unit. An external audit also revealed that the previous shareholders had taken loans from the company that were never repaid, resulting in net capital being lower than disclosed during negotiations. Based on these findings, FDCTech withheld the final payment to the sellers.

The claimants are seeking approximately $1.02 million in amounts they allege are owing under the Share Sale Agreement, which they are seeking to rectify to make it legally enforceable. The Company has counterclaimed for a declaration that the Share Sale Agreement is ineffective and unenforceable and seeks repayment of $915,000 paid to the sellers. On October 17, 2025, the Court granted the claimants permission to amend their claim to include a third claimant. The Company has prepared an Amended Defense and Counterclaim through Counsel, which was served on May 9, 2025. A Costs and Case Management Conference took place on November 17, 2025. The trial is currently scheduled to take place in November 2026.

FDCTech, Inc. v. Intelligenceline.com, Fintelegram.com, et al.

This action is pending in the Superior Court of California, County of Orange. FDCTech alleges that the defendants, through their websites Intelligenceline.com, Fintelegram.com, and Criticalintel.com, published false and defamatory statements accusing the Company of fraud, illegal conduct, and regulatory violations. The Company claims these statements have caused significant reputational and financial harm, including lost business opportunities, and further alleges that the defendants engaged in an extortion scheme by demanding payment for the removal of defamatory content. The complaint asserts claims for defamation per se, defamation per quod, trade libel, and false light, seeking damages and injunctive relief. The complaint was filed in 2025 but had not yet been served as of December 31, 2025. A hearing took place on December 15, 2025, on the Company’s motion. Following the hearing, the court instructed FDCTech to conduct an adequate investigation as to the beneficial owner of Intelligenceline.com. FDCTech conducted the investigation and presented its findings during the management conference held on April 20, 2026. FDCTech is currently awaiting the court’s final judgment based on the outcome of the investigation.

Alchemy Markets Ltd. v. Il-Korp għall-Analizi ta’ Informazzjoni Finanzjarja (Ref: 104/2023)

This appeal is pending before the Court of Appeal (Inferior Jurisdiction) in Malta. On September 23, 2023, the Financial Intelligence Analysis Unit (“FIAU”) imposed an administrative penalty of €419,997 and a follow-up directive on Alchemy Markets Ltd. (formerly NSFX Limited), a subsidiary of the Company, based on a compliance examination conducted between November 25, 2019, and December 5, 2019. The examination occurred approximately four years prior to the decision and under different ownership and control of the subsidiary. The Company filed this appeal on October 19, 2023, challenging the decision-making process and the law on which it was based, asserting that the penalty is arbitrary and excessive. The Company seeks to overturn the administrative penalty and the follow-up directive imposed by FIAU. On October 24, 2025, a hearing was held for the Company to continue presenting evidence. The matter is in the evidentiary production stage pertaining to the Company as appellant. On July 17, 2026, a further hearing was held before Madam Justice Rachel Montebello for the FIAU to cross-examine the Company’s witnesses, following which the matter is to be adjourned for final legal submissions.

Alchemy Markets Ltd. v. L-Avukat tal-Istat u Il-Korp għall-Analizi ta’ Informazzjoni Finanzjarja (Ref: 159/2024)

This constitutional challenge is pending before the First Hall Civil Court (Constitutional Jurisdiction) in Malta and relates to the same September 23, 2023, FIAU decision described above. The Company filed this application on April 2, 2024, challenging: (i) the composition of the FIAU and its enabling law; (ii) the decision-making processes which allegedly breach the Company’s fundamental human right to a fair hearing; and (iii) that, given the penal nature of the penalty and in alleged breach of the Constitution of Malta, the Company was not adjudged by an independent court. The Company requests the Constitutional Court to set aside the FIAU decision in its entirety. A first procedural hearing took place on May 7, 2024, and the Company has brought its evidence in support of the claim. The First Hall Civil Court (Constitutional Jurisdiction) has, in various instances, pronounced that administrative penalties imposed by the FIAU are more akin to penal sanctions and that subject persons should be afforded the full rights of an accused under criminal law, consistently quashing FIAU decisions on this basis. On April 14, 2026, the Company submitted its final submissions before the Court. On July 12, 2026, the First Hall Civil Court (Constitutional Jurisdiction) delivered its judgment rejecting the Company’s constitutional claims and determining that the FIAU decision did not breach the Company’s right to a fair hearing. Under Maltese law, the Company had the right to appeal the judgment within twenty statutory running days from the date of judgment, and the Company filed its appeal in late July 2026. The related appeal before the Court of Appeal (Inferior Jurisdiction) described above remains pending. No amount has been accrued in respect of the administrative penalty, as the Company continues to contest the matter and a loss is not considered probable and reasonably estimable at this time.

The Company believes it has meritorious defenses and counterclaims in all of the above matters and intends to defend them vigorously. However, litigation is inherently uncertain, and the Company cannot predict the outcome of these proceedings with certainty. Management is unaware of any other actions, suits, investigations, or proceedings (public or private) pending or threatened against or affecting the Company, its subsidiaries, or any of their respective assets, other than those described above and other than ordinary routine litigation incidental to the business.

Tax Compliance Matters

From its inception to the present, the Company’s officers have been paid as independent contractors. As of June 30, 2026, the Company believes payroll tax liabilities are not material. The Company’s federal taxes are compliant with Internal Revenue Service regulations.

F-30

NOTE 9. STOCKHOLDERS’ EQUITY (DEFICIT)

Authorized Shares

On February 12, 2021, the Company filed a Certificate of Amendment with the Secretary of State of Delaware to change the authorized shares. As amended at that time, the Company had the authority to issue 260,000,000 shares, consisting of 250,000,000 shares of Common Stock having a par value of $0.0001 per share and 10,000,000 shares of Preferred Stock having a par value of $0.0001 per share.

On February 17, 2022, the Company filed an Information Statement pursuant to Section 14C of the Securities Exchange Act of 1934 to increase the authorized Common Stock from 250,000,000 to 500,000,000 shares and to approve the Company’s 2022 Equity Plan. The Approving Stockholders (common stock only) owned 96,778,105 shares, representing 64.62% of the total issued and outstanding voting power of the Company.

Recent Corporate Actions – September 2025

On September 4, 2025, the Board of Directors unanimously approved, and the Company obtained the written consent of holders of a majority of the Company’s voting power for, corporate actions to (i) amend the Certificate of Incorporation to increase the authorized shares of common stock from 500,000,000 to 750,000,000 and the authorized shares of preferred stock from 10,000,000 to 15,000,000 and (ii) authorize the Board of Directors, in its discretion, to amend the Certificate of Incorporation not later than June 30, 2026 to effect a reverse stock split of all outstanding shares of common stock in a ratio of not less than 1-for-10 and not more than 1-for-100, to be determined by the Board. On June 29, 2026, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware, increasing the authorized shares of common stock from 500,000,000 to 750,000,000 and effecting the reverse stock split described in Note 16. That Certificate of Amendment did not increase the authorized shares of preferred stock, which remained 10,000,000 as of June 30, 2026. See Note 16 — Capital Structure.

Certificate of Designation of Series B Convertible Preferred Stock

On December 4, 2023, the Company filed a Certificate of Designation of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series B Certificate of Designation designates 3,000,000 shares of the Company’s authorized preferred stock (par value $0.0001 per share) as “Series B Convertible Preferred Stock” and establishes the rights, preferences, privileges, and restrictions of such shares.

Holders of Series B Convertible Preferred Stock have no dividend rights except as may be declared by the Board of Directors in its sole and absolute discretion, out of funds legally available for that purpose. Each share is entitled to one (1) vote per share on all matters presented to stockholders, and holders generally vote together with holders of Common Stock as a single class. The vote or consent of holders of a majority of the outstanding Series B Convertible Preferred Stock is required for: (i) matters that by law require the approval of the outstanding shares of the Series B Convertible Preferred Stock as a separate class; (ii) any amendment to the rights, preferences, privileges, or powers of the Series B Convertible Preferred Stock that would have a material adverse effect on the Series B Convertible Preferred Stock; (iii) any increase in the aggregate authorized number of shares of Series B Convertible Preferred Stock; (iv) any action that reclassifies any outstanding shares into shares having priority as to dividends or assets senior to the Series B Convertible Preferred Stock; or (v) any amendment to the Company’s Certificate of Incorporation that materially and adversely affects the rights of the Series B Convertible Preferred Stock.

Each share of Series B Convertible Preferred Stock is convertible at the option of the holder, without payment of additional consideration, into shares of Common Stock at any time, at the conversion rate stated in the Series B Certificate of Designation of one hundred (100) shares of Common Stock for each one share of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock is not subject to adjustment for stock splits or other changes to the Common Stock, and the conversion rate was not affected by the reverse stock split. Subsequent to June 30, 2026, the Board of Directors approved the conversion of all outstanding shares of Series B Convertible Preferred Stock at a rate of fifty (50) shares of Common Stock for each one share of Series B Convertible Preferred Stock, which differs from the rate stated in the Series B Certificate of Designation. Because the conversion occurred after June 30, 2026, it is not reflected in the shares of Common Stock issued and outstanding, or in the weighted-average shares used to compute earnings per share, as of and for the three and six months ended June 30, 2026. See Note 16. The Series B Certificate of Designation provides that no fractional shares of Common Stock will be issued upon conversion (any fractional share entitlement will be rounded up to the nearest whole share).

Shares of Series B Convertible Preferred Stock that are converted into Common Stock or are otherwise acquired by the Company are restored to the status of authorized but unissued shares of preferred stock, without designation as to class, and may thereafter be issued, but not as shares of Series B Convertible Preferred Stock. As of June 30, 2026, 2,371,844 shares of Series B Convertible Preferred Stock were issued and outstanding.

F-31

NOTE 9. STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

Outstanding Capital Stock

As of June 30, 2026, and December 31, 2025, the Company had 4,230,868 and 4,230,868 common shares issued and outstanding, respectively.

As of June 30, 2026, and December 31, 2025, the Company had 4,500,000 and 4,500,000 Series A Preferred Stock issued and outstanding, respectively.

As of June 30, 2026, and December 31, 2025, the Company had 2,371,844 and 2,371,844 Series B Preferred Stock issued and outstanding, respectively. There were no issuances or repurchases of common or preferred stock during the three and six months ended June 30, 2026.

Series A Preferred Stock – Beneficial Ownership

The percentages below are calculated based on 4,500,000 shares of our Series A Preferred Stock issued and outstanding as of June 30, 2026 and as of the date of this Report. Series A Preferred Stock was not affected by the 1-for-100 reverse stock split effective July 10, 2026.

Name and Address(1)	Title of Class (4)	Number of Shares Beneficially Owned	Percent of Class
Mitchell M. Eaglstein, CEO, Director	Series A Preferred	500,000	11.11%
Gope S. Kundnani, Director (5)	Series A Preferred	4,000,000	88.89%
Officers and Directors as a group (2 persons)	Series A Preferred	4,500,000	100.00%

(4)	Series A Preferred Stock is entitled to fifty (50) non-cumulative votes per share on all matters presented to stockholders for action and has no right to convert into the Company’s Common Stock. Series A Preferred Stock was not affected by the 1-for-100 reverse stock split effective July 10, 2026. As of June 30, 2026 and as of the date of this Report, the Company had 4,500,000 shares of Series A Preferred Stock issued and outstanding.

(5)	The Company originally issued 2,600,000, 400,000, and 1,000,000 shares of Series A Preferred Stock to Mitchell M. Eaglstein, Imran Firoz, and Felix R. Hong, respectively, in December 2016 as founders, in consideration of services rendered. In January 2023, Eaglstein and Firoz transferred 1,100,000 and 400,000 shares, respectively, to Gope S. Kundnani, a Director of the Company. On November 30, 2023, the Company issued 2,500,000 shares of Series A Preferred Stock to Mr. Kundnani. On January 30, 2024, the Board of Directors approved the rescission and cancellation of 1,000,000 shares held by Mr. Eaglstein and 1,000,000 shares held by Mr. Hong. In connection with the Company’s contemplated listing on a national securities exchange, all 4,500,000 outstanding shares of Series A Preferred Stock are expected to be retired and cancelled immediately prior to the closing of the contemplated offering, without any cash consideration to the holders.

On November 30, 2023, the Company issued 2,500,000 Series A Preferred Stock to Kundnani, valued at $2,500,000. The Company will receive $2,500,000 in direct investment from Alchemy Prime Holdings Shareholder for Series A Preferred, valued at $1.00 per share.

On January 30, 2024, the Company’s board of directors adopted and approved the rescission and cancellation of (i) 1,000,000 shares of Series A Preferred Stock of the Company issued to Mitchell M. Eaglstein and (ii) 1,000,000 shares of Series A Preferred Stock of the Company issued to Felix R Hong.

F-32

NOTE 9. STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

Common Stock – Beneficial Ownership

The percentages below are calculated based on 122,823,068 shares of our Common Stock issued and outstanding, being the number of shares outstanding following the 1-for-100 reverse stock split effective July 10, 2026, and the conversion of all outstanding shares of Series B Convertible Preferred Stock into Common Stock on July 13, 2026. Following that conversion, no shares of Series B Convertible Preferred Stock remain issued or outstanding. Beneficial ownership is presented as of the latest practicable date rather than as of June 30, 2026, and accordingly does not correspond to the 4,230,868 shares of Common Stock and 2,371,844 shares of Series B Convertible Preferred Stock presented on the consolidated balance sheet at June 30, 2026.

Name and Address(1)	Title of Class	Number of Shares Beneficially Owned	Percent of Class
Mitchell M. Eaglstein, CEO, Director (2)	Common	7,708,181	6.28%
Imran Firoz, CFO, Director (3)	Common	7,743,100	6.30%
Brian Platt, CTO (4)	Common	10,000	*
Jonathan Baumgart, Director (5)	Common	6,450	*
Gope S. Kundnani, Director (6)	Common	101,392,200	82.55%
Officers and Directors as a group (5 persons) (7)	Common	116,859,931	95.14%

(1)	Unless otherwise indicated, the business address of each beneficial owner is c/o FDCTech, Inc., 200 Spectrum Center Drive, Suite 300, Irvine, CA 92618. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Share amounts and percentages give effect to the 1-for-100 reverse stock split effective July 10, 2026 and to the conversion of all outstanding shares of Series B Convertible Preferred Stock into Common Stock on July 13, 2026, and are calculated on 122,823,068 shares of Common Stock outstanding. An asterisk (*) denotes beneficial ownership of less than one percent.

(2)	Consists of (a) 208,181 shares of common stock and (b) 7,500,000 shares of common stock issued upon the conversion of 150,000 shares of Series B Convertible Preferred Stock. Does not include 600,000 shares beneficially owned by Susan E. Eaglstein, mother of Mr. Eaglstein, as to which Mr. Eaglstein disclaims beneficial ownership.

(3)	Consists of (a) 243,100 shares of common stock and (b) 7,500,000 shares of common stock issued upon the conversion of 150,000 shares of Series B Convertible Preferred Stock.

(4)	Consists of 10,000 shares of common stock. Mr. Platt holds no shares of Series B Convertible Preferred Stock and no convertible promissory notes.

(5)	Consists of 6,450 shares of common stock. Mr. Baumgart holds no shares of Series B Convertible Preferred Stock and no convertible promissory notes.

(6)	Consists of (a) 1,500,000 shares of common stock held directly by Mr. Kundnani, (b) 9,592,200 shares of common stock issued upon the conversion of 191,844 shares of Series B Convertible Preferred Stock held directly by Mr. Kundnani, (c) 300,000 shares of common stock held by APSI Holdings Limited and (d) 90,000,000 shares of common stock issued upon the conversion of 1,800,000 shares of Series B Convertible Preferred Stock held by APSI Holdings Limited. Mr. Kundnani controls APSI Holdings Limited.

(7)	Consists of (a) 2,267,731 shares of common stock and (b) 114,592,200 shares of common stock issued upon the conversion of 2,291,844 shares of Series B Convertible Preferred Stock, in each case held by our directors and executive officers as a group, and includes the securities held by APSI Holdings Limited described in footnote (6).

F-33

NOTE 9. STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

On November 30, 2023, the Company issued 1,800,000 Series B Preferred Stock to Kundnani, valued at $2,538,000, for the purchase of 49.90% of AML and 100% of APL.

On January 4, 2024, the Company issued 150,000 Series B preferred stock to Mitchell M. Eaglstein, CEO and Director, for services valued at $1.41 per share.

On January 4, 2024, the Company issued 150,000 Series B preferred stock to Imran Firoz, CFO and Director, for services valued at $1.41 per share.

On January 4, 2024, the Company issued 50,000 Series B preferred stock to FRH Group for services valued at $1.41 per share.

On January 4, 2024, the Company issued 10,000 Series B preferred stock to William B. Barnett, Esq., for services valued at $1.41 per share.

On January 4, 2024, the Company issued 10,000 Series B preferred stock to Susan E. Eaglstein for services valued at $1.41 per share.

On January 4, 2024, the Company issued 50,000 Series B preferred stock to Gope S. Kundnani for services valued at $1.41 per share.

On January 30, 2024, the Company issued 141,844 Series B preferred stock to Gope S. Kundnani for cash valued at $1.41 per share.

On February 07, 2025, the Company issued 10,000 Series B preferred stock to Nicky G. Kundnani for services valued at $1.41 per share.

Series B Convertible Preferred Stock – Holdings Before and After Conversion

The following table sets forth the shares of Series B Convertible Preferred Stock held by each holder as of June 30, 2026, and the shares of Common Stock issued to each holder upon the conversion of those shares on July 13, 2026 at a conversion rate of fifty (50) shares of Common Stock for each share of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock was not subject to adjustment for the 1-for-100 reverse stock split effective July 10, 2026, and the shares of Common Stock issued on conversion are stated on a post-reverse-stock-split basis. Following the conversion, no shares of Series B Convertible Preferred Stock remain issued or outstanding.

Holder	Series B Preferred Shares Held at June 30, 2026	Common Shares Issued on Conversion, July 13, 2026
APSI Holdings Limited (formerly Alchemy Prime Holdings Limited)	1,800,000	90,000,000
Gope S. Kundnani	191,844	9,592,200
Mitchell M. Eaglstein	150,000	7,500,000
Imran Firoz	150,000	7,500,000
FRH Group Corporation	50,000	2,500,000
William B. Barnett	10,000	500,000
Susan E. Eaglstein	10,000	500,000
Nicky G. Kundnani	10,000	500,000
Total	2,371,844	118,592,200

Cross-Reference to Form 10-K/A

For a complete history of the Company’s authorized share capital, common stock issuances, and preferred stock issuances, refer to Note 9 (Stockholders’ Equity (Deficit)) in the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as most recently amended by Amendment No. 4 on Form 10-K/A filed with the SEC on July 1, 2026.

F-34

NOTE 10. WARRANTS

As of June 30, 2026, and December 31, 2025, the Company had no outstanding warrants. There were no warrant issuances, exercises, or expirations during the three and six months ended June 30, 2026.

NOTE 11. COMPREHENSIVE INCOME

The Company’s other comprehensive income (“OCI”) comprises foreign currency translation adjustments from subsidiaries that do not use the U.S. dollar as their functional currency.

The following tables show the changes in accumulated other comprehensive income (loss) (“AOCI”) by component for the six months ended June 30, 2025, and the six months ended June 30, 2026, respectively:

Accumulated Comprehensive Income:	Cumulative Foreign Currency Translation
Balance as of December 31, 2024	$(72,781)
Other comprehensive income (loss), attributed to ADS	10,996
Other comprehensive income (loss), attributed to AML	352,881
Other comprehensive income (loss), attributed to APL	(12,971)
Other comprehensive income (loss), attributed to ATECH	(13,471)
Total other comprehensive income (loss)	337,435
Balance as of June 30, 2025	$264,654

Accumulated Comprehensive Income:	Cumulative Foreign Currency Translation
Balance as of December 31, 2025	$296,257
Other comprehensive income (loss), attributed to ADS	(22,363)
Other comprehensive income (loss), attributed to AML	(245,462)
Other comprehensive income (loss), attributed to APL	42,723
Other comprehensive income (loss), attributed to ATECH	7,166
Other comprehensive income (loss), attributed to AIL	-
Total other comprehensive income (loss)	(217,936)
Balance as of June 30, 2026	$78,321

No amounts were reclassified out of accumulated other comprehensive income (loss) to net income during the three and six months ended June 30, 2026 or June 30, 2025. Total AOCI rolled forward above was $78,321 at June 30, 2026, which is presented in its entirety as accumulated other comprehensive income (loss) attributable to FDCTech, Inc. on the consolidated balance sheet. The December 31, 2025 balance of $296,257 is presented as accumulated other comprehensive income (loss) on the consolidated balance sheet. Because the undistributed earnings of the Company’s foreign subsidiaries are considered indefinitely reinvested, no deferred tax effect has been recorded on the OCI components presented (ASC 740-30-25-17).

NOTE 12. NONCONTROLLING INTEREST

Basis of presentation. Noncontrolling interest (“NCI”) represents the equity in consolidated subsidiaries that is not attributable, directly or indirectly, to the Company. The Company consolidates entities in which it holds a controlling financial interest and reports the portion of net income (loss), other comprehensive income (loss), and net assets attributable to the minority owners as noncontrolling interest in accordance with ASC 810, Consolidation. NCI is presented within total stockholders’ equity (deficit) on the consolidated balance sheets, separately from the equity attributable to the stockholders of FDCTech, Inc., and net income (loss) and comprehensive income (loss) attributable to NCI are presented separately on the face of the consolidated statements of operations and of comprehensive income (loss). Transactions with noncontrolling interest holders that do not result in a loss of control are accounted for as equity transactions, with no gain or loss recognized in net income; any difference between consideration and the carrying amount of the NCI acquired or relinquished is recognized directly in additional paid-in capital.

Subsidiaries with noncontrolling interests. The Company’s noncontrolling interests consist of the 49% minority interest in AD Advisory Services Pty Ltd. (“ADS”), held since the Company obtained control of ADS, and a 0.1% interest in Alchemy International Ltd. (“AIL”) arising from the Company’s consolidation of AIL effective October 29, 2025. The Company holds a controlling financial interest in each of these subsidiaries and consolidates their results, attributing the proportionate share of their earnings, other comprehensive income (loss), and net assets to the noncontrolling interest holders. No noncontrolling interest is recognized for wholly owned subsidiaries.

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NOTE 12. NONCONTROLLING INTEREST (continued)

Changes in noncontrolling interest. The carrying amount of noncontrolling interest was $40,591 at March 31, 2026. During the three months ended June 30, 2026, the Company attributed net income (loss) of $(34,926) and foreign currency translation attributable to NCI of $(8,459), resulting in a noncontrolling interest balance of $(2,794) at June 30, 2026. The carrying amount of noncontrolling interest was $33,323 at December 31, 2025; during the six months ended June 30, 2026, the Company attributed net income (loss) of $(28,685) and foreign currency translation attributable to NCI of $(7,432), resulting in the same $(2,794) balance at June 30, 2026. For the comparative periods, noncontrolling interest was $14,199 at March 31, 2025 and $16,820 at December 31, 2024, and the Company attributed net income of $12,467 and foreign currency translation of $14,942 for the three months ended June 30, 2025, and net income of $33,777 and foreign currency translation of $(8,989) for the six months ended June 30, 2025, resulting in a balance of $41,608 at June 30, 2025. The noncontrolling interest balances rolled forward above tie to the noncontrolling interest reported within stockholders’ equity (deficit) on the consolidated balance sheets and to the consolidated statements of stockholders’ equity (deficit).

The following table presents the activity in the noncontrolling interest balance for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025
Balance, beginning of period	$40,591	$14,199
Net income (loss) attributable to NCI	(34,926)	12,467
Foreign currency translation — NCI	(8,459)	14,942
Balance, end of period	$(2,794)	$41,608

	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Balance, beginning of period	$33,323	$16,820
Net income (loss) attributable to NCI	(28,685)	33,777
Foreign currency translation — NCI	(7,432)	(8,989)
Balance, end of period	$(2,794)	$41,608

NOTE 13. EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income (loss) attributable to the Company’s common stockholders by the weighted average number of shares of Common Stock outstanding during the period. Diluted earnings per share is computed by dividing the same amount by the weighted average number of shares of Common Stock outstanding plus the dilutive effect of potentially dilutive securities. The weighted average number of shares of Common Stock outstanding, used to compute basic earnings per share, was 4,230,868 for each of the three and six months ended June 30, 2026 and 2025, as retroactively adjusted for the reverse stock split described in Note 1, including fractional shares rounded up to the nearest whole share for each holder of record.

The Company had no options, warrants, restricted stock units, or convertible debt outstanding during the three and six months ended June 30, 2026 or 2025. The Company had 2,371,844 shares of Series B Convertible Preferred Stock outstanding throughout the three and six months ended June 30, 2026, convertible at the option of the holder into shares of Common Stock at the conversion rate stated in the Series B Certificate of Designation of one hundred (100) shares of Common Stock for each share. Applying that stated conversion rate, 237,184,400 potentially dilutive shares of Common Stock were included in the computation of diluted earnings per share for the three and six months ended June 30, 2026, resulting in diluted weighted average shares outstanding of 241,415,268 for each period. The Series B Convertible Preferred Stock carries no cumulative dividend entitlement, and accordingly no adjustment to the numerator was required. The Series B Convertible Preferred Stock was antidilutive for the three and six months ended June 30, 2025, and was therefore excluded from the computation of diluted loss per share for those periods.

The following table reconciles the numerators and denominators used in the computation of basic and diluted earnings per share for the periods presented:

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	(Unaudited)	(Restated, Unaudited)	(Unaudited)	(Restated, Unaudited)
Net income (loss) attributable to FDCTech, Inc. shareholders — numerator	7,710,931	(437,923)	14,578,197	(145,111)
Weighted average shares outstanding — basic denominator	4,230,868	4,230,868	4,230,868	4,230,868
Effect of dilutive Series B Convertible Preferred Stock	237,184,400	-	237,184,400	-
Weighted average shares outstanding — diluted denominator	241,415,268	4,230,868	241,415,268	4,230,868
Earnings (loss) per share — basic	1.82	(0.10)	3.45	(0.03)
Earnings (loss) per share — diluted	0.03	(0.10)	0.06	(0.03)

On July 13, 2026, the Board of Directors approved the conversion of all outstanding shares of Series B Convertible Preferred Stock into 118,592,200 shares of Common Stock at a rate of fifty (50) shares of Common Stock for each share. Because that action occurred after June 30, 2026, it has not been given effect in the diluted computation above. See Note 16.

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NOTE 14. INCOME TAXES

FDCTech, Inc. (the “U.S. Parent”) is a standalone U.S. domestic C-corporation and files its U.S. federal and California state income tax returns separately. The Company’s operating subsidiaries — Alchemy Markets Ltd. (Malta), Alchemy Prime Limited (United Kingdom), AD Advisory Services Pty Ltd. (Australia), Alchemy International Ltd. (Seychelles) and Alchemytech Ltd. (Cyprus) — are separate legal entities that file and pay income tax in their own jurisdictions. The U.S. Parent does not include foreign subsidiary earnings in its U.S. returns, and the undistributed earnings of the foreign subsidiaries continue to be regarded as indefinitely reinvested outside the United States; accordingly, no deferred U.S. federal income tax liability has been recognized in respect of those earnings. The Company accounts for income taxes under ASC 740, Income Taxes, using the asset and liability method, and for interim periods applies the estimated annual effective tax rate to ordinary income in accordance with ASC 740-270.

No provision for income taxes was recorded for the three or six months ended June 30, 2026 or 2025. The U.S. Parent has a history of standalone pre-tax losses and, as disclosed in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2025, carries a full valuation allowance against its net deferred tax assets, together with an accumulated U.S. federal net operating loss carryforward of approximately $1,842,001 at December 31, 2025. Federal net operating losses arising after December 31, 2017, carry forward indefinitely but may offset no more than 80% of taxable income in any year. Management has reassessed the valuation allowance at June 30, 2026 and concluded that a full allowance remains appropriate.

The Company’s operating subsidiaries are separate taxpayers in Malta, the United Kingdom, Australia, Seychelles, Cyprus and the Cayman Islands. As of the date of this Report, the Company had not received complete current and deferred income tax information, computed under local law, from all of its foreign subsidiaries, nor confirmatory advice from local tax advisers regarding the treatment of intercompany balances settled during the quarter and the availability of local loss relief. Based on information presently available, management estimates that the consolidated provision for income taxes for the six months ended June 30, 2026, once determined, will be in the range of approximately $83,000 to $177,000, reflecting current income tax arising principally at the Company’s Maltese subsidiary and an estimated charge at its Cypriot subsidiary, partially offset by the reversal of deferred tax liabilities at the foreign subsidiaries. Management does not presently expect the amount to be material to the Company’s consolidated financial position. In addition, the Company is assessing, with the assistance of its U.S. tax advisers, whether the earnings of its non-U.S. subsidiaries give rise to a current inclusion in the taxable income of FDCTech, Inc. under the U.S. controlled foreign corporation rules. That assessment is not complete, and the Company is unable at this time to estimate the amount of any such inclusion or the related tax, if any. Any amount ultimately determined in respect of the matters described above could differ materially from the estimate above and will be recorded in the period in which it is determined.

The consolidated balance sheet includes a tax receivable of $85,119 at June 30, 2026 (December 31, 2025: $190,346), recoverable by Alchemy Markets Ltd. from the Maltese tax authorities. Malta levies corporate income tax at a standard rate of 35%, subject to a shareholder refund mechanism that generally reduces the effective rate on distributed trading income to approximately 5%; the receivable represents amounts recoverable under that mechanism. The Company also recognized current income tax payable of $170,382 at June 30, 2026 (December 31, 2025: $nil), arising at Alchemy Markets Ltd., and deferred tax liabilities of $191,469 (December 31, 2025: $377,975), which relate to temporary differences arising at the foreign subsidiaries, principally Alchemy Markets Ltd., and are measured using the enacted tax rates of the relevant jurisdictions.

The Company is subject to examination by the U.S. Internal Revenue Service, the California Franchise Tax Board, and the tax authorities of Malta, the United Kingdom, Australia, Seychelles and Cyprus. No income tax examinations were in progress at June 30, 2026, and no change in the Company’s assessment of uncertain tax positions arose during the six months ended June 30, 2026.

NOTE 15. OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements affecting our liquidity, capital resources, market risk support, credit risk support, or other benefits.

NOTE 16. SUBSEQUENT EVENTS

AIL Seller’s Note

The maturity of the $2,000,000 seller’s note obligation for the acquisition of AIL was extended to September 30, 2026.

Restatement and Non-Reliance — Sequence of Related Filings

The determinations and filings described below through June 30, 2026 occurred during the period covered by this Report, are not subsequent events, and are described in Note 2; they are summarized here solely to present the sequence of related filings. The only event described below occurring after June 30, 2026 is the filing of Amendment No. 4 on Form 10-K/A on July 1, 2026. On June 3, 2026, the Board of Directors of the Company, after consultation with management and LAO, concluded — having determined the nature and magnitude of the errors — that the Company’s previously issued unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2026 (as included in the Original Filing), as of and for the three months ended March 31, 2025 (as included in the Quarterly Report on Form 10-Q filed May 13, 2025, as amended by Amendment No. 1 and Amendment No. 2 thereto), as of and for the three and six months ended June 30, 2025, and as of and for the three and nine months ended September 30, 2025, as well as the audited consolidated financial statements as of and for the fiscal year ended December 31, 2024 and the audited consolidated financial statements as of and for the fiscal year ended December 31, 2025 (as included in the Annual Report on Form 10-K filed April 17, 2026, as amended by Amendment No. 1 on Form 10-K/A filed April 22, 2026), should no longer be relied upon. The Company filed a Current Report on Form 8-K under Item 4.02 on June 8, 2026, providing notification of non-reliance and notifying the previously dismissed independent registered public accounting firm of such non-reliance pursuant to Item 4.02(c). On June 8, 2026, the Company filed Amendment No. 2 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Amendment No. 2 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and Amendments to its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, September 30, 2025, and March 31, 2026, in each case to restate the affected financial statements in accordance with ASC 250-10. The Company subsequently filed Amendment No. 3 on Form 10-K/A for the fiscal year ended December 31, 2025 on June 23, 2026 and Amendment No. 4 on Form 10-K/A for the fiscal year ended December 31, 2025 on July 1, 2026, in each case in response to comments received from the staff of the SEC; neither amendment restated the financial statements again.

Reverse Stock Split

On June 29, 2026, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware effecting a one-for-one hundred (1-for-100) reverse stock split of its issued and outstanding shares of Common Stock, with any resulting fractional share rounded up to the nearest whole share for each holder of record. Following announcement by the Financial Industry Regulatory Authority on its Daily List on July 9, 2026, the reverse stock split became effective, and the Company’s Common Stock began trading on a post-split basis at the open of business on July 10, 2026. Because the reverse stock split became effective after June 30, 2026 but before these consolidated financial statements were issued, all share and per-share amounts in these consolidated financial statements and the accompanying notes have been retroactively adjusted to reflect the reverse stock split for all periods presented, in accordance with ASC 260-10-55-12 and SEC Staff Accounting Bulletin Topic 4C. See Note 1.

F-37

Conversion of Series B Convertible Preferred Stock

On July 13, 2026, the Board of Directors, acting by unanimous written consent, approved the conversion of all 2,371,844 outstanding shares of Series B Convertible Preferred Stock into 118,592,200 shares of Common Stock at a rate of fifty (50) shares of Common Stock for each share of Series B Convertible Preferred Stock. The Series B Certificate of Designation states a conversion rate of one hundred (100) shares of Common Stock for each share of Series B Convertible Preferred Stock. The shares of Common Stock were issued to eight holders in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and are restricted securities. Of the 118,592,200 shares of Common Stock issued on conversion, 99,592,200 shares, representing approximately 84.0% of the shares issued on conversion and approximately 81.1% of the Company’s outstanding Common Stock following the conversion, were issued to Mr. Gope S. Kundnani, a Director and the Company’s principal shareholder, and 15,000,000 shares were issued in the aggregate to Mitchell M. Eaglstein, the Company’s Chief Executive Officer and a Director, and Imran Firoz, the Company’s Chief Financial Officer and a Director. The conversion accordingly resulted in a substantial increase in the proportion of the Company’s outstanding Common Stock held by related parties. Prior to the conversion, Mr. Kundnani held a majority of the voting power of the Company’s outstanding capital stock through his holdings of Common Stock and Series A Preferred Stock, the latter of which carries fifty (50) votes per share. Accordingly, while the conversion increased Mr. Kundnani’s proportionate economic interest in the Company’s Common Stock, it did not result in a change of control of the Company. Following the conversion, no shares of Series B Convertible Preferred Stock remain issued or outstanding, and 4,500,000 shares of Series A Preferred Stock remain issued and outstanding. Because the conversion occurred after June 30, 2026, it is a non-recognized subsequent event under ASC 855-10 and no retroactive effect has been given to it; the consolidated balance sheet at June 30, 2026, continues to reflect 2,371,844 shares of Series B Convertible Preferred Stock outstanding.

Capital Structure

Subsequent to June 30, 2026, in connection with a review of the Company’s capital structure, the Company determined that certain amendments approved by written consent of the holders of a majority of the Company’s voting stock on September 4, 2025 had not been filed with the Secretary of State of the State of Delaware. On August 17, 2026, the Company submitted for filing a Certificate of Amendment to its Certificate of Incorporation increasing the authorized shares of preferred stock from 10,000,000 to 15,000,000, and certificates of amendment to the Certificates of Designation of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock. These amendments are not effective until accepted by the Secretary of State and, accordingly, are not reflected in the accompanying condensed consolidated financial statements as of June 30, 2026. The Company will file a Current Report on Form 8-K upon acceptance.

Term Sheet for the Acquisition of Larstal Limited

On August 3, 2026, the Company entered into a non-binding term sheet to acquire the entire issued share capital of Larstal Limited, a United Kingdom company authorized by the Financial Conduct Authority, and its Danish subsidiary, for aggregate consideration of $2,350,000. Completion is subject to execution of a definitive share purchase agreement and to regulatory approvals in the United Kingdom and Denmark. Certain deposit and interim payments totaling up to $2,350,000 in the aggregate become non-refundable as paid, other than in the event the Company’s due diligence identifies an undisclosed material default. The term sheet is not binding, and there can be no assurance that a definitive agreement will be executed or that the acquisition will be completed. No amounts have been recognized in these consolidated financial statements in respect of the proposed acquisition.

ATECH Office Sublease Renewal

On July 30, 2026, T.I.C.G. Integrated Solutions Ltd. (“ATECH”) and Aldeon Property Partners Ltd. executed a First Addendum to the sublease for the Limassol, Cyprus office premises, exercising the first renewal option and extending the term for a further two-year period commencing November 1, 2026 and expiring October 31, 2028. Monthly rent remains €8,000 plus VAT, with aggregate rent for the renewal period of €192,000 plus VAT. Because the renewal was executed after June 30, 2026, it is a non-recognized subsequent event under ASC 855-10, and no right-of-use asset or lease liability has been recognized in respect of the renewal term at June 30, 2026.

Share Purchase Agreement for the Acquisition of The Millionaire’s Club Ltd

On August 7, 2026, the Company entered into a Share Purchase Agreement with TMC Holdings Ltd, a company registered in Malta (the “Seller”), to acquire one hundred percent (100%) of the issued and outstanding share capital of The Millionaire’s Club Ltd, a limited liability company registered in Malta that holds Type 1, Type 2 and Type 3 business-to-consumer gaming licenses issued by the Malta Gaming Authority (the “MGA”). The Share Purchase Agreement supersedes the non-binding letter of intent entered into between the parties on February 11, 2026, other than the confidentiality provisions thereof.

The aggregate purchase price is €150,000, consisting of a non-refundable deposit of €85,000 that was paid to an escrow agent in connection with the execution of the letter of intent and a non-refundable balance of €65,000 payable to the escrow agent at closing. As a condition precedent to closing, the Seller and its ultimate beneficial owner are required to deliver irrevocable waiver declarations extinguishing shareholder liabilities of the acquired company aggregating €821,098 and contributing such amounts to a capital reserve of the acquired company. Closing is deemed to occur upon submission of the duly executed share transfer documentation to the Malta Business Registry, on a date to be agreed between the parties. The Company is responsible for obtaining the MGA’s approval of the change of ownership following closing, and is required to provide working capital or credit lines to the acquired company as reasonably necessary to finance its ongoing operations. The Seller’s aggregate indemnification liability under the Share Purchase Agreement is limited to one hundred percent (100%) of the purchase price, subject to a €5,000 basket.

Because the Share Purchase Agreement was executed after June 30, 2026 and the closing had not occurred as of the date of issuance of this Report, the transaction is a non-recognized subsequent event under ASC 855-10. Accordingly, no acquisition accounting has been applied, no purchase price allocation has been performed, and the financial position and results of operations of The Millionaire’s Club Ltd are not included in these condensed consolidated financial statements. There can be no assurance that the conditions to closing will be satisfied or that the acquisition will be completed.

The Company has evaluated all other events occurring after June 30, 2026, through the date of issuance of this Report and has concluded that no other material subsequent events have occurred that would require disclosure or adjustment to these condensed consolidated financial statements.

F-38

FDCTECH, INC.

Index to Consolidated Financial Statements

Pages

Report of Independent Registered Public Accounting Firm (PCAOB: ID 7057)	F-40

Consolidated Balance Sheets as of December 31, 2025 (Audited, Restated), and December 31, 2024 (Audited, Restated	F-42

Consolidated Statements of Operations for the fiscal year ended December 31, 2025 (Audited, Restated), and December 31, 2024 (Audited, Restated)	F-43

Consolidated Statements of Stockholders’ Equity (Deficit) for the Years Ended December 31, 2025 (Audited, Restated) and December 31, 2024 (Audited, Restated)	F-44

Consolidated Statements of Cash Flows for the fiscal year ended December 31, 2025 (Audited, Restated), and December 31, 2024(Audited, Restated)	F-45

Notes to the Consolidated Financial Statements	F-46

F-39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of FDCTech Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of FDCTech Inc. (the ‘Company’) as of December 31, 2025, and 2024, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the period ended December 31, 2025, and 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2025, and 2024, and the results of its operations and its cash flows for each of the periods ended December 31, 2025, and 2024, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Previously Issued Financial Statement

As discussed in Note 4 to the financial statements, the 2025 and 2024 financial statements have been restated to correct some misstatements and reclassifications. The correction of the misstatements affected the Cash and cash equivalents, subscription receivables, related party receivables, client funds, and equity line item in the balance sheet of the previously issued financial statements filed on April 14, 2025.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involve our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole, and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Testing of Revenue

As discussed in Note 2 of the financial statements, 3 (three) of the company’s subsidiaries offer trading services and solutions, specializing in OTC and exchange-traded markets in Europe; this accounted for 67% of the total revenue, and it was generated from Commission, Swap, profit from trading, and net floating profit. The Company operates its brokerage business in two segments: retail and institutional (“clients” or “customers”). Through its retail and institutional segment, the Company provides its customers (individuals) around the world with access to a diverse range of global financial markets, including spot forex, precious metals, spread bets, and contracts for difference (“CFDs”) on currencies, commodities, indices, individual equities, cryptocurrencies, bonds, and interest rate products, as well as OTC options.

We identified the sufficiency of audit evidence over the streams of revenue as a critical audit matter due to the fact that the evaluation of the sufficiency of audit evidence required subjective auditor judgment because of the large volume of data and the information technology (IT) applications utilized in the revenue recognition process in capturing the revenue data.

How We Addressed the Matter in Our Audit

●	Evaluated the design and tested the operating effectiveness of certain internal controls related to the processing and recording of revenue, including general IT controls and IT application controls.
●	Involved IT professionals with specialized skills and knowledge who assisted in the identification and testing of certain IT systems, including the design of audit procedures, used by the Company for the processing and recording of revenue.
●	Recalculated the recorded revenue for a sample of transactions by comparing the amounts recognized for consistency with the Company’s accounting policies and underlying documentation, including contracts with customers and other relevant and reliable third-party data.
●	Confirmed key contract terms with clients for a selection of contracts.
●	We challenged the management about the data integrity and performed a walk-through of the trading platform.
●	We evaluated the sufficiency of the audit evidence obtained by assessing the results of the procedures performed over revenue.

Related party balances and transactions

As disclosed in Note 7 of the financial statements, under Post-Acquisition Related Party Balances. AIL carried a related party advances of $37,579,900 due from Alchemy Capital Markets Ltd and Related Party payable of $25,512,642 due to Alchemy DMCC, a related party affiliate, included within the Related Party line on the consolidated balance sheet. This balance reflects trading activity and liquidity arrangements conducted by AIL in the ordinary course of its operations as a securities dealer. The Company has entered into a number of transactions with these related parties in the form of loans and advances.

The reasons we determined this as a critical audit matter were related to (i) the amounts are material to the financial statement; (ii) Auditor judgment was involved in assessing the sufficiency of the procedures performed to identify related parties and related party transactions of the Company.

F-40

How the Critical Audit Matter Was Addressed in the Audit

We performed the following procedures to evaluate the identification of the related party transactions by the Companies:

●	Conducted background checks and reviewed other public research sources for information related to transactions between the Company and its related parties.
●	Obtained agreements between the Company and related parties and reviewed for proper accounting and disclosures
●	Obtained confirmations from the related parties for the account balances.
●	Reviewed transaction details as posted to the accounting software from the bank statement and the Company’s trading platform.

Client Funds and clients’ funds obligations

As disclosed in Note 11, the Company is required to segregate client funds. Client money is held in segregated accounts and is not available for general corporate use. The difference between client money assets and liabilities represents client funds held with trading counterparties (liquidity providers) and amounts in transit.

We identified the evaluation of the sufficiency of audit evidence over client funds as a critical audit matter due to the fact that it required the auditor’s judgment to determine the outstanding balances, as the transactions were volatile and subject to exchange rate fluctuations.

How the Critical Audit Matter Was Addressed in the Audit

●	We evaluated the design and tested the operating effectiveness of certain internal controls related to the client funds and client funds obligations process.
●	We involved IT professionals with specialized skills and knowledge, who assisted in the identification and testing of general IT controls and process-level IT risks, and confirmed the data integrity of the documents provided.
●	Reviewed the data from the trading platform to confirm that intercompany balances were eliminated
●	We obtained confirmation from the clients.
●	Reviewed transaction details as posted to the accounting software from the bank statement and trading activities

/S/ Lateef wojobi

LAO PROFESSIONALS

(PCAOB ID 7057)

(Chartered Accountants)

Lagos, Nigeria

We have served as the Company’s auditor since 2025.

June 30, 2026

F-41

FDCTECH, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2025 (Restated)	December 31, 2024 (Restated)
Assets
Current assets:
Cash and cash equivalents	$11,855,861	$13,850,168
Restricted cash — client funds (segregated)	5,813,888	11,526,789
Accounts receivable, net of allowance for doubtful accounts of $22,382 and $22,382, respectively	188,415	25,000
Prepaid expenses – current	353,089	156,335
Related party receivable	40,090,051	1,682,450
Total Current Assets	58,301,304	27,240,742
Fixed assets, net	199,058	185,195
Other Non-Current Assets
Capitalized software, net	1,480,246	1,163,309
Investment through subsidiary	36,062	36,062
Accrued income	279,889	2,073,193
Acquired intangible assets	1,326,062	1,317,108
Prepaid	244,008	-
Tax receivable	190,346	167,907
Fair value of trading positions for the firm, profit	1,183,873	607,157
Right of use (lease)	811,038	978,254
Total assets	$64,051,886	$33,768,927
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$166,212	$229,316
Line of credit	111,352	115,337
Accrued expenses, related party	532,287	519,500
Business acquisition loan	2,350,000	350,000
Cares act- paycheck protection program advance	-	5,661
Related party advances	29,197,470	7,992,840
Client funds payable	5,813,888	11,526,789
Operating lease liability, current	165,692	181,580
Other current liabilities	2,132,993	5,328,110
Total Current liabilities	40,469,894	26,249,133
Deferred tax liabilities	377,975	333,418
SBA loan – non-current	105,678	114,184
Operating lease liability, non-current	364,655	530,348
Accrued interest – non-current	42,396	70,493
Total liabilities	41,360,598	27,297,576
Commitments and Contingencies (Note 10)	-	-
Stockholders’ Deficit:
Series A Preferred stock, par value $0.0001, 10,000,000 shares authorized, 4,500,000 and 4,500,000 issued and outstanding, as of December 31, 2025 and December 31, 2024	450	450
Series B Preferred Stock, par value $0.0001, 3,000,000 shares authorized, 2,371,844 and 2,361,844 issued and outstanding, as of December 31, 2025, and December 31, 2024	237	236
Common stock, par value $0.0001, 750,000,000 shares authorized; 423,084,729 and 391,084,729 shares issued and outstanding, as of December 31, 2025, and December 31, 2024	42,308	39,108
Additional paid-in capital, Common Series A, Series B	26,917,226	16,883,620
Subscription receivable	(8,000,000)	(8,000,000)
Accumulated other comprehensive income	296,257	(72,781)
Accumulated deficit	3,401,487	(2,396,102)
Total FDCTech, Inc. stockholders’ equity (deficit)	22,657,965	6,454,531
Noncontrolling interest	33,323	16,820
Total Stockholders’ Equity	22,691,288	6,471,351
Total liabilities and stockholders’ equity (deficit)	$64,051,886	$33,768,927

See accompanying notes to the financial statements.

F-42

FDCTECH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	December 31, 2025 (Restated)	December 31, 2024 (Restated)
Revenues
Technology & software	5,099,187	1,642,130
Wealth management	6,430,897	6,498,404
Investment and Brokerage	23,429,315	18,803,184
Total revenue	$34,959,399	$26,943,718
Cost of sales
Technology & software	-	173,708
Wealth management	5,755,675	5,925,652
Investment and Brokerage	10,059,683	8,802,990
Total cost of sales	15,815,358	14,902,350
Gross Profit	$19,144,041	12,041,368
Operating expenses:
General and administrative	11,561,028	11,023,841
Sales and marketing	1,336,685	1,466,616
Depreciation	178,754	186,350
Total operating expenses	13,076,467	12,676,807
Operating income (loss)	6,067,574	(635,439)
Other income (expense):
Other interest income (expense)	(106,089)	(638,483)
Other income (expense)	(132,507)	1,510,508
Total other income (expense)	(238,596)	872,025
Income (loss) before provision for income taxes	5,828,978	236,586
Provision for income taxes		-
Net income (loss)	$5,828,978	$236,586
Less: Net income (loss) attributable to noncontrolling interest	31,389	(10,958)
Net income (loss) attributable to FDCTech’s shareholders	5,797,589	247,544
Net income (loss) per common share, basic and diluted	$0.01	$0.00
Weighted average number of common shares outstanding, basic and diluted	423,084,729	390,377,880
Other comprehensive income (loss):
Change in foreign currency translation	$369,038	$(298,009)
Total comprehensive income (loss)	6,198,016	(61,423)
Comprehensive income (loss) attributable to noncontrolling interests	39,812	43
Comprehensive income (loss) attributable to FDCTech stockholders	$6,158,204	$(61,466)

See accompanying notes to the financial statements.

F-43

FDCTECH, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

						Accumulated
					Additional	other				Total
	Preferred stock		Common stock		Paid-in	comprehensive	Subscription	Noncontrolling	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	income (loss)	Receivable	interest	Deficit	Deficit
Fiscal year ended December 31, 2024 (Restated)
Balance, December 31, 2023	8,300,000	$830	388,584,729	$38,858	$15,389,569	$225,228	$-	$38,939	$(2,643,647)	$13,049,777
Series A Preferred canceled	(2,000,000)	(200)	-	-	-	-	-	-	-	(200)
Series B issuances at $1.41 per share	561,844	56	-	-	792,144	-	-	-	-	792,200
Common stock issued for adjustment	-	-	500,000	50	54,700	-	-	-	-	54,750
Stock subscription reclassification	-	-	-	-	(200,000)	-	(8,000,000)	-	-	(8,200,000)
Common stock issued for cash valued at $0.0144	-	-	2,000,000	200	19,800	-	-	-	-	20,000
Increase in APIC due to shares issued at a discount	-	-	-	-	8,900	-	-	-	-	8,900
Change in APIC due to common control	-	-	-	-	818,507	-	-	-	-	818,507
FX gain (loss)	-	-	-	-	-	(298,009)	-	-	-	(298,009)
Rounding error adjustments	-	-	-	-	-	-	-		1	1
Net income (loss) attributable to noncontrolling interest	-	-	-	-	-	-	-	10,958	-	10,958
Foreign currency translation — noncontrolling interest	-	-	-	-	-	-	-	(33,077)	-	(33,077)
Net income (loss) attributable to FDCTech shareholders	-	-	-	-	-	-	-	-	247,544	247,544
Balance, December 31, 2024 (Restated)	6,861,844	$686	391,084,729	$39,108	$16,883,620	$(72,781)	$(8,000,000)	$16,820	$(2,396,102)	$6,471,351

Fiscal year ended December 31, 2025 (Restated)
Balance, December 31, 2024 (Restated)	6,861,844	$686	391,084,729	$39,108	$16,883,620	$(72,781)	$(8,000,000)	$16,820	$(2,396,102)	$6,471,351
Common stock issued for services	-	-	32,000,000	3,200	32,000	-	-	-	-	35,200
Series B issuances at $1.41 per share	10,000	1	-	-	14,099	-	-	-	-	14,100
Acquisition of Alchemy International Limited (AIL)	-	-	-	-	8,933,118	-	-	-	-	8,933,118
Change in APIC due to common control	-	-	-	-	1,054,389	-	-	-	-	1,054,389
FX gain (loss)	-	-	-	-	-	369,038	-	-	-	369,038
Net income (loss) attributable to noncontrolling interest								31,389	-	31,389
Foreign currency translation — noncontrolling interest	-	-	-	-	-	-	-	(14,886)		(14,886)
Net income (loss) attributable to FDCTech shareholders	-	-	-	-	-	-	-	-	5,797,589	5,797,589
Balance, December 31, 2025 (Restated)	6,871,844	$687	423,084,729	$42,308	$26,917,226	$296,257	$(8,000,000)	$33,323	$3,401,487	$22,691,288

See accompanying notes to the financial statements

F-44

FDCTECH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31, 2025 (Restated)	December 31, 2024 (Restated)
Net income (loss)	$5,828,978	$236,586
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	178,754	186,350
Common stock issued for services	35,200	54,750
Series B stock issued for services	14,100	792,200
Accounts receivable allowance	-	22,382
Fixed assets, net	(192,617)	(207,973)
Acquired intangible assets	(8,954)	(11,615)
Change in assets and liabilities:
Gross accounts receivable	(163,415)	981,618
Prepaid	(440,762)	246,856
Related party receivable	(38,407,601)	(1,682,450)
Accounts payable	(63,104)	49,337
Other current liabilities	(3,195,117)	4,557,126
Accrued interest	(28,097)	37,431
Client funds payable	(5,712,901)	(18,693,481)
Fair value of trading position, net	(576,716)	268,101
Operating lease	(181,581)	672,245
Deferred taxes	44,557	(513,163)
Related party guarantee	-	1,353,170
Tax receivable	(22,439)	9,299
Accrued income	1,793,304	(1,037,574)
Right of use of assets (lease)	167,216	(938,571)
Accrued expenses, related party	12,787	(15,000)
Net cash provided by (used in) operating activities	$(40,918,408)	$(13,632,376)
Investing Activities:
Capitalized software	(316,937)	(75,766)
Business acquisition seller’s note	2,000,000	-
Acquisition of Alchemy International Limited	8,933,118
Changes in paid-in capital, common control	1,054,389	818,507
Net cash provided by (used in) investing activities	$11,670,570	$742,741
Financing Activities:
Borrowing from (payments to) line of credit	(3,985)	54,595
Net proceeds from CARES Act - paycheck protection program	(5,661)	(14,991)
Net proceeds from SBA loan	(8,506)	(8,505)
Related party advances	21,204,630	7,199,501
Common stock issued for cash	-	20,000
Common stock issued for financing cost	-	8,900
Series A for cash and cancelation	-	(200)
Changes in NCI	16,503	(22,118)
Noncontrolling interest income	(31,389)	10,958
Net cash provided by (used in) financing activities	$21,171,592	$7,248,140
Effect of exchange rates	369,038	(298,009)
Net increase (decrease) in cash	(7,707,208)	(5,939,504)
Cash, cash equivalents, and restricted cash at beginning of the period	25,376,957	31,316,461
Cash, cash equivalents, and restricted cash at end of the period	$17,669,749	$25,376,957
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-
Non - cash investing and financing activities:
	$-	-

See accompanying notes to the financial statements.

F-45

FDCTECH, INC. – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS

Organization and General

FDCTech, Inc. (“FDCTech,” “the Company,” “we,” “us,” or “our”) is a financial technology company incorporated in the State of Delaware, United States of America, and is publicly traded on the OTC markets under the ticker symbol OTC: FDCT. The Company is a fully reporting public company subject to the reporting obligations of the Securities Exchange Act of 1934, as amended.

The Company was founded in January 2016 as a back-office technology solution provider to the over-the-counter (“OTC”) brokerage and financial services industries. Through a series of strategic acquisitions, the Company has evolved into a diversified global financial technology platform. These acquisitions include AD Advisory Services Pty Ltd. (2021), Alchemy Markets Ltd. (2022–2023), Alchemy Prime Limited (2023), and Alchemy International Ltd. (2025), collectively expanding the Company’s operational footprint across Australia, Malta, the United Kingdom, Cyprus, Seychelles, and Mauritius.

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries (collectively, the “Company”) for the year ended December 31, 2025. All intercompany balances and transactions have been eliminated in consolidation.

Corporate Structure and Subsidiaries

FDCTech, Inc. serves as the parent holding company. The following table presents the Company’s consolidated subsidiaries as of December 31, 2025:

Subsidiary	Ownership	Jurisdiction	Primary Business	Markets Served	Technology
AD Advisory Services Pty Ltd. (ADS)	51.00%	Australia	Wealth Management	Australia	Third-party software
Alchemy Markets Ltd. (AML)	100.00%	Malta	FX, CFDs, Stocks, Bonds	Europe (excl. UK)	Condor Trading & Third-party
Alchemy Prime Ltd. (APL)	100.00%	United Kingdom	FX, CFDs	United Kingdom	Condor Trading & Third-party
Alchemytech Ltd. (ATECH)	100.00%	Cyprus	Technology Services	Europe	Condor Trading
Alchemy International Ltd. (AIL)	99.90%	Seychelles	FX, CFDs	Asia	Condor Trading & Third-party
Xoala Asia (XOA)	100.00%	Mauritius	Payment Intermediary Services	Asia	Third-party
Prime Intermarket Group Eurasia (PIG)	100.00%	Mauritius	FX, CFDs	Asia	Condor Trading & Third-party

The Company consolidates all subsidiaries in which it holds a controlling financial interest. AD Advisory Services Pty Ltd. (ADS) is consolidated as a majority-owned subsidiary (51.00% ownership), with the remaining 49.00% recognized as a noncontrolling interest in the consolidated balance sheet and statements of operations. All other subsidiaries are wholly owned (100%) and fully consolidated, except for AIL, where the Company owns 99.90%.

F-46

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Nature of Operations

The Company operates through four complementary business segments, as follows:

(a) Margin Brokerage

Through Alchemy Markets Ltd. (Malta, regulated by the Malta Financial Services Authority (“MFSA”)), Alchemy Prime Limited (United Kingdom, regulated by the Financial Conduct Authority (“FCA”)), and Alchemy International Ltd. (Seychelles, regulated by the Financial Services Authority (“FSA”)), the Company provides multi-asset online trading services—including foreign exchange (“FX”), contracts for difference (“CFDs”), equities, commodities, and digital assets—to retail and institutional clients globally.

(b) Wealth Management

Through AD Advisory Services Pty Ltd. (Australia, regulated by the Australian Securities and Investments Commission (“ASIC”)), the Company operates a wealth management business with 28 financial advisors collectively managing and advising on approximately $530 million in funds under advice as of December 31, 2025. This segment provides licensing solutions and financial planning services to independent financial advisors operating under the Company’s Australian Financial Services license.

(c) Technology and Software Development

Through FDCTech, Inc. and Alchemytech Ltd. (Cyprus), the Company develops, licenses, and supports its proprietary Condor Trading Technology suite, which includes the Condor Pro Multi-Asset Trading Platform and the Condor Risk Management back-office system. This technology supports multi-asset trading, risk management, and pricing across FX, equities, commodities, and digital assets and is utilized both internally across the Company’s brokerage subsidiaries and licensed to third-party brokerage firms.

(d) Payment Intermediary Services

Through Xoala Asia (Mauritius, licensed by the Financial Services Commission (“FSC”)), the Company is developing a payment gateway, merchant acquiring, and cross-border payment capabilities to complement its brokerage and wealth management operations. At December 31, 2025, this segment remains in the early stages of development and has not yet generated material revenue.

Regulatory Environment

The Company’s brokerage and wealth management subsidiaries operate under licenses and regulatory oversight from multiple international financial regulatory authorities, including the MFSA (Malta), FCA (United Kingdom), FSA (Seychelles), ASIC (Australia), and FSC (Mauritius). The Company is required to maintain minimum regulatory capital levels and comply with ongoing reporting, conduct-of-business, and anti-money-laundering obligations in each of its operating jurisdictions. Regulatory compliance and capital adequacy are monitored by management on an ongoing basis.

Going Concern Consideration

These consolidated financial statements have been prepared on a going concern basis, which assumes the Company will continue its operations for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. Management has evaluated the Company’s ability to continue as a going concern in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 205-40, Presentation of Financial Statements—Going Concern. The Company’s assessment of going concern, including any identified conditions or events that may raise substantial doubt, and management’s plans to mitigate such conditions, are further described in Note 2.

Fiscal Year

The Company’s fiscal year ends on December 31. The consolidated financial statements presented herein are for the year ended December 31, 2025.

Board of Directors

At present, the Company has four members of the Board of Directors. Mitchell M. Eaglstein is the acting Chairman of the Company. Mitchell M. Eaglstein and Imran Firoz are the company’s executive directors and officers. Gope S. Kundnani is considered an executive director by owning at least 10% of the Company’s stock. Jonathan Baumgart is an independent director under NYSE and NASDAQ listing standards.

Mitchell M. Eaglstein and Imran Firoz have been Executive Directors of the Company since January 21, 2016.

On June 15, 2021, the Company appointed Jonathan Baumgart as the Director of the Company.

On September 30, 2022, the Company appointed Gope S. Kundnani as the Director of the Company.

F-47

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of FDCTech, Inc. and its wholly owned subsidiary. We have eliminated all intercompany balances and transactions. The Company has prepared the consolidated financial statements consistent with the Company’s accounting policies in its financial statements. The Company has measured and presented the Company’s consolidated financial statements in US Dollars, which is the currency of the primary economic environment in which the Company operates (also known as its functional currency).

Consolidated Financial Statement Preparation and Use of Estimates

The Company prepared the consolidated financial statements according to accounting principles generally accepted in the United States of America (“GAAP”). The preparation of the consolidated financial statements in conformity with GAAP requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the periods presented. Estimates include revenue recognition, the allowance for doubtful accounts, website and internal-use software development costs, recoverability of intangible assets with finite lives, and other long-lived assets. Actual results could materially differ from these estimates.

Defined Terms

In these consolidated financial statements and the related notes, the terms “Restricted cash — client funds (segregated),” “client funds,” and “client money” are used interchangeably to refer to amounts held by the Company’s regulated brokerage subsidiaries on behalf of clients in segregated accounts pursuant to applicable regulatory requirements, presented on the consolidated balance sheets as a separately captioned restricted cash line item with an equal and offsetting client funds payable liability.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, bank deposits, and other short-term, highly liquid investments with three months or less of original maturities. The Company maintains its cash balances at multiple financial institutions, both domestic and foreign. For US financial institutions, the balances do not exceed Federal Deposit Insurance Corporation (FDIC) limits as of December 31, 2024. However, at December 31, 2025, the majority of the cash balance was held with non-FDIC financial institutions in Malta, the UK, and other countries. On December 31, 2025, and 2024, the Company had $11,855,861 and $13,850,168 cash and cash equivalents held at the financial institution.

Common-Control Transactions and Statement of Cash Flows Classification

The Company accounts for business combinations between entities under common control in accordance with ASC 805-50, recognizing the assets and liabilities of the acquired entity at their carrying amounts as of the transaction date, with any difference between the consideration transferred and the carrying value of net assets received recognized as an adjustment to additional paid-in capital. For purposes of the consolidated statements of cash flows, cash consideration paid in common-control acquisitions of businesses is classified as an investing activity, consistent with ASC 230-10-45-13(c), which characterizes payments to acquire equity instruments of, or interests in, other entities as investing activities. The Company applies this classification consistently to all common-control business acquisitions across the periods presented.

Accounts Receivable

In some cases, the customer receivables are due immediately on demand; however, in most cases, the Company offers net 30 terms or n/30, where the payment is due in full 30 days after the invoice’s date. The Company has based the allowance for doubtful accounts on its assessment of the collectability of customer accounts. The Company regularly reviews the allowance by considering historical experience, credit quality, the accounts receivable balances’ age, and economic conditions that may affect a customer’s ability to pay and expected default frequency rates. Trade receivables are written off at the point when they are considered uncollectible.

Sales, Marketing, and Advertising

The Company recognizes sales, marketing, and advertising expenses when incurred.

The Company incurred $1,336,685 and $1,466,616 in sales, marketing, and advertising costs (“sales and marketing”) for the fiscal year ended December 31, 2025, and 2024, respectively. The sales and marketing costs are mainly due to expenses related to investment and brokerage business. The sales, marketing, and advertising expenses represented 3.82% and 5.44% of the sales for the fiscal year ended December 31, 2025, and 2024, respectively.

F-48

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

On January 1, 2019, the Company adopted ASU 2014-09 Revenue from Contracts with Customers. Most of the Company’s revenues come from two contracts – IT support and maintenance (‘IT Agreement’) and software development (‘Second Amendment’) that fall within the scope of ASC 606.

The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services as per the contract with the customer. As a result, the Company accounts for revenue contracts with customers by applying the requirements of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (Topic 606), which includes the following steps:

●	Identify the contract or contracts and subsequent amendments with the customer.
●	Identify all the performance obligations in the contract and subsequent amendments.
●	Determine the transaction price for completing performance obligations.
●	Allocate the transaction price to the performance obligations in the contract.
●	Recognize the revenue when, or as, the Company satisfies a performance obligation.

The Company adopted ASC 606 using the modified retrospective method applied to all contracts not completed as of January 1, 2019. The Company presents results for reporting periods beginning after January 1, 2019, under ASC 606, while prior period amounts are reported following legacy GAAP. In addition to the above guidelines, the Company also considers implementing guidance on warranties, customer options, licensing, and other topics. The Company considers revenue collectability, methods for measuring progress toward the complete satisfaction of a performance obligation, warranties, customer options for additional goods or services, nonrefundable upfront fees, licensing, customer acceptance, and other relevant categories.

The Company accounts for a contract when it and the customer (parties) have approved the agreement and are committed to fulfilling their obligations. Each party can identify its rights, obligations, and payment terms; the contract has commercial substance. The Company will probably collect all of the consideration. Revenue is recognized when performance obligations are satisfied by transferring control of the promised service to a customer. The Company fixes the transaction price for goods and services at contract inception. The Company’s standard payment terms are generally net 30 days and, in some cases, due upon receipt of the invoice.

The Company considers the change in scope, price, or both as contract modifications. The parties describe contract modification as a change order, a variation, or an amendment. A contract modification exists when the parties approve a modification that either creates new or changes existing enforceable rights and obligations. The Company assumed a contract modification by oral agreement or implied by the customer’s customary business practice when agreed in writing. If the parties to the contract have not approved a contract modification, the Company continues to apply the existing contract’s guidance until the contract modification is approved. The Company recognizes contract modification in various forms –partial termination, an extension of the contract term with a corresponding price increase, adding new goods or services to the contract, with or without a corresponding price change, and reducing the contract price without a change in goods/services promised.

At contract inception, the Company assesses the solutions or services, or bundles of solutions and services, obligated in the contract with a customer to identify each performance obligation within the contract and then evaluate whether the performance obligations are capable of being distinct and distinct within the context of the agreement. Solutions and services incapable of being distinct and distinct within the contract context are combined and treated as a single performance obligation in determining the allocation and recognition of revenue. For multi-element transactions, the Company allocates the transaction price to each performance obligation on a relative stand-alone selling price basis. The Company determines the stand-alone selling price for each item at the transaction’s inception, involving these multiple elements.

Since January 21, 2016 (Inception), the Company has derived its revenues mainly from consulting services, technology solutions, and customized software development. The Company recognizes revenue when it has satisfied a performance obligation by transferring control over a product or delivering a service to a customer. We measure revenue based on the considerations outlined in an arrangement or contract with a customer.

F-49

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company’s typical performance obligations include the following:

Performance Obligation	Types of Deliverables	When Performance Obligation is Typically Satisfied
Consulting Services	Consulting related to Start-Your-Own-Brokerage (“SYOB”), Start-Your-Own-Prime Brokerage (“SYOPB”), FX/OTC liquidity solutions, and lead generations.	The Company recognizes the consulting revenues when the customer receives services over the contract length. If the customer pays the Company in advance for these services, the Company records such payment as deferred revenue until the Company completes the services.

Technology Services	Licensing of Condor Risk Management Back Office (“Condor Risk Management”), Condor FX Pro Trading Terminal, Condor Pricing Engine, Digital Assets Platform (“Digital Assets Web Trader Platform”), and other digital assets-related solutions.	The Company recognizes ratably over the contractual period that the services are delivered, beginning on the date such service is made available to the customer. Licensing agreements are typically one year in length with an option to cancel by giving notice; customers have the right to terminate their agreements if the Company materially breaches its obligations under the agreement. Licensing agreements do not provide customers with the right to take possession of the software. The Company charges the customers a set-up fee for installing the platform, and implementation activities are insignificant and not subject to a separate fee.

Software Development	Design and build development software projects for customers, where the Company develops the project to meet the design criteria and performance requirements as specified in the contract.	The Company recognizes the software development revenues when the Customer obtains control of the deliverables as stated in the Statement-of-Work contract.

The Company assumes that the goods or services promised in the existing contract will be transferred to the customer to determine the transaction price. The Company believes that the contract will not be canceled, renewed, or modified; therefore, the transaction price includes only those amounts to which the Company has rights under the present contract. For example, if the Company enters a contract with a customer with an original term of one year and expects the customer to renew it for a second year, the Company will determine the transaction price based on the initial one-year period. When choosing the transaction price, the company first identifies the fixed consideration, including non-refundable upfront payment amounts.

To allocate the transaction price, the Company gives the amount that best represents the consideration that the entity expects to receive for transferring each promised good or service to the customer. The Company allocates the transaction price to each performance obligation identified in the contract on a relatively standalone selling price basis to meet the allocation objective. In determining the standalone selling price, the Company uses the best evidence of the stand-alone selling price that the Company charges to similar customers in similar circumstances. The Company sometimes uses the adjusted market assessment approach to determine the standalone selling price. It evaluates the market in which it sells the goods or services and estimates the price that customers in that market would pay for those goods or services when sold separately.

The Company recognizes revenue when or as it transfers the promised goods or services into the contract. The Company considers the “transfers” of the promised goods or services when the customer obtains control of the goods or services. The Company believes a customer “obtains control” of an asset when it can directly use and substantially obtain all the remaining benefits from an asset. The Company recognizes deferred revenue related to services it will deliver within one year as a current liability. The Company presents deferred revenue related to services that the Company will provide more than one year into the future as a non-current liability.

According to the contract’s terms and conditions, the Company invoices the customer at the beginning of the month for the month’s services. The invoice amount is due upon receipt. The Company recognizes the revenue at the end of each month as equal to the invoice amount.

F-50

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Wealth Management

AD Advisory Services Pty (ADS), the Company’s wealth management revenue, primarily consists of advisory revenue, commission revenue from insurance products, fees to prepare the statement of advice, rebalancing portfolio, and other financial planning activities. ADS is authorized and regulated by the Australian Securities & Investments Commission (ASIC) to conduct licensing activities in Australia.

ASC 606 establishes a five-step model for revenue recognition aimed at enhancing comparability and transparency across entities, industries, and capital markets. The Company only recognizes revenue that reflects the transfer of promised goods or services to customers in exchange for the consideration to which the entity expects to be entitled.

For ADS, a contract is an agreement between ADS and a client that creates enforceable rights and obligations, encompassing advisory services, insurance product commissions, and other financial planning activities. Contracts may be written, oral, or implied by customary business practices and are identified when both parties approve the agreement; each party can identify rights regarding the goods or services to be transferred and establish payment terms, the contract has commercial substance, and collection of payment is probable.

A performance obligation is a promise in a contract to transfer a distinct good or service to the Customer. For ADS, performance obligations may include:

●	Providing ongoing financial advisory services,
●	Preparing statements of advice,
●	Executing portfolio rebalancing,
●	Facilitating the purchase of insurance products, and
●	Offering other specialized financial and estate planning services.

We evaluate these services to determine if they are distinct, considering whether the Customer can benefit from the service on its own or with other resources readily available to the Customer and if the promise to transfer the service is separately identifiable from other promises in the contract.

The transaction price is the amount of consideration ADS expects to be entitled to in exchange for transferring the promised goods or services to the Customer. These services include fixed fees, commissions from insurance products, and variable consideration for performance-based fees. ADS estimates the amount of variable consideration to which it will be entitled in a manner that reflects the likelihood and magnitude of a revenue reversal.

If a contract includes more than one performance obligation, ADS allocates the transaction price to each performance obligation based on its standalone selling price. When standalone selling prices are not directly observable, ADS estimates them using methods that may include cost-plus margin, market assessment, or residual approach, considering the Customer’s perceived value of each service.

ADS recognizes revenue when (or as) a performance obligation is satisfied, i.e., when the control of the promised good or service is transferred to the Customer. For ongoing services, revenue is recognized over time, reflecting the continuous transfer of services. For services that are performed at a specific point in time, revenue is recognized when the service is completed. The pattern of revenue recognition is determined based on when the Customer obtains control of the promised good or service, which, for advisory services, is typically throughout the contract, and for transaction-based services (like insurance commissions or fees for specific planning activities), is at the point in time when the transaction is executed, or the service is rendered. If we receive payments before services, we defer and recognize them as revenue when satisfied with our performance obligation. Advisory revenue includes fees charged to clients in advisory accounts for which we are the licensed investment advisor. We bill advisory fees weekly.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Investment and Brokerage

Alchemy Markets Ltd (AML) and Alchemy Prime Ltd (APL) offer trading services and solutions, specializing in OTC and exchange-traded markets in Europe. Malta Financial Services Authority (MFSA) regulates AML with authorized countries, including Austria, Belgium, Bulgaria, Cyprus, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Liechtenstein, the Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, and Sweden. The Financial Conduct Authority (FCA) regulates APL within the authorized countries of England, Scotland, Wales, and Northern Ireland.

The Company operates its brokerage business in two segments: retail and institutional (“clients” or “customers”). Through its retail and institutional segment, the Company provides its customers (individuals) around the world with access to a diverse range of global financial markets, including spot forex, precious metals, spread bets, and contracts for difference (“CFDs”) on currencies, commodities, indices, individual equities, cryptocurrencies, bonds, and interest rate products, as well as OTC options. The FCA defines a retail customer as a client who is not a professional or eligible counterparty. A professional client is an entity that must be authorized or regulated to operate in the financial markets. According to the MFSA, a retail client is a client who is not a professional client or an eligible counterparty. A professional client has the knowledge, experience, and expertise to assess the risks and make investment decisions.

We recognize Investment and Brokerage revenues through the principal model following the guidance outlined in ASC 606, Revenues from Contracts with Customers. The Company primarily generates revenue through market-making and trading execution services for its clients, known as Trading Revenues. The Trading revenue is the Company’s largest source of revenue. Trading revenue comprises trading revenue from the retail OTC business and advisory business. OTC trading includes forex trading (“forex”), precious metals trading, CFDs, and spread betting (in markets that do not prohibit such transactions), as well as other financial products.

We realize gains or losses when we liquidate customer transactions. We revalue unrealized gains or losses on trading positions at prevailing market rates at the date of the balance sheet. We include them in Receivables from brokers, Payables to customers, and Payables to brokers on the Consolidated Balance Sheets. We record changes in net unrealized gains or losses in Trading Revenue on the Consolidated Statements of Operations and Comprehensive (Loss)//Income. We record Trading Revenue on a trade date basis.

We also generate business through an agency model by earning commissions and spreads for executing customer trades. We book these revenues on a trade-date basis. The Company serves as an agent for clearing trades and as a principal for fees paid to introducing brokers. The Company does not assume any market-making risk concerning customer trades in this business.

Net interest revenue consists primarily of the revenue generated by the Company’s cash and customer cash held at banks, as well as funds on deposit as collateral with the Company’s liquidity providers, less interest paid to the Company’s customers.

We record interest revenue and interest expense when they are earned and incurred, respectively.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk

Cash

Cash and cash equivalents include cash on hand, bank deposits, and other short-term, highly liquid investments with three months or less of original maturities. The Company maintains its cash balances at multiple financial institutions, both domestic and foreign. For US financial institutions, the balances do not exceed Federal Deposit Insurance Corporation (FDIC) limits as of December 31, 2024. At December 31, 2024, most of the cash was held with non-FDIC financial institutions in Malta, the UK, and other countries. At December 31, 2025, the Company held total cash and cash equivalents of $17,669,749, comprising $11,855,861 of unrestricted cash at financial institutions and $5,813,888 of segregated client funds. At December 31, 2024, the comparable balances were $25,376,957 in total, consisting of $13,850,168 of unrestricted cash and $11,526,789 of segregated client funds. Of the year-end totals, $15,258,896 and $12,658,241 were held at various liquidity providers in 2025 and 2024, respectively.

Revenues

The revenues are comprised of three main business segments: Investment and Brokerage, Wealth Management, and Technology and Software Development. For the fiscal year ended December 31, 2025, and 2024, the Company generated $34,959,399 and $26,943,718 in revenues, an increase of over 29.8% from the previous year, mainly due to an increase in margin brokerage and technology business.

Accounts Receivable

At December 31, 2025, and 2024, the accounts receivable were $188,415 and $25,000. At December 31, 2025, and 2024, the Management determined that the allowance for doubtful accounts was $22,382 and $22,382, respectively.

Significant Acquisitions

The Company completed the Acquisition of 100.00% of the issued and outstanding shares of Alchemy Prime Limited (“APL”) on November 30, 2023 (“Acquisition Date”) from Alchemy Prime Holdings Ltd. (“Seller” or “APHL”), through an exchange for 966,379 Series B preferred convertible stocks valued at $1,362,594.

The Company completed the Acquisition of the remaining 49.90% of the issued and outstanding shares of Alchemy Markets Holdings Ltd (Alchemy BVI) and its subsidiary Alchemy Markets Ltd (AML) on November 30, 2023 (“Acquisition Date”), from Alchemy Prime Holdings Ltd., through an exchange for 833,621 Series B preferred convertible stocks valued at $1,175,406.

The Company estimated the total purchase price for the Acquisition(s) or Transaction(s) to be $2,538,000. The Seller is a UK entity, with Mr. Gope S. Kundnani (“Kundnani”) as the (sole) natural person holding one hundred percent (100%) shareholding in the APHL. Kundnani is also a controlling shareholder in the Company, a related party.

Further, the Company, Kundnani, and the current management are responsible for making strategic and operational decisions for both APL and AML (“Targets”).

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

As there is no quoted market for Series B Preferred convertible stock, and the Acquisition of 100% of the equity of APL and 49.90% of AML are related party transactions, we valued the exchange of 1,800,000 shares of Series B Preferred convertible stock based on the audited net financial assets (book value) of the targets.

The net financial assets of 100% APL were $1,362,594, and 49.90% of AML was $1,175,406, with a total purchase price of $2,533,334 for 1,800,000 shares of Series B Preferred convertible stock or $1.41 per share.

Table 1. Closing Acquisition Consideration Breakdown

Series B Preferred convertible stock Issued for Purchase of APL and AML

	Net Financial Assets (Book Value)			Purchase %	Purchase Price ($)	Type of Shares	Price per Shares	# of Shares
	Local Currency	USD ($)
Shares of
APL	£1,118,035	1,362,594	(1)	100.00%	$1,362,594	Series B	$1.41	966,379
AML	€2,255,556	2,351,192	(2)	49.90%	$1,175,406	Series B	$1.41	833,621
Total					$2,538,000			1,800,000

(1)	As of June 30, 2022, £1 = $1.2165, Net Financial Assets based on June 30, 2022, audited financial statements

(2)	As of November 30, 2022, €1 EUR = $1.042, Net Financial Assets based on November 30, 2022, audited financial statements

Under ASC 805-50-15-6, based on the ownership of Kundnani and the management structure post-acquisition, we believe the following guidance in the transactions between entities under common control subsections applies to combinations between entities or businesses under common control:

a)	The Seller (APHL or Kundnani) transfers its controlling interest in APL and AML to the Company controlled by the Seller, directly or indirectly through its ownership as an individual or through APHL. This transaction is a legal organization change, but not the reporting entity. The reporting entity remains the Company.

The SEC staff’s conclusions expressed during the deliberations in EITF 02-5 that common control exists between (or among) separate entities in the following situations: An individual or enterprise holds more than 50% of the voting ownership interest of each entity. A group of shareholders has over 50% voting ownership in each entity and a written agreement to vote the majority of shares together. Kundnani meets these criteria.

We have accounted for the Acquisition under the acquisition method of accounting per ASC 805, with the Company treated as the accounting acquirer and Targets treated as the “acquired” Company for financial reporting purposes. We determine the Company an accounting acquirer based on the following facts: (i) after the Acquisition(s), shareholders of the Company held the majority of the voting interest of the combined Company; (ii) the Board of Directors of the Company possess majority control of the Board of Directors of the combined Company; and (iii) members of the management of the Company are responsible for the management of the combined Company. As such, we have treated the financial statements of the Company as the historical financial statements of the combined Company. The Company will present consolidated or combined financial statements in place of the financial statements of individual entities.

We have identified the Company as the legal acquirer, as it is the entity that issued securities. Comparatively, we have identified Targets as the legal acquiree, the entity whose equity interests are acquired.

We have recognized Target’s assets and liabilities as their carrying amounts in the combined financial statements of the controlling party, the Company, immediately before the Acquisition. This approach does not necessitate a fair value adjustment or a recognition of goodwill that would typically follow a standard business combination. Therefore, we have recorded assets and liabilities at book value.

The transaction’s equity structure involves the issuance of Series B preferred convertible stock valued at $2,538,000, which is reflected in the Company’s equity.

The post-acquisition consolidation process eliminates any existing intercompany transactions or balances between the Company and Target(s). Although the initial recognition does not adjust assets and liabilities to fair value, the Company evaluates intangible assets in Target’s financial statements on December 31, 2023.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

AML Purchase Price Allocation

AML’s Balance Sheet as of November 30, 2023 (Acquisition Date):

Description	Book Value, $
Assets:
Cash and cash equivalents (1)	3,215,638
Prepaid	5,277
Financial Assets through profit and less (2)	1,070,795
Related party guarantee (3)	1,340,432
Accrued income	1,545,557
Tax receivable (4)	175,538
Capitalized software, net	295,391
Fixed assets (5)	2,391
Total assets:	$7,651,019
Liabilities:
Accounts Payable (6)	173,060
Financial liability at fair value through profit and loss (7)	515,906

Client funds(8)	2,773,824
Deferred tax liabilities(9)	348,570
Total liabilities	$3,811,360
Net assets, (A)	3,839,660
Accumulated other comprehensive income (loss), (B)	53,605
Purchase Price, 833,621 Series B Preferred Stock valued at $1.41, (C)	1,175,406
Increase in APIC (A) – (B) – (C)	$2,610,648

APL Purchase Price Allocation

APL’s Balance Sheet as of November 30, 2023 (Acquisition Date):

Description	Book Value, $
Assets:
Cash and cash equivalents, including cash at liquidity provider (1)	28,562,337
Fixed assets (2)	157,520
Prepaid	405,702
Total assets:	$29,125,559
Liabilities:
Deferred Tax(9)	430,142
Current liabilities - Creditors (10)	874,636
Client funds (8)	26,239,126
Related party advances	2,500,619
Total liabilities	$30,044,523
Net assets (A)	(918,964)
Accumulated other comprehensive income (loss), (B)	(5,539)
Purchase Price, 966,379 Series B Preferred Stock valued at $1.41, (C)	1,362,594
Increase in APIC (A) – (B) – (C)	$(2,276,019)

(1)	We recognize cash and cash equivalents held by AML and APL, and deposits in bank accounts and liquidity providers that can be accessed on demand or within 90 days.

(2)	Financial assets at fair values for AML through profit and loss are derivative contracts in favor of AML. They are included in our other current assets in the consolidated balance sheet as of November 30, 2023. We determine financial assets at fair values by reference to market prices or rates quoted at the end of the reporting period. Observable market prices or rates support the valuation techniques since their variables include only data from observable markets. We categorize AML’s derivative financial instruments as level 2.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(3)	Guarantee provided by Alchemy BVI as a parent to AML for any shortfall in the net capital.

(4)	Estimated overpaid tax to the Commissioner of Tax Revenue, Malta.

(5)	All property and equipment are initially recorded at historical cost and included in our fixed assets, net in the consolidated balance sheet as of November 30, 2023. Historical cost includes expenditures directly attributable to the Acquisition of the items. We calculate depreciation using the straight-line method to allocate their cost or revalued amounts to their residual values over their estimated useful lives.

(6)	Trade and other payables comprise obligations to pay for goods or services acquired from suppliers in the ordinary course of business. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

(7)	Financial liabilities at fair values for AML through profit and loss are derivative contracts against AML. They are included in our other current assets in the consolidated balance sheet as of November 30, 2023. We determine financial liabilities at fair values by reference to market prices or rates quoted at the end of the reporting period. Observable market prices or rates support the valuation techniques since their variables include only data from observable markets. We categorize AML’s derivative financial instruments as level 2.

(8)	Customer net trading deposits are funds placed with the Company by clients intended to trade FX, securities, or other investment activities.

(9)	We recognize deferred tax using the liability method on temporary differences between the tax bases of assets and liabilities and their carrying amounts in the financial statements. We include deferred tax liabilities in our consolidated balance sheet as of November 30, 2023. However, deferred tax liabilities are not recognized if they arise from the initial recognition of goodwill; deferred tax is not accounted for if it stems from the initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred tax is determined using tax rates (and Malta laws) that have been enacted or substantially enacted by the end of the reporting period and are expected to apply when the related deferred tax asset is realized, or the deferred tax liability is settled.

(10)	Short-term borrowings are primarily composed of lines of credit and short-term loans from financial institutions.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

AIL Acquisition

The Company completed the Acquisition of 99.9% of the issued and outstanding shares of Alchemy International Ltd (“AIL”) on October 29, 2025 (“Acquisition Date”), from SYNC Capital Limited (“Seller”), a UK entity, through a cash payment of $2,000,000 (the “Consideration”). The remaining 0.1% of AIL’s shares were retained by a minority interest, resulting in a Non-Controlling Interest (“NCI”) of 0.1%.

The Seller, SYNC Capital Limited, is wholly owned by Mr. Gope S. Kundnani (“Kundnani”). Prior to the Acquisition, Kundnani held 99.9% of AIL’s 50,000 issued shares, comprising 35,000 shares through SYNC Capital Limited and 14,950 shares held personally. Kundnani is also a controlling shareholder of the Company, a related party. The Acquisition was subject to regulatory approval by the UK Financial Conduct Authority (“FCA”), which was received on October 29, 2025, constituting the effective Acquisition Date for accounting purposes.

The transaction was identified as a related-party transaction pursuant to Section 10.5 of the Share Purchase Agreement (“SPA”), and was reviewed and approved by an Audit Committee composed solely of independent, disinterested directors, with Kundnani and his affiliates recused, in compliance with SPA Section 10.6.

Under ASC 805-50-15-6, and consistent with the accounting treatment applied to the prior acquisitions of APL and AML, the Company has determined that the Acquisition of AIL constitutes a transaction between entities under common control. Both AIL (through SYNC Capital Limited) and the Company were, immediately before and after the transaction, controlled by the same individual — Kundnani — who holds more than 50% of the voting ownership interest of each entity, thereby satisfying the common control criteria established in EITF 02-5. ASC 805-20 (the acquisition method) does not apply.

Accordingly, the Company has accounted for the Acquisition under ASC 805-50-30-5. All assets and liabilities of AIL have been recognized at their historical carrying amounts as of the Acquisition Date (proxied at October 31, 2025, per the nearest available management accounts). No fair value adjustments have been made, no purchase price allocation has been performed, and no goodwill or bargain purchase gain has been recognized in the consolidated income statement.

The difference between the Consideration paid ($2,000,000) and the net book value of AIL attributable to the Company at the Acquisition Date represents a capital contribution by Kundnani to the Company. This amount has been credited to Additional Paid-In Capital (“APIC”) in the Company’s consolidated equity. The APIC credit is calculated as follows:

100% Net Book Value of AIL at October 31, 2025	$10,944,062
Less: Consideration paid (per SPA)	(2,000,000)
Less: Non-Controlling Interest (0.1% of Net Book Value)	(10,944)
APIC – Capital Contribution from Controlling Shareholder	$8,933,118

The Company has recognized NCI at $10,944, representing 0.1% of AIL’s net book value at the Acquisition Date. The post-acquisition consolidation process eliminates intercompany transactions and balances between the Company and AIL. Only results from the Acquisition Date (October 29, 2025) through December 31, 2025, are included in the Company’s consolidated income statement for the year ended December 31, 2025.

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The FSA SD136 regulatory license held by AIL has not been separately recognized as an intangible asset, as it was not previously recorded on AIL’s books, and ASC 805-50 does not require or permit the recognition of assets not already carried by the transferring entity.

AIL Purchase Price Allocation

AIL’s Balance Sheet as of October 31, 2025 (proxied Acquisition Date):

Description	Book Value, $
Assets:
Plant and Machinery, net (1)	1,005
Liquidity Provider Accounts, net (2)	10,815,560
C/A – Alchemy Capital Markets Ltd (3)	24,994,050
C/A – Alchemy Markets EU (4)	552,490
Net Intercompany Receivables (5)	1,589,085
Rebates Receivable	46,970
Payment Gateways (6)	599,510
Other Debtors, Prepayments, and Deposits	30,096
Cash at Banks	5,954,369
C/A – FXIFY	5,985
Total assets:	$44,589,120
Liabilities:
Trade Creditors	91,268
Client Money Liabilities – Retail (7)	618,443
Client Money Liabilities – TTCA (7)	12,432,686
C/A – Shareholders	50,000
C/A – Intercompany (payable)	240,645
C/A – Alchemy DMCC (8)	19,933,099
Other Payables, Rebates, Accruals, and Sundry	278,917
Total liabilities	$33,645,058
Net assets (A)	10,944,062
Non-Controlling Interest, 0.1% of Net Assets (B)	10,944
Consideration paid, $2,000,000 cash (C)	2,000,000
APIC – Capital Contribution (A) – (B) – (C)	$8,933,118

(1)	Plant and machinery are recorded at historical cost, net of accumulated depreciation, as carried on AIL’s books at the Acquisition Date. No fair value adjustment has been applied.

(2)	Liquidity provider accounts represent net balances held with third-party liquidity providers in connection with AIL’s FX and CFD trading operations.

(3)	Current account receivable from Alchemy Capital Markets Ltd (ACM), a related-party affiliate, reflecting intercompany trading and operational balances at book value.

(4)	Current account receivable from Alchemy Markets EU, a related-party affiliate, reflecting intercompany trading and operational balances at book value.

(5)	Net intercompany receivables represent amounts due from other entities within the consolidated group, recorded at carrying value and eliminated upon consolidation.

(6)	Balances held with payment gateway providers represent client deposits and settlement amounts in transit.

(7)	Client money liabilities represent net trading deposits placed with AIL by clients for FX, CFD, and other investment activities. Retail client funds and professional/TTCA client funds are presented separately in accordance with applicable regulatory requirements.

(8)	Current account payable to Alchemy DMCC, a related-party affiliate. This balance is included in the Company’s consolidated related-party disclosures. At December 31, 2025, this balance had increased to $25,512,642.

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Research and Development (R and D) Cost

The Company acknowledges that future benefits from research and development (R and D) are uncertain and cannot capitalize on the R and D expenditure. The GAAP accounting standards require us to expend all research and development expenditures as incurred. For the fiscal year ended December 31, 2025, and 2024, the Company incurred $0 and $0, R and D costs. In the consolidated income statements, we have included the R and D costs in the General and Administrative expenses.

Legal Proceedings

The Company discloses a loss contingency if there is at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of loss related to pending legal proceedings when the loss is probable, and the amount can be reasonably estimated. The Company can reasonably estimate a range of losses with no best estimate in the range; the Company records the minimum estimated liability. As additional information becomes available, the Company assesses the potential liability related to pending legal proceedings, revises its estimates, and updates its disclosures accordingly. The Company’s legal costs associated with defending itself are recorded as expenses when incurred.

The Company and its subsidiaries are involved in the following legal proceedings:

Asher Alkoby, et al. v. FDCTech

This action is pending in the London Circuit Commercial Court under Claim Number LM-2024-000330 as of December 9, 2024. The claimants are Asher Alkoby and other former shareholders of Alchemy Markets Ltd. (“AML”), a Malta-incorporated broker that FDCTech purchased in June 2023. Following completion of the acquisition, the Company discovered that in 2019, the target company had anti-money laundering deficiencies and was fined by the Financial Intelligence Analysis Unit.

An external audit also revealed that the previous shareholders had taken loans from the company that were never repaid, resulting in the net capital of the company being lower than disclosed during negotiations. Based on these findings, FDCTech withheld the final payment to the sellers.

The claimants are seeking approximately $1.02 million in amounts they allege are owing under the Share Sale Agreement, which they are seeking to rectify to make it legally enforceable. The Company has counterclaimed for a declaration that the Share Sale Agreement is ineffective and unenforceable and seeks repayment of $915,000 paid to the sellers. On October 17, 2025, the Court granted the claimants permission to amend their claim to include a third claimant. The Company has prepared an Amended Defense and Counterclaim through Counsel, which was served May 9, 2025. A Costs and Case Management Conference took place on November 17, 2025, at which directions will be given to the trial, which will take place in November 2026.

FDCTech, Inc. v. Intelligenceline.com, Fintelegram.com, et al.

This action is pending in the Superior Court of California, County of Orange. FDCTech alleges that the defendants, through their websites Intelligenceline.com, Fintelegram.com, and Criticalintel.com, published false and defamatory statements accusing the Company of fraud, illegal conduct, and regulatory violations. The Company claims these statements have caused significant reputational and financial harm, including lost business opportunities. FDCTech further alleges that the defendants engaged in an extortion scheme by demanding payment for the removal of defamatory content.

The complaint asserts claims for defamation per se, defamation per quod, trade libel, and false light, seeking damages and injunctive relief. The complaint was filed in 2025 but had not yet been served as of December 31, 2025. A hearing took place on December 15, 2025, at the Company’s motion. Following the hearing, the court instructed FDCTech to conduct an investigation as to the beneficial owner of Intelligenceline.com.

Alchemy Markets Ltd. v. Il-Korp għall-Analizi ta’ Informazzjoni Finanzjarja (Ref: 104/2023)

This appeal is pending before the Court of Appeal (Inferior Jurisdiction) in Malta. On September 23, 2023, the Financial Intelligence Analysis Unit (FIAU) imposed an administrative penalty of €419,997 and a follow-up directive on Alchemy Markets Ltd. (formerly NSFX Limited), a subsidiary of the Company, based on a compliance examination conducted between November 25, 2019, and December 5, 2019. The examination occurred approximately four years prior to the decision and under a different ownership and control of the subsidiary.

The Company filed this appeal on October 19, 2023, challenging the decision-making process that led to the imposition of the penalty as well as the law on which it was based, asserting that the penalty is arbitrary and excessive, and claiming that certain aspects of the decision are unfounded both by law and in fact. The Company seeks to overturn the administrative penalty and the follow-up directive imposed by FIAU. The case is in the evidentiary production stage pertaining to the Company as appellant. On October 24, 2025, a hearing was held for the Company to continue presenting evidence. The Court scheduled an additional hearing for the FIAU to cross-examine the Company’s witnesses for July 17, 2026, to be heard before Madam Justice Rachel Montebello, following which the matter will be adjourned for final legal submissions.

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Alchemy Markets Ltd. v. L-Avukat tal-Istat u Il-Korp għall-Analizi ta’ Informazzjoni Finanzjarja (Ref: 159/2024)

This constitutional challenge is pending before the First Hall Civil Court (Constitutional Jurisdiction) in Malta and relates to the same September 23, 2023, FIAU decision described above. The Company filed this application on April 2, 2024, challenging: (i) the composition of the FIAU and its enabling law; (ii) the decision-making processes which allegedly breach the Company’s fundamental human right to a fair hearing; and (iii) that given the penal nature of the penalty, in breach of the Constitution of Malta, the Company was not adjudged by an independent court. The Company requests the Constitutional Court to set aside the FIAU decision in its entirety.

A first procedural hearing took place on May 7, 2024, and the Company has brought its evidence in support of the claim. The First Hall Civil Court (Constitutional Jurisdiction) has, in various instances, pronounced that administrative penalties being imposed by the FIAU are more akin to a penal sanction and that, therefore, subject persons should be afforded the full rights afforded to an accused under criminal law and has consistently quashed FIAU decisions on this basis. While these judgments are, in most part, subject to further appeal before the Constitutional Court of Appeal and have, in two instances, been overturned by the Constitutional Court of Appeal, the Company considers that the principles underpinning such previous judgments are applicable to the Company. The case remains pending as of January 21, 2026; the next hearing in the matter is set for January 28, 2026.

The Company believes it has meritorious defenses and counterclaims in the above matters and intends to defend them vigorously. However, litigation is inherently uncertain, and the Company cannot predict the outcome of these proceedings with certainty.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment following FASB ASC 360, Property, Plant, and Equipment. We test long-lived assets for recoverability whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. An impairment charge is recognized when the asset’s carrying value exceeds the fair value. There are no impairment charges for the fiscal years ended December 31, 2025, and 2024.

Provision for Income Taxes

The provision for income taxes is determined using the asset and liability method. Under this method, deferred tax assets and liabilities are based on the temporary differences between the consolidated financial statement and income tax bases of assets and liabilities using the enacted tax rates applicable yearly.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions (“tax contingencies”). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount, more than 50%, is likely to be realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and benefits, requiring periodic adjustments, which may not accurately forecast actual outcomes. The Company includes interest and penalties for tax contingencies in providing income taxes in the operations’ consolidated statements. The Company’s management does not expect the total amount of unrecognized tax benefits to change significantly in the next twelve (12) months.

Software Development Costs

The Company accounts for software development costs in accordance with ASC 985-20 and ASC 350-40. Costs incurred after the establishment of technological feasibility, or during the application development stage for internal-use software, are capitalized and amortized on a straight-line basis over the estimated useful life of three (3) years. Costs incurred prior to establishing technological feasibility are expensed as incurred.

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Convertible Instruments

The Company accounts for convertible instruments in accordance with ASC 470-20, Debt with Conversion and Other Options, as amended by ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40). Under ASU 2020-06, the cash conversion model and the beneficial conversion feature model have been eliminated for convertible instruments. Accordingly, convertible instruments are accounted for as a single unit unless a conversion feature meets the conditions for bifurcation as a derivative under ASC 815.

Convertible preferred stock is evaluated at issuance to determine whether it should be classified as equity or as a liability in accordance with ASC 480, Distinguishing Liabilities from Equity. Instruments that are mandatorily redeemable or that embody an unconditional obligation to transfer assets are classified as liabilities; all others are classified as equity.

The Company’s Series B preferred convertible stock is classified as equity. No convertible debt instruments were outstanding as of December 31, 2025, and 2024. There were no amortization charges related to debt discounts or beneficial conversion features for the fiscal years ended December 31, 2025, and 2024.

Foreign Currency Translation and Re-measurement

The Company translates its foreign operations to US dollars following ASC 830, “Foreign Currency Matters.” Gains or losses resulting from translating the foreign currency financial statements are accumulated as a separate component of accumulated other comprehensive income (“AOCI”) in the Company’s stockholders’ equity and noncontrolling interests. Transaction gains and losses resulting from exchange rate changes on transactions denominated in currencies other than the functional currency of the applicable subsidiary are included in the Consolidated Statements of Income, within “Other (income) expense, net”, in the year in which the change occurs.

We have translated the local currency of ADS, AML, and APL in the Australian Dollar (AUD), Euro Dollar (EUR), and British Pound (GBP), respectively, into US$1.00 at the following exchange rates for the respective dates:

The exchange rate at the reporting end date:

	December 31, 2025	December 31, 2024
USD: AUD	$1.4993	1.6168
USD: EUR	$0.8523	0.9662
USD: GBP	$0.7436	0.7990

Average exchange rate for the period:

	Q1 2025	Q2 2025	Q3 2025	Q4 2025
USD: AUD	$1.5939	1.5605	1.5282	1.5040
USD: EUR	$0.9507	0.8814	0.8553	0.8590
USD: GBP	$0.7944	0.7489	0.7417	0.7519

ADS’ functional currency is AUD, and the reporting currency is the US dollar. AML’s functional currency is the EUR, and its reporting currency is the US dollar. APL’s functional currency is GBP, and its reporting currency is US dollars.

The Company translates its records into USD as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date
●	Equities at the historical rate
●	Revenue and expense items at the average rate of exchange prevailing during the period

F-61

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value

The Company uses current market values to recognize certain assets and liabilities at a fair value. The fair value is the estimated price at which the Company can sell the asset or settle a liability in an orderly transaction to a third party under current market conditions. The Company uses the following methods and valuation techniques for deriving fair values:

Market Approach – The market approach uses the prices associated with actual market transactions for similar or identical assets and liabilities to derive a fair value.

Income Approach – The income approach uses estimated future cash flows or earnings, adjusted by a discount rate representing the time value of money and the risk of cash flows not being achieved, to derive a discounted present value.

Cost Approach – The cost approach uses the estimated cost to replace an asset adjusted for the obsolescence of the existing asset.

The Company ranks the fair value hierarchy of information sources from Level 1 (best) to Level 3 (worst). The Company uses these three levels to select inputs to valuation techniques:

Level I	Level 2	Level 3
Level 1 is a quoted price for an identical item in an active market on the measurement date. Level 1 is the most reliable evidence of fair value and is used whenever this information is available.	Level 2 is directly or indirectly observable inputs other than quoted prices. An example of a Level 2 input is a valuation multiple for a business unit based on comparable companies’ sales, EBITDA, or net income.	Level 3 is an unobservable input. It may include the company’s data, adjusted for other reasonably available information. Examples of a Level 3 input are an internally-generated financial forecast.

Basic and Diluted Loss per Share

The Company follows ASC 260, Earnings Per Share, to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net loss by the weighted average number of common shares and dilutive common share equivalents outstanding. At December 31, 2025, and 2024, the Company had 423,084,729 and 390,377,880 weighted average basic and dilutive shares issued and outstanding, respectively.

During the period ended December 31, 2025, and 2024, common stock equivalents were dilutive due to net income. Hence, they are not considered in the computation.

Reclassifications

Certain prior period amounts were reclassified to conform to the current year’s presentation. None of these classifications impacted reported operating or net loss for any presented period.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires enhanced disclosures about a reporting entity’s effective tax rate and its income taxes paid (refunded). ASU 2023-09 is effective for public business entities for annual periods beginning after December 15, 2024. The Company adopted ASU 2023-09 effective January 1, 2025, on a prospective basis. The adoption expanded the Company’s income tax disclosures as reflected in Note 13, Income Taxes, and did not affect the Company’s consolidated financial position, results of operations, or cash flows.

In March 2024, the FASB issued ASU 2024-01, Compensation—Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards, to guide how entities should determine the appropriate accounting treatment for the issuance of profits interest units and similar types of awards. The ASU is effective for public business entities for interim and annual periods for fiscal years beginning after December 15, 2024. The Company adopted ASU 2024-01 effective January 1, 2025. The adoption did not have a material impact on the Company’s consolidated financial statements because the Company has not issued profits interest or similar awards.

In March 2024, the FASB issued ASU 2024-02, Codification Improvements—Amendments to Remove References to the Concept Statements, which removes various references to the FASB’s Concepts Statements from the Codification. The amendments are effective for public business entities for fiscal years beginning after December 15, 2024. The Company adopted ASU 2024-02 effective January 1, 2025, and the adoption did not have a material impact on the Company’s consolidated financial statements.

In December 2023, the FASB issued ASU 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets, which is effective for all entities for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. The Company adopted ASU 2023-08 effective January 1, 2025. The adoption did not have a material impact on the Company’s consolidated financial statements because the Company does not hold crypto assets within the scope of the ASU.

In March 2025, the FASB issued ASU 2025-02, Liabilities (Topic 405): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 122, which removed Codification references related to SAB 121 following its rescission by SAB 122. The amendments were effective upon issuance on a fully retrospective basis to annual periods beginning after December 15, 2024. The Company adopted ASU 2025-02 during 2025, and the adoption did not have a material impact on the Company’s consolidated financial statements because the Company does not safeguard crypto assets for platform users.

F-62

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires public business entities to disclose, in tabular format, disaggregated information about specified categories of expenses, along with a qualitative reconciliation to the captions on the face of the financial statements. In January 2025, the FASB issued ASU 2025-01, which clarified that ASU 2024-03 is effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is evaluating the effect that ASU 2024-03, as clarified by ASU 2025-01, will have on its disclosures and does not expect the ASU to affect its consolidated financial position, results of operations, or cash flows.

In November 2024, the FASB issued ASU 2024-04, Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments, which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. The ASU is effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. The Company is evaluating the impact of ASU 2024-04 and does not expect the adoption to have a material impact on its consolidated financial statements.

In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity, which is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted. The Company is evaluating the impact of ASU 2025-03 on its consolidated financial statements.

In July 2025, the FASB issued ASU 2025-04, Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer, which is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted. The Company does not currently have share-based consideration payable to customers within the scope of the ASU and does not expect adoption to have a material impact on its consolidated financial statements.

In September 2025, the FASB issued ASU 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software, which modernizes the recognition guidance for internal-use software costs by removing references to project-stage concepts and providing updated capitalization guidance. The Company is evaluating the impact of ASU 2025-06 on its capitalization policies for internally developed software and related disclosures.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements, which improves the navigability of ASC 270 and clarifies when it applies. Early adoption is permitted, and the ASU permits retrospective or prospective transition. The Company is evaluating the impact of ASU 2025-11 on its interim disclosures.

In December 2025, the FASB issued ASU 2025-12, Codification Improvements, which includes 33 targeted improvements to U.S. GAAP across multiple topics, including clarifications to diluted earnings per share calculations when a loss from continuing operations exists. The Company is evaluating the impact of ASU 2025-12 on its consolidated financial statements and disclosures.

Other accounting pronouncements issued but not yet effective are not expected to have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

NOTE 3. MANAGEMENT’S PLANS

The Company has prepared its consolidated financial statements on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the ordinary course of business. The Company has historically reported accumulated deficits; however, as described below, Management believes that the Company’s financial position and operating trajectory as of December 31, 2025, substantially reduces, and may eliminate, the conditions that previously gave rise to substantial doubt about the Company’s ability to continue as a going concern.

For the fiscal year ended December 31, 2025, the Company achieved significant improvement across all key financial metrics. The Company generated total consolidated revenues of $34,959,399, representing an increase of approximately 29.8% over the prior year, driven by full-year contributions from Alchemy Markets Ltd. (AML) and Alchemy Prime Ltd. (APL), as well as the post-acquisition contribution of Alchemy International Ltd. (AIL) from October 29, 2025, through December 31, 2025. The consolidated net income attributable to the Company’s shareholders for the year ended December 31, 2025, was $5,797,589. At December 31, 2025, we held total cash and cash equivalents of $17,669,749, consisting of $11,855,861 of unrestricted cash and $5,813,888 of segregated client funds, of which $15,258,896 in aggregate was held at liquidity providers. The working capital surplus was $17,831,410, and the accumulated deficit was fully eliminated, resulting in an accumulated surplus of $3,401,487.

In prior periods, the Company reported recurring net losses from operations and an accumulated deficit that raised substantial doubt about its ability to continue as a going concern. At December 31, 2024 (as restated), the Company reported an accumulated deficit of $2,396,102, we held total cash and cash equivalents of $25,376,957, consisting of $13,850,168 of unrestricted cash and $11,526,789 of segregated client funds, of which $12,658,241 held at liquidity providers, and a working capital surplus of $991,609. Net income attributable to FDCTech’s shareholders for the year ended December 31, 2024 (as restated) was $247,544.

F-63

NOTE 3. MANAGEMENT’S PLANS (continued)

On October 29, 2025, the Company completed the acquisition of 99.9% of the issued and outstanding shares of Alchemy International Ltd. (“AIL”), a securities dealer licensed by the Financial Services Authority of Seychelles (License SD136), from SYNC Capital Limited, a wholly owned entity of Mr. Gope S. Kundnani. The consideration was $2,000,000 cash. AIL was immediately earnings-accretive and contributed net income of approximately $6,276,000 attributable to the Company’s shareholders for the period from the Acquisition Date through December 31, 2025. The AIL acquisition expands the Company’s global regulatory footprint and significantly enhances its capacity to serve offshore brokerages, high-frequency traders, and institutional clients.

Management’s Plans

In response to the conditions described above and to support the Company’s continued growth, Management has implemented and continues to pursue the following plans:

Achieved and Sustained Profitability. The Company returned to profitability in fiscal year 2025, generating Net income (loss) attributable to FDCTech’s shareholders of $5,828,978 for the year ended December 31, 2025, compared to a net income of $236,586 for the year ended December 31, 2024 (as restated). The Company also eliminated its accumulated deficit entirely, reporting an accumulated surplus of $3,401,487 as of December 31, 2025. Management’s focus on operating leverage, disciplined cost management, and integration of acquired entities has produced measurable results. Management intends to sustain and grow profitability through the continued execution of its diversified financial services platform.

Revenue Diversification and Segment Growth. The Company operates across three segments — Investment and Brokerage, Wealth Management, and Technology and Software Development. Total revenues for the year ended December 31, 2025, were $34,959,399, an increase of approximately 29.8% from $26,943,718 in the prior year (as restated). Technology and software revenues grew to $5,099,187, an increase of 210.5% from $1,642,130 in the prior year. Management expects continued growth in the Technology segment, driven by expanded licensing of the proprietary Condor Trading Platform and the commercialization of the Condor Investing and Trading App.

Strategic Acquisitions and Global Expansion. The Company’s growth strategy centers on acquiring and scaling small to mid-size legacy financial services companies with complementary regulatory licenses and client bases. In addition to the AIL acquisition completed in October 2025, the Company announced the acquisition of Alchemy Global to expand its market presence in the Middle East and Asia, and is advancing its acquisition of Steven AB (trading as Xoala), a Swedish-registered investment firm. These acquisitions expand the Company’s regulatory footprint and diversify its revenue base across multiple jurisdictions.

Regulatory Expansion. The Company’s subsidiary Alchemy Markets Ltd. received authorization from the Malta Financial Services Authority (MFSA) to offer equities and money market securities, significantly broadening its product offering to clients. The Company has also expanded its physical presence with new offices in Cyprus, Malta, and the United Kingdom, reinforcing its commitment to regulated, multi-jurisdictional operations.

Uplisting to a Senior National Securities Exchange. In February 2025, the Company announced its intention to apply for uplisting to a senior national securities exchange, such as the Nasdaq Capital Market or the New York Stock Exchange. The Company has engaged Lucosky Brookman LLP as legal counsel and E.F. Hutton & Co. LLC as financial advisor to assist with capital markets strategy, financing opportunities, and the uplisting process. Shareholders have approved an increase in authorized common stock from 500 million to 750 million shares and authorized the Board of Directors to implement a reverse stock split within a ratio of not less than 1-for-10 and not more than 1-for-100 at any time prior to June 30, 2026, providing flexibility to meet exchange listing standards. Management believes uplisting will enhance liquidity, expand the Company’s institutional investor base, and provide greater access to capital markets. In September 2025, the Company engaged ThinkEquity LLC (“ThinkEquity”) to act as the sole book-runner for the firm commitment underwriting of the proposed registered public offering (the “Offering”) of common stock (the “Common Stock”) by FDCTech, Inc. (collectively, with its subsidiaries and affiliates, the “Company”). The Offering will consist of the sale of approximately $20 million worth of Common Stock of the Company (the shares of Common Stock to be sold in the Offering are hereinafter referred to collectively as the “Shares”).

Capital Markets and Balance Sheet Strength. At December 31, 2025, the Company had total cash and cash equivalents of $17,669,749, consisting of $11,855,861 of unrestricted cash held at financial institutions and $5,813,888 of segregated client funds, and a working capital surplus of $17,831,410 and total stockholders’ equity of $22,657,965 attributable to FDCTech, Inc. stockholders (plus $33,323 noncontrolling interest), providing adequate liquidity to fund operations, service obligations, and pursue continued growth initiatives. The Company’s capital structure reflects the Series A and Series B preferred convertible stock issued in connection with prior financing and acquisition transactions, both classified as equity. Management does not anticipate a need for emergency financing to sustain operations in the near term.

S-1 Registration Statement. In connection with the planned uplisting, the Company intends to file an S-1 registration statement with the Securities and Exchange Commission. The Company’s audited financial statements for AIL for the relevant periods, pro-forma financial information under Article 11 of Regulation S-X, and related-party transaction disclosures required under Regulation S-K Item 404 will be included as required by applicable SEC rules.

Based on the foregoing, including the Company’s elimination of its accumulated deficit, its return to profitability in fiscal year 2025, its strong cash and working capital position as of December 31, 2025, the earnings-accretive contribution of AIL, and Management’s active plans for continued operational and strategic growth, Management believes that the Company has sufficient resources to continue as a going concern for at least twelve months from the date these financial statements are issued. The consolidated financial statements do not include any adjustments that might result from the outcome of this assessment. Management will continue to monitor conditions and update its plans as circumstances evolve.

F-64

NOTE 4. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Background for fiscal year ending December 31, 2025

The Company originally filed its Annual Report on Form 10-K for the year ended December 31, 2025, on April 17, 2026 (the “Original Filing”). On April 22, 2026, the Company filed Amendment No. 1 on Form 10-K/A (the “Amendment No. 1”). Amendment No. 1 had no impact on the Consolidated Balance Sheet, the previously reported net income (loss), total assets, total liabilities, or stockholders’ equity (deficit).

Subsequent to the filing of Amendment No. 1, in response to comments received from the Staff of the Securities and Exchange Commission, the Company filed Amendment No. 2 on Form 10-K/A (the “Restatement”) to (i) disaggregate the previously reported ‘Cash’ line item on the Consolidated Balance Sheet into two separately captioned line items, ‘Cash and cash equivalents’ and ‘Restricted cash — client funds (segregated),’ with a corresponding ‘Client funds payable’ liability presented separately on the face of the Consolidated Balance Sheet; (ii) reflect cash, cash equivalents, and restricted cash on a combined basis on the Consolidated Statements of Cash Flows in accordance with ASC 230-10-50-8, with the reconciliation between the consolidated balance sheets and the consolidated statements of cash flows set forth in Note 11; and (iii) add Note 11 Client Funds. Restricted cash — client funds (segregated) represent amounts held on behalf of customers of the Company’s regulated brokerage subsidiaries, with an offsetting client funds payable liability. In addition to those presentation and disclosure reclassifications — which by themselves do not change any previously reported total — the Restatement records corrections principally relating to the recalculation of the parent company operating lease under ASC 842, a related reclassification within other income (expense), and the foreign currency translation and noncontrolling interest allocations. For the fiscal year ended December 31, 2025, these corrections increase total assets by $280,690 to $64,051,886, increase consolidated net income by $14,366 to $5,828,978 (net income attributable to FDCTech, Inc.’s shareholders of $5,797,589, compared to $5,783,223 as previously reported), and increase the accumulated surplus by $280,692 to $3,401,487; for the comparative fiscal year ended December 31, 2024, they conform the comparative amounts to the restated figures described under “Background for fiscal year ending December 31, 2024” below. Previously reported total revenue, total cost of sales, gross profit, and basic and diluted earnings per share are unchanged, and no subtotal of the Consolidated Statements of Cash Flows is changed by the presentation reclassifications.

The following tables present the effects of the Adjustment (Amendment No. 1) and the Restatement (Amendment No. 2) on the affected line items of the Consolidated Balance Sheet and Consolidated Statement of Cash Flows. The Consolidated Statement of Operations is presented to show the effect of the Restatement on total operating expenses, other income (expense), and net income (loss); see Note 14, Comprehensive Income, for the comprehensive income presentation added in Amendment No. 1 and further corrected in the Restatement.

A. CONSOLIDATED BALANCE SHEET

December 31, 2025

Line Item	As Originally Reported	Adjustment	Amendment No. 1	Adjustment	As Restated (Amend. No. 2)
Cash and cash equivalents	$17,669,749	-	17,669,749	(5,813,888)	11,855,861
Restricted cash — client funds (segregated)	-	-	-	5,813,888	5,813,888
Related party receivable	37,477,356	-	37,477,356	2,612,695	40,090,051
Tax receivable	2,803,041	-	2,803,041	(2,612,695)	190,346
Right of use asset (ROU)	530,348	-	530,348	280,690	811,038
Total assets	$63,771,196	-	63,771,196	280,690	64,051,886
Operating lease liability, current	501,236	-	501,236	(335,544)	165,692
Operating lease liability, non-current	29,112	-	29,112	335,543	364,655
Total liabilities	$41,360,599	-	41,360,599	(1)	41,360,598
Additional paid-in capital	26,900,000	-	26,900,000	17,226	26,917,226
Accumulated other comprehensive income (loss)	313,484	-	313,484	(17,227)	296,257
Accumulated deficit	3,120,795	-	3,120,795	280,692	3,401,487
Total FDCTech, Inc. stockholders’ equity (deficit)	22,377,274	-	22,377,274	280,691	22,657,965
Total stockholders’ equity	22,410,597	-	22,410,597	280,691	22,691,288
Total liabilities and stockholders’ equity	$63,771,196	-	63,771,196	280,690	64,051,886

In connection with the preparation of Amendment No. 4 to its Annual Report on Form 10-K/A for the year ended December 31, 2025, the Company identified certain classification and measurement matters affecting the consolidated balance sheet as of December 31, 2025, previously presented in Amendment No. 2. The accompanying consolidated balance sheet has been restated to correct these matters. The effect of each adjustment is described below and summarized in the reconciliation that follows.

(a) Separate presentation of restricted cash. The Company reclassified $5,813,888 of restricted cash (client funds, segregated) out of Cash and cash equivalents into a separately presented Restricted cash caption. As a result, Cash and cash equivalents decreased from $17,669,749 to $11,855,861 and Restricted cash increased to $5,813,888. This adjustment had no effect on total current assets, total assets, total liabilities or total stockholders’ equity.

(b) Reclassification of related party balances. The Company reclassified $2,612,695 previously reported within Tax receivable to Related party receivable to appropriately reflect the nature of the counterparty. This adjustment had no effect on total assets, total liabilities or total stockholders’ equity.

(c) Re-measurement of operating lease right-of-use asset. The Company re-measured its operating lease right-of-use asset, increasing the asset by $280,690, and decreased accumulated deficit by $280,692, increasing total stockholders’ equity by $280,691.

(d) Classification of operating lease liability. The Company reclassified its operating lease liability between current and non-current, decreasing Operating lease liability, current by $335,544 and increasing Operating lease liability, non-current by $335,543, with no significant effect on total liabilities.

(e) Reclassification within stockholders’ equity. The Company reclassified $17,226 between Additional paid-in capital and Accumulated other comprehensive income (loss); Additional paid-in capital increased by $17,226 and Accumulated other comprehensive income (loss) decreased by $17,227, with no net effect on total stockholders’ equity.

December 31, 2024

Line Item	As Originally Reported	Adjustment	Amendment No. 1	Adjustment	As Restated (Amend. No. 2)
Cash and cash equivalents	$25,376,957	-	25,376,957	(11,526,789)	13,850,168
Restricted cash — client funds (segregated)	-	-	-	11,526,789	11,526,789
Right of use asset (ROU)	$711,928	-	711,928	266,326	978,254
Total assets	$33,502,601	-	33,502,601	266,326	33,768,927
Operating lease liability, current	319,656	-	319,656	(138,076)	181,580
Operating lease liability, non-current	392,272	-	392,272	138,076	530,348
Total liabilities and stockholders’ equity	$33,502,601	-	33,502,601	266,326	33,768,927

In connection with the restatement of its consolidated financial statements, the Company restated its previously issued consolidated balance sheet as of December 31, 2024, as originally reported and as previously presented in Amendment No. 1. The accompanying consolidated balance sheet as of December 31, 2024, has been restated to correct the classification and measurement matters described below, which are summarized in the reconciliation that follows.

(a) Separate presentation of restricted cash. The Company reclassified $11,526,789 of restricted cash (client funds, segregated) out of Cash and cash equivalents into a separately presented Restricted cash caption. As a result, Cash and cash equivalents decreased from $25,376,957 to $13,850,168, and Restricted cash increased to $11,526,789. This adjustment had no effect on total current assets, total assets, total liabilities, or total stockholders’ equity.

(b) Re-measurement of operating lease right-of-use asset. The Company re-measured its operating lease right-of-use asset, increasing the asset by $266,326 (from $711,928 to $978,254), with a corresponding decrease in accumulated deficit of $266,326, increasing total stockholders’ equity by $266,326.

(c) Classification of operating lease liability. The Company reclassified its operating lease liability between current and non-current, decreasing Operating lease liability, current by $138,076 (from $319,656 to $181,580) and increasing Operating lease liability, non-current by $138,076 (from $392,272 to $530,348), with no effect on total liabilities.

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NOTE 4. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)

B. CONSOLIDATED STATEMENT OF OPERATIONS

The Adjustment (Amendment No. 1) did not change any previously reported amount in the Consolidated Statement of Operations through net income (loss) attributable to FDCTech, Inc.’s shareholders, or basic and diluted earnings per share. The Restatement (Amendment No. 2) corrects the calculation of the parent company operating lease under ASC 842, reducing rental expense within general and administrative expense by $14,365, and reclassifies amounts between other interest income (expense) ($(122,246)) and other income (expense) ($122,247), increasing net income (loss) by $14,366 with no change to basic and diluted earnings per share of $0.01.

Year Ended December 31, 2025

Line Item	As Originally Reported	Adjustment	Amendment No. 1	Adjustment	As Restated (Amend. No. 2)
Revenue	34,959,399	-	34,959,399	-	34,959,399
Cost of sales	15,815,358	-	15,815,358	-	15,815,358
Gross Profit	19,144,041	-	19,144,041	-	19,144,041
Total operating expenses	13,090,832	-	13,090,832	(14,365)	13,076,467
Other interest income (expense)	16,157	-	16,157	(122,246)	(106,089)
Other income (expense)	(254,754)	-	(254,754)	122,247	(132,507)
Net income (loss)	5,814,612	-	5,814,612	14,366	5,828,978
Net income (loss) per common share	0.01	-	0.01	-	0.01

Year Ended December 31, 2024

Line Item	As Originally Reported	Adjustment	Amendment No. 1	Adjustment	As Restated (Amend. No. 2)
Revenue	26,943,718	-	26,943,718	-	26,943,718
Cost of sales	14,902,350	-	14,902,350	-	14,902,350
Gross Profit	12,041,368	-	12,041,368	-	12,041,368
Total operating expenses	12,943,131	-	12,943,131	(266,324)	12,676,807
Total other income (expense)	872,025	-	872,025	-	872,025
Net income (loss)	(29,739)	-	(29,739)	266,325	236,586
Net income (loss) per common share	(0.00)	-	(0.00)	-	0.00

Refer to Note 14. Comprehensive Income for the comprehensive income (loss) presentation was added in Amendment No. 1.

F-66

NOTE 4. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)

C. CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)

Year Ended December 31, 2025

Line Item	As Originally Reported	Adjustment	Amendment No. 1	Adjustment	As Restated (Amend. No. 2)
Operating Activities:
Net income (loss)	5,814,612	-	5,814,612	14,366	5,828,978
Change in foreign currency translation	(313,484)	699,749	386,265	(17,227)	369,038
Total comprehensive income (loss)	5,501,128	699,749	6,200,877	(2,861)	6,198,016
Comprehensive income (loss) attributable to NCI	(9,254)	26,444	17,190	22,622	39,812
Comprehensive income (loss) attributable to FDCTech stockholders	5,510,382	673,305	6,183,687	(25,483)	6,158,204

Year Ended December 31, 2024

Line Item	As Originally Reported	Adjustment	Amendment No. 1	Adjustment	As Restated (Amend. No. 2)
Operating Activities:
Net income (loss)	(29,739)	-	(29,739)	266,325	236,586
Change in foreign currency translation	72,781	(370,790)	(298,009)	-	(298,009)
Total comprehensive income (loss)	43,042	(370,790)	(327,748)	266,325	(61,423)
Comprehensive income (loss) attributable to NCI	(43,178)	65,628	22,450	(22,408)	43
Comprehensive income (loss) attributable to FDCTech stockholders	86,220	(436,418)	(350,198)	288,733	(61,466)

Note: Only line items affected by the Adjustment (Amendment No. 1) or otherwise relevant for traceability are shown. The Restatement (Amendment No. 2) does not change any subtotal or line item of the Consolidated Statements of Cash Flows; rather, it (i) relabels ‘Cash at beginning/end of the period’ to ‘Cash, cash equivalents, and restricted cash at beginning/end of the period’ to reflect the inclusion of client funds — segregated as restricted cash under ASC 230-10-50-8, and (ii) adds the corresponding reconciliation between the Consolidated Balance Sheets and the Consolidated Statements of Cash Flows in Note 11(d).

D. CONSOLIDATED STATEMENT OF CASH FLOWS

Amendment No. 1 added the presentation of comprehensive income (loss) below net income (loss) on the Consolidated Statements of Operations — a presentation change only. Amounts shown reflect the comprehensive income (loss) disclosure as added; refer to Note 14. Comprehensive Income.

Year Ended December 31, 2025

Line Item	As Originally Reported	Adjustment	Amendment No. 1	Adjustment	As Restated (Amend. No. 2)
Net income (loss)	5,783,223	-	5,783,223	45,755	5,828,978
Common stock issued for services	-	-	-	35,200	35,200
Series B Convertible Preferred stock for services	-	14,100	14,100	-	14,100
Right of use of assets	181,580	-	181,580	(14,364)	167,216
Net cash provided by (used in) operating activities	(40,999,098)	14,100	(40,984,998)	66,590	(40,918,408)
Acquisition of AIL	-	-	-	8,933,118	8,933,118
Changes in paid-in capital, common control	-	-	-	1,054,389	1,054,389
Net cash used in investing activities	2,069,328	-	2,069,328	9,584,016	11,670,570
Series B Convertible Preferred stock for services	14,100	(14,100)	-	-	-
Common stock issued at a discount	9,969,735	-	9,969,735	(9,969,735)	-
Common stock issued for cash	35,200	-	35,200	(35,200)	-
Capital contribution	546	-	546	(546)	-
Net cash provided by financing activities	31,208,462	-	31,208,462	(10,036,853)	21,171,592

Year Ended December 31, 2024

Line Item	As Originally Reported	Adjustment	Amendment No. 1	Restatement Adjustment	As Restated (Amend. No. 2)
Net income (loss)	(18,781)	-	(18,781)	255,367	236,586
Less: Net income (loss) attributable to noncontrolling interest	-	-	-	10,958	10,958
Operating lease	672,245	-	672,245	-	672,245
Right of asset use	(672,245)	-	(672,245)	(266,326)	(938,571)
Net cash provided by (used in) operating activities	(13,621,417)	-	(13,621,417)	(10,958)	(13,632,376)

F. STOCKHOLDERS’ EQUITY AND EARNINGS PER SHARE — CONFIRMATION OF NO IMPACT

The Adjustment (Amendment No. 1) did not change total stockholders’ equity (deficit) or the components of stockholders’ equity. The Restatement (Amendment No. 2) increased the accumulated surplus by $280,692 to $3,401,487 and total FDCTech, Inc. stockholders’ equity to $22,657,965 ($22,691,288 including noncontrolling interest), with no change to basic and diluted earnings per share.

F-67

NOTE 4. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)

Background for fiscal year ending December 31, 2024

On April 3, 2025, the Company’s Board of Directors dismissed Olayinka Oyebola & Co. (“Olayinka”) as its independent registered public accounting firm, following Olayinka’s designation as a Prohibited Service Provider by OTC Markets Group. The Company engaged LAO Professionals (PCAOB Firm ID: 7057) as its successor independent auditor, effective on the same date.

As part of the auditor transition, LAO Professionals conducted a reaudit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2024 (previously audited by Olayinka and filed with the SEC on March 3, 2025). The reaudit identified two adjustments to the previously reported figures. Accordingly, the Company has restated its consolidated balance sheet as of December 31, 2024, and its consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for the year then ended. Investors should not rely upon the financial statements as presented in the Annual Report on Form 10-K for the year ended December 31, 2024, as originally filed.

The Company has restated its previously issued consolidated financial statements for the year ended December 31, 2024 to correct certain errors. The effects of the restatement on the Consolidated Balance Sheet, Consolidated Statement of Operations, and Consolidated Statement of Cash Flows are presented below.

A. Consolidated Balance Sheet — As of December 31, 2024

	As Originally Reported	Adjustment	As Restated
Assets
Current assets:
Cash and cash equivalents	$24,781,389	$(10,931,221)	$13,850,168
Restricted cash — client funds (segregated)	$-	$11,526,789	$11,526,789
Accounts receivable, net	$25,000	-	$25,000
Subscription receivable	$8,200,000	$(8,200,000)	-
Prepaid – current	$156,335	-	$156,335
Related party receivable	$2,414,825	$(732,375)	$1,682,450
Total current assets	$35,577,549	$(8,336,807)	$27,240,742
Fixed assets, net	$185,195	-	$185,195
Capitalized software, net	$1,163,309	-	$1,163,309
Investment through subsidiary	$36,062	-	$36,062
Accrued income	$2,073,193	-	$2,073,193
Acquired intangible assets	$1,317,108	-	$1,317,108
Tax receivable	$167,907	-	$167,907
Fair value of trading positions, profit	$607,157	-	$607,157
Right of use (lease)	$711,929	266,325	$978,254
Total assets	$41,839,408	$(8,070,481)	$33,768,927

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$229,316	-	$229,316
Line of credit	$115,337	-	$115,337
Accrued expenses, related party	$519,500	-	$519,500
Business acquisition loan	$350,000	-	$350,000
CARES Act – PPP advance	$5,661	-	$5,661
Related party advances	$1,011,388	$6,981,452	$7,992,840
Client funds payable	$18,600,990	$(7,074,201)	$11,526,789
Operating lease liability, current	$181,580	-	$181,580
Other current liabilities	$5,328,110	-	$5,328,110
Total current liabilities	$26,341,882	$(92,749)	$26,249,133
Deferred tax liabilities	$333,418	-	$333,418
SBA loan – non-current	$114,184	-	$114,184
Operating lease liability, non-current	$530,348	-	$530,348
Accrued interest – non-current	$70,493	-	$70,493
Total liabilities	$27,390,325	$(92,749)	$27,297,576

Stockholders’ Equity (Deficit):
Preferred stock	$450	-	$450
Series B Preferred stock	$236	-	$236
Common stock	$39,058	$50	$39,108
Additional paid-in capital	$13,679,445	$(125,789)	$13,553,656
Subscription receivable (contra-equity)	-	$(8,000,000)	$(8,000,000)
Additional paid-in capital, Series B Preferred	$3,329,964	-	$3,329,964
Accumulated other comprehensive income (loss)	$(53,270)	$(19,511)	$(72,781)
Accumulated deficit	$(2,563,620)	$167,518	$(2,396,102)
Total FDCTech stockholders’ equity	$14,432,263	$(7,977,732)	$6,454,531
Noncontrolling interest	$16,820	-	$16,820
Total liabilities and stockholders’ equity	$41,839,408	$(8,070,481)	$33,768,927

F-68

NOTE 4. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)

B. Consolidated Statement of Operations — Year Ended December 31, 2024

	As Originally Reported	Adjustment	As Restated
Revenues:
Technology & software	$1,642,130	-	$1,642,130
Wealth management	$6,498,404	-	$6,498,404
Brokerage	$18,803,184	-	$18,803,184
Total revenue	$26,943,718	-	$26,943,718
Cost of sales:
Technology & software	$173,708	-	$173,708
Wealth management	$5,925,652	-	$5,925,652
Brokerage	$8,802,990	-	$8,802,990
Total cost of sales	$14,902,350	-	$14,902,350
Gross Profit	$12,041,368	-	$12,041,368
Operating expenses:
General and administrative	$11,191,357	$(167,516)	$11,023,841
Sales and marketing	$1,466,616	-	$1,466,616
Depreciation	$186,350	-	$186,350
Total operating expenses	$12,844,323	$(167,516)	$12,676,807
Operating income (loss)	$(802,955)	$167,516	$(635,439)
Other income (expense):
Other interest income (expense)	$(638,483)	-	$(638,483)
Other income (expense)	$1,510,508	-	$1,510,508
Total other income (expense)	$872,025	-	$872,025
Income (loss) before income taxes	$69,069	$167,517	$236,586
Provision (benefit) for income taxes	-	-	-
Net income (loss)	$69,069	$167,517	$236,586
Less: Net income (loss) attributable to NCI	$(10,958)	-	$(10,958)
Net income (loss) attributable to FDCTech shareholders	$80,027	$167,517	$247,544

C. Consolidated Statement of Cash Flows — Year Ended December 31, 2024

	As Originally Reported	Adjustment	As Restated
Operating Activities:
Net income (loss)	$80,027	$156,559	$236,586
Adjustments to reconcile net loss to net cash:
Depreciation	$186,350	-	$186,350
Common stock issued for services	-	$54,750	$54,750
Series B Preferred issued for services	$792,200	-	$792,200
Accounts receivable allowance	$22,382	-	$22,382
Fixed assets, net	$(207,973)	-	$(207,973)
Acquired intangible assets	$(11,615)	-	$(11,615)
Changes in assets and liabilities:
Gross accounts receivable	$981,618	-	$981,618
Prepaid	$246,856	-	$246,856
Related party receivable	$(2,414,825)	$732,375	$(1,682,450)
Accounts payable	$49,337	-	$49,337
Other current liabilities	$4,557,126	-	$4,557,126
Accrued interest	$37,431	-	$37,431
Client funds payable (Customer funds)	$(11,619,280)	$(7,074,201)	$(18,693,481)
Fair value of trading position, net	$268,101	-	$268,101
Operating lease	$672,245	-	$672,245
Deferred taxes	$(513,163)	-	$(513,163)
Related party guarantee	$1,353,170	-	$1,353,170
Tax receivable by subsidiaries	$9,299	-	$9,299
Accrued income	$(1,037,574)	-	$(1,037,574)
Right of use of assets (lease)	$(672,245)	(266,326)	$(938,571)
Accrued expenses, related party	$(15,000)	-	$(15,000)
Net cash provided (used) in operating activities	$(7,235,533)	$(6,396,843)	$(13,632,376)

Investing Activities:
Capitalized software	$(75,766)	-	$(75,766)
Effect of exchange rates	$(278,498)	$278,498	$-
Changes in paid-in capital, common control	$798,996	$19,511	$818,507
Net cash provided (used) by investing activities	$444,732	298,009	$742,741
Financing Activities:
Borrowing from (payments to) line of credit	$54,595	-	$54,595
Net proceeds from PPP (repayment)	$(14,991)	-	$(14,991)
Net proceeds from SBA loan (repayment)	$(8,505)	-	$(8,505)
Related party advances	$218,049	$6,981,452	$7,199,501
Series A Preferred cancellation	$(200)	-	$(200)
Common stock issued for cash	$20,000	-	$20,000
Changes in paid-in capital, shares issued at discount	$8,900	-	$8,900
Changes in NCI	$(22,118)	-	(22,118)
Noncontrolling interest income	$10,958	-	$10,958
Net cash provided (used) by financing activities	$255,729	$6,981,452	$8,733,622
Effect of exchange rates	$(278,498)	(19,511)	(298,009)
Net increase (decrease) in cash	$(6,535,072)	$595,568	$(5,939,504)
Cash, cash equivalents, and restricted cash at beginning of the period	$31,316,461	-	$31,316,461
Cash, cash equivalents, and restricted cash at end of the period	$24,781,389	$595,568	$25,376,957

F-69

NOTE 4. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)

D. Effect of Each Restatement Adjustment

Line item	A: G&A omitted	B: APL client funds	C: Third-party assets	D: RP advances reclass	E: Subscription receivable	F: Intercompany elimination	G: 500K shares 2021	OCI re-translation*	Cash segregation*	Total
Balance Sheet
Cash and cash equivalents	$(44,058)	$(3,500,000)	$(3,574,201)	$7,713,827	-	-	-	-	$(11,526,789)	$(10,931,221)
Restricted cash — client funds (segregated)	-	-	-	-	-	-	-		$11,526,789	11,526,789
Related party receivable	-	-	-	-	-	$(732,375)	-	-	-	$(732,375)
Subscription receivable (asset)	-	-	-	-	$(8,200,000)	-	-	-	-	$(8,200,000)
Related party advances (liability)	-	-	-	$7,713,827	-	$(732,375)	-	-	-	$6,981,452
Customer funds (Client funds payable)	-	$(3,500,000)	$(3,574,201)	-	-	-	-	-	-	$(7,074,201)
Common stock	-	-	-	-	-	-	$50	-	-	$50
Additional paid-in capital	-	-	-	-	$(200,000)	-	$54,700	$19,511	-	$(125,789)
Subscription receivable (contra-equity)	-	-	-	-	$(8,000,000)	-	-	-	-	$(8,000,000)
AOCI (loss)	-	-	-	-	-	-	-	$(19,511)	-	$(19,511)
Accumulated deficit	$(44,058)	-	-	-	-	-	$(54,750)	-	-	$(98,808)

Income Statement
General and administrative expense	$44,058	-	-	-	-	-	$54,750	-	-	$98,808
Rental expenses adjustment per ASC 842	(266,325)	-	-		-		-			$(266,325)
Net income (loss) attributable to shareholders	$222,268	-	-	-	-	-	$(54,750)	-		$167,518

Nature of Restatement Adjustments

Adjustment A — Correction of General and Administrative Expense ($222,268)

The reaudit identified $44,058 of G&A expenses omitted from the previously reported consolidated statement of operations for the year ended December 31, 2024. The corresponding entry reduces cash by $44,058. This correction increases G&A expense by $44,058, reduces net income by $44,058, and increases accumulated deficit by $44,058.

Adjustment in rental expenses per lease accounting under US GAAP (ASC 842) with a reduction in lease expenses of $266,325 from January 1, 2024, to December 31, 2024, increases net income by $266,325.

Net income attributable to the Company’s shareholders increased from $80,027 to a net income of $247,544.

Adjustment B — Reclassification of Client Funds of Alchemy Prime Limited (APL) from Alchemy Markets Ltd. (AML) Cash ($3,500,000)

Client funds aggregating $3,500,000 belonging to APL and held within AML’s cash account (designated as the liquidity provider account) were recorded within AML’s general cash balance rather than as a separately designated client funds account. ASC 940, “Financial Services–Brokers and Dealers,” the Company presents client funds as a separately captioned asset on the consolidated balance sheet. This reclassification transfers the balance from AML’s unrestricted cash to a client funds account. No effect on consolidated net income or total stockholders’ equity; reduces unrestricted cash and correspondingly reduces the Client funds liability.

Adjustment C — Reclassification of External Third-Party Assets from AML Cash on Hand ($3,574,201 / EUR 3,453,334)

Assets totaling $3,574,201 (EUR 3,453,334) held by AML on behalf of an external third-party counterparty were included within AML’s cash on hand balance (Account 1028). These assets belong to an external party and do not constitute Company assets. The reclassification removes third-party assets from cash and presents them within client funds, with corresponding recognition of amounts due to the external party. No effect on consolidated net income, net revenue, or total stockholders’ equity.

Adjustment D — Reclassification of Cash Credit at Various Related Parties from Cash on Hand to Related Party Advances ($7,713,827)

The classification of certain cash credits, net of $7,713,827, for various related parties was corrected to related party advances. As a result, cash on hand increased by $7,713,827 for the fiscal year ended December 31, 2024, with an offsetting increase to the related party advances liability.

Adjustment E — Reclassification of Subscription Receivable from Current Asset to Contra-Equity ($8,200,000)

The previously filed December 31, 2024, balance sheet included a subscription receivable of $8,200,000 classified as a current asset, representing amounts due from shareholders for equity instruments previously issued but not yet paid. Under ASC 505-10-45-2, receivables arising from the issuance of equity instruments shall be presented as a contra-equity item rather than as an asset. Accordingly, $8,000,000 has been reclassified from current assets to a contra-equity offset within stockholders’ equity, and $200,000, representing proceeds from the September 2021 cancellation of 2,000,000 shares of subscription receivable that had been credited to additional paid-in capital without a corresponding cash receipt, has been reversed from additional paid-in capital. This reclassification has no effect on the consolidated statements of operations, comprehensive income, or cash flows.

Adjustment F — Elimination of Intercompany Receivable Against Intercompany Payable for AML ($732,375)

An intercompany receivable of $732,375 recorded as “Amount Due from AML” had not been eliminated against the corresponding “Amount Due to AML” intercompany payable in consolidation. Per ASC 810, all intercompany balances and transactions must be eliminated upon consolidation. This adjustment eliminates the gross presentation of the intercompany receivable and payable. Net effect: reduces total consolidated assets and total consolidated liabilities by $732,375 each. No impact on stockholders’ equity or net income.

F-70

NOTE 4. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)

Adjustment G — Correction of 500,000 Shares Issued for Services in October 2021 ($54,750)

Corrects the under-issuance of 500,000 shares that should have been issued in October 2021 at $0.1095 per share. The entry records the omitted share consideration at the original transaction price. Stock-based compensation expense increases by $54,750, with an increase in common stock and APIC of $50 and $54,700, respectively. As a result, shares issued and outstanding increased from 390,584,729 to 391,084,729.

Adjustment H — Correction of Foreign Currency Translation Adjustment for Fiscal Year 2024 ($225,228)

In connection with LAO Professionals’ reissuance of the Report of Independent Registered Public Accounting Firm, the Company further corrected the foreign currency translation adjustment by $225,228, from $(72,781) (as presented on the initial restated basis following the Olayinka-to-LAO reaudit reclassification) to $(298,009). Per ASC 830, foreign currency translation adjustments are recognized in OCI with an offset in AOCI within stockholders’ equity. No effect on net income, total current assets, total current liabilities, working capital, or cash flows for fiscal 2024. The adjustment reduces total comprehensive income for fiscal 2024 from $43,042 to $(316,790), and reduces comprehensive income attributable to FDCTech stockholders to $(61,466).

OCI Translation — $(19,511) mechanical re-translation effect

LAO Professionals re-performed the translation of the Company’s foreign subsidiary financial statements from functional currency to U.S. dollar reporting currency per ASC 830. The re-translation produced an AOCI loss of $(72,781) at December 31, 2024, compared to the $(53,270) balance previously reported by Olayinka Oyebola & Co. The $(19,511) difference represents the mechanical effect of the re-translation and does not reflect a separate adjusting entry. The effect is further re-corrected by Adjustment H above.

E. Consolidated Statement of Comprehensive Income — Year Ended December 31, 2024

(in U.S. dollars)

Line item	As Originally Reported	Adjustment	As Restated
Net income (loss)	$69,069	$167,516	$236,586
Other comprehensive income (loss):
Foreign currency translation adjustment*	$53,270	$(351,279)	$(298,009)
Total comprehensive income (loss)	$122,339	$(183,762)	$(61,423)
Less: Comp income (loss) attributable to NCI	$(43,178)	$43,221	$43
Comprehensive income (loss) attributable to FDCTech shareholders	$165,517	$(226,983)	$(61,466)

*	The $(351,279) aggregate adjustment to the OCI — foreign currency translation line and the $(183,762) aggregate adjustment to the Total comprehensive income line reflect the combined effect of corrections made by LAO Professionals to the foreign currency translation of the Company’s foreign subsidiaries. Adjustment H has no effect on consolidated net income, total current assets, total current liabilities, working capital, or cash flows for fiscal 2024.

F-71

NOTE 5. CAPITALIZED SOFTWARE COSTS

During the fiscal years ended December 31, 2025, and 2024, the estimated remaining weighted-average useful life of the Company’s capitalized software was three (3) years. The Company recognizes amortization expenses for capitalized software on a straight-line basis.

At December 31, 2025, and 2024, the unamortized balance of capitalized software for the Company, including software of subsidiaries, was $1,480,246 and $1,163,309, respectively.

The Company has estimated aggregate amortization expense for each of the succeeding fiscal years based on the net unamortized balance of $1,480,246 as of December 31, 2025, and an estimated software asset lifespan of three (3) years:

Fiscal Year	Estimated Amortization ($)
2026	$493,415
2027	493,415
2028	493,416
2029 and thereafter	—
Total	$1,480,246

NOTE 6. TAX RECEIVABLES

Other trade and tax receivables consist of rebates receivable from liquidity providers, amounts due through payment gateway arrangements, and value-added tax or equivalent recoverable amounts due from tax authorities. The components are as follows:

	December 31, 2025 (Restated)	December 31, 2024 (Restated)
Tax receivable (Alchemy Markets Ltd.)	$190,346	167,907
Total other trade and tax receivables	$190,346	$167,907

Tax Receivable

The tax receivable of $190,346 represents value-added tax (VAT) recoverable by Alchemy Markets Ltd. (AML) from the relevant tax authority in Malta. AML is registered for VAT in Malta and periodically files returns, giving rise to refundable VAT positions. Management considers the full balance to be recoverable and expects collection within twelve months of the balance sheet date.

All components of other trade and tax receivables are classified as current assets. Management has assessed the recoverability of each component and does not consider it necessary to record an allowance for credit loss as of December 31, 2025.

FRH Group Convertible Notes (2016–2021)

Between February 22, 2016, and April 24, 2017, the Company borrowed $1,000,000 from FRH Group, a founder and principal shareholder (“FRH Group”). The Company executed Convertible Promissory Notes due between April 24, 2019, and June 30, 2019. The Notes were convertible into Common Stock initially at $0.10 per share, but in no event less than $0.05 per share, and carried an interest rate of 6% per annum, due and payable at maturity.

On February 22, 2021, the Company entered into an Assignment of Debt Agreement with FRH and FRH Group Corporation. The Company eliminated all four FRH Group convertible notes, including accrued interest, of $1,256,908 in return for issuing 12,569,080 unregistered shares of Common Stock of the Company to FRH. Following the Agreement, FRH assigned the shares to FRH Group Corporation, also owned by Mr. Hong.

F-72

NOTE 7. RELATED PARTY TRANSACTIONS

FRH Group Convertible Notes (2016–2021)

Between February 22, 2016, and April 24, 2017, the Company borrowed $1,000,000 from FRH Group, a founder and principal shareholder (“FRH Group”). The Company executed Convertible Promissory Notes due between April 24, 2019, and June 30, 2019. The Notes were convertible into Common Stock initially at $0.10 per share, but in no event less than $0.05 per share, and carried an interest rate of 6% per annum, due and payable at maturity.

On February 22, 2021, the Company entered into an Assignment of Debt Agreement with FRH and FRH Group Corporation. The Company eliminated all four FRH Group convertible notes, including accrued interest, of $1,256,908 in return for issuing 12,569,080 unregistered shares of Common Stock of the Company to FRH. Following the Agreement, FRH assigned the shares to FRH Group Corporation, also owned by Mr. Hong.

Stock Issuances to Related Parties

Between March 15 and 21, 2017, subject to the terms and conditions of a Stock Purchase Agreement, the Company issued 1,000,000 shares to Susan Eaglstein and 400,000 shares to Brent Eaglstein at $0.05 per share, a cumulative cash amount of $70,000. Ms. Eaglstein and Mr. Eaglstein are the mother and brother of Mitchell Eaglstein, the Company’s CEO and director.

In September 2022, the Company issued 30,000,000 shares of Common Stock for $300,000 to Alchemy Prime Limited (APL) and appointed Gope S. Kundnani as a director of the Company. As the director’s compensation, the Company issued 5,000,000 shares of Common Stock, valued at $60,000. Mr. Kundnani is the director and owner of APL.

In January 2023, the Company sold 115,000,000 shares of Common Stock to Kundnani, a director, for $550,000. In January 2023, Eaglstein and Firoz transferred 1,100,000 and 400,000 shares, respectively, to Kundnani.

Series A Preferred Stock Transactions

On November 30, 2023, Kundnani purchased 2,500,000 Series A Preferred Stock of FDCTech for $2,500,000, and 50,000,000 shares of Common Stock of FDCTech for $5,500,000. As of September 30, 2023, the Company had 4,000,000 preferred shares issued and outstanding, with Eaglstein, Kundnani, and Hong holding 1,500,000, 1,500,000, and 1,000,000 shares, respectively.

On January 30, 2024, the Company’s board of directors adopted and approved the rescission and cancellation of (i) 1,000,000 shares of Series A Preferred Stock issued to Mitchell M. Eaglstein and (ii) 1,000,000 shares of Series A Preferred Stock issued to Felix R. Hong. Following these cancellations, Eaglstein and Kundnani hold 4,000,000 and 500,000 shares, respectively, of Series A Preferred Stock, representing 100% of all issued and outstanding Series A Preferred Stock.

Acquisitions of AML and APL (November 2023)

On November 30, 2023, the Company purchased 499 shares of Alchemy Markets Holdings Ltd (Alchemy BVI) from APSI Holdings Limited (“APSI”), previously known as Alchemy Prime Holdings Ltd (APHL), in exchange for 833,621 Series B Convertible Preferred Stock. No cash was exchanged. Kundnani, a related party, is the sole shareholder of APSI. As a result, the Company owns 100.00% of AML.

On November 30, 2023, the Company purchased 100.00% of all the issued and outstanding shares of APL, an FCA-regulated brokerage, from APSI in exchange for 966,379 Series B Convertible Preferred Stock. No cash was exchanged. Kundnani, a related party, is the sole shareholder of APSI.

F-73

NOTE 7. RELATED PARTY TRANSACTIONS (continued)

Series B Convertible Preferred Stock Issuances

In December 2023, Susan Eaglstein, mother of Mitchell Eaglstein, the Company’s CEO, provided $20,000 as a related party advance for working capital. As part of the consideration, the Company issued Ms. Eaglstein 10,000 Series B Convertible Preferred Shares in January 2024.

On January 4, 2024, the Company issued Series B Convertible Preferred Stock for services valued at $1.41 per share to the following related parties: 150,000 shares to Imran Firoz, CFO and Director; 50,000 shares to Gope S. Kundnani, Director; 150,000 shares to Mitchell M. Eaglstein, CEO and Director; 50,000 shares to FRH Group; 10,000 shares to William B. Barnett, Esq.; and 10,000 shares to Susan E. Eaglstein.

On February 7, 2025, the Company issued 10,000 Series B Convertible Preferred Stock to Nicky G. Kundnani for services valued at $1.41 per share.

Acquisition of Alchemy International Ltd. (October 2025)

On October 29, 2025, the Company completed the acquisition of 99.9% of the issued and outstanding shares of Alchemy International Ltd. (“AIL”), a securities dealer licensed by the Financial Services Authority of Seychelles (License SD136), from SYNC Capital Limited (“Seller”). The consideration was $2,000,000 cash. SYNC Capital Limited is wholly owned by Gope S. Kundnani, who is also a controlling shareholder of the Company. Accordingly, this acquisition constitutes a transaction between entities under common control within the meaning of ASC 805-50, and has been accounted for at the historical carrying amounts of AIL’s assets and liabilities. The difference between the consideration paid and the net book value of AIL attributable to the Company ($8,933,118) has been credited to Additional Paid-In Capital as a capital contribution from the controlling shareholder. See Note 2 — Significant Acquisitions.

This transaction was identified as a related-party transaction pursuant to Section 10.5 of the Share Purchase Agreement (“SPA”) and was reviewed and approved by an Audit Committee composed solely of independent, disinterested directors, with Kundnani and his affiliates recused, in compliance with SPA Section 10.6.

Post-Acquisition Related Party Balances — AIL and Alchemy DMCC

Following the acquisition of AIL, significant intercompany and related party balances arose in the consolidated balance sheet as a result of AIL’s pre-existing trading relationships with Alchemy Capital Markets Ltd. (ACM) and Alchemy DMCC, both related-party affiliates of Kundnani. These balances are described below.

At December 31, 2025, AIL carried a current account receivable of $37,579,900 due from Alchemy Capital Markets Ltd. and related affiliates, included within the Related Party Receivable line on the consolidated balance sheet. This balance reflects trading activity and liquidity arrangements conducted by AIL in the ordinary course of its operations as a securities dealer.

At December 31, 2025, AIL carried a current account payable of $25,512,642 due to Alchemy DMCC, a related-party affiliate, included within Related Party Advances on the consolidated balance sheet. Additionally, FDCTech at the parent level carried a payable of $536,504 to Alchemy DMCC. The terms and repayment conditions of these balances are subject to ongoing intercompany arrangements and are eliminated upon consolidation, where applicable.

Accrued Compensation — Executive Officers

At December 31, 2025, the Company had accrued but unpaid payroll obligations of $241,000 to Mitchell M. Eaglstein, CEO and Director, and $286,000 to Imran Firoz, CFO and Director (through Thinkatalyst LLC., a company controlled by Mr. Firoz), included within Accrued Expenses, Related Party on the consolidated balance sheet. No related-party interest expense was incurred for the fiscal years ended December 31, 2025, and 2024.

Planned Retirement of Series A Preferred Stock

In connection with the Company’s planned uplisting to a senior national securities exchange, immediately prior to the closing of the contemplated offering, all 4,500,000 shares of Series A Preferred Stock held by Eaglstein (4,000,000 shares) and Kundnani (500,000 shares) will be retired and cancelled. Holders of Series A Preferred Stock will not receive any cash consideration in connection with such retirement.

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NOTE 7. RELATED PARTY TRANSACTIONS (continued)

Summary of Related Party Balances

The following table summarizes related party balances included in the consolidated balance sheets as of December 31, 2025, and December 31, 2024 (as restated):

	December 31, 2025 (Restated)	December 31, 2024 (Restated)
Related party receivable (asset):
AIL – intercompany receivable (post-acquisition)	$37,579,900	$—
FDC – Related party receivables and advances	3,165,290	1,682,450
AML – due from related parties, net	(3,300,538)	—
FXPIG – due from	32,704	—
AIL – trade receivable (related party)	2,612,695	—
Total related party receivable	$40,090,051	$1,682,450

Related party advances (liability):
AIL – due to Alchemy DMCC (post-acquisition)	$25,512,642	$7,713,827
FDC – due to Alchemy DMCC	536,504	—
FDC – related party advances, net	33,000	33,000
ADS – related party loan	4,711	3,536
AML – due to AML US	720,644	140,682
ATECH – related party loan	—	101,795
Total related party advances	$29,197,470	$7,992,840

Accrued expenses, related party (liability):
Accrued payroll – Mitchell M. Eaglstein	$241,000	246,000
Accrued payroll – Imran Firoz	286,000	273,500
ATECH – accrued expenses	5,287	—
Other accrued, related party	—	—
Total accrued expenses, related party	$532,287	$519,500

The Company transacts with affiliated entities under common control and with other related parties. Related party balances as of December 31, 2025, and December 31, 2024 (restated) are summarized in the table above and described below.

(a) Related party receivables totaled $40,090,051 as of December 31, 2025, compared with $1,682,450 as of December 31, 2024. The December 31, 2025 balance consists principally of a $37,579,900 intercompany receivable from Alchemy International Limited (AIL) arising in connection with its post-acquisition consolidation, $3,165,290 of loan receivables and advances to FDC, a $2,612,695 trade receivable due from AIL, and $32,704 due from FXPIG, partially offset by a $(3,300,538) net balance presented within AML – due from related parties, net. The December 31, 2024, balance comprised $1,682,450 of FDC loan receivables and advances.

(b) Related party advances (liabilities) totaled $29,197,470 as of December 31, 2025, compared with $7,992,840 as of December 31, 2024. The December 31, 2025, balance includes $25,512,642 due to Alchemy DMCC from AIL and $536,504 due to Alchemy DMCC from FDC, both arising from the post-acquisition consolidation, $720,644 due to AML US, $33,000 of net related party advances from FDC, and $4,711 under the ADS related party loan. The December 31, 2024, balance comprised $7,713,827 due to Alchemy DMCC from AIL, $140,682 due to AML US, $101,795 under the ATECH related party loan, $33,000 of FDC related party advances, and $3,536 under the ADS related party loan.

(c) Accrued expenses due to related parties totaled $532,287 as of December 31, 2025, compared with $519,500 as of December 31, 2024. These amounts consist primarily of accrued payroll due to the Company’s officers, Mitchell M. Eaglstein ($241,000 and $246,000 as of December 31, 2025, and 2024, respectively) and Imran Firoz ($286,000 and $273,500 as of December 31, 2025 and 2024, respectively), together with $5,287 of accrued expenses due to ATECH as of December 31, 2025.

NOTE 8. LINE OF CREDIT

Since June 2016, the Company has maintained an unsecured revolving line of credit of $40,000 from Bank of America to fund various purchases and travel expenses. The line of credit has an average interest rate for purchases of 12% and a cash advance rate of 25%, as of December 31, 2025.

Since October 2024, the Company has maintained an additional unsecured revolving line of credit with no preset spending limit, meaning the spending limit is flexible. The pay-over-time limit is $45,000. The credit line has an average purchase interest rate of 28% as of December 31, 2025.

At December 31, 2025, the Company complies with the terms and conditions of both credit lines. At December 31, 2025, and 2024, the aggregate outstanding balance was $111,352 and $115,337, respectively.

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NOTE 9. NOTES PAYABLE – RELATED PARTY

Business Acquisition Loan — Seller’s Note

At December 31, 2024, the Company carried a business acquisition loan of $350,000 in connection with a prior acquisition. During the fiscal year ended December 31, 2025, the Company recorded an additional $2,000,000 obligation in connection with the acquisition of Alchemy International Ltd. (“AIL”), representing the cash consideration paid to SYNC Capital Limited pursuant to the Share Purchase Agreement dated October 29, 2025. At December 31, 2025, the total outstanding balance of the business acquisition loan was $2,350,000. The maturity of the $2,000,000 loan obligation was extended to June 30, 2026.

Accrued interest on the business acquisition loan was $14,000 as of December 31, 2025, included within Accrued Interest — Non-Current on the consolidated balance sheet. See Note 7 — Related Party Transactions and Note 2 — Significant Acquisitions for further details regarding the AIL acquisition.

SBA Loan

On May 22, 2020, the Company received $144,900 under the Small Business Administration (“SBA”) Economic Injury Disaster Loan program. The loan bears interest at 3.75% per annum and requires monthly installment payments of $707, including principal and interest, beginning twelve (12) months from the promissory note date. The loan matures thirty (30) years from the promissory note date. At December 31, 2025, and 2024, the outstanding balance was $105,678 and $114,184, respectively, classified as non-current on the consolidated balance sheet.

CARES Act — Paycheck Protection Program (PPP Note)

On May 1, 2020, the Company received proceeds of $50,632 under the Paycheck Protection Program pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Note carried a fixed interest rate of 1.00% per annum. During the fiscal year ended December 31, 2025, the Company repaid the remaining outstanding balance in full. At December 31, 2025, the PPP Note outstanding balance was $0. At December 31, 2024, the outstanding balance was $5,661.

AJB Capital Promissory Note (Fully Retired)

On January 27, 2022, the Company entered into a promissory note with AJB Capital Investments, LLC for $550,000 at a coupon of 10%, maturing July 27, 2022. The note was fully repaid in February 2023. On December 27, 2023, the Company redeemed the associated warrants issued as part of the original agreement for cash payments of $100,000 (paid at execution) and $100,000 (paid on or before January 26, 2024), together with the issuance of 5,000,000 restricted shares of Common Stock on January 2, 2024. At December 31, 2025, and 2024, there was no outstanding balance under the AJB Capital arrangement.

Economic Injury Disaster Loan (EIDL) Grant

On May 14, 2020, the Company received $4,000 as an Economic Injury Disaster Loan emergency grant under the CARES Act. As this grant is forgivable and requires no repayment, the Company recorded it as other income. There was no outstanding repayment obligation as of December 31, 2025, or 2024.

Summary of Outstanding Loan Balances

The following table summarizes outstanding loan and note balances as of December 31, 2025, and 2024:

	December 31, 2025 (Restated)	December 31, 2024 (Restated)
Outstanding loan and note payable balances:
Business acquisition loans (Seller’s note)	$2,350,000	$350,000
SBA loan (non-current)	105,678	114,184
PPP loan	—	5,661
AJB promissory note	—	—

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NOTE 10. COMMITMENTS AND CONTINGENCIES

Office Facility and Other Operating Leases

At December 31, 2025, the Company and its subsidiaries operate offices across multiple jurisdictions. Leases that qualify under ASC 842 are recognized on the consolidated balance sheet as Right-of-Use (“ROU”) assets and corresponding lease liabilities. At December 31, 2025, the ROU asset was $811,038, current operating lease liabilities were $165,692, and non-current operating lease liabilities were $364,655. The weighted-average remaining lease term for qualifying operating leases was approximately 1.1 years, and the weighted-average discount rate was approximately 5.5%. Service contracts and month-to-month arrangements that do not qualify as leases under ASC 842 are expensed as incurred and included in General and Administrative expenses.

Irvine, California, USA (Company Headquarters)

Effective October 29, 2019, to the present, the Company leases office space at 200 Spectrum Center Drive, Suite 300, Irvine, CA 92618, on a month-to-month basis. The Company may terminate the agreement by delivering an exit form at least one calendar month prior to the intended termination month. The monthly membership fee is $95. This agreement is classified as a service contract rather than a lease under ASC 842, and payments are recognized as operating expenses.

Brisbane, Australia (ADS Office)

Effective January 1, 2024, to the present, ADS leases office space at Level 38/71 Eagle St, Brisbane City, QLD 4000, Australia, on a month-to-month basis. The monthly membership fee is approximately $125. This agreement is classified as a service contract rather than a lease under ASC 842, and payments are recognized as operating expenses.

Limassol, Cyprus (Company’s Executive Rental)

From July 2023 to the present, the Company has leased office and residential space in the Limassol District, Cyprus, from an unrelated party, at a monthly rent of approximately $3,500, included in General and Administrative expenses. This agreement is classified as a residential rental contract rather than a commercial lease and does not create an ROU asset under ASC 842.

Limassol, Cyprus (ATECH Office)

Effective August 26, 2024, AlchemyTech Ltd. (“ATECH”) entered into a Sublease Agreement for office premises located at 10A-10C Eleftheriou Venizelou Street, Limassol, Cyprus, with Aldeon Property Partners Ltd. as Sublessor, and FDCTech, Inc. acting as Guarantor. The lease term is twenty-four (24) months, commencing October 1, 2024, and expiring September 30, 2026, with an option to extend for up to two additional two-year terms at a 5% rent increase per renewal period. Monthly rent is €8,000 (approximately $8,600) plus VAT, for a total lease commitment of €192,000. This agreement qualifies as a lease under ASC 842, and the Company has recognized an ROU asset and corresponding lease liability on its consolidated balance sheet.

St. Julian, Malta (AML Office)

Effective July 11, 2024, to the present, AML leases office space with Regus Malta at Portomaso Business Centre, Portomaso, St. Julian, PTM01, Malta, on a month-to-month basis. The monthly membership fee is €1,659. This agreement is classified as a service contract rather than a lease under ASC 842, and payments are recognized as operating expenses.

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NOTE 10. COMMITMENTS AND CONTINGENCIES (continued)

Tel Aviv, Israel (AML Sales Office)

Effective July 1, 2023, AML entered into a service agreement with Mindspace Ltd. for office space and related services at Menachem Begin 11, Ramat Gan, Israel, on a monthly auto-renewing basis. The monthly fee is $4,500 (including VAT), with a security deposit of $6,300. AML does not have exclusive control over a specific unit. This agreement does not create a lease under ASC 842 and is accounted for as a service contract.

London, United Kingdom (APL Office)

Effective December 20, 2024, Alchemy Prime Limited (“APL”) entered into a lease agreement for office space at the Fifth Floor, 142 Central Street, Clerkenwell, London, EC1V 8AR, with Agop Tanielian and Hourig Mercedes Tanielian as landlords. The lease has a fixed term of five years, expiring in 2029, with an annual rent of £112,500 (approximately $12,000 per month), payable in quarterly installments. The lease includes a Break Clause exercisable on or after 2026, subject to four months’ prior written notice. APL is liable for service charges, insurance rent, and reinstatement obligations upon termination. This agreement qualifies as a lease under ASC 842, and the Company has recognized an ROU asset and corresponding lease liability on its consolidated balance sheet.

Terminated Leases

Limassol, Cyprus (Ecastica)

From October 2023 to August 2024, the Company leased office space in the Limassol District, Cyprus, for the intended establishment of AlchemyTech Ltd. The monthly rent was approximately $1,000, and the down payment was approximately $6,300, included in General and Administrative expenses. The lease was terminated in August 2024.

Chelyabinsk, Russia

From April 2019 to August 2022, the Company leased office space in Chelyabinsk, Russia, at $500 per month for software development and technical support. The Company closed its Russian offices in August 2022 and relocated the team to Turkey, and subsequently to Kazakhstan in April 2023. This lease has been fully terminated.

Rental expenses for all operating leases and service contracts are included in General and Administrative expenses.

Employment Agreement

The Company compensates its key executives as independent contractors. Eaglstein, Firoz, and Platt commit one hundred percent (100%) of their time to the Company. The Company has not formalized performance bonuses or other incentive plans. Each executive is paid at the beginning of each month. From September 2018 through September 30, 2020, the Company paid monthly compensation of $5,000 to its CEO and CFO, respectively. Effective October 1, 2020, the Company increased the monthly compensation to $12,000. Effective January 1, 2023, the Company pays $15,000 monthly to its CEO and CFO.

The Company is not currently a party to any formal employment agreement and has no compensation agreement with any officer or director. The Company plans to enter into employment agreements with its officers in connection with the planned uplisting to a senior national securities exchange.

Accrued Interest

At December 31, 2025, and December 31, 2024, the cumulative accrued interest on SBA and other loans, classified as non-current on the consolidated balance sheet, was $42,396 and $70,493, respectively.

Legal Proceedings

The Company discloses a loss contingency if there is at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of a loss related to pending legal proceedings when the loss is probable, and the amount can be reasonably estimated. When the Company can only reasonably estimate a range of losses with no best estimate, it records the minimum estimated liability. As additional information becomes available, the Company reassesses the potential liability related to pending legal proceedings, revises its estimates, and updates its disclosures accordingly. Legal costs associated with defending the Company are recorded as expenses when incurred.

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NOTE 10. COMMITMENTS AND CONTINGENCIES (continued)

The Company and its subsidiaries are involved in the following legal proceedings:

Asher Alkoby, et al. v. FDCTech

This action is pending in the London Circuit Commercial Court under Claim Number LM-2024-000330 as of December 9, 2024. The claimants are Asher Alkoby and other former shareholders of Alchemy Markets Ltd. (“AML”), a Malta-incorporated broker that FDCTech acquired in June 2023. Following completion of the acquisition, the Company discovered that the target company had anti-money laundering deficiencies in 2019, for which the Financial Intelligence Analysis Unit fined it. An external audit also revealed that prior shareholders had taken loans from the company that were never repaid, resulting in net capital lower than disclosed during negotiations. Based on these findings, FDCTech withheld the final payment to the sellers.

The claimants are seeking approximately $1.02 million, which they allege is owing under the Share Sale Agreement, which they seek to rectify to make it legally enforceable. The Company has counterclaimed for a declaration that the Share Sale Agreement is ineffective and unenforceable and seeks repayment of $915,000 paid to the sellers. On October 17, 2025, the Court granted the claimants permission to amend their claim to include a third claimant. The Company has prepared an Amended Defense and Counterclaim through Counsel, served May 9, 2025. A Costs and Case Management Conference took place on November 17, 2025, with directions given toward a trial scheduled during November 2026.

FDCTech, Inc. v. Intelligenceline.com, Fintelegram.com, et al.

This action is pending in the Superior Court of California, County of Orange. FDCTech alleges that the defendants, through their websites Intelligenceline.com, Fintelegram.com, and Criticalintel.com, published false and defamatory statements accusing the Company of fraud, illegal conduct, and regulatory violations, causing significant reputational and financial harm, including lost business opportunities. FDCTech further alleges that the defendants engaged in an extortion scheme by demanding payment for the removal of defamatory content. The complaint asserts claims for defamation per se, defamation per quod, trade libel, and false light, seeking damages and injunctive relief. The complaint was filed in 2025 and had not yet been served as of December 31, 2025. A hearing took place on December 15, 2025, at which the court instructed FDCTech to conduct further investigation as to the beneficial owner of Intelligenceline.com.

Alchemy Markets Ltd. v. Il-Korp għall-Analizi ta’ Informazzjoni Finanzjarja (Ref: 104/2023)

This appeal is pending before the Court of Appeal (Inferior Jurisdiction) in Malta. On September 23, 2023, the Financial Intelligence Analysis Unit (“FIAU”) imposed an administrative penalty of €419,997 and a follow-up directive on Alchemy Markets Ltd. (formerly NSFX Limited), a subsidiary of the Company, based on a compliance examination conducted between November 25, 2019, and December 5, 2019 — approximately four years prior to the decision and under different ownership and control. The Company filed this appeal on October 19, 2023, challenging the decision-making process, the law on which the penalty was based, and asserting that the penalty is arbitrary and excessive. The case is in the evidentiary production stage. On October 24, 2025, a hearing was held for the Company to present further evidence. An additional hearing has been scheduled for July 31, 2026, for the FIAU to cross-examine the Company’s witnesses before Madam Justice Rachel Montebello, following which the matter will be adjourned for final legal submissions.

Alchemy Markets Ltd. v. L-Avukat tal-Istat u Il-Korp għall-Analizi ta’ Informazzjoni Finanzjarja (Ref: 159/2024)

This constitutional challenge is pending before the First Hall Civil Court (Constitutional Jurisdiction) in Malta and relates to the same September 23, 2023, FIAU decision described above. The Company filed this application on April 2, 2024, challenging: (i) the composition of the FIAU and its enabling legislation; (ii) decision-making processes alleged to breach the Company’s fundamental right to a fair hearing; and (iii) that the penal nature of the penalty was imposed in breach of the Constitution of Malta without adjudication by an independent court. The Company requests the Constitutional Court to set aside the FIAU decision in its entirety. The first procedural hearing took place on May 7, 2024. The First Hall Civil Court (Constitutional Jurisdiction) has, in various instances, pronounced that administrative penalties imposed by the FIAU are more akin to penal sanctions and that subject persons should be afforded the full rights of an accused under criminal law, consistently quashing FIAU decisions on this basis. The case remains pending as of January 21, 2026; the next hearing is set for January 28, 2026.

The Company believes it has meritorious defenses and counterclaims in all of the above matters and intends to defend them vigorously. However, litigation is inherently uncertain, and the Company cannot predict the outcome of these proceedings with certainty. No additional materials are pending legal or governmental proceedings other than ordinary routine litigation incidental to the business.

Tax Compliance Matters

From inception to date, the Company’s officers have been compensated as independent contractors. As a result, as of December 31, 2025, the Company believes payroll tax liabilities are not material. The Company’s federal taxes are compliant with the Internal Revenue Service regulations.

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NOTE 11. RESTRICTED CASH — CLIENT FUNDS (SEGREGATED)

(a) Nature and Accounting Policy

Certain of the Company’s regulated brokerage subsidiaries “hold” funds on behalf of clients in connection with foreign exchange (“FX”), contracts for difference (“CFD”), and other financial trading activities. Restricted cash — client funds (segregated) or Client funds represent trading deposits and margin balances placed by clients with the applicable subsidiary and are required by regulation to be maintained in segregated accounts separate from the Company’s own corporate funds.

In accordance with applicable regulatory requirements and consistent with the guidance under ASC 940, “Financial Services–Brokers and Dealers,” the Company presents client funds as a separately captioned asset on the consolidated balance sheet, with an equal and offsetting client funds payable recognized as a current liability. Client funds are not offset against the corresponding liability in the consolidated balance sheet, as the conditions for right-of-setoff under ASC 210-20 are not met. The balances are carried at the amounts deposited or received, which approximates fair value.

Client funds are not available for the Company’s general corporate purposes and do not form part of the Company’s unrestricted cash and cash equivalents. Recognition and derecognition of client funds balances occur upon receipt or disbursement of funds to or from the segregated client accounts.

(b) Regulated Entities Holding Client Funds

At December 31, 2025, client funds are held by the following regulated subsidiaries of the Company:

●	Alchemy Markets Ltd. (“AML”) – a company incorporated in Malta and authorized and regulated by the Malta Financial Services Authority (“MFSA”) as an investment services firm. AML is required to maintain client money in segregated accounts pursuant to the MFSA Client Money Rules and the European Union’s Markets in Financial Instruments Directive II (“MiFID II”).

●	Alchemy Prime Limited (“APL”) – a company incorporated in the United Kingdom and authorized and regulated by the Financial Conduct Authority (“FCA”) as an investment firm. APL is subject to the FCA Client Assets Sourcebook (“CASS”) rules, which prescribe strict segregation, reconciliation, and disclosure requirements for client money.

●	Alchemy International Limited (“AIL”) – a company incorporated in the Republic of Seychelles and licensed by the Financial Services Authority of Seychelles (“FSA Seychelles”) as a securities dealer. AIL is required to maintain client deposits in accounts designated for client funds in accordance with FSA Seychelles regulatory requirements. AIL was acquired by the Company on October 29, 2025, and is consolidated from that date. Client funds attributable to AIL are included in the December 31, 2025, balances set forth below.

Client funds held by each subsidiary are maintained in bank accounts designated exclusively for client money. Each entity performs daily internal reconciliations to ensure that client money balances agree with the amounts standing to the credit of clients.

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NOTE 11. RESTRICTED CASH — CLIENT FUNDS (SEGREGATED) (continued)

(c) Classification of Client Funds

The Company classifies client funds into two categories in accordance with applicable regulatory frameworks:

(i)	Retail Client Funds – funds held on behalf of retail clients as defined under MiFID II and equivalent UK regulatory standards. Retail client funds are subject to the highest level of segregation and investor protection requirements.

(ii)	Professional / Title Transfer Collateral Arrangement (“TTCA”) Client Funds – funds held on behalf of professional clients, including those subject to TTCA arrangements pursuant to which legal title to the funds has been transferred to the subsidiary. TTCA funds are subject to regulatory requirements applicable to professional client classifications.

(d) Reconciliation of total cash, cash equivalents, and restricted cash:

	December 31, 2025 (Restated)	December 31, 2024 (Restated)
Cash and cash equivalents	$11,855,861	$13,850,168
Restricted cash — client funds (segregated)	$5,813,888	$11,526,789
Total cash and cash equivalents (including segregated client funds)	$17,669,749	$25,376,957

Amounts included in client funds — segregated represent monies held by the Company’s regulated brokerage subsidiaries on behalf of clients in segregated accounts pursuant to applicable regulatory requirements and are restricted as to use. These amounts are presented as a separately captioned restricted asset on the consolidated balance sheets and, in accordance with ASC 230-10-50-8, are included within cash, cash equivalents, and restricted cash for purposes of the consolidated statements of cash flows. The table above reconciles cash and client funds — segregated reported within the consolidated balance sheets to the total cash, cash equivalents, and restricted cash reported on the consolidated statements of cash flows for each period presented. Changes in the corresponding client funds payable liability are reflected within net cash provided by (used in) operating activities.

(e) Consolidated Restricted cash — client funds (segregated) Balances

The following table sets forth the Restricted cash — client funds (segregated) and the corresponding client funds payable as presented in the consolidated balance sheets as of December 31, 2025, and December 31, 2024:

	December 31, 2025	December 31, 2024
Restricted cash — client funds (segregated)	$5,813,888	$11,526,789
Client funds payable – liability	(5,813,888)	(11,526,789)
Net impact on stockholders’ equity	$—	$—

As the Restricted cash — client funds (segregated) and the client funds payable are equal in all periods presented, the gross presentation has no net effect on total stockholders’ equity. The decrease in client funds from $11,526,789 as of December 31, 2024 to $5,813,888 as of December 31, 2025, representing a decrease of $5,712,901 (49.6%), is primarily attributable to: attributing it to net client withdrawals and reduced margin deposits, partially offset by AIL’s client funds added on acquisition.

(f) Relationship to Restatement of FY2024 Financial Statements

As described in Note 4 (Restatement of Previously Issued Financial Statements), the Company identified in fiscal year 2025 that certain client fund balances had been incorrectly included within the Company’s general unrestricted cash balances in the previously issued financial statements for the year ended December 31, 2024. Specifically:

(i)	Client funds aggregating $3,500,000 belonging to Alchemy Prime Limited (APL) and held within the cash account of Alchemy Markets Ltd. (AML) (designated as the liquidity provider account) were identified as having been recorded within AML’s general cash balance rather than as a separately designated client funds account. This reclassification transfers the balance from AML’s unrestricted cash to a client funds account, reflecting the substance of the arrangement whereby AML holds these funds as custodian on behalf of APL’s clients. The adjustment does not affect consolidated net income or total stockholders’ equity; however, it reduces unrestricted cash and correspondingly increases the Restricted cash — client funds (segregated) balance within the consolidated balance sheet.

(ii)	Assets totaling $3,574,201 (EUR 3,453,334) at the applicable period-end exchange rate, held by AML on behalf of an external third-party counterparty, were identified as having been included within AML’s cash on hand balance (Account 1028). These assets represent funds belonging to an external party and do not constitute assets of the Company. Such amounts are required to be reclassified from cash on hand to a client funds or third-party custodial asset account, with a corresponding liability recognized, to properly reflect the Company’s role as custodian of those funds. This adjustment removes third-party assets from the Company’s cash balance and presents them within a client funds or custodial asset classification, with a corresponding recognition of amounts due to the external party. The reclassification does not affect consolidated net income, net revenue, or total stockholders’ equity.

Both reclassifications were effected as part of the restatement of December 31, 2024, consolidated financial statements. Neither adjustment affected the Company’s consolidated net income, total stockholders’ equity, or revenues for any period presented. Readers are directed to Note 4 for a complete quantitative reconciliation of the restated amounts.

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NOTE 11. RESTRICTED CASH — CLIENT FUNDS (SEGREGATED) (continued)

(g) Restrictions and Use of Client Funds

Client funds held by the Company’s regulated subsidiaries are subject to the following restrictions:

(i)	Client funds may not be used to meet the Company’s own operational expenses, capital requirements, or any other general corporate purpose.

(ii)	Each regulated subsidiary is required to maintain, at all times, sufficient liquid assets in segregated client accounts equal to or exceeding the aggregate client funds liability.

(iii)	In the event of insolvency of a regulated subsidiary, client funds held in properly segregated accounts are generally protected from the claims of the subsidiary’s general creditors under applicable regulatory and insolvency regimes.

Accordingly, client funds are excluded from the Company’s liquidity analysis and are not considered available for general corporate purposes. At December 31, 2025, we held total cash and cash equivalents of $17,669,749, consisting of $11,855,861 of unrestricted cash and $5,813,888 of segregated client funds, of which $15,258,896 in aggregate was held at liquidity providers.

NOTE 12. STOCKHOLDERS’ EQUITY (DEFICIT)

Authorized Shares

On February 12, 2021, the Company filed a Certificate of Amendment with the Secretary of State of Delaware to increase the authorized shares to 260,000,000, consisting of 250,000,000 shares of Common Stock (par value $0.0001) and 10,000,000 shares of Preferred Stock (par value $0.0001).

On February 17, 2022, the Company filed an Information Statement pursuant to Section 14C of the Securities Exchange Act of 1934 to increase the authorized Common Stock from 250,000,000 to 500,000,000 shares and to approve the Company’s 2022 Equity Plan. The Approving Stockholders (common stock only) owned 96,778,105 shares, representing 64.62% of the total issued and outstanding voting power of the Company.

On March 12, 2024, the Company filed an Information Statement to increase the authorized Common Stock from 500,000,000 to 1,000,000,000 shares, to authorize a reverse stock split in a ratio of not less than 1-for-10 and not more than 1-for-50 at any time prior to June 30, 2024, and to approve the Company’s 2023 Stock Incentive Plan. The Approving Stockholders (common stock only) owned 280,102,413 shares, representing 72% of the total issued and outstanding voting power of the Company. The Board retains authority to abandon either Corporate Action prior to its effective date.

On September 4, 2025, the Board and the holders of a majority of the Company’s voting stock approved the following corporate actions by written consent pursuant to Sections 228 and 242 of the Delaware General Corporation Law: (i) an increase in the authorized Common Stock from 500,000,000 to 750,000,000 shares; and (ii) an increase in the authorized Preferred (Series A and Series B) Stock from 10,000,000 to 15,000,000 shares; and (iii) authorization for the Board to implement a reverse stock split of all outstanding Common Stock in a ratio of not less than 1-for-10 and not more than 1-for-100 at any time prior to June 30, 2026, at its discretion. The Approving Stockholders (common stock and Series A Preferred) owned 370,128,105 shares, representing 87.6% of the total issued and outstanding voting power. Each Corporate Action became effective on or about the 20th calendar day after the Information Statement was mailed to stockholders.

At December 31, 2025, and 2024, the Company’s authorized capital stock consists of 15,000,000 shares of Preferred Stock (par value $0.0001) and 750,000,000 shares of Common Stock (par value $0.0001).

At December 31, 2025, and 2024, the Company had 423,084,729 and 391,084,729 shares of Common Stock issued and outstanding, respectively. Of the 423,084,729 shares outstanding as of December 31, 2025, 371,861,597 shares are restricted, and 50,723,132 shares are unrestricted.

At December 31, 2025, and 2024, the Company had 4,500,000 and 4,500,000 shares of Series A Preferred Stock issued and outstanding, respectively.

At December 31, 2025, and 2024, the Company had 2,371,844 and 2,361,844 shares of Series B Convertible Preferred Stock issued and outstanding, respectively.

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NOTE 12. STOCKHOLDERS’ DEFICIT (continued)

Series A Preferred Stock

The percentages below are calculated based on 4,500,000 shares of our Series A Preferred Stock issued and outstanding for the fiscal year ended December 31, 2024.

Name and Address(1)	Title of Class (4)	Number of Shares Beneficially Owned	Percent of Class
Mitch Eaglstein	Series A Preferred	500,000	11.11%
Gope S. Kundnani (5)	Series A Preferred	4,000,000	88.89%
Officers and Directors as a group (2 persons)	Series A Preferred	4,500,000	100.00%

(4)	Series A Preferred stock is entitled to fifty (50) non-cumulative votes per share on all matters presented to stockholders for action. On December 12, 2016, the Board agreed to issue 2,600,000, 400,000, and 1,000,000 shares of Preferred Stock to Mitchell Eaglstein, Imran Firoz, and Felix R. Hong, respectively, as the founders, in consideration of services rendered to the Company. As of December 31, 2022, the Company had 4,000,000 preferred shares issued and outstanding.

(5)	In January 2023, Eaglstein and Firoz transferred 1,100,000 and 400,000 shares to Gope S. Kundnani, the Director of the Company. As of September 30, 2023, the Company had 4,000,000 preferred shares issued and outstanding, with Eaglstein, Kundnani, and Hong holding 1,500,000, 1,500,000, and 1,000,000 shares, respectively.

On November 30, 2023, the Company issued 2,500,000 Series A Preferred Stock to Kundnani, valued at $2,500,000. The Company will receive $2,500,000 in direct investment from Alchemy Prime Holdings Shareholder for Series A Preferred, valued at $1.00 per share.

On January 30, 2024, the Company’s board of directors adopted and approved the rescission and cancellation of (i) 1,000,000 shares of Series A Preferred Stock of the Company issued to Mitchell M. Eaglstein and (ii) 1,000,000 shares of Series A Preferred Stock of the Company issued to Felix R Hong.

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NOTE 12. STOCKHOLDERS’ DEFICIT (continued)

Series B Preferred Stock

The percentages below are calculated based on 2,371,844 shares of our Series B Preferred Stock issued and outstanding for the fiscal year ended December 31, 2025.

Name and Address(1)	Title of Class (6)	Number of Shares Beneficially Owned	Percent of Class
Alchemy Prime Holdings Ltd.	Series B Preferred	1,800,000	75.90%
Gope S. Kundnani	Series B Preferred	191,844	8.09%
Mitchell M. Eaglstein	Series B Preferred	150,000	6.32%
Imran Firoz	Series B Preferred	150,000	6.32%
FRH Group	Series B Preferred	50,000	2.11%
William B. Barnett	Series B Preferred	10,000	0.42%
Susan E. Eaglstein	Series B Preferred	10,000	0.42%
Nicky G. Kundnani	Series B Preferred	10,000	0.42%
Officers and Directors as a group (3 persons)	Series B Preferred	2,291,844	96.63%

(6)	The Series B Preferred Stock is non-dilutive and is not subject to stock splits or any other adjustments to the Company’s common stock. Each share of Series B Preferred Stock can be converted into 100 shares of the Company’s common stock at any time by the holder of such shares. Series B Preferred Stock is entitled to one (1) vote per share on all matters presented to stockholders for action. As a result, 2,371,844 Series B Preferred Stock represents a 0.38% voting percentage on a fully diluted vote per share basis.

On November 30, 2023, the Company issued 1,800,000 Series B Preferred Stock to Kundnani, valued at $2,538,000, for the purchase of 49.90% of AML and 100% of APL.

On January 4, 2024, the Company issued 150,000 Series B preferred stock to Mitchell M. Eaglstein, CEO and Director, for services valued at $1.41 per share.

On January 4, 2024, the Company issued 150,000 Series B preferred stock to Imran Firoz, CFO and Director, for services valued at $1.41 per share.

On January 4, 2024, the Company issued 50,000 Series B preferred stock to FRH Group for services valued at $1.41 per share.

On January 4, 2024, the Company issued 10,000 Series B preferred stock to William B. Barnett, Esq., for services valued at $1.41 per share.

On January 4, 2024, the Company issued 10,000 Series B preferred stock to Susan E. Eaglstein for services valued at $1.41 per share.

On January 4, 2024, the Company issued 50,000 Series B preferred stock to Gope S. Kundnani for services valued at $1.41 per share.

On January 30, 2024, the Company issued 141,844 Series B preferred stock to Gope S. Kundnani for cash valued at $1.41 per share.

On February 07, 2025, the Company issued 10,000 Series B preferred stock to Nicky G. Kundnani for services valued at $1.41 per share.

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NOTE 12. STOCKHOLDERS’ DEFICIT (continued)

Common Stock

The following summarizes significant Common Stock issuances since the Company’s inception through December 31, 2025:

On January 21, 2016, the Company collectively issued 30,000,000 and 5,310,000 common shares at par value to Mitchell Eaglstein and Imran Firoz, respectively, as founders, in consideration of services rendered.

On December 12, 2016, the Company issued 28,600,000 common shares to the remaining two founding members.

On March 15, 2017, the Company issued 1,000,000 restricted common shares for platform development valued at $50,000, and 1,500,000 restricted common shares for professional services to three individuals valued at $75,000.

On March 17, 2017, the Company issued 1,000,000 shares to Susan Eaglstein for cash of $50,000. On March 21, 2017, the Company issued 400,000 shares to Bret Eaglstein for cash of $20,000. Ms. Eaglstein and Mr. Eaglstein are the mother and brother of Mitchell Eaglstein, the CEO and director.

From July 1, 2017, to October 3, 2017, the Company issued 653,332 units under its Offering Memorandum for cash of $98,000, where each unit consisted of one share of Common Stock and one Class A warrant.

On October 31, 2017, the Company issued 70,000 restricted common shares to management consultants valued at $10,500.

On January 15, 2019, the Company issued 60,000 restricted common shares for professional services to eight consultants valued at $9,000.

From January 29, 2019, to February 15, 2019, the Company issued 33,000 registered shares for cash of $4,950. On February 26, 2019, the Company filed Post-Effective Amendment No. 1 to its Form S-1, removing from registration all shares that were offered but not sold.

On June 3, 2020, the Company issued 2,745,053 shares to Benchmark Investments, Inc. at $0.25 per share, valued at $686,263, for financial advisory services. On August 25, 2020, the engagement was terminated, and the Broker-Dealer returned the 2,745,053 shares.

On October 1, 2020, the Company issued 250,000 restricted common shares to a digital marketing consultant valued at $30,000.

On January 31, 2021, the Company issued 2,300,000 restricted common shares to two consultants for professional services valued at $621,000.

On February 22, 2021, the Company eliminated all four FRH Group convertible notes totaling $1,256,908 by issuing 12,569,080 unregistered common shares. FRH assigned the shares to FRH Group Corporation.

On May 19, 2021, the Company issued 1,750,000 restricted common shares to a consultant for professional services valued at $350,000.

On June 2, 2021, the Company issued 1,750,000 restricted common shares under the Genesis Agreement valued at $437,500. As the Genesis Agreement did not materialize, the consultant returned the shares to the treasury.

On June 15, 2021, the Company issued 100,000 restricted common shares to a board member for services valued at $21,000. On July 6, 2021, the Company issued a further 100,000 restricted common shares to a board member for services valued at $22,000.

On July 20, 2021, the Company issued 545,852 restricted common shares to a consultant for professional services valued at $98,253.

On October 4, 2021, the Company filed a prospectus related to the resale of shares to White Lion and AD Securities America, LLC. The Company issued 2,000,000 shares to AD Securities America, LLC for $200,000 and 670,000 registered shares to White Lion as consideration shares valued at $80,400.

On October 5, 2021, the Company issued 1,500,000 restricted common shares to a consultant for professional services valued at $164,250.

In November 2021, the Company issued 750,000 registered shares to White Lion for cash of $62,375.

On December 22, 2021, the Company issued 45,000,000 restricted common shares to ADFP to acquire a 51.00% controlling interest in AD Advisory Service Pty Ltd.

In December 2021, the Company issued 5,650,000 restricted common shares to two board members, a consultant, and two officers for services and software development valued at $169,500.

On January 4, 2022, the Company issued 1,500,000 restricted common shares to a consultant for professional services valued at $93,750. From January 4 to February 10, 2022, the Company issued 2,500,000 registered shares to White Lion for cash of $114,185.

On January 27, 2022, the Company issued 2,214,286 common shares valued at $71,521 upon execution of the AJB Capital promissory note, together with 1,000,000 three-year cash warrants priced at $0.30 as the incentive fee.

On July 31, 2022, the Company issued 250,000 restricted common shares to a consultant for professional services valued at $9,475.

On September 30, 2022, the Company issued 30,000,000 restricted common shares for cash valued at $300,000, and 5,000,000 restricted common shares to Gope S. Kundnani for services valued at $60,000.

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NOTE 12. STOCKHOLDERS’ DEFICIT (continued)

On December 12, 2022, the Company issued 20,000,000 restricted common shares to two officers for services valued at $166,000. On December 15, 2022, the Company issued 8,000,000 restricted common shares to two officers for services valued at $76,000.

On January 25, 2023, the Company issued 5,309,179 restricted common shares to AJB as compensation for consideration shares related to the AJB Note, valued at $60,525, and 115,000,000 restricted common shares for cash valued at $550,000.

On March 28, 2023, the Company issued 2,000,000 restricted common shares for cash valued at $20,000.

On November 30, 2023, the Company issued 50,000,000 restricted common shares to Kundnani for cash valued at $5,500,000.

On December 27, 2023, the Company issued 5,000,000 restricted common shares to AJB Capital in exchange for the redemption of warrants, valued at $90,000.

On May 9, 2024, the Company issued 2,000,000 shares for cash of $20,000.

On January 1, 2025, the Company issued 32,000,000 restricted common shares to employees of its subsidiaries for services rendered, valued at $35,200. The shares were issued to Robert W. Winters (30,000,000 shares), Shimon Kogan (1,000,000 shares), and Patrick G. Cann (1,000,000 shares).

Additional Paid-In Capital — AIL Common Control Acquisition

In connection with the acquisition of Alchemy International Ltd. on October 29, 2025, the Company recorded an increase to Additional Paid-In Capital of $9,969,735, representing the excess of AIL’s net book value at acquisition over the $2,000,000 cash consideration paid, net of non-controlling interest recognized. This amount represents a capital contribution from the controlling shareholder, Gope S. Kundnani, and is accounted for under ASC 805-50. See Note 2 — Significant Acquisitions and Note 7 — Related Party Transactions for further details.

Subscription Receivable

At December 31, 2025, and 2024, the Company has a subscription receivable of $8,000,000, recorded as a contra-equity item within stockholders’ equity, representing shares issued for which the consideration has not yet been received.

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NOTE 13. WARRANTS

On January 27, 2022, in connection with the AJB Capital promissory note, the Company issued 1,000,000 three-year cash warrants (“AJB Warrants”) priced at $0.30 per share, together with 2,214,286 shares of Common Stock valued at $71,521, as the incentive fee upon execution of the agreement.

The AJB Warrants were fully redeemed on December 27, 2023, pursuant to a warrant redemption agreement on the following terms: (i) cash payment of $100,000 paid at execution; (ii) a second cash payment of $100,000 paid on or before January 26, 2024; and (iii) the issuance of 5,000,000 restricted shares of Common Stock on January 2, 2024, valued at $90,000. All obligations under the warrant redemption agreement were satisfied in full by January 2024.

At December 31, 2025, and 2024, there were no warrants issued or outstanding. The Company has no equity compensation plans under which warrants or options are currently authorized for issuance.

NOTE 14. COMPREHENSIVE INCOME

The Company’s other comprehensive income (loss) (“OCI”) consists of foreign currency translation adjustments arising from those subsidiaries that do not use the U.S. dollar as their functional currency — AD Advisory Services Pty Ltd. (ADS, Australian dollar), Alchemy Markets Ltd. (AML, euro), Alchemy Prime Limited (APL, pound sterling), Alchemytech Ltd. (ATECH, euro), and, from the fourth quarter of 2025, Alchemy International Ltd. (AIL). These adjustments are recorded, net of tax, in accumulated other comprehensive income (loss) (“AOCI”) within stockholders’ equity and noncontrolling interests, and are reclassified to the statement of operations only upon the disposal or liquidation of the related subsidiary. Because the undistributed earnings of the Company’s foreign subsidiaries are considered indefinitely reinvested, no deferred tax effect has been recorded on the OCI components presented (ASC 740-30-25-17).

Changes in AOCI by component. AOCI, all of which relates to cumulative foreign currency translation, was a balance of $225,228 at December 31, 2023. During the fiscal year ended December 31, 2024 (restated), the Company recognized total other comprehensive loss of $(298,009), comprising translation adjustments attributable to ADS, AML, APL, and ATECH, reducing the AOCI balance to $(72,781) at December 31, 2024. During the fiscal year ended December 31, 2025 (restated), the Company recognized total other comprehensive income of $369,038, comprising translation adjustments attributable to ADS, AML, APL, and ATECH, increasing the AOCI balance to $296,257 at December 31, 2025.

Comprehensive income attributable to noncontrolling interest. Noncontrolling interest (“NCI”) represents the 49% minority interest in ADS and, from October 29, 2025, a 0.1% interest in AIL. NCI was $38,939 at the beginning of fiscal 2024. During fiscal 2024, the Company attributed net income (loss) of $10,958 and foreign currency translation of $(33,077) to NCI, resulting in NCI of $16,820 at December 31, 2024. During fiscal 2025, the Company attributed net income (loss) of $31,389 and foreign currency translation of $(14,886) to NCI, resulting in an NCI balance of $33,323 at December 31, 2025.

The following table shows the changes in AOCI by component for the fiscal years ended December 31, 2025, and 2024:

Accumulated Comprehensive Income:	Cumulative Foreign Currency Translation
Balance as of December 31, 2023	$225,228
Other comprehensive income (loss), attributed to ADS	22,450
Other comprehensive income (loss), attributed to AML	(335,483)
Other comprehensive income (loss), attributed to APL	6,264
Other comprehensive income (loss), attributed to ATECH	8,760
Total other comprehensive income (loss), as restated, December 31, 2024 (Restated)	(298,009)
Balance as of December 31, 2024 (Restated)	$(72,781)
Other comprehensive income (loss), attributed to ADS	$17,190
Other comprehensive income (loss), attributed to AML	$373,172
Other comprehensive income (loss), attributed to APL	$(22,297)
Other comprehensive income (loss), attributed to ATECH	$973
Total other comprehensive income (loss), December 31, 2025 (Restated)	$369,038
Balance as of December 31, 2025 (Restated)	$296,257

No amounts were reclassified out of AOCI to net income during the fiscal years ended December 31, 2025, or December 31, 2024. The AOCI balances rolled forward above tie to accumulated other comprehensive income (loss) presented on the consolidated balance sheet of $(72,781) at December 31, 2024, and $296,257 at December 31, 2025.

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NOTE 15. NON CONTROLLING INTEREST

Basis of presentation. Noncontrolling interest (“NCI”) represents the equity in consolidated subsidiaries that is not attributable, directly or indirectly, to the Company. The Company consolidates entities in which it holds a controlling financial interest and reports the portion of net income (loss), other comprehensive income (loss), and net assets attributable to the minority owners as noncontrolling interest in accordance with ASC 810, Consolidation. NCI is presented within total stockholders’ equity (deficit) on the consolidated balance sheets, separately from the equity attributable to the stockholders of FDCTech, Inc., and net income (loss) and comprehensive income (loss) attributable to NCI are presented separately on the face of the consolidated statements of operations and of comprehensive income (loss). Transactions with noncontrolling interest holders that do not result in a loss of control are accounted for as equity transactions, with no gain or loss recognized in net income; any difference between consideration and the carrying amount of the NCI acquired or relinquished is recognized directly in additional paid-in capital.

Subsidiaries with noncontrolling interests. The Company’s noncontrolling interests consist of the 49% minority interest in AD Advisory Services Pty Ltd. (“ADS”), held since the Company obtained control of ADS, and a 0.1% interest in Alchemy International Ltd. (“AIL”) arising from the Company’s consolidation of AIL effective October 29, 2025. The Company holds a controlling financial interest in each of these subsidiaries and consolidates their results, attributing the proportionate share of their earnings, other comprehensive income (loss), and net assets to the noncontrolling interest holders. No noncontrolling interest is recognized for wholly owned subsidiaries.

Changes in noncontrolling interest

Changes in noncontrolling interest. The carrying amount of noncontrolling interest was $38,939 at the beginning of fiscal 2024. During the fiscal year ended December 31, 2024 (restated), the Company attributed net income (loss) of $10,958 and foreign currency translation attributable to NCI of $(33,077), reducing the balance to $16,820 at December 31, 2024. During the fiscal year ended December 31, 2025 (restated), the Company attributed net income (loss) of $31,389 and foreign currency translation attributable to NCI of $(14,886), resulting in a noncontrolling interest balance of $33,323 at December 31, 2025. Foreign currency translation attributable to NCI represents the noncontrolling holders’ proportionate share of the cumulative translation adjustment arising on consolidation of the Company’s foreign subsidiaries. The noncontrolling interest balances rolled forward above tie to the noncontrolling interest reported within stockholders’ equity (deficit) on the consolidated balance sheets.

The following table presents the changes in noncontrolling interest for the fiscal years ended December 31, 2025, and December 31, 2024:

	2025	2024
Balance, beginning of period	$16,820	38,939
Net income (loss) attributable to NCI	$31,389	10,958
Foreign currency translation — NCI	$(14,886)	(33,077)
Balance, end of period	$33,323	16,820

NOTE 16. INCOME TAXES

The income tax disclosures below reflect the tax position of FDCTech, Inc. as a standalone U.S. domestic C-corporation (the “U.S. Parent”). The Company’s foreign operating subsidiaries – Alchemy Markets Ltd. (Malta), Alchemy Prime Limited (United Kingdom), AD Advisory Services Pty Ltd. (Australia), Alchemy International Ltd. (Seychelles), and Alchemytech Ltd. (Cyprus) – are separate legal entities subject to income taxation in their respective jurisdictions. The U.S. Parent does not include foreign subsidiary earnings in its U.S. federal or state income tax returns. The deferred tax liabilities recognized on the consolidated balance sheet in respect of the foreign subsidiaries are discussed separately below.

The Company calculates its income tax provision using the asset and liability method prescribed under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as for net operating loss (“NOL”) carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

United States Federal and State Income Taxes – FDCTech, Inc.

The U.S. Parent is subject to the U.S. federal corporate income tax at a flat rate of 21% under the Tax Cuts and Jobs Act of 2017, as well as applicable state income taxes in California. For the fiscal years ended December 31, 2025, and December 31, 2024, the U.S. Parent generated a pre-tax loss from operations on a standalone basis. In each year, the provision for income taxes attributable to the U.S. Parent was $nil, as described below.

Book-to-Tax Reconciliation – FDCTech, Inc. (U.S. Parent Standalone)

The following table reconciles the U.S. Parent’s pre-tax book loss to taxable income (loss) for the fiscal years ended December 31, 2025, and December 31, 2024:

Income Tax	Deferred Tax Assets/Liability
	December 31, 2025 (Restated)		December 31, 2024 (Restated)
	Book value	Tax value	Book value	Tax value
Income (Loss) per Books	(878,612)	(184,509)	(507,821)	(106,642)
M-1 Differences:
Stock/options issued for services	49,300	10,353	846,950	177,860
Allowance for doubtful accounts	—	—	44,058	9,252
Tax income (loss)	(829,312)	(174,156)	383,187	80,469

Prior Year NOL (exclude the effect of state tax)	(1,842,001)	(212,665)	(1,395,876)	(293,134)
Cumulative NOL	(1,842,001)	(386,820)	(1,842,001)	(212,665)

	December 31, 2025 (Restated)	December 31, 2024 (Restated)
Net operating loss carry forwards.	386,820	212,665
Stock/options issued for services	10,353	177,860
Allowance for doubtful accounts	—	9,252
Valuation allowance	(397,173)	(399,776)
Total	—	—

Tax at statutory rate (21%)	(184,509)	(106,642)
State tax benefit, net of federal tax effect	—	—
Change in valuation allowance	184,509	106,642
Total	—	—

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Note 16. Income Taxes (continued)

For the fiscal year ended December 31, 2025, the non-cash stock-based compensation add-back of $49,300 consists of: (i) $35,200 representing the fair value of 32,000,000 shares of restricted common stock issued to employees of the Company’s subsidiaries for services rendered; and (ii) $14,100 representing 10,000 shares of Series B Convertible Preferred Stock issued to Nick G. Kundnani for services, recognized at $1.41 per share. For the fiscal year ended December 31, 2024, the add-back of $846,950 represents 561,844 shares of Series B Convertible Preferred Stock issued to officers, directors, and consultants for services rendered ($792,200), and 500,000 shares of common stock issued for services ($54,750). The allowance for doubtful accounts of $44,058, recognized as a general and administrative expense in fiscal year 2024 in connection with the restatement, is not deductible for U.S. federal income tax purposes until the related receivable is actually written off as uncollectible.

For the fiscal year ended December 31, 2024, the pre-NOL taxable income of $383,187 was fully offset by prior-period NOL carryforwards, resulting in net taxable income of $nil and a current tax provision of $nil. For the fiscal year ended December 31, 2025, the U.S. Parent generated a net taxable loss of $829,312, resulting in no current income tax expense.

Net Operating Loss Carryforwards

At December 31, 2025, the U.S. Parent had generated a current-year taxable loss of $829,312, which is added to the accumulated NOL carryforward. Federal NOL carryforwards generated after December 31, 2017, carry forward indefinitely but are subject to a utilization limitation of 80% of taxable income in any given year. Federal NOL carryforwards generated prior to January 1, 2018, expire 20 years after the year in which they arose and are not subject to the 80% limitation. The accumulated U.S. federal NOL carryforward of FDCTech, Inc. as of December 31, 2025, inclusive of the $829,312 generated in fiscal year 2025, is approximately $1,842,001. The Company has filed its U.S. federal tax return for the fiscal year ended December 31, 2025.

In evaluating the realizability of deferred tax assets, management considered all available positive and negative evidence, including the U.S. Parent’s history of cumulative operating losses, the expected reversal of existing temporary differences, tax planning strategies, and projected future taxable income. Based on the weight of available evidence, and in particular the U.S. Parent’s sustained history of pre-tax losses at the standalone entity level, management has determined that it is more likely than not that the U.S. Parent’s gross deferred tax assets will not be realized. Accordingly, a full valuation allowance has been established against the U.S. Parent’s net deferred tax assets as of December 31, 2025, and 2024.

The change in valuation allowance for fiscal year 2025 reflects the addition of the deferred tax asset arising from the $829,312 current-year taxable loss (generating a deferred tax asset of $174,156 at 21%), partially offset by the release of the $36,038 deferred tax asset associated with the $383,187 of prior-period NOL carryforward utilized during fiscal year 2024 (reflected in the FY2024 comparative column). The allowance for doubtful accounts of $44,058 recognized in fiscal year 2024 results in a temporary difference of $9,252 (at 21%) that is expected to reverse upon charge-off of the related receivable.

Foreign Subsidiary Taxes and Deferred Tax Liabilities

The Company’s foreign operating subsidiaries are subject to income taxes in their respective jurisdictions. Alchemy Markets Ltd. is subject to corporate income tax in Malta under the Income Tax Act at a standard rate of 35%, with a refund mechanism that generally results in an effective tax rate of approximately 5% for trading income distributed to non-Maltese shareholders. Alchemy Prime Limited is subject to UK Corporation Tax at the applicable statutory rate. AD Advisory Services Pty Ltd. is subject to Australian income tax at the applicable corporate rate. Alchemy International Ltd. is subject to income tax in Seychelles under applicable local legislation. Alchemytech Ltd. is subject to income tax in Cyprus.

The Company does not consolidate foreign subsidiary earnings for U.S. tax purposes. Management considers the undistributed earnings of its foreign subsidiaries to be indefinitely reinvested outside the United States, and accordingly, no deferred U.S. federal income tax liability has been recognized with respect to such earnings.

The consolidated balance sheet includes a deferred tax liability of $377,975 as of December 31, 2025 (December 31, 2024: $333,418), relating to temporary differences arising at the Company’s foreign subsidiaries, primarily Alchemy Markets Ltd. in Malta. The deferred tax expense recognized in the consolidated statements of operations arising from changes in this liability was $44,557 for the fiscal year ended December 31, 2025 (fiscal year 2024: deferred tax benefit of $513,163). These amounts are measured using the enacted tax rates applicable in the relevant foreign jurisdictions.

Uncertain Tax Positions

The Company has analyzed its tax positions in all jurisdictions in accordance with ASC 740-10-25 and has identified no uncertain tax positions requiring recognition or disclosure as of December 31, 2025, or December 31, 2024. The Company does not anticipate a material change in the amount of unrecognized tax benefits within the next twelve months. Should uncertain tax positions be identified in the future, any related interest and penalties would be recognized as components of income tax expense.

Open Tax Years

The Company’s U.S. federal and California state income tax returns are subject to examination for tax years beginning in 2021. The U.S. federal income tax returns for fiscal years 2023 and 2022 have been filed and accepted. The California franchise tax returns for fiscal years 2023 and 2022 have also been filed and accepted. At December 31, 2025, the Company has no ongoing tax examinations in any jurisdiction.

NOTE 17. OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements affecting our liquidity, capital resources, market risk support, credit risk support, or other benefits.

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NOTE 18. SUBSEQUENT EVENTS

The Company evaluated subsequent events through June 30, 2026, the date on which these consolidated financial statements, as revised by this Amendment No. 4, were available to be issued. The following events occurring after December 31, 2025, are disclosed in accordance with ASC 855, Subsequent Events.

Amendment to Series B Convertible Preferred Stock Conversion Terms

In January 2026, the Company filed a Certificate of Amendment to the Certificate of Designation of its Series B Convertible Preferred Stock (the “Series B Amendment”) with the Secretary of State of the State of Delaware. The Series B Amendment did not change the number of authorized or issued shares of Series B Convertible Preferred Stock, nor any other rights, preferences, or privileges thereof, except with respect to its conversion rights.

As amended, each share of Series B Convertible Preferred Stock remains convertible, at the option of the holder and without payment of additional consideration, into 100 shares of Common Stock at any time (the “Base Conversion Rate”). However, in the event the Company completes a qualifying public offering of $10,000,000 or more that includes an uplisting of its Common Stock to The Nasdaq Stock Market or the New York Stock Exchange, the conversion rate applicable to shares converted in connection with such qualifying public offering will be determined by the Board of Directors within a range of 10 to 100 shares of Common Stock for each one share of Series B Convertible Preferred Stock. The Company anticipates that the conversion ratio applied in connection with a qualifying offering would be 10 shares of Common Stock for each one share of Series B Convertible Preferred Stock. The Series B Amendment was approved by the Board of Directors by unanimous written consent and by the written consent of the holders of at least 51% of the Series B voting power, as required under Delaware General Corporation Law.

Planned Uplisting to a National Securities Exchange

In connection with its previously announced plan to uplist its Common Stock to a national securities exchange, the Company has engaged Lucosky Brookman LLP as legal counsel and E.F. Hutton & Co. LLC as financial advisor to assist with capital markets strategy, financing opportunities, and the uplisting process. The Company intends to file a registration statement on Form S-1 with the Securities and Exchange Commission. As of the date these financial statements were available to be issued, the registration statement had not yet been filed. This event is a Type I recognized subsequent event to the extent it relates to the Series B conversion terms described above, and is otherwise disclosed for informational purposes.

Updates to Legal Proceedings

Alchemy Markets Ltd. v. Il-Korp għall-Analizi ta’ Informazzjoni Finanzjarja (Ref: 104/2023). On , a hearing was held before Madam Justice Rachel Montebello in the Court of Appeal (Inferior Jurisdiction), Malta, at which the FIAU cross-examined the Company’s witnesses. Following the cross-examination, the matter has been adjourned for final legal submissions. No judgment has been issued as of the date these financial statements were available to be issued.

Alchemy Markets Ltd. v. L-Avukat tal-Istat u Il-Korp għall-Analizi ta’ Informazzjoni Finanzjarja (Ref: 159/2024). A hearing in the constitutional challenge pending before the First Hall Civil Court (Constitutional Jurisdiction) in Malta was held on January 28, 2026. The case remains pending as of the date these financial statements were available to be issued.

With respect to all other legal proceedings described in Note 10 — Commitments and Contingencies, there have been no material developments between December 31, 2025, and the date these financial statements were available to be issued.

U.S.–Israel–Iran Military Conflict

On February 28, 2026, the United States and Israel launched coordinated joint military strikes against Iran, targeting military, governmental, and nuclear-related sites. Iran subsequently responded with missile and drone attacks against targets in the region and sought to restrict commercial shipping traffic through the Strait of Hormuz. As of the date these financial statements were available to be issued, the conflict remained ongoing, and its ultimate scope, duration, and resolution were uncertain.

The Company maintains a sales office in Tel Aviv, Israel. As of the date of this filing, that office has not experienced any material disruption to its operations as a direct result of the conflict, and the safety of Company personnel located there has not been compromised. The Company’s operating subsidiaries are located in the United Kingdom, Malta, Cyprus, Australia, Seychelles, and Mauritius, none of which are in the directly affected region. However, the broader geopolitical instability and elevated market volatility arising from the conflict may affect client trading volumes, foreign currency exchange rates, and the general business environment in which the Company operates.

This event is classified as a Type II non-recognized subsequent event under ASC 855-10, as it does not relate to conditions that existed at December 31, 2025, and therefore does not result in any adjustment to the amounts recognized in the consolidated financial statements.

Series B Convertible Preferred Stock

On March 24, 2026, the Company filed a ratification of Certificate of Designation with the Secretary of State of the State of Delaware, designating 3,000,000 shares of its authorized preferred stock, par value $0.0001 per share, as “Series B Convertible Preferred Stock.” Each share of Series B Preferred Stock carries one vote per share, voting together with the Common Stock as a single class, and is convertible at the option of the holder into 100 shares of Common Stock, subject to adjustment and to a Board-determined conversion ratio (ranging from 100:1 to 10:1) in the event the Company completes a qualifying public offering of $10,000,000 or more with an uplisting to NASDAQ or NYSE. The Series B Preferred Stock has no stated dividend or liquidation preference. As of the date of issuance of these consolidated financial statements, 2,371,844 shares of Series B Preferred Stock have been issued and are outstanding.

AIL Sellers Note

The maturity of the $2,000,000 seller note loan obligation for the acquisition of AIL was extended to September 30, 2026.

Alchemy Markets (Cayman) Ltd.

On May 19, 2026, the Cayman Islands Monetary Authority granted conditional approval for the transfer to FDCTech, Inc. of 100% of Alchemy Markets (Cayman) Ltd, a non-operating CIMA-licensed company, which had not yet been completed as of the date these financial statements were available to be issued.

Alchemy Markets Ltd. (AML, Malta)

On June 1, 2026, the Malta Financial Services Authority confirmed its no-objection to changing the name of the Company’s wholly-owned Maltese subsidiary, Alchemy Markets Ltd, to “Crestmark Trading Ltd,” effective upon issuance of the altered certificate by the Malta Business Registry. Neither matter is expected to have a material effect on the Company’s consolidated financial statements. Both are Type II non-recognized subsequent events under ASC 855-10.

Restatement and Non-Reliance on Previously Issued Financial Statements

On June 3, 2026, the Board of Directors of the Company, after consultation with management and LAO, concluded — having determined the nature and magnitude of the errors — that the Company’s previously issued unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2025 (as included in the Quarterly Report on Form 10-Q filed May 13, 2025 and Amendment No. 1 thereto), as of and for the three and six months ended June 30, 2025, as of and for the three and nine months ended September 30, 2025, and as of and for the three months ended March 31, 2026, as well as the audited consolidated financial statements as of and for the fiscal years ended December 31, 2024 and December 31, 2025 (as included in the Annual Report on Form 10-K filed April 17, 2026 and Amendment No. 1 thereto), should no longer be relied upon. The Company filed a Current Report on Form 8-K under Item 4.02 on June 8, 2026, providing notification of non-reliance and notifying the previously dismissed independent registered public accounting firm of such non-reliance pursuant to Item 4.02(c). The Company effected the foregoing restatements by filing, on June 8, 2026, Amendment No. 2 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Amendment No. 2 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and Amendments to its Quarterly Reports on Form 10-Q for the periods listed above, in each case to restate the affected financial statements in accordance with ASC 250-10.

Subsequent to the foregoing, on June 18, 2026, the Company received a comment letter from the staff of the Securities and Exchange Commission relating to the restatement. After consultation with management and LAO, the Board of Directors concluded that the Company’s previously issued unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2024, the three and six months ended June 30, 2024, and the three and nine months ended September 30, 2024 should no longer be relied upon, because the errors that gave rise to the restatement of the Company’s fiscal year 2024 financial statements also affected those interim periods. On June 23, 2026, the Company filed a Current Report on Form 8-K under Item 4.02 with respect to such 2024 interim periods. The restated financial information for those interim periods is presented as comparative prior-period information in the Company’s amended Quarterly Reports on Form 10-Q for the corresponding interim periods of fiscal year 2025. Subsequently, on June 30, 2026, the Company received a further comment letter from the staff with respect to the December 31, 2025 restatement schedule in Note 4 and, in response, filed Amendment No. 4 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to include in Note 4 certain revisions to that schedule that had been inadvertently omitted from Amendment No. 3 as filed, which did not change any previously reported amount in the face consolidated financial statements.

The Company has evaluated subsequent events through June 30, 2026, the date of filing of this Amendment No. 4, and determined that no other events would require adjustment to or disclosure in the consolidated financial statements.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

Set forth below is an itemization of the total expenses that we expect to incur in connection with the registration of the shares of Common Stock covered by this registration statement. All amounts are estimates other than the SEC registration fee. All of these expenses will be borne by the Registrant. The selling shareholders will bear any brokerage commissions, discounts, concessions and similar selling expenses, and any transfer taxes, attributable to their sale of the shares.

SEC Registration Fee	$51.79
Legal Fees and Expenses	7,500.00
Accounting Fees and Expenses	2,500.00
Printing and Engraving Expenses	*
Miscellaneous Expenses	na
Total Expenses	$051.79

* To be filed by amendment.

ITEM 14. Indemnification of Directors and Officers.

Our amended certificate of incorporation and amended and restated bylaws limit the liability of directors to the fullest extent permitted by the Delaware corporation laws. In addition, our amended certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law.

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Delaware from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if a court of competent jurisdiction ultimately determines it that he is not entitled to be indemnified by the company. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Delaware, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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We have not yet entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises. We intend to enter into an indemnification agreement with each of our directors and executive officers, in substantially the form filed as Exhibit 10.8 to the registration statement of which this prospectus forms a part, and to obtain a policy of directors’ and officers’ liability insurance, in each case in connection with our application to list our Common Stock and prior to the completion of this offering. We do not currently maintain any policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement, or payment of a judgment.

ITEM 15. Recent Sales of Unregistered Securities.

The following information is furnished with regard to all securities issued by the registrant within the last three years that were not registered under the Securities Act of 1933, as amended. Unless otherwise indicated below, the issuance of such shares was deemed exempt from the registration requirements of the Securities Act of 1933, as amended, as such sales were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.

Fiscal Year Ended December 31, 2023

None.

Fiscal Year Ended December 31, 2024

On May 9, 2024, the Company issued 2,000,000 shares for a cash value of $20,000.

Fiscal Year Ended December 31, 2025

On January 1, 2025, the Company issued 32,000,000 shares to various employees of its subsidiaries valued at 35,200.

Fiscal Year Ending December 31, 2026

On July 13, 2026, all 2,371,844 outstanding shares of our Series B Convertible Preferred Stock were converted, in accordance with their terms, into 118,592,200 shares of Common Stock, after giving effect to the 1-for-100 reverse stock split. No commission or other remuneration was paid for soliciting the conversion, and the shares of Common Stock issued upon conversion were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

In August 2026, the Company issued an aggregate of 2,500,000 shares of Common Stock to two consultants as compensation for consulting services rendered to the Company: on August 27, 2026, 1,500,000 shares to Lux Limited, an entity organized under the laws of the Republic of the Marshall Islands, recorded at a fair value of $0.35 per share; and on August 28, 2026, 1,000,000 shares to Global Alliance Consulting Group, a California corporation, recorded at a fair value of $0.39 per share. The aggregate fair value was $915,000. No cash consideration was received, and no commission or other remuneration was paid in connection with the issuance. The shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. These shares are the shares being registered for resale by the registration statement of which this prospectus forms a part.

ITEM 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Number	Exhibit Description

3.1	Certificate of Incorporation of FDCTech, Inc., as amended (incorporated by reference to Exhibits 3.1 and 3.2 to our Current Report on Form 8-K filed with the SEC on August 26, 2026)

3.2	Bylaws of FDCTech, Inc. (incorporated by reference to Exhibit 3.2 to our registration statement on Form S-1 filed with the SEC on November 22, 2017)

3.3	Certificate of Designation – Series A Convertible Preferred Stock, as amended (incorporated by reference to Exhibit 3.3 to our Current Report on Form 8-K filed with the SEC on August 26, 2026)

3.4	Certificate of Designation – Series B Convertible Preferred Stock, as amended (incorporated by reference to Exhibit 3.4 to our Current Report on Form 8-K filed with the SEC on August 26, 2026)

5.1*	Legal opinion of Barnett & Linn

10.1	AD Advisory Services Share Exchange Agreement (incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on December 28, 2021)

10.2	Crestmark Trading Ltd. (formerly NSFX Ltd.) Stock Purchase Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 06, 2023)

10.3	Alchemy Prime Limited Acquisition Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 07, 2023)

10.4	Alchemy International Ltd. Sales Purchase Agreement (incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on November 10, 2025)

10.5*	Office Sublease Agreement, as amended, between the Registrant and TICG, LLC (principal executive offices)

10.6*	Lease Agreement between Alchemy Prime Limited (United Kingdom premises)

10.7*	Lease Agreement between Crestmark Trading Ltd. (formerly Alchemy Markets Ltd., Malta premises)

10.8	List of Domain Names

10.9†	2023 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to our registration statement on Form S-8 filed with the SEC on January 3, 2024)

10.10*	Form of Indemnity Agreement between the Registrant and each of its directors and executive officers

10.11	Alchemy Markets (Cayman) Ltd. Share Purchase Agreement.

10.12*	Consulting Agreement, dated as of August 10, 2026, between the Registrant and Global Alliance Consulting Group

10.13*	Consulting Agreement, dated as of August 15, 2026, between the Registrant and Lux Limited

21.1	Subsidiaries of the Registrant

23.1*	Consent of independent registered public accounting firm

23.2*	Consent of Barnett & Linn (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

99.1	Subscription Agreement (incorporated by reference to Exhibit 4.1 to our registration statement on Form S-1 filed with the SEC on December 22, 2017)

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

107*	Filing Fee Table

* Filed herewith

† Executive compensation plan or arrangement.

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ITEM 17. UNDERTAKINGS.

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Limassol, Cyprus, on September 15, 2026.

FDCTech, Inc.

By:	/s/ Mitchell M. Eaglstein
Name:	Mitchell M. Eaglstein
Title:	Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell M. Eaglstein and Imran Firoz, and each of them, any of whom may act without the joinder of the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chief Executive Officer and Chairman of the Board	September 15, 2026
Mitchell M. Eaglstein	(Principal Executive Officer)

	Chief Financial Officer, Treasurer and Director	September 15, 2026
Imran Firoz	(Principal Accounting and Financial Officer)

	Director	September 15, 2026
Gope S. Kundnani

	Director	September 15, 2026
Jonathan Baumgart

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